FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206582-14

BANK 2018-BNK11

Free Writing Prospectus
Structural and Collateral Term Sheet

$688,200,694

(Approximate Total Mortgage Pool Balance)

$576,153,000

(Approximate Offered Certificates)

Morgan Stanley Capital I Inc.

as Depositor

Wells Fargo Bank, National Association
Bank of America, National Association
Morgan Stanley Mortgage Capital Holdings LLC

National Cooperative Bank, N.A.

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2018-BNK11

April 5, 2018

MORGAN STANLEY Co-Lead Bookrunner Manager	BofA MERRILL LYNCH Co-Lead Bookrunner Manager	WELLS FARGO SECURITIES Co-Lead Bookrunner Manager

Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC (File No. 333-206582) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll free 1-866-718-1649 or by email to prospectus@ms.com.

This is not a research report and was not prepared by any Underwriter’s research department. It was prepared by the Underwriters’ sales, trading, banking or other non-research personnel. Please see additional important information and qualifications at the end of this Term Sheet.

Neither this Term Sheet nor anything contained herein shall form the basis for any contract or commitment whatsoever. The information contained herein is preliminary as of the date hereof. This Term Sheet is subject to change, completion or amendment from time to time. The information contained herein will be superseded by similar information delivered to you as part of the Preliminary Prospectus. The information contained herein supersedes any such information previously delivered. The information contained herein should be reviewed only in conjunction with the entire Preliminary Prospectus. All of the information contained herein is subject to the same limitations and qualifications contained in the Preliminary Prospectus. The information contained herein does not contain all relevant information relating to the underlying mortgage loans or mortgaged properties. Such information is described in the Preliminary Prospectus. The information contained herein will be more fully described in the Preliminary Prospectus. The information contained herein should not be viewed as projections, forecasts, predictions or opinions with respect to value. Prior to making any investment decision, prospective investors are strongly urged to read the Preliminary Prospectus in its entirety. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Term Sheet is truthful or complete. Any representation to the contrary is a criminal offense.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of, or attached to, the email communication to which this Term Sheet may have been attached are not applicable to this Term Sheet and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of this Term Sheet having been sent via Bloomberg or another email system.

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

THE ASSET-BACKED SECURITIES REFERRED TO IN THIS TERM SHEET ARE BEING OFFERED WHEN, AS AND IF ISSUED. IN PARTICULAR, YOU ARE ADVISED THAT THE ASSET-BACKED SECURITIES, AND THE ASSET POOL BACKING THEM, ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING, AMONG OTHER THINGS, THE POSSIBILITY THAT ONE OR MORE CLASSES OF SECURITIES MAY BE SPLIT, COMBINED OR ELIMINATED), AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS. AS A RESULT, YOU MAY COMMIT TO PURCHASE SECURITIES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND YOU ARE ADVISED THAT ALL OR A PORTION OF THE SECURITIES MAY NOT BE ISSUED THAT HAVE THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. OUR OBLIGATION TO SELL SECURITIES TO YOU IS CONDITIONED ON THE SECURITIES AND THE UNDERLYING TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THIS TERM SHEET. IF WE DETERMINE THAT THE FOREGOING CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, WE WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE SECURITIES WHICH YOU HAVE COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY BETWEEN US AS A CONSEQUENCE OF THE NON-DELIVERY.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-1

BANK 2018-BNK11	Structural Overview

Offered Certificates

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class A-1	AAAsf/AAA(sf)/AAA(sf)	$21,300,000	30.000%	(7)	2.76	1 – 60	20.0%	38.4%
Class A-SB	AAAsf/AAA(sf)/AAA(sf)	$31,500,000	30.000%	(7)	7.47	60 – 117	20.0%	38.4%
Class A-2	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	20.0%	38.4%
Class A-3	AAAsf/AAA(sf)/AAA(sf)	(8)	30.000%	(7)	(8)	(8)	20.0%	38.4%
Class X-A	AAAsf/AAA(sf)/AAA(sf)	$457,653,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-B	AA-sf/NR/AA(sf)	$88,262,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class A-S	AAAsf/AAA(sf)/AAA(sf)	$38,410,000	24.125%	(7)	9.97	120 – 120	18.5%	41.6%
Class B	AA-sf/NR/AA(sf)	$49,852,000	16.500%	(7)	9.97	120 – 120	16.8%	45.8%
Class C	A-sf/NR/A(sf)	$30,238,000	11.875%	(7)	9.97	120 – 120	15.9%	48.3%

Privately Offered Certificates(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
Class X-D	BBB-sf/NR/BBB-(sf)	$34,324,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class X-E	BB-sf/NR/BB-(sf)	$13,893,000(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
Class D	BBB-sf/NR/BBB-(sf)	$34,324,000	6.625%	(7)	9.97	120 – 120	15.0%	51.2%
Class E	BB-sf/NR/BB-(sf)	$13,893,000	4.500%	(7)	9.97	120 – 120	14.7%	52.3%
Class F	B-sf/NR/B-(sf)	$8,172,000	3.250%	(7)	9.97	120 – 120	14.5%	53.0%
Class G	NR/NR/NR	$21,248,658	0.000%	(7)	9.97	120 – 120	14.0%	54.8%

Non-Offered Eligible Vertical Interest(11)

Class	Expected Ratings (Fitch/S&P/KBRA)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approximate Initial Credit Support(3)	Pass-Through Rate Description	Expected Weighted Average Life (Years)(4)	Expected Principal Window (Months)(4)	Certificate Principal UW NOI Debt Yield	Certificate Principal to Value Ratio
RR Interest	NR/NR/NR	$34,410,034.68	N/A	(12)	9.54	1 – 120	N/A	N/A

(1)	Ratings shown are those of Fitch Ratings, Inc. (“Fitch”), S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC (“S&P”), and Kroll Bond Rating Agency, Inc. (“KBRA”). Certain nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, or otherwise to rate the certificates. There can be no assurance as to what ratings a non-hired nationally recognized statistical rating organization would assign. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus to be dated on or about the date hereof (the “Preliminary Prospectus”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Preliminary Prospectus.

(2)	Approximate, subject to a permitted variance of plus or minus 5% and further subject to the discussion in footnote (8) below. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of principal balance certificates whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any class of the Class X-A, Class X-B, Class X-D or Class X-E certificates, as applicable, would be equal to zero at all times, such class of certificates will not be issued on the closing date of this securitization.

(3)	The approximate initial credit support percentages set forth for the certificates are approximate and, for the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, are represented in the aggregate. The RR Interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the underlying mortgage loans, which such losses are allocated between it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata in accordance with their respective Percentage Allocation Entitlements (as defined below). See “Credit Risk Retention” in the Preliminary Prospectus.

(4)	The Expected Weighted Average Life and Expected Principal Window during which distributions of principal would be received as set forth in the foregoing table with respect to each class of certificates having a certificate balance are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(5)	Certificate Principal UW NOI Debt Yield for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest), and the denominator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class (without regard to

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

the RR Interest). The Certificate Principal UW NOI Debt Yields of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(6)	Certificate Principal to Value Ratio for any class of principal balance certificates (other than the RR Interest) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio of the mortgage pool, multiplied by (b) a fraction, the numerator of which is the total initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates (other than the RR Interest), if any, that are senior to such class, and the denominator of which is the total initial certificate balance of all the principal balance certificates (other than the RR Interest). The Certificate Principal to Value Ratios of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates are calculated in the aggregate for those classes as if they were a single class.

(7)	The pass-through rate for each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C, Class D, Class E, Class F and Class G certificates (which, together with the RR Interest, are referred to as the “principal balance certificates”) will be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(8)	The exact initial certificate balances of the Class A-2 and Class A-3 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the initial certificate balances, weighted average lives and principal windows of the Class A-2 and Class A-3 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-2 and Class A-3 certificates is expected to be approximately $404,853,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window (Months)
Class A-2	$100,000,000 - $180,000,000	9.75 – 9.80	117 – 118 / 117 – 119
Class A-3	$224,853,000 - $304,853,000	9.88 – 9.89	118 – 120 / 119 – 120

(9)	The Class X-A, Class X-B, Class X-D and Class X-E certificates (collectively referred to as the “Class X certificates”) are notional amount certificates and will not be entitled to distributions of principal. The notional amount of the Class X-A certificates will be equal to the aggregate certificate balance of the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates. The notional amount of the Class X-B certificates will be equal to the aggregate certificate balance of the Class A-S and Class B certificates. The notional amount of each class of the Class X-D and Class X-E certificates will be equal to the certificate balance of the class of principal balance certificates that with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates.

(10)	The pass-through rate for the Class X-A certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for the Class X-B certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S and Class B certificates for the related distribution date, weighted on the basis of their respective certificate balances outstanding immediately prior to that distribution date. The pass-through rate for each class of the Class X-D and Class X-E certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate for the related distribution date of the class of principal balance certificates that, with the addition of “X-”, has the same alphabetical designation as the subject class of Class X certificates. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the net mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(11)	Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates is provided only to enhance your understanding of the offered certificates. The privately offered certificates also include the Class V and Class R certificates, which do not have a certificate balance, notional amount, credit support, pass-through rate, rating, assumed final distribution date or rated final distribution date, and which are not shown in the chart. The Class V certificates represent a beneficial ownership interest held through the grantor trust in a specified percentage of certain excess interest in respect of mortgage loans having anticipated repayment dates, if any. The Class R certificates represent the beneficial ownership of the residual interest in each of the real estate mortgage investment conduits, as further described in the Preliminary Prospectus.

(12)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective pass-through rate for the RR Interest will be a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

Issue Characteristics

Offered Certificates:	$576,153,000 (approximate) monthly pay, multi-class, commercial mortgage pass-through certificates, consisting of seven principal balance classes (Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B and Class C) and two interest-only classes (Class X-A and Class X-B)
Co-Lead Managers and Joint Bookrunners:	Morgan Stanley & Co. LLC, Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated
Co-Managers:	Academy Securities, Inc. and Drexel Hamilton, LLC
Mortgage Loan Sellers:	Wells Fargo Bank, National Association, Bank of America, National Association, Morgan Stanley Mortgage Capital Holdings LLC and National Cooperative Bank, N.A.
Rating Agencies:	Fitch Ratings, Inc., S&P Global Ratings, acting through Standard & Poor’s Financial Services LLC, and Kroll Bond Rating Agency, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	Midland Loan Services, a Division of PNC Bank, National Association and National Cooperative Bank, N.A.
Certificate Administrator/ Certificate Registrar/Custodian:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
Initial Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P. or an affiliate thereof
Risk Retention Consultation Party:	Morgan Stanley Mortgage Capital Holdings LLC
U.S. Credit Risk Retention:	For a discussion on the manner in which the U.S. credit risk retention requirements will be addressed by Morgan Stanley Mortgage Capital Holdings LLC, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	None of the sponsors, the depositor, the issuing entity or any other party intends to retain a material net economic interest in the securitization constituted by the issue of the Offered Certificates in accordance with the EU risk retention and due diligence requirements or to take any other action which may be required by EEA-regulated investors for the purposes of their compliance with the EU risk retention and due diligence requirements or similar requirements.
Cut-off Date:	The mortgage loans will be considered part of the trust fund as of their respective cut-off dates. The cut-off date with respect to each mortgage loan is the respective due date for the monthly debt service payment that is due in April 2018 (or, in the case of any mortgage loan that has its first due date after April 2018, the date that would have been its due date in April 2018 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Pricing Date:	Week of April 9, 2018
Expected Closing Date:	Week of April 23, 2018
Determination Dates:	The 11th day of each month or, if the 11th day is not a business day, then the business day immediately following such 11th day.
Distribution Dates:	The 4th business day following each determination date. The first distribution date will be in May 2018.
Rated Final Distribution Date:	The distribution date in March 2061
Interest Accrual Period:	Preceding calendar month
Payment Structure:	Sequential pay
Tax Treatment:	REMIC
Optional Termination:	1.00% clean-up call
Minimum Denominations:	$10,000 for each class of Offered Certificates (other than Class X-A and Class X-B certificates); $1,000,000 for the Class X-A and Class X-B certificates
Settlement Terms:	DTC, Euroclear and Clearstream
Legal/Regulatory Status:	Each class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No class of Offered Certificates is SMMEA eligible.
Analytics:	The certificate administrator is expected to make available all distribution date statements, CREFC® reports and supplemental notices received by it to certain modeling financial services as described in the Preliminary Prospectus.
Bloomberg Ticker:	BANK 2018-BN11<MTGE><GO>
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

Structural Overview

Allocation Between the RR Interest and the Non-Retained Certificates:	The aggregate amount available for distributions to the holders of the Certificates (including the RR Interest) on each distribution date (net of specified expenses of the issuing entity, including fees payable to, and costs and expenses reimbursable to, the master servicers, any primary servicers, the special servicers, the certificate administrator, the trustee, the operating advisor, the asset representations reviewer and CREFC®) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by the difference between 100% and the percentage set forth in clause (a) (each, the respective “Percentage Allocation Entitlement”).
Accrual:	Each class of Offered Certificates will accrue interest on a 30/360 basis.
Amount and Order of Distributions:

On each distribution date, the Non-Retained Certificates’ Percentage Allocation Entitlement of funds available for distribution from the mortgage loans, net of (i) any yield maintenance charges and prepayment premiums and (ii) any excess interest, will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-SB, Class A-2, Class A-3, Class X-A, Class X-B, Class X-D and Class X-E certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the interest entitlements for those classes;

Second, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates as follows, to the extent of applicable available funds allocated to principal: either (i)(a) first, to principal on the Class A-SB certificates, until the certificate balance of the Class A-SB certificates is reduced to the planned principal balance for the related distribution date set forth in Annex E to the Preliminary Prospectus, and (b) second, to principal on each class of the Class A-1, Class A-2, Class A-3 and Class A-SB certificates, in that order, in each case until the certificate balance of such class of certificates has been reduced to zero, or (ii) if the certificate balance of each class of principal balance certificates other than the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates and the RR Interest has been reduced to zero as a result of the allocation of losses on the mortgage loans to those certificates, to principal on the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata, without regard to the distribution priorities described above or the planned principal balance of the Class A-SB certificates;

Third, to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, first, up to an amount equal to, and pro rata based on, any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by each such class and then in the amount of interest thereon;

Fourth, to each class of the Class A-S, Class B and Class C certificates, in that order, in each case as follows: (a) to interest on such class of certificates in the amount of its interest entitlement; (b) to the extent of applicable available funds allocable to principal remaining after distributions in respect of principal to each class with a higher priority (as set forth in this clause or prior enumerated clauses set forth above), to principal on such class of certificates until its certificate balance has been reduced to zero; and (c) to reimburse such class of certificates, first, in the amount of any previously unreimbursed losses on the mortgage loans that were previously allocated to those certificates, then in the amount of interest thereon;

Fifth, to the Non-Offered Certificates (other than the Class X-D, Class X-E, Class V and Class R certificates) in the amounts and order of priority described in “Description of the Certificates—Distributions” in the Preliminary Prospectus; and

Sixth, to the Class R certificates, any remaining amounts.

Interest and Principal Entitlements:

The interest entitlement of each class of Offered Certificates on each distribution date generally will be the interest accrued during the related interest accrual period on the related certificate balance or notional amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that class for such distribution date as described below. If prepayment interest shortfalls arise from voluntary prepayments on serviced mortgage loans during any collection period, the applicable master servicer is required to make a limited compensating interest payment to offset those shortfalls. See “Description of the Certificates—Prepayment Interest Shortfalls” in the Preliminary Prospectus. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class V and Class R Certificates) will be allocated among such classes of certificates entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related distribution date, to reduce the interest entitlement on each such class of certificates. If a class receives less than the entirety of its interest entitlement on any distribution date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding distribution date.

The aggregate principal distribution amount for each distribution date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and any workout-delayed reimbursement amounts that are reimbursed to the applicable master servicer or the trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections before reimbursement from other amounts. Workout-delayed reimbursement amounts will be reimbursable from principal collections. The Non-Retained Certificates and the RR Interest will be entitled to their respective Percentage Allocation Entitlements of the aggregate principal distribution amount.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

Special Servicer Compensation:

The principal compensation to be paid to a special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee for each distribution date is calculated based on the outstanding principal balance of each serviced mortgage loan that is a specially serviced mortgage loan (and any related serviced companion loan) or as to which the related mortgaged property has become an REO property at the special servicing fee rate, which will be a rate equal to (i) with respect to Midland Loan Services, a Division of PNC Bank, National Association, the greater of 0.25% and the per annum rate that would result in a special servicing fee for the related month of (x) $3,500 or (y) with respect to any mortgage loan with respect to which the risk retention consultation party is entitled to consult with the special servicer, for so long as the related mortgage loan is a specially serviced loan during the occurrence and continuance of a consultation termination event, $5,000, and (ii) with respect to National Cooperative Bank, N.A., the greater of 0.25% and the per annum rate that would result in a special servicing fee of $1,000 for the related month. The special servicing fee will be payable monthly, first, from liquidation proceeds, insurance and condemnation proceeds, and other collections in respect of the related specially serviced mortgage loan or REO property and, then, from general collections on all the mortgage loans and any REO properties.

Each special servicer will also be entitled to (i) liquidation fees generally equal to 1.0% (or, if such rate would result in an aggregate liquidation fee less than $25,000, then the liquidation fee rate will be equal to the lesser of (i) 3.0% and (ii) such lower rate as would result in an aggregate liquidation fee equal to $25,000) of liquidation proceeds and certain other collections in respect of a specially serviced mortgage loan (and any related serviced companion loan) or related REO property and of amounts received in respect of mortgage loan repurchases by the related mortgage loan sellers and (ii) workout fees generally equal to 1.0% of interest (other than post-ARD excess interest on mortgage loans with anticipated repayment dates and other than default interest) and principal payments made in respect of a rehabilitated mortgage loan (and any related serviced companion loan), subject to a floor of $25,000 with respect to any mortgage loan, whole loan or related REO property, and in the case of each of clause (i) and (ii), subject to certain adjustments and exceptions as described in the Preliminary Prospectus under “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses—Special Servicing Compensation”.

With respect to any non-serviced mortgage loan, the related special servicer under the related other pooling and servicing agreement pursuant to which such mortgage loan is being serviced will be entitled to similar compensation as that described above with respect to such non-serviced mortgage loan under such other pooling and servicing agreement as further described in the Preliminary Prospectus, although any related fees may accrue at a different rate and there may be a higher (or no) cap on liquidation and workout fees.

Prepayment Premiums/Yield Maintenance Charges:	If any yield maintenance charge or prepayment premium is collected during any collection period with respect to any mortgage loan, then on the immediately succeeding distribution date, the certificate administrator will pay: (i)(a) to the holders of each class of the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates, the product of (x) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (y) the related Base Interest Fraction for such class and the applicable principal prepayment, and (z) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates for that distribution date, (b) to the holders of the Class X-A certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates as described above, (c) to the holders of the Class X-B certificates, the excess, if any, of (x) the product of (1) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (2) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S and Class B certificates for that distribution date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class A-2, Class A-3, Class A-S, Class B, Class C and Class D certificates for that distribution date, over (y) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-S and Class B certificates as described above, and (d) to the holders of the Class X-D certificates, any remaining portion of the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above, and (ii) to the RR Interest, its Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-E, Class E, Class F, Class G, Class V or Class R Certificates.

“Base Interest Fraction” means, with respect to any principal prepayment of any mortgage loan that provides for the payment of a yield maintenance charge or prepayment premium, and with respect to any class of principal balance certificates (other than the RR Interest), a fraction (A) the numerator of which is the greater of (x) zero and (y) the difference between (i) the pass-through rate on that class, and (ii) the applicable discount rate and (B) the denominator of which is the difference between (i) the mortgage interest rate on the related mortgage loan and (ii) the applicable discount rate; provided, that: under no circumstances will the Base Interest Fraction be greater than one; if the discount rate referred to above is greater than or equal to both the mortgage interest rate on the related mortgage loan and the pass-through rate on that class, then the Base Interest Fraction will equal zero; and if the discount rate referred to above is greater than or equal to the

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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mortgage interest rate on the related mortgage loan and is less than the pass-through rate on that class, then the Base Interest Fraction will be equal to 1.0.

Consistent with the foregoing, the Base Interest Fraction is equal to:

(Pass-Through Rate – Discount Rate) (Mortgage Rate – Discount Rate)

Realized Losses:	On each distribution date, immediately following the distributions to be made to the certificateholders on that date, the certificate administrator is required to calculate the amount, if any, by which (i) the aggregate stated principal balance of the mortgage loans, including any successor REO loans, expected to be outstanding immediately following that distribution date is less than (ii) the then aggregate certificate balance of the principal balance certificates after giving effect to distributions of principal on that distribution date. The Non-Retained Certificates’ Percentage Allocation Entitlement of such amount will be applied to the Class G, Class F, Class E, Class D, Class C, Class B and Class A-S certificates, in that order, in each case until the related certificate balance has been reduced to zero, and then to the Class A-1, Class A-SB, Class A-2 and Class A-3 certificates, pro rata based upon their respective certificate balances, until their respective certificate balances have been reduced to zero. The RR Interest’s Percentage Allocation Entitlement of such amount will be applied to the RR Interest until the related RR Interest balance has been reduced to zero.
Serviced Whole Loans:

Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan and one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each, a “serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement for this transaction: Airport Business Center and North Bay Portfolio. With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for this transaction) as a “serviced whole loan.” Each serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. See the table below entitled “Mortgage Loans with Pari Passu Companion Loans,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.

With respect to each of the One Dulles Tower whole loan, Northwest Hotel Portfolio whole loan and The Gateway whole loan (each, a “servicing shift whole loan”), the pooling and servicing agreement for this transaction will govern servicing of such whole loan until the securitization of the related control note (or, with respect to The Gateway whole loan, promissory note A-1-A); however, servicing of such whole loan will generally be directed by the holder of the related control note (which is not included in this securitization), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. With respect to each servicing shift whole loan, after the securitization of the related control note (or, with respect to The Gateway whole loan, promissory note A-1-A), such servicing shift whole loan will cease to be a serviced whole loan and will be serviced pursuant to the pooling and servicing agreement for another securitization transaction (see “—Non-Serviced Whole Loans” below).

Non-Serviced Whole Loans:	Each of the following mortgaged properties or portfolio of mortgaged properties secures a mortgage loan (each, a “non-serviced mortgage loan”), one or more pari passu promissory notes and, in some cases, one or more generally subordinate promissory notes (each such promissory note, a “non-serviced companion loan”) that will be serviced pursuant to the related intercreditor agreement and the pooling and servicing agreement or trust and servicing agreement (referred to herein as a related “pooling and servicing agreement”) for another securitization transaction: Twelve Oaks Mall, Extra Space - TIAA Self Storage Portfolio, Apple Campus 3, One Dulles Tower (after the securitization of the related control note), Northwest Hotel Portfolio (after the securitization of the related control note) and The Gateway (after the securitization of promissory note A-1-A). With respect to each such mortgaged property or portfolio of mortgaged properties, the related mortgage loan, together with the related non-serviced companion loan(s), is referred to herein (for so long as it is serviced under the pooling and servicing agreement for another securitization transaction) as a “non-serviced whole loan.” Each non-serviced companion loan is not part of the mortgage pool and may be contributed to one or more future securitization transactions (if not already securitized) or may be otherwise transferred at any time, subject to compliance with the related intercreditor agreement. Servicing of each non-serviced whole loan will generally be directed by the holder of the related control note (or, if such control note is included in a securitization, the directing certificateholder thereunder (or other party designated thereunder to exercise the rights of such control note)), and such holder will have the right to replace the special servicer with respect to the related whole loan with or without cause. See the tables below entitled “Mortgage Loans with Pari Passu Companion Loans” and “Mortgage Loans with Subordinate Debt,” as well as “Description of the Mortgage Pool—The Whole Loans” in the Preliminary Prospectus, for additional information regarding each such whole loan.
Directing Certificateholder/ Controlling Class:	The “Directing Certificateholder” will be (i) with respect to a servicing shift mortgage loan, the related Loan-Specific Directing Certificateholder, and (ii) with respect to each other mortgage loan, the Controlling Class Certificateholder (or its representative) selected by more than 50% (by certificate balance) of the Controlling Class Certificateholders; provided, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders (by certificate balance) that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate certificate balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, that (a) in the case of clause (3), if no one holder owns the largest aggregate certificate balance of the Controlling Class, then there will be no Directing

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Certificateholder until appointed in accordance with the terms of the pooling and servicing agreement, and (b) the certificate administrator and the other parties to the pooling and servicing agreement will be entitled to assume that the identity of the Directing Certificateholder has not changed until such parties receive written notice of a replacement of the Directing Certificateholder from a party holding the requisite interest in the Controlling Class (as confirmed by the certificate registrar), or the resignation of the then current Directing Certificateholder.

The “Loan-Specific Directing Certificateholder” with respect to a servicing shift mortgage loan is the “controlling holder”, the “directing certificateholder”, the “directing holder”, “directing lender” or any analogous concept under the related intercreditor agreement. Prior to the securitization of the related control note (or, with respect to The Gateway whole loan, promissory note A-1-A), the Loan-Specific Directing Certificateholder with respect to a servicing shift mortgage loan will be the holder of the related control note. On and after the securitization of the related control note (or, with respect to The Gateway whole loan, promissory note A-1-A), there will be no Loan-Specific Directing Certificateholder with respect to such servicing shift mortgage loan.

The “Controlling Class” will be, as of any time of determination, the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate certificate balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts (as defined below) allocable to such class) at least equal to 25% of the initial certificate balance of that class; provided, that if at any time the certificate balances of the certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate class of Control Eligible Certificates that has a certificate balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the closing date will be the Class G certificates.

The “Control Eligible Certificates” will be any of the Class E, Class F and Class G certificates.

Control Rights:

Prior to a Control Termination Event, the Directing Certificateholder will have certain consent and consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Control Termination Event” will occur when (i) the Class E certificates have a certificate balance (taking into account the application of the allocable portion of any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance thereof) of less than 25% of the initial certificate balance of that class; or (ii) a holder of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder; provided that no Control Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Control Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Control Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Control Termination Event but prior to the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent rights, but the Directing Certificateholder will have certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters. A “Consultation Termination Event” will occur when (i) no class of Control Eligible Certificates has a certificate balance (without regard to the application of the allocable portion of any Cumulative Appraisal Reduction Amounts) at least equal to 25% of the initial certificate balance of that class; or (ii) a holder of a majority of the Class E certificates is the majority controlling class certificateholder and has irrevocably waived its right, in writing, to exercise any of the rights of the controlling class certificateholder and such rights have not been reinstated to a successor controlling class certificateholder (provided that no Consultation Termination Event resulting solely from the operation of clause (ii) will be deemed to have existed or be in continuance with respect to a successor holder of the Class E certificates that has not irrevocably waived its right to exercise any of the rights of the controlling class certificateholder); provided that no Consultation Termination Event may occur with respect to the Loan-Specific Directing Certificateholder, and the term “Consultation Termination Event” will not be applicable to the Loan-Specific Directing Certificateholder; provided, further, that a Consultation Termination Event will be deemed not continuing in the event that the certificate balances of the principal balance certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the mortgage loans.

After the occurrence of a Consultation Termination Event, the Directing Certificateholder will not have any consent or consultation rights, except with respect to any rights expressly set forth in the pooling and servicing agreement, and the operating advisor will retain certain non-binding consultation rights under the pooling and servicing agreement with respect to certain major decisions and other matters.

Notwithstanding the proviso to the definitions of “Control Termination Event” and “Consultation Termination Event”, a Control Termination Event and a Consultation Termination Event will each be deemed to have occurred with respect to any Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, and neither the Directing Certificateholder nor any Controlling Class Certificateholder will have any consent or consultation rights with respect to the servicing of such Excluded Loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class, a mortgage loan or whole loan with respect to which, as of any date of determination, the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to the Risk Retention Consultation Party or the holder of the majority of the RR Interest, a mortgage loan or whole loan with respect to which, as of any date of determination, the Risk Retention Consultation Party or the holder of the majority of the RR Interest is a Borrower Party. It is expected that there will be no Excluded Loans with respect to this securitization on the Closing Date.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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“Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, or any Borrower Party Affiliate. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

“Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a mortgaged property or the holder of a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure the related mezzanine loan, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or mezzanine lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or mezzanine lender, as applicable. For the purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Notwithstanding any of the foregoing to the contrary, if any mortgage loan is part of a whole loan, the Directing Certificateholder’s consent and/or consultation rights with respect thereto may be limited as described in the Preliminary Prospectus. In particular, with respect to each non-serviced whole loan and each servicing shift whole loan, the Directing Certificateholder (other than a Loan-Specific Directing Certificateholder) will only have certain consultation rights with respect to certain major decisions and other matters related to such whole loan, in each case only prior to a Control Termination Event or Consultation Termination Event, as applicable, and the Loan-Specific Directing Certificateholder will be entitled to similar consent and/or consultation rights with respect to such whole loan. In addition, with respect to any serviced A/B whole loan, for so long as the holder of the related subordinate companion loan is the controlling note holder, the holder of such subordinate companion loan (rather than the Directing Certificateholder) will be entitled to exercise such consent and consultation rights with respect to such whole loan.

Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan.

A mortgage loan will cease to be subject to an Appraisal Reduction Amount when it has been brought current for at least three consecutive months, no additional event of default is foreseeable in the reasonable judgment of the applicable special servicer and no other circumstances exist that would cause such mortgage loan or any related companion loan to be a specially serviced loan; however, a “Collateral Deficiency Amount” may exist with respect to any mortgage loan that is modified into an AB loan structure (an “AB Modified Loan”) and remains a corrected mortgage loan and, if so, will generally equal the excess of (i) the stated principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related thereto) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of an non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the applicable master servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender in respect of such AB Modified Loan as of the date of such determination, which such excess, for the avoidance of doubt, will be determined separately from and exclude any related Appraisal Reduction Amounts.

As used herein, a “Cumulative Appraisal Reduction Amount” will be the sum of any Appraisal Reduction Amounts and any Collateral Deficiency Amounts.

Any Appraisal Reduction Amount in respect of any non-serviced mortgage loan generally will be calculated in accordance with the other servicing agreement pursuant to which such mortgage loan is being serviced, which calculations are expected to be generally similar to those provided for in the pooling and servicing agreement for this transaction.

If any mortgage loan is part of a whole loan, any Appraisal Reduction Amount or Collateral Deficiency Amount will (or effectively will) be calculated in respect of such whole loan taken as a whole and allocated, to the extent provided in the related intercreditor agreement and the related pooling and servicing agreement, first, to any related subordinate companion loan, and second, to the related mortgage loan and any pari passu companion loan on a pro rata basis by unpaid principal balance.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Appraisal Reduction Amounts will proportionately reduce the interest portion of debt service advances required to be made in respect of the related mortgage loan. Appraisal Reduction Amounts and Collateral Deficiency Amounts (in each case, to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement thereof) will be taken into account in determining the identity of the controlling class entitled to appoint the Directing Certificateholder, the existence of a Control Termination Event and the allocation and/or exercise of voting rights for certain purposes (see “Directing Certificateholder/Controlling Class” above).
Appraised-Out Class:	An “Appraised-Out Class” is any class of Control Eligible Certificates, the certificate balance of which (taking into account the application of the Non-Retained Certificates’ Percentage Allocation Entitlement of any Appraisal Reduction Amounts or Collateral Deficiency Amounts to notionally reduce the certificate balance of such class) has been reduced to less than 25% of its initial certificate balance. Any Appraised-Out Class may not exercise any direction, control, consent and/or similar rights of the Controlling Class until such time, if any, as such class is reinstated as the Controlling Class, and the rights of the Controlling Class will be exercised by the next most senior class of Control Eligible Certificates that is not an Appraised-Out Class, if any, during such period.
Appraisal Remedy:

The holders of the majority (by certificate balance) of an Appraised-Out Class (such holders, the “Requesting Holders”) will have the right, at their sole expense, to require the applicable special servicer to order (or, with respect to a non-serviced mortgage loan, require the applicable master servicer to request from the applicable non-serviced special servicer) a second appraisal of any mortgage loan (or serviced whole loan) for which an appraisal reduction event has occurred or as to which there exists a Collateral Deficiency Amount. With respect to any serviced mortgage loan, the applicable special servicer will be required to use its reasonable efforts to ensure that such appraisal is delivered within 30 days from receipt of the Requesting Holders’ written request and will be required to cause such appraisal to be prepared on an “as-is” basis by an MAI appraiser. With respect to any non-serviced mortgage loan, the applicable master servicer will be required to use commercially reasonable efforts to obtain such second appraisal from the applicable non-serviced special servicer and to forward such second appraisal to the applicable special servicer. Upon receipt of such supplemental appraisal, the applicable master servicer (for Collateral Deficiency Amounts on non-serviced mortgage loans), the non-serviced special servicer (for Appraisal Reduction Amounts on non-serviced mortgage loans to the extent provided for in the applicable non-serviced pooling and servicing agreement and applicable intercreditor agreement) and the applicable special servicer (for any serviced mortgage loan) will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such supplemental appraisal, any recalculation of the applicable Appraisal Reduction Amount or Collateral Deficiency Amount is warranted and, if so warranted, such person will be required to recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based upon such supplemental appraisal and (for any serviced mortgage loan) receipt of information from the applicable master servicer. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class and each Appraised-Out Class will, if applicable, have its related certificate balance notionally restored to the extent required by such recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount, if applicable.

In addition, the Requesting Holders of any Appraised-Out Class will have the right to challenge the Appraisal Reduction Amount and to require the special servicer to order an additional appraisal of any serviced mortgage loan as to which there exists a Collateral Deficiency Amount if an event has occurred at, or with respect to, the related mortgaged property or mortgaged properties that would have a material effect on its or their appraised value, and the special servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the special servicer within 30 days from receipt of the Requesting Holders’ written request.

Sale of Defaulted Loans:

Under certain circumstances the applicable special servicer may be required to use reasonable efforts to solicit offers for a defaulted serviced mortgage loan (and any related companion loan (to the extent provided under the related intercreditor agreement) and/or related REO properties).

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

If the applicable special servicer does not receive an offer at least equal to the outstanding principal balance plus all accrued and unpaid interest and outstanding costs and expenses and certain other amounts specified in the pooling and servicing agreement (the “Par Purchase Price”), the applicable special servicer may purchase the defaulted loan or REO property at the Par Purchase Price or may accept the first cash offer received from any person that is determined to be a fair price for such defaulted loan or REO property. If multiple offers are received during the period designated by the applicable special servicer for receipt of offers, such special servicer is generally required to select the highest offer. The applicable special servicer will be required to determine whether any cash offer constitutes a fair price for any defaulted loan or REO property if the highest offeror is a person other than a party to the pooling and servicing agreement for this transaction (the “PSA”), the Directing Certificateholder, the Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by a special servicer, the trustee for the securitization of a related companion loan (with respect to a whole loan if it is a defaulted loan), any related companion loan holder or its representative, any holder of a related mezzanine loan or any known affiliate of any of the preceding entities (each, an “Interested Person”). If an offer is made by an Interested Person, the trustee will be required to determine (based upon the most recent appraisal conducted in accordance with the terms of the PSA) whether the offer constitutes a fair price for the defaulted loan or REO property unless (i) the offer is equal to or greater than the applicable Par Purchase Price and (ii) the offer is the highest offer received. Absent an offer at least equal to the Par Purchase Price, no offer from an Interested Person will constitute a fair price unless (x) it is the highest offer received and (y) at least two other offers are received from independent third parties. Neither the trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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Notwithstanding any of the foregoing to the contrary, the applicable special servicer is not required to accept the highest offer and may accept a lower offer for a defaulted loan or REO property if such special servicer determines, in accordance with the Servicing Standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the certificateholders and any related companion loan holders as a collective whole as if they constituted a single lender (and with respect to a serviced A/B whole loan, taking into account the subordinate nature of any related subordinate companion loan), so long as such lower offer was not made by such special servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the applicable special servicer will generally be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition.

The foregoing applies to mortgage loans serviced under the PSA. With respect to any non-serviced whole loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related controlling companion loan if it becomes a defaulted loan, then the applicable special servicer will be required to sell the related whole loan, including the related mortgage loan included in the BANK 2018-BNK11 securitization trust and the related pari passu companion loan(s) and, under certain circumstances, any subordinate companion loan(s), as a single loan. In connection with any such sale, the special servicer under the applicable pooling and servicing agreement will be required to follow procedures substantially similar to those set forth above.

Risk Retention Consultation Party:	A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by certificate balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time. Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with the applicable special servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such special servicer; provided, that prior to the occurrence and continuance of a Consultation Termination Event, such mortgage loan must also be a specially serviced mortgage loan.
Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial special servicers as of the closing date. Prior to the occurrence and continuance of a Control Termination Event, either special servicer may generally be replaced by the Directing Certificateholder with or without cause at any time.

After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of principal balance certificates evidencing not less than 25% of the voting rights of all classes of certificates (other than the RR Interest) entitled to principal (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balances of classes to which such Cumulative Appraisal Reduction Amounts are allocable) requesting a vote to replace the applicable special servicer with a replacement special servicer, (b) payment by such requesting holders to the certificate administrator of all reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote and (c) delivery by such holders of a rating agency confirmation from each applicable rating agency, the certificate administrator will be required to promptly post such notice on its internet website and by mail and conduct the solicitation of votes of all certificates in such regard, which requisite affirmative votes must be received within 180 days of the posting of such notice. Upon the written direction of holders of at least 66 2/3% of a Certificateholder Quorum, the trustee will be required to immediately replace the applicable special servicer with a qualified replacement special servicer designated by such holders of certificates.

After the occurrence and during the continuance of a Consultation Termination Event, if the operating advisor determines that the applicable special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the Servicing Standard, the operating advisor may also recommend the replacement of such special servicer. The operating advisor’s recommendation to replace such special servicer must be confirmed by an affirmative vote of holders of principal balance certificates evidencing at least a majority of the aggregate voting rights (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the respective certificate balances) of all principal balance certificates on an aggregate basis.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of a special servicer or the asset representations reviewer, the holders of certificates evidencing at least 50% of the aggregate voting rights (taking into account the application of realized losses and, other than with respect to the termination of the asset representations reviewer, any Cumulative Appraisal Reduction Amounts to notionally reduce the certificate balance of the certificates) of all classes of certificates entitled to principal (other than the RR Interest) on an aggregate basis.

With respect to each serviced whole loan, any holder of a related pari passu companion loan, following a servicer termination event with respect to the applicable special servicer that affects such holder, will be entitled to direct the trustee (and the trustee will be required) to terminate such special servicer solely with respect to such serviced whole loan. A replacement special servicer will be selected by the trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, that any successor special servicer appointed to replace the special servicer with respect to such whole loan generally cannot be the entity (or its affiliate) that was terminated at the direction of the holder of the related pari passu companion loan.

Notwithstanding any of the foregoing to the contrary, with respect to each servicing shift whole loan and any serviced A/B whole loans as to which a subordinate companion loan holder is the related controlling note holder, the holder of the related control note will be entitled to replace the applicable special servicer with respect to such whole loan at any time, with or without cause, and while it is a serviced whole loan, no other party may replace the applicable special servicer for such whole loan unless there is a servicer termination event with respect thereto.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

With respect to any non-serviced whole loan, the BANK 2018-BNK11 trust, as holder of the related mortgage loan, has the right to terminate the special servicer under the related pooling and servicing agreement if a servicer termination event occurs, with respect to such special servicer that affects the trust in its capacity as such holder. Such rights may be exercised by the Directing Certificateholder prior to a Control Termination Event (or the operating advisor, following the occurrence and during the continuance of a Control Termination Event). The successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control termination event under such pooling and servicing agreement.
Servicing Standard:	Each master servicer and each special servicer is obligated to service and administer the mortgage loans (and, if applicable, the serviced companion loans) in accordance with the definition of the “Servicing Standard” described in the Preliminary Prospectus and the terms of the pooling and servicing agreement, provided that each non-serviced mortgage loan, if any, will be serviced by another master servicer or special servicer under the pooling and servicing agreement with respect to the securitization of a related companion loan, which entities will be obligated to service and administer such non-serviced mortgage loan pursuant to a similar standard set forth in the related pooling and servicing agreement.
Excluded Special Servicer:	If a special servicer obtains knowledge that it has become a Borrower Party with respect to any mortgage loan (an “Excluded Special Servicer Loan”), such special servicer will be required to resign as special servicer of that Excluded Special Servicer Loan. Prior to the occurrence of a Control Termination Event, the Directing Certificateholder will be required to appoint (and may remove and replace with or without cause) a separate special servicer that is not a Borrower Party (an “Excluded Special Servicer”) with respect to any Excluded Special Servicer Loan, unless such Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class. After the occurrence and during the continuance of a Control Termination Event, if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan with respect to the Directing Certificateholder or the holder of the majority of the Controlling Class or if the Directing Certificateholder is entitled to appoint the Excluded Special Servicer but does not so appoint within 30 days of notice of such resignation, the resigning special servicer will be required to use reasonable efforts to select the related Excluded Special Servicer. Any Excluded Special Servicer will be required to perform all of the obligations of the applicable special servicer and will be entitled to all special servicing compensation with respect to such Excluded Special Servicer Loan earned while the related mortgage loan is an Excluded Special Servicer Loan.
Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related companion loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or that accrued on the portion of the stated principal balance thereof equal to any related Collateral Deficiency Amount in effect from time to time and as to which no advance was made.
Operating Advisor:

The operating advisor will be required to perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the preparation of a report regarding, certain actions of the applicable special servicer with respect to the resolution and/or liquidation of specially serviced loans. The review and report generally will be based on any asset status reports and additional information delivered to the operating advisor by such special servicer. In addition, if a Control Termination Event has occurred and is continuing, the applicable special servicer must consult with the operating advisor (in addition to the Directing Certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with major decisions with respect to mortgage loans. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the operating advisor may recommend the replacement of the applicable special servicer as described above under “—Appointment and Replacement of Special Servicer”; however, the operating advisor will not have any rights or obligations with respect to a non-serviced whole loan.

If a Consultation Termination Event has occurred and is continuing, the operating advisor may be removed and replaced without cause upon the affirmative direction of certificates owners holding not less than 75% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts), following a proposal from certificate owners holding not less than 25% of the voting rights of all certificates (taking into account the application of Cumulative Appraisal Reduction Amounts). The certificateholders who initiate a vote on a termination and replacement of the operating advisor without cause must cause the payment of the fees and expenses incurred in the replacement. In addition, in the event there are no classes of certificates outstanding other than the Control Eligible Certificates, the RR Interest and the Class X-E, Class V and Class R certificates, then all of the rights and obligations of the operating advisor under the PSA will terminate without payment of any penalty or termination fee (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). See “Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause” in the Preliminary Prospectus.

Asset Representations Reviewer:	The asset representations reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been met and the required percentage of certificateholders vote to direct

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

a review as described below. The asset representations reviewer will be entitled to the Asset Representations Reviewer Fee with respect to such review. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

The certificate administrator will be required to notify certificateholders if the specified delinquency threshold has been met as described in the Preliminary Prospectus under “—The Asset Representations Reviewer”.

If certificateholders evidencing not less than 5.0% of the voting rights request a vote to commence an asset review, and if subsequently (i) a majority of those certificateholders who cast votes and (ii) a majority of an Asset Review Quorum authorizes an asset review within 150 days of the request for a vote, the asset representations reviewer will be required to conduct an asset review of delinquent loans.

The asset representations reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the asset representations reviewer with a proposed successor asset representations reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will be required to promptly provide notice to all certificateholders and the asset representations reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the asset representations reviewer. Upon the written direction of certificateholders evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the trustee will be required to terminate all of the rights and obligations of the asset representations reviewer under the pooling and servicing agreement (other than any rights or obligations that accrued prior to the date of such termination and other than indemnification rights arising out of events occurring prior to such termination) by written notice to the asset representations reviewer, and the proposed successor asset representations reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

An “Asset Review Quorum” means, in connection with any solicitation of votes to authorize an Asset Review as described above, the holders of certificates evidencing at least 5.0% of the aggregate voting rights represented by all certificates that have voting rights.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the PSA to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller, and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result. Generally, in the event that a Repurchase Request is not “Resolved” within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the first certificateholder (or beneficial owner) to deliver a certificateholder repurchase request with respect to the mortgage loan (the “Initial Requesting Certificateholder”) (if any) and to the certificate administrator (which will be required to make such notice available to certificateholders via the certificate administrator’s website) indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the enforcing servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related material defect or breach has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a loss of value payment, (v) a contractually binding agreement has been entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10-D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the PSA. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the PSA will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Deal Website:	The certificate administrator will be required to maintain a deal website which will include, among other items: (a) summaries of asset status reports prepared by a special servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum” and (f) a voluntary “Investor Registry”. Investors may access the deal website following execution of a certification and confidentiality agreement.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-13

BANK 2018-BNK11	Structural Overview

Mortgage Loan Sellers	No. of Mortgage Loans	No. of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool(1)
Wells Fargo Bank, National Association	9	15	$329,981,029	47.9%
Bank of America, National Association	12	38	$198,219,232	28.8%
Morgan Stanley Mortgage Capital Holdings LLC	8	10	$107,994,183	15.7%
National Cooperative Bank, N.A.(2)	13	13	$52,006,249	7.6%
Total:	42	76	$688,200,694	100.0%

Pool Statistics

Aggregate Cut-off Date Balance:	$688,200,694
Number of Mortgage Loans:	42
Average Cut-off Date Balance per Mortgage Loan:	$16,385,731
Number of Mortgaged Properties:	76
Average Cut-off Date Balance per Mortgaged Property:	$9,055,272
Weighted Average Mortgage Rate:	4.4158%
% of Pool Secured by 5 Largest Mortgage Loans:	45.3%
% of Pool Secured by 10 Largest Mortgage Loans:	69.2%
% of Pool Secured by ARD Loans(3):	18.3%
Weighted Average Original Term to Maturity (months)(3):	120
Weighted Average Remaining Term to Maturity (months)(3):	119
Weighted Average Seasoning (months):	1
% of Pool Secured by Single Tenant Mortgaged Properties:	19.0%
% of Pool Secured by Refinance Loans:	76.7%
% of Pool Secured by Acquisition Loans:	22.6%
% of Pool Secured by Recapitalization Loans:	0.7%

Additional Debt

% of Pool with Pari Passu Mortgage Debt:	60.2%
% of Pool with Subordinate Mortgage Debt(4):	13.7%
% of Pool with Mezzanine Debt:	16.9%

Credit Statistics(5)(6)

Weighted Average UW NOI DSCR:	2.76x
Weighted Average UW NOI Debt Yield(7):	14.0%
Weighted Average UW NCF DSCR:	2.67x
Weighted Average UW NCF Debt Yield(7):	13.5%
Weighted Average Cut-off Date LTV Ratio(7)(8):	54.8%
Weighted Average Maturity Date LTV Ratio(3)(7)(8):	50.4%

Footnotes are set forth on the following page.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Structural Overview

Amortization

Weighted Average Original Amortization Term (months)(9):	359
Weighted Average Remaining Amortization Term (months)(9):	359
% of Pool Amortizing Balloon:	34.0%
% of Pool Interest Only through Maturity:	30.9%
% of Pool Interest Only through ARD and Maturity:	18.3%
% of Pool Interest Only followed by Amortizing Balloon:	16.8%

Lockboxes

% of Pool with Hard Lockboxes:	41.5%
% of Pool with Springing Lockboxes:	45.1%
% of Pool with No Lockboxes:	9.4%
% of Pool with Soft Lockboxes:	4.0%

Reserves
% of Pool Requiring Tax Reserves:	68.7%
% of Pool Requiring Insurance Reserves:	28.9%
% of Pool Requiring Replacement Reserves:	47.9%
% of Pool Requiring TI/LC Reserves(10):	67.3%

Call Protection

% of Pool with lockout period, followed by defeasance until open period:	75.2%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance until open period:	11.8%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance followed by prepayment premium until open period:	5.3%
% of Pool with lockout period, followed by the greater of a prepayment premium and yield maintenance, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	4.0%
% of Pool with no lockout period. Greater of a prepayment premium and yield maintenance until open period:	2.2%
% of Pool with lockout period, followed by defeasance or the greater of a prepayment premium and yield maintenance until open period:	1.5%

(1)	Unless otherwise indicated, all references to “% of Pool” in this Term Sheet reflect a percentage of the aggregate principal balance of the mortgage pool as of the Cut-off Date, after application of all payments of principal due during or prior to April 2018.

(2)	Eleven (11) of the thirteen (13) mortgage loans for which National Cooperative Bank, N.A. is the mortgage loan seller were originated by its parent company, National Consumer Cooperative Bank, and transferred to National Cooperative Bank, N.A. Each such mortgage loan originated by National Consumer Cooperative Bank was underwritten pursuant to National Cooperative Bank, N.A.’s underwriting guidelines.

(3)	With respect to any ARD Loan, unless otherwise indicated, references in this Term Sheet to the applicable “maturity date” or “maturity” refer to the applicable anticipated repayment date with respect to such ARD Loan, and such applicable anticipated repayment date is treated as its maturity date for all purposes hereof.

(4)	Thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Pool with Subordinate Mortgage Debt” is determined as a percentage of the initial pool balance and does not take into account any Subordinate Coop LOCs and future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(5)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR and Debt Yield figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. For mortgaged properties securing residential cooperative mortgage loans all LTV, DSCR and Debt Yield calculations do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. With respect to any leased fee loans, the SF/Units and Balance per SF/Unit figures in this Term Sheet are based on the size of the non-collateral improvements.

(6)	For mortgaged properties securing residential cooperative mortgage loans, all DSCR and Debt Yield calculations for each such mortgaged property is calculated using underwritten net operating Income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. All LTV ratio calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(7)	With respect to certain mortgage loans, debt yields and LTVs (such as, for example, UW NOI Debt Yield, UW NCF Debt Yield or Cut-off Date LTV Ratio) have been calculated based on a principal balance that is net of a holdback or earnout reserve. Such mortgage loans are identified under the definitions of “Underwritten NOI Debt Yield”, “Underwritten NCF Debt Yield” and “Cut-off Date LTV Ratio” set forth under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(8)	The LTV ratios set forth in this Term Sheet are generally based on the “as-is” values of the related mortgaged properties; provided that the “as-is” value for a portfolio of mortgaged properties may include a premium relating to the valuation of the mortgaged properties as a whole rather than as the sum of individually valued mortgaged properties; provided, further, that such LTV ratios may be based on “as-stabilized”, “as complete” or other contingent values in certain cases in which reserves have been established at origination for the applicable condition or circumstance that is expected to result in stabilization provided, further, that such LTV ratios may have been calculated based on a principal balance that is net of a holdback or earnout reserve. See the definition of “Appraised Value” under “Description of the Mortgage Pool—Certain Calculations and Definitions” in the Preliminary Prospectus.

(9)	Excludes mortgage loans that provide for payments of interest only through the related maturity date or anticipated repayment date, as applicable.

(10)	Excludes hospitality, multifamily, manufactured housing and self storage properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-15

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Top 10 Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans(1)

Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Rooms	Cut-off Date Balance per SF/Unit/Room	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
1	WFB	Twelve Oaks Mall	Novi	MI	Retail	$66,593,280	9.7%	716,771	$278.72	2.55x	15.3%	36.1%	29.7%
2	BANA	Extra Space - TIAA Self Storage Portfolio	Various	Various	Self Storage	$66,000,000	9.6%	1,614,702	$141.82	1.97x	9.2%	58.1%	58.1%
3	WFB	Apple Campus 3	Sunnyvale	CA	Office	$63,000,000	9.2%	882,657	$385.20	3.55x	12.2%	44.0%	44.0%
4	WFB	One Dulles Tower	Herndon	VA	Office	$63,000,000	9.2%	403,622	$376.59	2.17x	8.8%	71.5%	71.5%
5	WFB	Airport Business Center	Irvine	CA	Industrial	$53,000,000	7.7%	1,170,571	$128.14	2.12x	9.8%	61.3%	61.3%
6	WFB	Northwest Hotel Portfolio	Various	Various	Hospitality	$40,326,936	5.9%	818	$138,411.07	1.78x	13.7%	65.3%	49.0%
7	BANA	North Bay Portfolio	Petaluma	CA	Various	$35,000,000	5.1%	512,165	$105.43	1.66x	11.2%	62.4%	57.2%
8	BANA	Prescott Valley Crossroads	Prescott Valley	AZ	Retail	$32,010,000	4.7%	251,163	$127.45	1.49x	10.1%	65.3%	57.7%
9	MSMCH	WMC Portfolio	Various	Various	Retail	$29,812,500	4.3%	264,721	$112.62	1.44x	9.9%	74.9%	64.4%
10	BANA	The Gateway	San Francisco	CA	Multifamily	$27,500,000	4.0%	1,254	$263,157.89	3.00x	11.4%	38.0%	38.0%
		Total/Wtd. Avg.				$476,242,716	69.2%			2.26x	11.2%	56.6%	52.8%

(1)	With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Balance per SF/Unit/Room calculations in this Term Sheet include any related pari passu companion loans and exclude any subordinate companion loans, as applicable. Additionally, LTV, DSCR, Debt Yield and Balance per SF/Unit figures in this Term Sheet are calculated for mortgage loans without regard to any additional indebtedness that may be incurred at a future date. With respect to any leased fee loans, the SF/Units/Rooms and Balance per SF/Unit/Room figures in this Term Sheet are based on the size of the non-collateral improvements.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-16

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Mortgage Loans with Pari Passu Companion Loans
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Aggregate Pari Passu Companion Loan Cut-off Date Balance	Combined Cut-off Date Balance	Lead Servicing Agreement	Master Servicer	Special Servicer	Control Rights	Combined UW NCF DSCR(1)	Combined UW NOI Debt Yield(1)	Combined Cut-off Date LTV(1)
1	WFB	Twelve Oaks Mall	$66,593,280	$133,186,563	$199,779,843	GSMS 2018-GS9	Wells Fargo	Rialto	GSMS 2018-GS9	2.55x	15.3%	36.1%
2	BANA	Extra Space - TIAA Self Storage Portfolio	$66,000,000	$163,000,000	$229,000,000	CGCMT 2018-B2	Midland	LNR	CGCMT 2018-B2	1.97x	9.2%	58.1%
3	WFB	Apple Campus 3	$63,000,000	$277,000,000	$340,000,000	BANK 2018-BNK10	Wells Fargo	Torchlight	BANK 2018-BNK10	3.55x	12.2%	44.0%
4	WFB	One Dulles Tower	$63,000,000	$89,000,000	$152,000,000	BANK 2018-BNK11(2)	Wells Fargo(2)	Midland(2)	(2)	2.17x	8.8%	71.5%
5	WFB	Airport Business Center	$53,000,000	$97,000,000	$150,000,000	BANK 2018-BNK11	Wells Fargo	Midland	BANK 2018-BNK11	2.12x	9.8%	61.3%
6	WFB	Northwest Hotel Portfolio	$40,326,936	$72,893,322	$113,220,258	BANK 2018-BNK11(3)	Wells Fargo(3)	Midland(3)	(3)	1.78x	13.7%	65.3%
7	BANA	North Bay Portfolio	$35,000,000	$19,000,000	$54,000,000	BANK 2018-BNK11	Wells Fargo	Midland	BANK 2018-BNK11	1.66x	11.2%	62.4%
10	BANA	The Gateway	$27,500,000	$302,500,000	$330,000,000	BANK 2018-BNK11(4)	Wells Fargo(4)	Midland(4)	(4)	3.00x	11.4%	38.0%

(1)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans, as applicable.

(2)	The One Dulles Tower controlling pari passu companion loan is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future securitization transactions. The One Dulles Tower whole loan will be serviced pursuant to the BANK 2018-BNK11 pooling and servicing agreement until the securitization of the related control note.

(3)	The Northwest Hotel Portfolio controlling pari passu companion loan is currently held by Wells Fargo Bank, National Association, and is expected to be contributed to one or more future securitization transactions. The Northwest Hotel Portfolio whole loan will be serviced pursuant to the BANK 2018-BNK11 pooling and servicing agreement until the securitization of the related control note.

(4)	The Gateway controlling pari passu companion loans, Note C-1 and Note C-2 are currently held by Teachers Insurance and Annuity Association of America. One or more of the related companion loans is expected to be contributed to one or more future securitization transactions. The Gateway whole loan will be serviced pursuant to the BANK 2018-BNK11 pooling and servicing agreement until the securitization of the related Note A-1-A.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-17

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Mortgage Loans with Subordinate Debt(1)
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Subordinate Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(2)	Total Debt UW NOI Debt Yield(2)	Total Debt Cut-off Date LTV(2)
1	WFB	Twelve Oaks Mall	$66,593,280	$278.72	$99,889,922	2.55x	15.3%	36.1%	1.58x	10.2%	54.2%
10	BANA	The Gateway	$27,500,000	$263,157.89	$220,000,000	3.00x	11.4%	38.0%	1.62x	6.8%	63.3%

(1)	In addition, thirteen (13) of the mortgage loans, each of which is secured by a residential cooperative property, currently have in place Subordinate Coop LOCs that permit future advances. See “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness” and “Description of the Mortgage Pool—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(2)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes and any related subordinate note(s) and the mezzanine debt.

Mortgage Loans with Mezzanine Debt
Loan No.	Mortgage Loan Seller	Property Name	Mortgage Loan Cut-off Date Balance	Cut-off Date Balance per Unit/SF	Mezzanine Debt Cut-off Date Balance	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Total Debt UW NCF DSCR(1)	Total Debt UW NOI Debt Yield(1)	Total Debt Cut-off Date LTV(1)
3	WFB	Apple Campus 3	$63,000,000	$385.20	$235,000,000	3.55x	12.2%	44.0%	1.70x	7.2%	74.3%
5	WFB	Airport Business Center	$53,000,000	$128.14	$20,000,000	2.12x	9.8%	61.3%	1.74x	8.6%	69.5%

(1)	Total Debt UW NCF DSCR, Total Debt UW NOI Debt Yield and Total Debt Cut-off Date LTV figures shown above are calculated based on any related pari passu notes, any related subordinate note(s) and the mezzanine debt.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-18

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Prior Securitization History(1)
Loan No.	Mortgage Loan Seller	Property Name	City	State	Property Type	Cut-off Date Balance	% of Pool	SF/Units/ Pads	Cut-off Date Balance per SF/Unit/Pad	UW NCF DSCR(2)	UW NOI Debt Yield(2)	Cut-off Date LTV(2)	Maturity Date LTV(2)	Prior Securitization
5	WFB	Airport Business Center	Irvine	CA	Industrial	$53,000,000	7.7%	1,170,571	$128.14	2.12x	9.8%	61.3%	61.3%	MSBAM 2014-C19
9	MSMCH	WMC Portfolio	Various	Various	Retail	$29,812,500	4.3%	264,721	$112.62	1.44x	9.9%	74.9%	64.4%	GSMS 2011-GC3
10	BANA	The Gateway	San Francisco	CA	Multifamily	$27,500,000	4.0%	1,254	$263,157.89	3.00x	11.4%	38.0%	38.0%	FREMF 2013-K33; FREMF 2013-K34
17.01	BANA	StorageOne at Lone Mountain(3)	Las Vegas	NV	Self Storage	$5,748,503	0.8%	61,160	$70.75	1.79x	9.3%	59.9%	59.9%	BSCMS 2007-PW15
22	NCB	Bay Terrace Cooperative Section VIII, Inc.	Bayside	NY	Multifamily	$6,085,727	0.9%	120	$50,714.39	4.90x	26.4%	20.2%	17.1%	WFRBS 2014-C22
33	BANA	Skylark MHC	Bellflower	CA	Manufactured Housing	$2,550,000	0.4%	47	$54,255.32	2.52x	11.8%	56.4%	56.4%	JPMCC 2007-LDPX
		Total				$124,696,730	18.1%

(1)	Includes mortgage loans for which all or a portion of the previously existing debt was most recently securitized in conduit securitizations, based on information provided by the related borrower or obtained through searches of a third-party database. The information has not otherwise been confirmed by the mortgage loan sellers. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR, Debt Yield and Cut-off Date Balance per SF/Unit/Pad calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable.

(2)	For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(3)	For properties that are part of a portfolio, the Cut-off Date Balance Per SF/Unit/Pad, UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations reflect the values of the portfolio as a whole.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-19

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Property Type Distribution(1)
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
Retail	11	$188,787,369	27.4%	4.7038%	1.83x	11.8%	56.9%	47.9%
Anchored	5	$81,887,890	11.9%	4.9277%	1.41x	9.8%	67.4%	56.7%
Super Regional Mall	1	$66,593,280	9.7%	4.3985%	2.55x	15.3%	36.1%	29.7%
Shadow Anchored	3	$29,812,500	4.3%	4.6900%	1.44x	9.9%	74.9%	64.4%
Unanchored	1	$5,993,699	0.9%	5.0500%	1.61x	11.3%	65.9%	54.4%
Single Tenant	1	$4,500,000	0.7%	4.7800%	1.47x	9.5%	40.0%	38.2%
Office	5	$167,019,124	24.3%	3.9423%	2.61x	10.5%	58.9%	58.3%
Suburban	4	$164,895,954	24.0%	3.9202%	2.62x	10.5%	58.7%	58.3%
Medical	1	$2,123,170	0.3%	5.6600%	1.40x	10.6%	74.5%	57.4%
Multifamily	15	$92,506,249	13.4%	4.0491%	6.36x	32.7%	27.9%	25.9%
Cooperative	13	$52,006,249	7.6%	4.0669%	9.39x	50.1%	11.2%	9.9%
High-rise	1	$27,500,000	4.0%	3.7218%	3.00x	11.4%	38.0%	38.0%
Low-rise	1	$13,000,000	1.9%	4.6700%	1.30x	8.3%	73.2%	64.5%
Self Storage	29	$91,376,250	13.3%	4.6255%	1.94x	9.4%	58.2%	57.0%
Self Storage	29	$91,376,250	13.3%	4.6255%	1.94x	9.4%	58.2%	57.0%
Industrial	3	$76,104,046	11.1%	4.4142%	1.98x	10.2%	61.6%	60.1%
Flex	3	$76,104,046	11.1%	4.4142%	1.98x	10.2%	61.6%	60.1%
Hospitality	9	$57,074,673	8.3%	4.9955%	1.99x	14.3%	64.6%	50.7%
Limited Service	7	$40,326,936	5.9%	5.0180%	1.78x	13.7%	65.3%	49.0%
Full Service	1	$11,747,737	1.7%	5.0800%	1.79x	13.3%	67.1%	55.5%
Select Service	1	$5,000,000	0.7%	4.6150%	4.12x	21.3%	52.6%	52.6%
Manufactured Housing	4	$15,332,982	2.2%	4.8392%	1.96x	10.5%	58.4%	53.6%
Manufactured Housing	4	$15,332,982	2.2%	4.8392%	1.96x	10.5%	58.4%	53.6%
Total/Wtd. Avg.	76	$688,200,694	100.0%	4.4158%	2.67x	14.0%	54.8%	50.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-20

BANK 2018-BNK11	Characteristics of the Mortgage Loans

Geographic Distribution(1)
State or Other Jurisdiction	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Pool	Wtd. Avg. Mortgage Rate	Wtd. Avg. UW NCF DSCR	Wtd. Avg. UW NOI Debt Yield	Wtd. Avg. Cut-off Date LTV	Wtd. Avg. Maturity Date LTV
California	20	$236,199,952	34.3%	4.1235%	2.51x	11.0%	53.2%	51.6%
California – Northern(2)	8	$137,440,707	20.0%	3.8360%	2.81x	11.5%	48.1%	46.7%
California – Southern(2)	12	$98,759,245	14.4%	4.5237%	2.09x	10.2%	60.3%	58.3%
Michigan	2	$79,593,280	11.6%	4.4428%	2.35x	14.2%	42.2%	35.4%
Virginia	2	$73,112,280	10.6%	4.0834%	2.07x	9.0%	72.0%	70.5%
New York	13	$52,006,249	7.6%	4.0669%	9.39x	50.1%	11.2%	9.9%
Colorado	2	$34,350,000	5.0%	4.8981%	1.81x	9.9%	64.2%	61.5%
Arizona	3	$34,142,009	5.0%	4.8410%	1.55x	10.2%	64.6%	57.5%
Nevada	3	$22,985,776	3.3%	4.9216%	1.72x	10.8%	62.2%	55.8%
Arkansas	1	$22,975,000	3.3%	4.9250%	1.23x	8.6%	71.0%	58.4%
North Carolina	2	$19,700,220	2.9%	4.6900%	1.44x	9.9%	74.9%	64.4%
Idaho	4	$19,454,551	2.8%	5.0180%	1.78x	13.7%	65.3%	49.0%
Maryland	3	$16,685,056	2.4%	4.9180%	1.84x	12.1%	64.4%	56.3%
Oregon	2	$14,085,373	2.0%	5.0180%	1.78x	13.7%	65.3%	49.0%
Florida	3	$13,676,589	2.0%	4.7911%	1.69x	9.2%	60.5%	55.2%
Utah	2	$12,787,012	1.9%	4.7613%	2.28x	13.4%	55.4%	46.8%
Texas	3	$9,655,908	1.4%	5.1016%	1.62x	10.8%	66.5%	55.6%
District of Columbia	1	$8,888,672	1.3%	4.5325%	1.97x	9.2%	58.1%	58.1%
Massachusetts	3	$5,935,100	0.9%	4.5325%	1.97x	9.2%	58.1%	58.1%
Pennsylvania	1	$2,683,231	0.4%	4.5325%	1.97x	9.2%	58.1%	58.1%
Delaware	1	$2,361,301	0.3%	4.5325%	1.97x	9.2%	58.1%	58.1%
Alabama	1	$2,073,668	0.3%	4.5325%	1.97x	9.2%	58.1%	58.1%
Kansas	2	$2,057,817	0.3%	4.5325%	1.97x	9.2%	58.1%	58.1%
Connecticut	1	$1,415,397	0.2%	4.5325%	1.97x	9.2%	58.1%	58.1%
Georgia	1	$1,376,250	0.2%	5.7200%	1.42x	10.4%	74.4%	65.6%
Total/Wtd. Avg.	76	$688,200,694	100.0%	4.4158%	2.67x	14.0%	54.8%	50.4%

(1)	All numerical information concerning the mortgage loans is approximate and, in the case of mortgage loans secured by multiple properties, is based on allocated loan amounts with respect to such properties. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date or, in the case of mortgage loans secured by multiple properties, allocated loan amounts. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW NCF DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.

(2)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-21

BANK 2018-BNK11	Collateral Statistics

Collateral Statistics(1)

Cut-off Date Balance ($)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1,240,000 - 10,000,000	26	108,960,026	15.8
10,000,001 - 20,000,000	4	53,022,952	7.7
20,000,001 - 30,000,000	4	107,287,500	15.6
30,000,001 - 40,000,000	2	67,010,000	9.7
40,000,001 - 55,000,000	2	93,326,936	13.6
55,000,001 - 65,000,000	2	126,000,000	18.3
65,000,001 - 66,593,280	2	132,593,280	19.3
Total:	42	$688,200,694	100.0%
Min: $1,240,000	Max: $66,593,280	Avg: $16,385,731

State or Other Jurisdiction(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
California	20	236,199,952	34.3
California – Northern(3)	8	137,440,707	20.0
California – Southern(3)	12	98,759,245	14.4
Michigan	2	79,593,280	11.6
Virginia	2	73,112,280	10.6
New York	13	52,006,249	7.6
Colorado	2	34,350,000	5.0
Arizona	3	34,142,009	5.0
Nevada	3	22,985,776	3.3
Arkansas	1	22,975,000	3.3
North Carolina	2	19,700,220	2.9
Idaho	4	19,454,551	2.8
Maryland	3	16,685,056	2.4
Oregon	2	14,085,373	2.0
Florida	3	13,676,589	2.0
Utah	2	12,787,012	1.9
Texas	3	9,655,908	1.4
District of Columbia	1	8,888,672	1.3
Massachusetts	3	5,935,100	0.9
Pennsylvania	1	2,683,231	0.4
Delaware	1	2,361,301	0.3
Alabama	1	2,073,668	0.3
Kansas	2	2,057,817	0.3
Connecticut	1	1,415,397	0.2
Georgia	1	1,376,250	0.2
Total:	76	$688,200,694	100.0%

Property Type(2)

	No. of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Pool
Retail	11	188,787,369	27.4
Anchored	5	81,887,890	11.9
Super Regional Mall	1	66,593,280	9.7
Shadow Anchored	3	29,812,500	4.3
Unanchored	1	5,993,699	0.9
Single Tenant	1	4,500,000	0.7
Office	5	167,019,124	24.3
Suburban	4	164,895,954	24.0
Medical	1	2,123,170	0.3
Multfamily	15	92,506,249	13.4
Cooperative	13	52,006,249	7.6
High-rise	1	27,500,000	4.0
Low-rise	1	13,000,000	1.9
Self Storage	29	91,376,250	13.3
Self Storage	29	91,376,250	13.3
Industrial	3	76,104,046	11.1
Flex	3	76,104,046	11.1
Hospitality	9	57,074,673	8.3
Limited Service	7	40,326,936	5.9
Full Service	1	11,747,737	1.7
Select Service	1	5,000,000	0.7
Manufactured Housing	4	15,332,982	2.2
Manufactured Housing	4	15,332,982	2.2
Total:	76	$688,200,694	100.0%

Mortgage Rate (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
3.3650 - 4.4999	19	331,099,530	48.1
4.5000 - 4.9999	15	274,923,276	39.9
5.0000 - 5.7200	8	82,177,888	11.9
Total:	42	$688,200,694	100.0%
Min: 3.3650%	Max: 5.7200%	Wtd Avg: 4.4158%

Original Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
120	42	688,200,694	100.0
Total:	42	$688,200,694	100.0%
Min: 120 mos	Max: 120 mos.	Wtd Avg: 120 mos.

Remaining Term to Maturity or ARD (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
117 – 120	42	688,200,694	100.0
Total:	42	$688,200,694	100.0%
Min: 117 mos.	Max: 120 mos.	Wtd Avg: 119 mos.

Original Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	15	338,440,000	49.2
300	4	50,634,334	7.4
360	20	272,255,093	39.6
420	1	6,085,727	0.9
480	2	20,785,540	3.0
Total:	42	$688,200,694	100.0%
Min: 300 mos.	Max: 480 mos.	Wtd Avg: 359 mos.

Remaining Amortization Term (mos.)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Interest Only	15	338,440,000	49.2
298 - 300	4	50,634,334	7.4
358 - 360	20	272,255,093	39.6
418	1	6,085,727	0.9
479	2	20,785,540	3.0
Total:	42	$688,200,694	100.0%
Min: 298 mos.	Max: 479 mos.	Wtd Avg: 359 mos.

Mortgage Loan Sellers

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
WFB	9	329,981,029	47.9
BANA	12	198,219,232	28.8
MSMCH	8	107,994,183	15.7
NCB	13	52,006,249	7.6
Total:	42	$688,200,694	100.0%

Amortization Type

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
Amortizing Balloon	21	234,061,944	34.0
Interest Only	13	212,440,000	30.9
Interest Only ARD	2	126,000,000	18.3
Partial Interest Only	6	115,698,750	16.8
Total:	42	$688,200,694	100.0%

Cut-off Date LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.0 - 50.0	18	219,599,530	31.9
50.1 - 55.0	3	11,090,000	1.6
55.1 - 60.0	3	78,550,000	11.4
60.1 - 65.0	6	142,678,758	20.7
65.1 - 74.9	12	236,282,406	34.3
Total:	42	$688,200,694	100.0%
Min: 1.0%	Max: 74.9%	Wtd Avg: 54.8%

Maturity Date or ARD LTV Ratio (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
0.8 - 40.0	16	150,599,530	21.9
40.1 - 50.0	4	115,894,050	16.8
50.1 - 55.0	7	44,762,457	6.5
55.1 - 60.0	8	182,405,907	26.5
60.1 - 65.0	5	130,162,500	18.9
65.1 - 71.5	2	64,376,250	9.4
Total:	42	$688,200,694	100.0%
Min: 0.8%	Max: 71.5%	Wtd Avg: 50.4%

UW NCF DSCR (x)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
1.23 - 1.40	7	66,708,266	9.7
1.41 - 1.60	4	67,698,750	9.8
1.61 - 1.80	6	116,054,148	16.9
1.81 - 2.00	2	93,000,000	13.5
2.01 - 2.20	2	116,000,000	16.9
2.21 - 56.99	21	228,739,530	33.2
Total:	42	$688,200,694	100.0%
Min: 1.23x	Max: 56.99x	Wtd Avg: 2.67x

UW NOI Debt Yield (%)

	No. of Mortgage Loans	Aggregate Cut-off Date Balance ($)	% of Pool
8.3 - 9.0	5	114,325,000	16.6
9.1 – 10.0	7	176,572,596	25.7
10.1 - 11.0	5	67,359,420	9.8
11.1 - 12.0	5	84,029,475	12.2
12.1 - 13.0	1	63,000,000	9.2
13.1 - 14.0	4	59,314,673	8.6
14.1 - 16.0	1	66,593,280	9.7
16.1 - 321.1	14	57,006,249	8.3
Total:	42	$688,200,694	100.0%
Min: 8.3%	Max: 321.1%	Wtd Avg: 14.0%

(1)	All numerical information concerning the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects the weighting of the mortgage loans based on their outstanding principal balances as of the Cut-off Date. The sum of numbers and percentages in columns may not match the “Total” due to rounding. With respect to any mortgage loan that is part of a whole loan, unless otherwise indicated, all LTV, DSCR and Debt Yield calculations include any related pari passu companion loans and exclude any related subordinate companion loans, as applicable. For mortgaged properties securing residential cooperative mortgage loans, the UW DSCR and UW NOI Debt Yield for each such mortgaged property is calculated using underwritten net operating income or underwritten net cash flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the Cut-off Date. LTV calculations are based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property.
(2)	In the case of mortgage loans secured by multiple properties, cut-off date balance information is based on allocated loan amounts with respect to such properties.
(3)	“California – Northern” includes zip codes above 93600, and “California – Southern” includes zip codes at or below 93600.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-22

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T-23

BANK 2018-BNK11	Twelve Oaks Mall

Mortgage Loan No. 1 – Twelve Oaks Mall

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-24

BANK 2018-BNK11	Twelve Oaks Mall

Mortgage Loan No. 1 – Twelve Oaks Mall

NORDSTROM
The Cheesecake Factory
SEPHORA
TRICHO SALON
J.B. ROBINSON JEWELERS
NORTH AMERICAN BANCARD
PEARLE VISION
Sprint
PAPYRUS
VACANT
NORDSTROM LOADING DOCK
Sur La Table
verizon
GUESS
Levi's
OAKLEY
SANDERS
NORTH AMERICAN BANCARD
Clarks
T-Mobile
amazon.com
GARAGE
aerie
PACSUN
LOADING DOCK #3
sleep number
Foot Locker
AMERICAN EAGLE OUTFITTERS
abercrombie kids
zumiez
THE M DEN
SOLSTICE SUNGLASS BOUTIQUE
KAY JEWELERS
J.Jill
EXPRESS
NOVI GRILL
YOUNG'S LOTUS EXPRESS
FRESH HEALTHY CAFE
SUKI HANA
FOSSIL
VACANT
NORTH AMERICAN BANCARD
SUB CITY SQUEEZE
SUPER LIFE
Häagen-Dazs
DAKOTA WATCH COMPANY
jcpenney
sears
LensCrafters
WINDSOR
GAMEDAY DETROIT
VACANT
DUET SALON & SPA
YANKEE CANDLE
at&t
SUSHI CAFE
WONDERFUL NAILS
H&M
(NEW SPACE)
GYMBOREE
Soma
BACHRACH
VACANT
LOFT
NORTH AMERICAN BANCARD
chico's
shi
WALKING COMPANY
CAMPUS DEN
ALDO
Abercrombie & Fitch
Justice
crocs
DETROIT CITY SPORTS
charlotte russe
TALBOTS
RELAX & WELLNESS CENTER
amazon.com
macy's
LOWER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant
N

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-25

BANK 2018-BNK11	Twelve Oaks Mall

Mortgage Loan No. 1 – Twelve Oaks Mall

NORDSTROM
BANANA REPUBLIC
American Girl
VACANT
kate spade
MICHAEL KORS
COACH
ecco
CLUB MONACO
lululemon athletica
NORTH AMERICAN BANCARD
PRETZEL PEDDLER
WILLIAMS-SONOMA
BCBGMAXAZRIA
VICTORIA'S SECRET
Bath&BodyWorks
ZALES
LUSH
VANS
claire's
Buckle
GAP
H&M
(OLD SPACE)
jcpenney
sears
Finish Line
LE NAILS
HOT TOPIC
ATHLETA
HOLLISTER
PANDORA
sunglass hut
POTTERY BARN
Lids
GNC
H&M
(NEW SPACE)
Eddie Bauer
CHAMPS
Payless
Brookstone
AVEDA
ANN TAYLOR
ART-IS-IN-MARKET
MERIT
Scrubs
FOREVER 21
macy's
UPPER LEVEL
Anchor / Major
Non Anchor / In-line
Vacant

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-26

BANK 2018-BNK11	Twelve Oaks Mall

Mortgage Loan No. 1 – Twelve Oaks Mall

Twelve Oaks Mall
27500 Novi Road
Novi, MI 48377
Orchard Lake Village
Orchard Lake
Dodge Bros. State Park
Oakley Park Rd
Pontiac Trail
West Bloomfield Township
Walnut Lake Rd
Wolverine Lake
Walled Lake
Haggerty Hwy
Bloomfield Avenue Shoppes
Robert H. Long Park
Halsted Rd
Drake Rd
Farmington Rd
Orchard Lake Rd
14 Mile Rd
OAKLAND COUNTY
Foster Specialty Foods
Lyon Oaks Park
Wixom
S. Lake Drive
Novi Rd
Harman International
Magna
Ryder
West Rd
Metalsa
National Integrated Systems
NHK Intl. Corporation
Novi Lakeshore Park
Michigan St. Univ. Tollgate Education Conference Ctr.
Art Institute of Michigan
Farmington Hills
12 Mile Rd
Nissan Technical Center
ITC Transmission
Grand River Ave
Twelve Mile Crossing at Fountain Walk
West Oaks I and II
Providence-Providence Park Hospital
Bosch Group
Mercedes-Benz Financial Services
Oakland Comm. College-Orchard Ridge Campus
11 Mile Rd
Suburban Collection Showplace
Novi Town Center
W. 11 Mile Rd
Novi
Heritage Park
Napier Rd
Wixom Rd
Beck Rd
Taft Rd
Meadowbrook Rd
Haggerty Rd
10 Mile Rd
Grand River Ave
Farmington
Links of Novi Golf Course
West Novi Park
Elia Mae Power Park
9 Mile Rd
Detroit 21 miles
Founders Sports Park
8 Mile Rd
Northville
Northville Historical Society
Meadowbrook Country Club
Maybury State Park
Northridge Grove Shopping Ctr.
Whispering Willows GC
Northville Downs
Bicentennial Park
7 Mile Rd
Cass Benton Parkway
Schoolcraft College
WAYNE COUNTY
Laurel Place Park Mall
Farmington Rd
Merriman Rd
6 Mile Rd
Northville Village Shopping Ctr.
Livonia
Ridge Rd
Sheldon Rd
Northville Rd
Newburgh Rd
5 Mile Rd
Mission Hills Country Club
Robert Bosch Plymouth Twp. Technical Ctr.
Plymouth Township
Madonna College
Territorial Rd
Ann Arbor 14 miles
Plymouth
96
696
275
5
14
Clarkston
Auburn Hills
Rochester Hills
Waterford
Pontiac
Shelby
LIVINGSTON COUNTY
OAKLAND COUNTY
MACOMB COUNTY
Troy
Milford
West Bloomfield
Bloomfield Hills
Sterling Heights
Birmingham
Brighton
Wixom
Farmington Hills
Royal Oak
Warren
South Lyon
Novi
Farmington
Southfield
Oak Park
Ferndale
Whitmore Lake
Livonia
Redford
Hamtramck
WASHTENAW COUNTY
Plymouth
DETROIT
Dearborn Heights
Canton
WAYNE COUNTY
Dearborn
WINDSOR
Westland
Inkster
ANN ARBOR
Wayne
River Rouge
Romulus
Allen Park
Ypsilanti
ONTARIO
Wyandotte
Taylor
LaSalle
Belleville
Grosse Isle
Saline
Woodhaven
Trenton
Amherstburg

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-27

BANK 2018-BNK11	Twelve Oaks Mall

Mortgage Loan No. 1 – Twelve Oaks Mall

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$66,666,666			Location:	Novi, MI 48377
Cut-off Date Balance(1):	$66,593,280			General Property Type:	Retail
% of Initial Pool Balance:	9.7%			Detailed Property Type:	Super Regional Mall
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	The Taubman Realty Group Limited Partnership			Year Built/Renovated:	1977/2007
				Size(5):	716,771 SF
Mortgage Rate:	4.3985%			Cut-off Date Balance per SF(1):	$279
Note Date:	2/28/2018			Maturity Date Balance per SF(1):	$229
First Payment Date:	4/6/2018			Property Manager:	The Taubman Company LLC, (borrower-related)
Maturity Date:	3/6/2028
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$30,594,826
Seasoning:	1 month			UW NOI Debt Yield(1):	15.3%
Prepayment Provisions(2):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at Maturity(1):	18.6%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	2.55x
Additional Debt Type(3):	Pari Passu/B Note			Most Recent NOI:	$34,136,114 (11/30/2017 TTM)
Additional Debt Balance(3):	$133,186,563/$99,889,922			2nd Most Recent NOI:	$36,269,109 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$35,697,165 (12/31/2015)
Reserves(4)				Most Recent Occupancy(6)(7):	91.9% (2/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(7):	92.9% (11/30/2017)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy(7):	94.6% (12/31/2016)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$552,900,000 (12/14/2017)
Replacement Reserves:	$0	Springing	$274,500	Cut-off Date LTV Ratio(1):	36.1%
TI/LC:	$0	Springing	$1,647,000	Maturity Date LTV Ratio(1):	29.7%
Tenant Specific TI/LC Reserve:	$4,627,403	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$200,000,000	66.7%	Loan Payoff:	(8)	(8)
Subordinate Companion Loan Amount:	$100,000,000	33.3%	Principal Equity Distribution:	(8)	(8)
			Reserves:	$4,627,403	1.5%
			Closing Costs:	$853,367	0.3%
Total Sources:	$300,000,000	100.0%	Total Uses:	$300,000,000	100.0%

(1)	The Twelve Oaks Mall Mortgage Loan (as defined below) is part of the Twelve Oaks Mall Whole Loan (as defined below), which is comprised of four pari passu senior notes and three subordinate notes with an aggregate original principal balance of $300,000,000. The Twelve Oaks Mall pari passu senior notes have a combined original principal balance of $200,000,000 and the subordinate notes have a combined original principal balance of $100,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the senior notes totaling $200,000,000 without regard to the subordinate notes. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the aggregate note balance of the Twelve Oaks Mall Whole Loan (including the subordinate notes) are $418, $343, 10.2%, 12.4%, 1.58x, 54.2%, and 44.5%, respectively.

(2)	Defeasance of the Twelve Oaks Mall Whole Loan is permitted at any time after the earlier of (i) February 28, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Twelve Oaks Mall Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in April 2018.

(3)	See “—The Mortgage Loan” and “--Additional Secured Indebtedness (not including trade payables)” below for a discussion of the additional debt.

(4)	See “—Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The size shown represents the space that serves as collateral for the Twelve Oaks Mall Whole Loan. Including non-collateral space, the total square footage is 1,519,224 SF.

(6)	Most Recent Occupancy includes two tenants that are currently in occupancy and paying rent, have executed leases to relocate to new spaces, but are not yet in occupancy or paying rent on such new spaces (and as to which occupancy is based on the new spaces): H&M currently occupies a 9,171 SF space (1.3% of NRA), has executed a lease to relocate to a 24,440 SF space (3.4% of NRA) and is anticipated to take occupancy and begin paying rent on the new space in November 2018; and lululemon athletica currently occupies a 3,467 SF space (0.5% of NRA), has executed a lease to relocate to a 5,392 SF space (0.8% of NRA) and is anticipated to take occupancy and begin paying rent on the new space in June 2018. In addition, Most Recent Occupancy includes Pinkberry (718 SF, 0.1% of NRA), which has executed a new lease, is not yet in occupancy or paying rent and is expected to take occupancy and begin paying rent in March 2018. In addition, Most Recent Occupancy includes Bachrach (4,494 SF, 0.6% of NRA) that has filed for bankruptcy but is currently in-place. In addition, Most Recent Occupancy includes seven tenants totaling 14,673 SF (2.0% of NRA) that are currently in occupancy at the Twelve Oaks Mall Property and have lease renewals out for signature that have not been executed. These seven tenants include Sephora (5,700 SF, 0.8% of NRA), J Jill (4,075, 0.6% of NRA), Journeys (2,191 SF, 0.3% of NRA), Journeys Kidz (1,108 SF, 0.2% of NRA), GNC Live Well (954 SF, 0.1% of NRA), SGH Sunglass Hut (581 SF, 0.1% of NRA) and 3D Innovations (64 SF, 0.0% of NRA). We cannot assure you that these tenants will take occupancy, execute the renewals, begin paying rent or continue paying rent as anticipated or at all.

(7)	The occupancy rates shown represent the portion of the Twelve Oaks Mall (as defined below) that serves as collateral for the Twelve Oaks Mall Whole Loan. Including the non-collateral anchor stores (see “Tenant Summary” below), Most Recent Occupancy was 96.2% as of February 1, 2018; 2nd Most Recent Occupancy was 96.7% as of November 30, 2017; and 3rd Most Recent Occupancy was 97.5% as of December 31, 2016.

(8)	Prior to loan origination, the Twelve Oaks Mall Property did not secure a mortgage loan but was included in a pool of assets supporting corporate borrowing by The Taubman Realty Group Limited Partnership. The proceeds of the Twelve Oaks Mall Whole Loan were used to repay a portion of the outstanding corporate loan, fund reserves and pay origination costs. As of February 28, 2018, the Twelve Oaks Mall Property was no longer included in the pool of assets supporting the aforementioned corporate loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-28

BANK 2018-BNK11	Twelve Oaks Mall

The Mortgage Loan. The largest mortgage loan (the “Twelve Oaks Mall Mortgage Loan”) is part of a whole loan (the “Twelve Oaks Mall Whole Loan”) consisting of four senior pari passu promissory notes (Promissory Note A-1, Promissory Note A-2, Promissory Note A-3-1 and Promissory Note A-3-2) with an original principal balance of $200,000,000 (the “Twelve Oaks Mall Senior Loan”) and three promissory notes that are subordinate to the senior pari passu notes and pari passu with each other (Promissory Note B-1, Promissory Note B-2 and Promissory Note B-3) with an original principal balance of $100,000,000 (the “Twelve Oaks Mall Subordinate Loan”). The Twelve Oaks Mall Whole Loan had an aggregate original principal balance of $300,000,000 and is secured by a first mortgage encumbering the fee interest in a super regional mall located in Novi, Michigan (the “Twelve Oaks Mall Property”). The Twelve Oaks Mall Whole Loan was co-originated on February 28, 2018 by Goldman Sachs Mortgage Company, JP Morgan Chase Bank, National Association, and Wells Fargo Bank, National Association. The Twelve Oaks Mall Senior Loan has an interest rate of 4.3985% per annum and the Twelve Oaks Mall Subordinate Loan has an interest rate of 5.7500% per annum, resulting in a weighted average interest rate of 4.8490% per annum on the Twelve Oaks Mall Whole Loan.

The non-controlling Promissory Note A-2, which represents the Twelve Oaks Mall Mortgage Loan, will be contributed to the BANK 2018-BNK11 securitization trust, and has an original principal balance of $66,666,666. The non-controlling Note A-1 has an original principal balance of $66,666,668 and was contributed to the GSMS 2018-GS9 securitization trust. The non-controlling Note A-3-1 has an original principal balance of $50,000,000 and is currently held by JP Morgan Chase Bank, National Association and is expected to be contributed to one or more future securitization trusts. The non-controlling Note-A-3-2 has an original principal balance of $16,666,666, is currently held by JP Morgan Chase Bank, National Association and is expected to be contributed to one or more future securitization trusts. The mortgage loans evidenced by Promissory Notes A-1, A-3-1 and A-3-2 are collectively referred to herein as the “Twelve Oaks Mall Non-Serviced Pari Passu Companion Loans”. The Twelve Oaks Mall Whole Loan is serviced pursuant to the pooling and servicing agreement for the GSMS 2018-GS9 securitization trust. See “Description of the Mortgage Pool—The Whole Loans— The Twelve Oaks-MI Pari Passu-A/B Whole Loan” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The proceeds of the Twelve Oaks Mall Whole Loan were used to partially prepay an existing corporate borrowing, fund reserves and pay origination costs.

Twelve Oaks Mall Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece

Twelve Oaks Mall Senior Loan Summary

A-1	$66,666,668	$66,593,282	GSMS 2018-GS9	No
A-2	$66,666,666	$66,593,280	BANK 2018-BNK11	No
A-3-1	$50,000,000	$49,944,961	Benchmark 2018-B3	No
A-3-2	$16,666,666	$16,648,320	JPMCB	No
Total Twelve Oaks Senior Loan	$200,000,000	$199,779,843

Twelve Oaks Mall Subordinate Loan Summary

B-1	$33,333,333	$33,296,640	Teachers Insurance and Annuity Association of America	Yes
B-2	$33,333,334	$33,296,641	Teachers Insurance and Annuity Association of America	Yes
B-3	$33,333,333	$33,296,640	Teachers Insurance and Annuity Association of America	Yes
Total Twelve Oaks Subordinate Loan	$100,000,000	$99,889,922

Total	$300,000,000	$299,669,765

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-29

BANK 2018-BNK11	Twelve Oaks Mall

The following table presents certain information relating to the Twelve Oaks Mall Whole Loan:

(1)	Based on the appraised value of $552,900,000 as of December 14, 2017.

(2)	Based on the UW NOI of $30,594,826 and the UW NCF of $30,011,109.

The Borrower and the Sponsor. The borrower is TVO Mall Owner LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “Twelve Oaks Mall Borrower”). Legal counsel to the Twelve Oaks Mall Borrower delivered a non-consolidation opinion in connection with the origination of the Twelve Oaks Mall Whole Loan. The non-recourse carveout guarantor under the Twelve Oaks Mall Whole Loan is The Taubman Realty Group Limited Partnership, an indirect owner of the Twelve Oaks Mall Borrower.

Taubman Centers, Inc. (NYSE: TCO “Taubman”) is a Michigan corporation (incorporated in 1973) that operates as a self-administered and self-managed real estate investment trust. The Taubman Realty Group Limited Partnership (“TRG”) is a majority-owned partnership subsidiary of Taubman that owns direct or indirect interests in all of Taubman’s real estate properties. Taubman owns, leases, acquires, disposes of, develops, expands, and manages shopping centers and interests in shopping centers. As of March 2018, Taubman owned, managed and/or leased 27 regional, super-regional and outlet shopping centers in the United States and Asia.

The Property. The Twelve Oaks Mall Property comprises 716,771 SF of a 1,519,224 SF super regional mall located in Novi, Michigan (the “Twelve Oaks Mall”). The Twelve Oaks Mall Property was constructed in 1977 and renovated in 2007. The Twelve Oaks Mall is anchored by Nordstrom (pursuant to a ground lease), Macy’s, JCPenney, Sears and Lord & Taylor (of the five anchors, only Nordstrom serves as collateral for the Twelve Oaks Mall Whole Loan). Additional tenants at the Twelve Oaks Mall Property include Apple, Tumi, H&M, Soma, Banana Republic, lululemon athletica, Club Monaco, Hollister, Gap and Michael Kors. TRG has been the indirect owner of the Twelve Oaks Mall Property since it was constructed in 1977. The Twelve Oaks Mall Property underwent an expansion and renovation of approximately 322,000 SF in 2007 at a reported cost of approximately $63 million that included adding Nordstrom as a fifth anchor.

As of February 1, 2018, the Twelve Oaks Mall Property was 91.9% occupied by 163 tenants, excluding the four non-collateral anchor stores; and including non-collateral anchors, the overall Twelve Oaks Mall was 96.2% occupied. As of December 31, 2017, the comparable sales and occupancy cost for inline tenants (less than 10,000 SF (excluding Apple)) were approximately $534 per SF and 16.3%, respectively, while including Apple, the comparable sales and occupancy cost for inline tenants (less than 10,000 SF) were approximately $654 per SF and 13.4%, respectively.

The following table presents a summary of historical comparable in-line sales and occupancy costs:

	Comparable In-line Tenant Sales PSF(1)		Comparable In-line Tenant Occupancy Cost(1)
Year	w/ Apple	w/o Apple	w/ Apple	w/o Apple
2014	$492	$492	18.2%	18.2%
2015	$594	$504	14.6%	17.2%
2016	$608	$508	14.0%	16.8%
2017	$654	$534	13.4%	16.3%

(1)	Comparable In-line Tenant Sales PSF and Comparable In-line Tenant Occupancy Cost reflect comparable in-line tenants that are less than 10,000 SF with at least 12 months of sales data. Sales PSF are as of December 31 unless otherwise indicated and excludes temporary tenants.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-30

BANK 2018-BNK11	Twelve Oaks Mall

The following table presents certain information relating to the anchors and junior anchors. Certain tenants may have co-tenancy provisions permitting the early termination of their leases based on sales performance and/or occupancy at the Twelve Oaks Mall Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA	% of Total GLA	Total Rent(2)	Total Rent $ PSF(2)	Sales (12/31/2017TTM)		Occ. Cost %(3)	Lease Expiration
						$	PSF
Anchors
Macy's (non-collateral)	BBB/Baa3/BBB-	300,212	19.8%	$315,223	$1.05	N/A	N/A	N/A	N/A
Sears, Roebuck & Company (non-collateral)	C/Ca/CC	228,429	15.0%	$6,000	$0.03	N/A	N/A	N/A	N/A
J.C. Penney (non-collateral)	B+/B1/B+	148,812	9.8%	$170,294	$1.14	N/A	N/A	N/A	N/A
Lord & Taylor (non-collateral)	NR/B3/B	125,000	8.2%	$127,680	$1.02	N/A	N/A	N/A	N/A
Nordstrom (Ground Lease)(4)	BBB+/Baa1/BBB+	167,000	11.0%	$20,000	$0.12	N/A	N/A	N/A	2/28/2023(5)
Total Anchors		969,453	63.8%

Junior Anchors
H&M(6)	NR/NR/NR	24,440	1.6%	$725,000	$29.66	$2,565,364	$280	18.6%	1/31/2029(7)
Forever 21	NR/NR/NR	22,996	1.5%	$1,476,160	$64.19	$5,015,144	$218	29.4%	1/31/2025
Victoria’s Secret	NR/NR/NR	14,798	1.0%	$1,221,544	$82.55	$9,675,861	$654	12.6%	1/31/2025
Pottery Barn	NR/NR/NR	10,299	0.7%	$206,816	$20.08	$3,752,693	$364	5.5%	1/31/2020
Total Junior Anchors		72,533	4.8%

Occupied In-line(8)		418,045	27.5%	$30,486,407	$72.93
Occupied Kiosk		747	0.0%	$223,433	$299.11
Occupied Other		50	0.0%	$43,200	$864.00
Vacant		58,396	3.8%	$0	$0.00

Total Property Collateral SF		716,771	47.2%
Total SF		1,519,224	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(2)	Total Rent and Total Rent $ PSF represent the annual underwritten base rent plus underwritten operating expense reimbursements.

(3)	Occupancy cost shown is based on annual underwritten base rent plus operating expense reimbursements divided by 2017 sales.

(4)	Nordstrom’s lease is a ground lease with a base rental rate of $1.00 per year. Nordstrom prepaid its ground rent for its entire lease term.

(5)	Nordstrom has eight, 10-year extension options with 12-months’ notice at a base rental rate equal to $1.00 per year.

(6)	H&M (24,440 SF) has executed a lease to relocate to a new space at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new space in November 2018. Tenant Sales $ PSF and Occupancy Cost is based on the tenant’s current space (9,171 SF). All other information above is based on the new lease. H&M has the right to terminate its lease if the borrower does not deliver the new suite by March 2019. In addition, H&M has the right to terminate its lease effective as of the last day of the fifth lease year (ending December 2023) if gross sales during the fourth lease year do not exceed $6,500,000.

(7)	H&M has five, two-year extension options with 270-days notice.

(8)	Occupied In-Line Total Rent includes one tenant Bachrach (4,494 SF), which has filed for bankruptcy and is currently in occupancy. There can be no assurance that Bachrach will remain open or pay rent going forward.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-31

BANK 2018-BNK11	Twelve Oaks Mall

The following table presents certain information relating to the major tenants (of which, certain tenants may have co-tenancy provisions) at the Twelve Oaks Mall Property based on underwritten base rent:

Ten Largest Tenants Based on Underwritten Base Rent
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant GLA	% of Owned GLA	UW Base Rent	% of Total UW Base Rent	UW Base Rent $ per SF	Tenant Sales $ per SF	Occupancy Cost(2)	Lease Expiration	Renewal / Extension Options
Forever 21	NR / NR / NR	22,996	3.2%	$1,476,160	6.3%	$64.19	$218	29.4%	1/31/2025	N/A
Victoria’s Secret	NR / NR / NR	14,798	2.1%	$887,880	3.8%	$60.00	$654	12.6%	1/31/2025	N/A
H&M(3)	NR / NR / NR	24,440	3.4%	$725,000	3.1%	$29.66	$280	18.6%	1/31/2029	5, 2-year options
Apple	NR / Aa1 / AA+	7,018	1.0%	$501,575	2.1%	$71.47	$6,692	1.6%	1/31/2024	1, 5-year option
Express	NR / NR / NR	8,000	1.1%	$480,000	2.0%	$60.00	$408	14.7%	1/31/2021	N/A
American Eagle	NR / NR / NR	5,796	0.8%	$465,975	2.0%	$80.40	$703	16.5%	1/31/2021	N/A
Sephora(4)	NR / NR / A+	5,700	0.8%	$458,328	2.0%	$80.41	$1,155	10.0%	1/31/2028	N/A
Hollister Co	NR / NR / BB-	6,018	0.8%	$451,350	1.9%	$75.00	$408	23.7%	4/30/2022	N/A
Abercrombie Fitch	NR / NR / BB-	9,817	1.4%	$441,765	1.9%	$45.00	$199	33.6%	1/31/2021	N/A
lululemon athletica(5)	NR / NR / NR	5,392	0.8%	$412,488	1.8%	$76.50	$2,673	3.1%	1/31/2024	1, 5-year option
Ten Largest Owned Tenants		109,975	15.3%	$6,300,522	26.8%	$57.29
Remaining Owned Tenants		548,400	76.5%	$17,177,403	73.2%	$31.32
Vacant Spaces (Owned Space)		58,396	8.1%	$0	0.0%	$0.00
Totals / Wtd. Avg. All Owned Tenants		716,771	100.0%	$23,477,925	100.0%	$35.66

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Occupancy cost shown is based on annual underwritten base rent plus operating expense reimbursements divided by 2017 sales.

(3)	H&M has executed a lease to relocate to a new suite (24,440 SF) at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in November 2018. Tenant Sales $ per SF and Occupancy Cost are based on the SF and total rent for the old suite of 9,171 SF. All other information above is based on the new lease. H&M has the right to terminate its lease if the borrower does not deliver the new suite by March 2019. In addition, H&M has the right to terminate its lease effective as of the last day of the fifth lease year (ending December 2023) if gross sales during the fourth lease year do not exceed $6,500,000.

(4)	Sephora is currently in occupancy and has a lease renewal out for signature that has not been executed. There can be no assurance that any such renewal lease will be executed.

(5)	lululemon athletica has executed a lease to relocate to a new suite (5,392 SF) at the Twelve Oaks Mall Property and is anticipated to take occupancy and begin paying rent for the new suite in June 2018. Tenant Sales $ per SF and Occupancy Cost based on the SF and total rent for the old suite of 3,467 SF. All other information above is based on the new lease.

The following table presents certain information relating to the lease rollover schedule at the Twelve Oaks Mall Property:

Lease Rollover Schedule(1)(2)(3)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of Total SF Rolling	Total UW Rent Rolling	UW Rent PSF Rolling	% of Total Rent Rolling	Cumulative % of Total Rent Rolling
MTM	2	645	0.1%	0.1%	$132,500	$205.43	0.6%	0.6%
2018	16	48,525	6.8%	6.9%	$120,932	$2.49	0.5%	1.1%
2019	20	45,952	6.4%	13.3%	$1,421,451	$30.93	6.1%	7.1%
2020	28	68,621	9.6%	22.8%	$2,995,226	$43.65	12.8%	19.9%
2021	21	68,686	9.6%	32.4%	$3,185,639	$46.38	13.6%	33.5%
2022(4)	19	48,335	6.7%	39.2%	$3,048,766	$63.08	13.0%	46.4%
2023	13	200,012	27.9%	67.1%	$2,099,433	$10.50	8.9%	55.4%
2024(5)	9	37,022	5.2%	72.2%	$2,193,775	$59.26	9.3%	64.7%
2025	12	67,267	9.4%	81.6%	$4,260,592	$63.34	18.1%	82.9%
2026	7	10,866	1.5%	83.1%	$754,087	$69.40	3.2%	86.1%
2027	10	20,500	2.9%	86.0%	$1,363,232	$66.50	5.8%	91.9%
2028(6)	4	9,079	1.3%	87.3%	$798,168	$87.91	3.4%	95.3%
2029 & Beyond(7)	2	32,865	4.6%	91.9%	$1,104,125	$33.60	4.7%	100.0%
Vacant	0	58,396	8.1%	100.0%	$0	$0.00	0.0%	100.0%
Total / Wtd. Avg.(8)	163	716,771	100.0%		$23,477,925	$35.66	100.0%

(1)	Based on the underwritten rent roll. Calculated based on approximate square footage occupied by each Owned Tenant.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Seven tenants totaling 14,673 SF (2.0% of NRA) are currently in occupancy at the Twelve Oaks Mall Property and have lease renewals out for signature that have not been executed. The lease expiration dates reflected in in the Lease Rollover Schedule assume that these lease renewals have been executed. There can be no assurance that these lease renewals will be executed. These seven tenants include Sephora (5,700 SF, 0.8% of NRA), J Jill (4,075, 0.6% of NRA), Journeys (2,191 SF, 0.3% of NRA), Journeys Kidz (1,108 SF, 0.2% of NRA), GNC Live Well (954 SF, 0.1% of NRA), SGH Sunglass Hut (581 SF, 0.1% of NRA) and 3D Innovations (64 SF, 0.0% of NRA).

(4)	Includes one tenant Bachrach (4,494 SF, 0.6% of NRA), which has filed for bankruptcy and is currently in occupancy. There can be no assurance that Bachrach will remain open.

(5)	lululemon athletica currently occupies a 3,467 SF space (0.5% of NRA), has executed a lease to relocate to a 5,392 SF space (0.8% of NRA) and is expected to take occupancy and begin paying rent on its new space in June 2018. The information shown above reflects the tenant’s new lease and space.

(6)	Pinkberry (718 SF, 0.1% of NRA) has executed a lease but is not yet in occupancy or paying rent. The tenant is expected to take occupancy and begin paying rent in March 2018.

(7)	H&M currently occupies a 9,171 SF space (1.3% of NRA), has executed a lease to relocate to a 24,440 SF space (3.4% of NRA) and is expected to take occupancy and begin paying rent on its new space in November 2018. The information shown above reflects the tenant’s new lease and space.

(8)	Weighted Average UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-32

BANK 2018-BNK11	Twelve Oaks Mall

The Market. According to the appraisal, the Twelve Oaks Mall Property is a super regional mall located in the Detroit-Warren-Livonia and Ann Arbor metropolitan statistical area. The Twelve Oaks Mall Property is located at the intersection of Twelve Mile Road and Novi Road and is less than one mile from Interstate 96 and approximately 25 miles northwest of the Detroit central business district. As of the fourth quarter of 2017, the total estimated population within a three- and five-mile radius of the Twelve Oaks Mall Property is 54,918 and 155,524 respectively. The average household income within a three- and five-mile radius of the Twelve Oaks Mall Property is approximately $116,114 and $115,649, respectively. Fortune 500 companies located in the Southeast Michigan region include Ally, Autoliv, BorgWarner, DTE Energy, Ford Motor Company, General Motors and Kelly Services, and over 350,000 daytime employees are within 10 miles of the Twelve Oaks Mall Property. In addition, Michigan State University, Eastern Michigan University and the University of Michigan are all within a 45-minute drive of the Twelve Oaks Mall Property, and have a combined student population of approximately 116,000.

According to the appraisal, the Twelve Oaks Mall Property is located within the South Oakland submarket of the Detroit Retail market. As of the fourth quarter of 2017, the Detroit Retail market reported a total inventory of approximately 34.4 million SF with a 10.9% vacancy rate. For the same period, the South Oakland Submarket reported a total inventory of approximately 7.2 million SF with a 6.7% vacancy rate. The South Oakland submarket exhibited the lowest vacancy of the five submarkets within the Detroit Retail market. The appraiser identified a competitive set comprising five super regional malls located within 35 miles of the Twelve Oaks Mall Property, which exhibited an average occupancy rate of approximately 92.2%. The appraiser concluded to a market rent for the in-line space at the Twelve Oaks Mall Property of $49.98 per square foot.

The following table presents certain information relating to the primary competition for the Twelve Oaks Mall Property:

Competitive Property Summary
Property Name	Center Type	Proximity	Total GLA	Year Built	Year Renovated	Anchor Tenants	Occupancy	In-line Sales PSF(1)
Twelve Oaks Mall	Super Regional	N/A	1,519,224(2)	1977	2007	Macy’s, Sears, JCPenney, Lord & Taylor and Nordstrom	96.2%(2)	$654
The Somerset Collection	Super Regional	20 miles	1,790,000	1968	1992	Macy’s, Neiman Marcus, Nordstrom and Saks Fifth Avenue	98.0%	$820
Westland Shopping Center	Super Regional	16 miles	1,055,000	1965	2000/2004	JCPenney, Kohl’s, Sears and Macy’s (vacant)	90.0%	$400
Fairlane Town Center	Super Regional	25 miles	1,850,000	1976	2016	JCPenney, Macy’s, Sears and AMC Theatres	88.0%	$425
Southland Center	Super Regional	30 miles	925,000	1970	2000	JCPenney, Macy’s and Cinemark Theatres	90.0%	$400
Briarwood Mall	Super Regional	35 miles	1,040,000	1973	2013	JCPenney, Macy’s, Sears and Von Maur	95.0%	$550

Source: Appraisal

(1)	Represents sales for comparable in-line tenants for most recent period from appraisal, or for the Twelve Oaks Mall Property, reported by the tenants to the Twelve Oaks Mall Borrower and not independently verified.

(2)	The Total GLA and Occupancy shown represent both collateral and non-collateral portions of the Twelve Oaks Mall. The collateral for the Twelve Oaks Mall Whole Loan comprises 716,771 SF and was 91.9% occupied as of February 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-33

BANK 2018-BNK11	Twelve Oaks Mall

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Twelve Oaks Mall Property:

Cash Flow Analysis
	2015	2016	11/30/2017 TTM	UW(1)(2)(3)	UW PSF
Base Rent	$25,272,604	$25,599,940	$24,380,484	$23,477,925	$32.76
Overage / Percentage Rent	$1,008,401	$770,060	$785,905	$519,807	$0.73
Kiosks / Temporary / Specialty	$2,999,058	$3,135,407	$2,628,241	$2,628,241	$3.67
Total Recoveries	$17,492,057	$17,512,986	$16,920,527	$16,245,303	$22.66
Mark to Market Rental Adjustment	$0	$0	$0	($1,947,875)	($2.72)
Market Revenue from Vacant Units	$0	$0	$0	$4,724,224	$6.59
Other Income	$2,173,439	$2,451,682	$2,380,662	$1,975,791	$2.76
Less Vacancy & Credit Loss	$0	$0	$0	($4,724,224)(4)	($6.59)
Effective Gross Income	$48,945,558	$49,470,075	$47,095,819	$42,899,192	$59.85
Total Operating Expenses	$13,248,393	$13,200,966	$12,959,706	$12,304,366	$17.17
Net Operating Income	$35,697,165	$36,269,109	$34,136,114	$30,594,826	$42.68
Replacement Reserves	$0	$0	$0	$137,443	$0.19
Tenant Improvements	$0	$0	$0	$223,137	$0.31
Leasing Commissions	$0	$0	$0	$223,137	$0.31
Net Cash Flow	$35,697,165	$36,269,109	$34,136,114	$30,011,109	$41.87

Occupancy%(5)	94.6%	94.6%	92.9%	90.1%(4)
NOI DSCR(6)	3.04x	3.09x	2.90x	2.60x
NCF DSCR(6)	3.04x	3.09x	2.90x	2.55x
NOI Debt Yield(6)	17.9%	18.2%	17.1%	15.3%
NCF Debt Yield(6)	17.9%	18.2%	17.1%	15.0%

(1)	Underwritten base rent includes contractual rent steps through February 28, 2019.

(2)	Underwritten base rent includes 16 tenants that are paying reduced rent. The base rent in the leases is $2,349,960 for these 16 tenants, and the UW base rent for these tenants is $1,180,463. Underwritten base rent also includes one tenant Bachrach (4,494 SF, 0.6% of NRA) that has filed for bankruptcy but is currently in occupancy. There can be no assurance that Bachrach will remain open or pay rent going forward.

(3)	Underwritten base rent includes two tenants that are currently in occupancy and paying rent, have executed leases to relocate to new spaces, but are not yet in occupancy or paying rent on such new spaces (and as to which occupancy and underwritten rent is based on the new spaces): H&M currently occupies a 9,171 SF space (1.3% of NRA), has executed a lease to relocate to a 24,440 SF space (3.4% of NRA) and is anticipated to take occupancy and begin paying rent on the new space in November 2018; and lululemon athletica currently occupies a 3,467 SF space (0.5% of NRA), has executed a lease to relocate to a 5,392 SF space (0.8% of NRA) and is anticipated to take occupancy and begin paying rent on the new space in June 2018. In addition, underwritten base rent includes Pinkberry (718 SF, 0.1% of NRA), which has executed a new lease, is not yet in occupancy or paying rent and is expected to take occupancy and begin paying rent in March 2018. In addition, underwritten base rent includes Bachrach (4,494 SF, 0.6% of NRA) that has filed for bankruptcy but is currently in-place. In addition, underwritten base rent includes seven tenants totaling 14,673 SF (2.0% of NRA) that are currently in occupancy at the Twelve Oaks Mall Property and have lease renewals out for signature that have not been executed. These seven tenants include Sephora (5,700 SF, 0.8% of NRA), J Jill (4,075, 0.6% of NRA), Journeys (2,191 SF, 0.3% of NRA), Journeys Kidz (1,108 SF, 0.2% of NRA), GNC Live Well (954 SF, 0.1% of NRA), SGH Sunglass Hut (581 SF, 0.1% of NRA) and 3D Innovations (64 SF, 0.0% of NRA). The underwritten base rent for these seven tenants is based on the rental rate currently being paid by each respective tenant and not on the prospective rent of the leases out for signature. We cannot assure you that these tenants will take occupancy, execute the renewals, begin paying rent or continue paying rent as anticipated or at all.

(4)	The underwritten economic vacancy is 9.9%. The Twelve Oaks Mall Property was 91.9% leased as of February 1, 2018.

(5)	The occupancy rates shown represent the portion of the Twelve Oaks Mall that serves as collateral for the Twelve Oaks Mall Whole Loan. The Most Recent Occupancy of the Twelve Oaks Mall, including the non-collateral tenants Macy’s (300,212 SF), Sears, Roebuck & Company (228,429 SF), J.C. Penney (148,812 SF) and Lord & Taylor (125,000 SF), was 96.2% as of February 1, 2018.

(6)	Debt service coverage ratios and debt yields are based on the Twelve Oaks Mall Senior Loan, and exclude the Twelve Oaks Mall Subordinate Loan.

Escrows and Reserves. The Twelve Oaks Mall Whole Loan documents provide for upfront reserves in the amount of $4,627,403 for outstanding tenant obligations related to eight tenants.

On each due date during a Twelve Oaks Mall Trigger Period (as defined below) or an event of default under the Twelve Oaks Mall Whole Loan, the Twelve Oaks Mall Borrower is required to fund certain reserve accounts including (i) a tax reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay taxes over the then succeeding 12-month period; (ii) an insurance reserve in an amount equal to one-twelfth of the amount that the lender reasonably estimates will be necessary to pay insurance premiums over the then succeeding 12-month period (unless no event of default has occurred and is continuing and the Twelve Oaks Mall Borrower has delivered evidence to the lender that the insurance required is maintained under an acceptable blanket insurance policy for which premiums have been paid in full); (iii) a tenant improvement and leasing commissions (“TI/LC”) reserve in an amount equal to $68,625, subject to a cap of $1,647,000 (excluding any termination fees deposited); and (iv) a capital expenditure reserve in an amount equal to $11,438, subject to a cap of $274,500. During a Twelve Oaks Mall Trigger Period or an event of default, the Twelve Oaks Mall Borrower is required to deposit all termination fees into the TI/LC reserve account, provided that during a Twelve Oaks Mall Trigger Period that is continuing solely due to a Twelve Oaks Mall Tier 1 Trigger Period (as defined below), the Twelve Oaks Mall Borrower may retain termination fees associated with any one lease that are less than $375,000. In lieu of such escrow amounts, the Twelve Oaks Mall Borrower may deposit with the lender a letter of credit in the maximum amount required for the applicable reserve above.

In addition, on each due date during the continuance of a Twelve Oaks Mall Trigger Period (other than a Twelve Oaks Mall Tier 1 Trigger Period), the related loan documents require an excess cash reserve as discussed under “—Lockbox and Cash Management” below.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-34

BANK 2018-BNK11	Twelve Oaks Mall

A “Twelve Oaks Mall Trigger Period” will commence upon the earlier of the following:

(i)	the trailing 12-month net operating income being less than $29,250,000 for two consecutive fiscal quarters (a “Twelve Oaks Mall Tier 1 Trigger Period”);
(ii)	the trailing 12-month net operating income being less than $26,000,000 for two consecutive fiscal quarters (a “Twelve Oaks Mall Tier 2 Trigger Period”); or
(iii)	the period during which a Twelve Oaks Mall Tier 1 Trigger Period is occurring (but not also a Tier 2 Trigger Period) and any two anchors (other than Sears) have gone dark in more than 20% of its premises for at least 60 consecutive days (excluding restoration, renovation or re-tenanting periods) (a “Dark Anchor Trigger Period”).

A Twelve Oaks Mall Trigger Period will end upon the occurrence of the following:

●	with regard to clause (i), the trailing 12-month net operating income being equal to or greater than $29,250,000 for four consecutive fiscal quarters; and
●	with regard to clause (ii), the trailing 12-month net operating income being equal to or greater than $26,000,000 for four consecutive fiscal quarters.

Lockbox and Cash Management. The Twelve Oaks Mall Whole Loan is structured with a hard lockbox and springing cash management. The related loan documents require the Twelve Oaks Mall Borrower to direct tenants to pay rent directly to a lender-controlled lockbox account and all cash revenues relating to the Twelve Oaks Mall Property and all other money received by the Twelve Oaks Mall Borrower or the property manager with respect to the Twelve Oaks Mall Property (other than tenant security deposits required to be held in escrow accounts) be deposited into such lockbox account or cash management account within one business day of receipt.

The Twelve Oaks Mall Borrower is permitted to maintain a bank account (the “Kiosk Account”) into which rents from persons who are parties to a license agreement or miscellaneous amounts received by the Twelve Oaks Mall Borrower that are not rents, payments, reimbursements or other amounts paid under any lease may be deposited. Any funds in excess of $150,000 are required to be remitted from the Kiosk Account into a borrower-controlled account. During the continuance of a Twelve Oaks Mall Trigger Period (other than due to a Twelve Oaks Mall Tier 1 Trigger Period) or an event of default under the Twelve Oaks Mall Whole Loan, all amounts contained in the Kiosk Account that exceed $50,000 are required to be remitted to the cash management account.

During the continuance of a Twelve Oaks Mall Trigger Period or event of default under the Twelve Oaks Mall Whole Loan, all funds in the lockbox account are required to be swept into the cash management account on a daily basis and, so long as only a Twelve Oaks Mall Tier 1 Trigger Period is continuing, remitted to the Twelve Oaks Mall Borrower on each due date after payment of the monthly debt service payment and all required reserves. During a Twelve Oaks Mall Trigger Period (other than a Twelve Oaks Mall Tier 1 Trigger Period) under the Twelve Oaks Mall Whole Loan all amounts on deposit in the cash management account after payment of debt service, required reserves (if the lender so elects, with respect to the continuance of an event of default) and operating expenses, are required to be reserved in an excess cash flow reserve account. During the continuance of an event of default under the Twelve Oaks Mall Whole Loan, all amounts on deposit in the cash management account may be applied at lender’s sole discretion. In addition, provided no event of default has occurred and is continuing, the Twelve Oaks Mall Borrower may obtain the lender’s release of excess cash flow trapped during a Dark Anchor Trigger Period (see “Escrows and Reserves” above) for the purposes of exercising its right to purchase non-collateral anchor spaces (see “Release of Property” below).

Additional Secured Indebtedness (not including trade debts). In addition to the Twelve Oaks Mall Mortgage Loan, the Twelve Oaks Mall Property secures the Twelve Oaks Mall Non-Serviced Pari Passu Companion Loans and the Twelve Oaks Mall Subordinate Loan. Amounts available to make payments of interest and principal on the Twelve Oaks Mall Whole Loan are generally applied (i) first, to accrued and unpaid interest on the Twelve Oaks Mall Mortgage Loan and Twelve Oaks Mall Non-Serviced Pari Passu Companion Loans on a pro rata and pari passu basis, (ii) second, to principal on the Twelve Oaks Mall Mortgage Loan and Twelve Oaks Mall Non-Serviced Pari Passu Companion Loans on a pro rata and pari passu basis until their principal balances have been reduced to zero, (iii) third, to accrued and unpaid interest on the Twelve Oaks Mall Subordinate Loan; and then (iv) fourth, to principal on the Twelve Oaks Mall Subordinate Loan until the principal balance has been reduced to zero. Such priorities and the allocation of collections on the Twelve Oaks Mall Whole Loan are set forth in an agreement between note holders governing the promissory notes comprising the Twelve Oaks Mall Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Twelve Oaks-MI Passu-AB Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not Permitted

Release of Property. The loan documents permit the Twelve Oaks Mall Borrower to purchase any of the non-collateral anchor pads (Macy’s, Lord & Taylor, JC Penney and Sears) subject to certain conditions outlined in the Twelve Oaks Mall Whole Loan documents. Following the acquisition of an anchor pad, provided no event of default has occurred and is continuing, the Twelve Oaks Mall Borrower has the right to the free release of such anchor pad together with any or all of certain unimproved portions of the Twelve Oaks Mall Property adjacent to such anchor pad (such adjacent parcels, the “Anchor Pad Release Parcels”) to either a permitted joint venture or an unaffiliated third party, subject to certain conditions outlined in the Twelve Oaks Mall Whole Loan documents, including among other things (i) the delivery of a REMIC opinion and (ii) the Twelve Oaks Mall Borrower may not convey more than 10% in the aggregate of the total acreage of all the Anchor Pad Release Parcels to unaffiliated third parties (but such limitation does not apply to a permitted joint venture). In addition, provided no event of default has occurred and is continuing, the Twelve Oaks Mall Borrower is permitted to obtain the release of a 24.8-acre unimproved parcel of land subject to the satisfaction of certain conditions outlined in the Twelve Oaks Mall Whole Loan documents, including among other things (a) such release may not reasonably be expected to have a material adverse effect and (b) delivery of a REMIC opinion.

Terrorism Insurance. The Twelve Oaks Mall Whole Loan documents require the Twelve Oaks Mall Borrower to maintain terrorism insurance in an amount equal to the full replacement cost of the Twelve Oaks Mall Property, as well as 18 months of rental loss and/or business interruption coverage, together with a 12-month extended period of indemnity following restoration. If TRIPRA is no longer in effect, then the Twelve Oaks Mall Borrower’s requirement will be capped at insurance premiums equal to two times the amount of the insurance premium payable in respect of the property and business interruption/rental loss insurance required under the related loan documents (excluding the cost of terrorism and earthquake components of such premiums). See “Risk Factors—Risks Related to the Mortgage Loans-Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-35

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 2 – Extra Space - TIAA Self Storage Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-36

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 2 – Extra Space - TIAA Self Storage Portfolio

MISSOURI
KANSAS
Leavenworth
Liberty
Gladstone
Kansas City
KANSAS CITY
Independence
Bonner Springs
Shawnee
Blue Springs
Raytown
Overland Park
Lenexa
Lee's Summit
Olathe
Grandview
Leawood
Belton

ONTARIO
Lake Ontario
Watertown
VERMONT
Montpelier
Portland
NEW HAMPSHIRE
Concord
Portsmouth
Manchester
Nashua
Haverhill
Rochester
Syracuse
Utica
NEW YORK
Schenectady
Troy
Ithaca
Albany
Shrewsbury
MASS.
BOSTON
Springfield
Worcester
Binghamton
Enfield
Providence
Elmira
Hartford
CT
RI
New Bedford
Scranton
PENNSYLVANIA
Williamsport
New Haven
Bridgeport
State College
Allentown
Newark
NEW YORK
Harrisburg
Reading
Trenton
NEW JERSEY
York
PHILADELPHIA
Atlantic Ocean
MD
Newark
Gaithersburg
Essex
BALTIMORE
Atlantic City
Dover
Annapolis
WASH. D.C.
DE
VA

Reno
Carson City
Lake Tahoe
SACRAMENTO
Santa Rosa
NEVADA
GREAT BASIN
SAN FRANCISCO
Oakland
Stockton
Modesto
Palo Alto
SAN JOSE
SIERRA NEVADA MTS.
Salinas
Monterey
Fresno
Visalia
CALIFORNIA
LAS VEGAS
Henderson
COAST RANGES
DEATH VALLEY NAT'L PARK
Bakersfield
San Luis Obispo
MOJAVE DESERT
AZ
Pacific Ocean
Barstow
Palmdale
Victorville
Santa Barbara
LOS ANGELES
Covina
San Bernardino
Norwalk
Long Beach
Westminster
Palm Springs
SAN DIEGO
Yuma
MEXICO

Extra Space - TIAA Storage Portfolio			
1 Extra Space Washington	Washington, DC	13 Extra Space Newark	Newark, DE
2 Extra Space San Jose	San Jose, CA	14 Extra Space Essex	Essex, MD
3 Extra Space San Diego	San Diego, CA	15 Extra Space New Bedford	New Bedford, MA
4 Extra Space Panorama City	Panorama City, CA	16 Extra Space Birmingham	Birmingham, AL
5 Extra Space Norwalk	Norwalk, CA	17 Extra Space Haverhill	Haverhill, MA
6 Extra Space Miami East	Miami, FL	18 Extra Space Shrewsbury	Shrewsbury, MA
7 Extra Space Miami West	Miami, FL	19 Extra Space Dallas	Dallas, TX
8 Extra Space Palo Alto	East Palo Alto, CA	20 Extra Space Enfield	Enfield, CT
9 Extra Space Covina	Covina, CA	21 Extra Space San Diego Miramar	San Diego, CA
10 Extra Space Gaithersburg	Gaithersburg, MD	22 Extra Space Shawnee	Shawnee, KS
11 Extra Space Philadelphia	Philadelphia, PA	23 Extra Space Overland Park	Overland Park, KS
12 Extra Space Westminster	Westminster, CA	24 Extra Space Tucson	Tucson, AZ

UTAH
Boulder
Aurora
DENVER
NEBRASKA
St. Joseph
KANSAS CITY
Grand Jct.
Colorado Springs
Salina
Topeka
COLORADO
KANSAS
Pueblo
La Junta
Dodge City
Wichita
Tulsa
Flagstaff
Santa Fe
Pampa
OKLAHOMA CITY
ALBUQUERQUE
Amarillo
Shawnee
ARIZONA
NEW MEXICO
OKLAHOMA
PHOENIX
Mesa
Wichita Falls
Durant
Lubbock
DALLAS
Las Cruces
FT. WORTH
TUCSON
EL PASO
Abilene
Arlington
Midland
Tyler
TEXAS
Waco
CIUDAD JUÁREZ
AUSTIN
Liberty
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Corpus Christi
Laredo
Alice
Gulf of Mexico
McAllen
MONTERREY
Brownsville

TENNESSEE
Chattanooga
CHARLOTTE
Fayetteville
Huntsville
Greenville
Fort Mill
NC
Decatur
Tupelo
Rome
BIRMINGHAM
Athens
Columbia
SC
ATLANTA
Augusta
MS
Tuscaloosa
ALABAMA
Macon
Charleston
Columbus
Hilton Head Is.
Meridian
Montgomery
GEORGIA
Savannah
Dothan
Albany
Waycross
Atlantic Ocean
Mobile
Valdosta
Tallahassee
Biloxi
Pensacola
Panama City
JACKSONVILLE
Gainesville
Ocala
Daytona Beach
ORLANDO
TAMPA
Melbourne
Gulf of Mexico
Clearwater
ST. PETERSBURG
FLORIDA
Port St. Lucie
Sarasota
West Palm Beach
Ft. Myers
Ft. Lauderdale
Naples
MIAMI

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-37

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

Mortgage Loan No. 2 – Extra Space - TIAA Self Storage Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$66,000,000			Location:	Various
Cut-off Date Balance(1):	$66,000,000			General Property Type:	Self Storage
% of Initial Pool Balance:	9.6%			Detailed Property Type:	Self Storage
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsors:	Extra Space Storage Inc.; TH Real Estate			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5325%			Size:	1,614,702 SF
Note Date:	2/2/2018			Cut-off Date Balance per SF(1):	$142
First Payment Date:	4/1/2018			Maturity Date Balance per SF(1):	$142
Maturity Date:	3/1/2028			Property Manager:	Extra Space Management, Inc.
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$20,956,607
Seasoning:	1 month			UW NOI Debt Yield(1):	9.2%
Prepayment Provisions(2):	LO (25); DEF (88); O (7)			UW NOI Debt Yield at Maturity(1):	9.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR(1):	1.97x
Additional Debt Type(1)(3):	Pari Passu			Most Recent NOI:	$20,371,617 (12/31/2017)
Additional Debt Balance(1)(3):	$163,000,000			2nd Most Recent NOI:	$19,178,286 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$17,582,312 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	92.2% (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	92.9% (12/31/2016)
RE Tax:	$0	Springing	N/A	3rd Most Recent Occupancy:	92.6% (12/31/2015)
Insurance:	$915	$457	N/A	Appraised Value (as of)(5):	$394,160,000 (Various)
Recurring Replacements:	$0	$0	N/A	Cut-off Date LTV Ratio(1)(5):	58.1%
				Maturity Date LTV Ratio(1)(5):	58.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$229,000,000	100.0%	Return of Equity:	$140,845,793	61.5%
			Loan Payoff:	$83,536,796	36.5%
			Closing Costs:	$4,616,496	2.0%
			Reserves:	$915	0.0%
Total Sources:	$229,000,000	100.0%	Total Uses:	$229,000,000	100.0%

(1)	The Extra Space - TIAA Self Storage Portfolio Mortgage Loan (as defined below) is part of the Extra Space - TIAA Self Storage Portfolio Whole Loan (as defined below), which is comprised of three pari passu promissory notes with an aggregate original principal balance of $229,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the Extra Space - TIAA Self Storage Portfolio Whole Loan.
(2)	Defeasance of the Extra Space – TIAA Self Storage Portfolio Whole Loan is permitted any time after the earlier of (i) February 2, 2022, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of the Extra Space – TIAA Self Storage Portfolio Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in April 2018.
(3)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.
(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(5)	Appraised Value represents the “As Is Portfolio” combined appraised value based on individual valuations dated between November 25, 2017 and December 4, 2017, plus a $36,170,000 portfolio premium. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio are calculated based upon the “As Is Portfolio” value of $394,160,000. The Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the sum of the individual “as-is” appraised values of $357,990,000 are each 64.0%.

The Mortgage Loan. The second largest mortgage loan (the “Extra Space - TIAA Self Storage Portfolio Mortgage Loan”) is part of a whole loan (the “Extra Space - TIAA Self Storage Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $229,000,000, all of which are secured by the fee interest in a 24-property self-storage portfolio located across 11 states and Washington, D.C. totaling 1,614,702 SF (the “Extra Space - TIAA Self Storage Portfolio Properties”). The non-controlling Promissory Note A-2 in the original principal amount of $66,000,000 represents the Extra Space - TIAA Self Storage Portfolio Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. A summary of the remaining promissory notes (the “Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans”) is shown in the table below. The Extra Space - TIAA Self Storage Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the CGCMT 2018-B2 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-38

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

Extra Space - TIAA Self Storage Portfolio Whole Loan Summary
Notes	Original Balance	Note Holder(1)	Controlling Interest
A-1	$105,000,000	CGCMT 2018-B2	Yes
A-2	$66,000,000	BANK 2018-BNK11	No
A-3	$58,000,000	Bank of America, N.A.	No
Total	$229,000,000

Proceeds from the Extra Space - TIAA Self Storage Portfolio Whole Loan were primarily used to return equity to the Extra Space - TIAA Self Storage Portfolio Whole Loan sponsors to pay down a portion of the sponsors’ credit facility, fund upfront reserves, and pay closing costs.

The Borrower and the Sponsors. The borrower is Storage Portfolio I LLC (the “Extra Space – TIAA Self Storage Portfolio Borrower”), a single-purpose Delaware limited liability company with two independent directors. The Extra Space – TIAA Self Storage Portfolio Borrower is approximately 66.0% indirectly owned by Teachers Insurance and Annuity Association of America (“TIAA”) for the benefit of The Separate Real Estate Account (“TIAA Real Estate”) and approximately 34.0% indirectly owned by Extra Space Storage Inc. (“Extra Space Storage”). The borrower sponsors are Extra Space Storage and TH Real Estate. TH Real Estate is an affiliate of Nuveen, LLC, an investment management arm of TIAA. As of September 30, 2017, TH Real Estate had approximately $107 billion of assets under management globally.

The non-recourse carveout guarantor for the Extra Space - TIAA Self Storage Portfolio Whole Loan is Extra Space Storage. If a buy/sell event occurs or is anticipated to occur such that TIAA Real Estate becomes the sole indirect owner of the borrower, Teachers REA, LLC has been approved as a replacement guarantor so long as at the time of such replacement it satisfies a minimum net worth of $5 billion and minimum liquidity of $10 million and is acceptable to the lender based on the lender’s underwriting standards, and there has been no material adverse change in its financial conditions or status since the origination of the Extra Space - TIAA Self Storage Portfolio Whole Loan.

The Properties. The Extra Space - TIAA Self Storage Portfolio Properties consist of 24 Extra Space branded self-storage properties located in 11 states and Washington, D.C. The Extra Space - TIAA Self Storage Portfolio Properties consist of 15,465 traditional storage units (of which 1,100 units (approximately 7.1%) are climate controlled) and 303 parking spaces. The Extra Space - TIAA Self Storage Portfolio Properties range in size from 36,384 SF to 119,335 SF, inclusive of parking square footage, with an average size across the portfolio for traditional storage units of approximately 104 SF. Each of the Extra Space - TIAA Self Storage Portfolio Properties includes perimeter fencing, security cameras, gated entry, on-site managers and on-site leasing offices. The weighted average occupancy of the Extra Space - TIAA Self Storage Portfolio Properties was 92.2% as of December 31, 2017.

The Extra Space - TIAA Self Storage Portfolio Properties have been jointly owned by the Extra Space - TIAA Self Storage Portfolio Whole Loan sponsors since 2004 and since 2012, the sponsors have invested over $5.7 million in capital expenditures to the Extra Space - TIAA Self Storage Portfolio Properties. Under the Extra Space – TIAA Self Storage Portfolio Whole Loan sponsors’ ownership, historical occupancy has increased from 85.9% in 2010 to 92.2% in 2017, averaging 90.2% between 2010 and 2017, and the Extra Space - TIAA Self Storage Portfolio Properties’ effective gross income has grown each year since 2010 by between 2.2% and 6.3% with cumulative growth of 37.0% from 2010 to 2017.

The Extra Space - TIAA Self Storage Portfolio Properties’ revenue is diversely generated from 24 different properties across 17 various metropolitan statistical areas. Only five properties individually represent greater than 5.4% of the portfolio’s underwritten net cash flow. The five largest properties based on allocated Cut-off Date Balance account for approximately 37.6% of underwritten net cash flow while the 10 largest properties based on allocated Cut-off Date Balance account for approximately 61.9% of the portfolio’s underwritten net cash flow.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-39

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

The following table presents detailed information with respect to each of the Extra Space - TIAA Self Storage Portfolio Properties.

Extra Space - TIAA Self Storage Portfolio Properties Summary
Property Name City State	Year Built/ Renovated	Total GLA	Total Units	Occupancy As of 12/31/2017	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	% of Appraised Value	UW NCF
Extra Space Washington Washington, D.C.	1910 / NAP	104,382	1,689	92.1%	$30,841,000	13.5%	$47,490,000	13.3%	$2,752,474
Extra Space San Jose San Jose, CA	1985, 2016 / NAP	66,854	795	89.9%	$14,955,000	6.5%	$24,750,000	6.9%	$1,355,104
Extra Space San Diego San Diego, CA	1986 / NAP	119,335	898	88.1%	$14,730,000	6.4%	$21,760,000	6.1%	$1,325,851
Extra Space Panorama City Panorama City, CA	1987 / NAP	77,395	900	92.7%	$12,980,000	5.7%	$21,550,000	6.0%	$1,182,697
Extra Space Norwalk Norwalk, CA	1977 / NAP	79,529	893	92.8%	$12,885,000	5.6%	$22,150,000	6.2%	$1,174,461
Extra Space Miami East Miami, FL	1987 / 2009	80,390	831	91.8%	$12,126,000	5.3%	$19,600,000	5.5%	$1,111,182
Extra Space Miami West Miami, FL	1987 / 2009	75,564	684	95.7%	$12,105,000	5.3%	$19,000,000	5.3%	$1,107,307
Extra Space Palo Alto East Palo Alto, CA	1989 / NAP	45,836	592	92.1%	$10,862,000	4.7%	$18,230,000	5.1%	$978,172
Extra Space Covina Covina, CA	1973 / NAP	74,537	729	91.9%	$10,639,000	4.6%	$17,450,000	4.9%	$966,181
Extra Space Gaithersburg Gaithersburg, MD	1988 / NAP	74,341	642	91.5%	$9,687,000	4.2%	$14,350,000	4.0%	$875,499
Extra Space Philadelphia Philadelphia, PA	1970, 1988 / NAP	68,425	593	93.9%	$9,310,000	4.1%	$13,860,000	3.9%	$842,713
Extra Space Westminster Westminster, CA	1988 / NAP	65,997	685	94.7%	$9,150,000	4.0%	$15,680,000	4.4%	$840,721
Extra Space Newark Newark, DE	1988 / NAP	64,300	519	91.1%	$8,193,000	3.6%	$12,590,000	3.5%	$738,819
Extra Space Essex Essex, MD	1991 / NAP	60,425	522	93.5%	$7,444,000	3.3%	$11,340,000	3.2%	$679,151
Extra Space New Bedford New Bedford, MA	1989, 2003 / NAP	65,350	535	93.6%	$7,215,000	3.2%	$10,300,000	2.9%	$654,243
Extra Space Birmingham Birmingham, AL	1988 / NAP	73,366	604	94.8%	$7,195,000	3.1%	$9,250,000	2.6%	$655,749
Extra Space Haverhill Haverhill, MA	1989 / NAP	53,490	553	86.6%	$6,895,000	3.0%	$11,680,000	3.3%	$616,849
Extra Space Shrewsbury Shrewsbury, MA	1982 / NAP	65,300	417	92.1%	$6,483,000	2.8%	$9,020,000	2.5%	$585,168
Extra Space Dallas Dallas, TX	1973 / NAP	47,472	478	90.0%	$5,340,000	2.3%	$7,650,000	2.1%	$480,768
Extra Space Enfield Enfield, CT	1982 / NAP	65,650	511	93.0%	$4,911,000	2.1%	$7,680,000	2.1%	$427,883
Extra Space San Diego Miramar San Diego, CA	1986 / NAP	36,384	455	92.3%	$4,819,000	2.1%	$7,050,000	2.0%	$432,728
Extra Space Shawnee Shawnee, KS	1987 / NAP	56,240	472	95.1%	$3,570,000	1.6%	$5,670,000	1.6%	$330,987
Extra Space Overland Park Overland Park, KS	1990 / NAP	46,890	346	94.3%	$3,570,000	1.6%	$5,620,000	1.6%	$324,395
Extra Space Tucson Tucson, AZ	1984 / NAP	47,250	425	91.3%	$3,095,000	1.4%	$4,270,000	1.2%	$275,296
Total/Wtd. Avg.		1,614,702	15,768	92.2%	$229,000,000	100.0%	$357,990,000(1)	100.0%	$20,714,398

(1)	The sum of the individual “as-is” appraisal values of the Extra Space - TIAA Self Storage Portfolio Properties is $357,990,000. The appraiser also provided an “As-Is Portfolio” value based on individual valuations dated between November 25, 2017 and December 4, 2017 plus a $36,170,000 portfolio premium.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-40

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to the type of units offered at the Extra Space - TIAA Self Storage Portfolio Properties:

Unit Summary
Property Name	Total GLA	% GLA	Total Number of Storage Units	Number of Parking Units	Number of Climate Controlled Units	% of Climate Controlled Units
Extra Space Washington	104,382	6.5%	1,689	0	121	7.2%
Extra Space San Jose	66,854	4.1%	791	4	0	0.0%
Extra Space San Diego	119,335	7.4%	877	21	0	0.0%
Extra Space Panorama City	77,395	4.8%	896	4	0	0.0%
Extra Space Norwalk	79,529	4.9%	871	22	0	0.0%
Extra Space Miami East	80,390	5.0%	789	42	193	24.5%
Extra Space Miami West	75,564	4.7%	653	31	214	32.8%
Extra Space Palo Alto	45,836	2.8%	592	0	0	0.0%
Extra Space Covina	74,537	4.6%	726	3	0	0.0%
Extra Space Gaithersburg	74,341	4.6%	622	20	0	0.0%
Extra Space Philadelphia	68,425	4.2%	586	7	137	23.4%
Extra Space Westminster	65,997	4.1%	681	4	0	0.0%
Extra Space Newark	64,300	4.0%	476	43	96	20.2%
Extra Space Essex	60,425	3.7%	502	20	155	30.9%
Extra Space New Bedford	65,350	4.0%	514	21	0	0.0%
Extra Space Birmingham	73,366	4.5%	592	12	13	2.2%
Extra Space Haverhill	53,490	3.3%	553	0	119	21.5%
Extra Space Shrewsbury	65,300	4.0%	414	3	0	0.0%
Extra Space Dallas	47,472	2.9%	474	4	0	0.0%
Extra Space Enfield	65,650	4.1%	498	13	0	0.0%
Extra Space San Diego Miramar	36,384	2.3%	455	0	0	0.0%
Extra Space Shawnee	56,240	3.5%	472	0	0	0.0%
Extra Space Overland Park	46,890	2.9%	317	29	52	16.4%
Extra Space Tucson	47,250	2.9%	425	0	0	0.0%
Total / Wtd. Avg.	1,614,702	100.0%	15,465	303	1,100	7.1%

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-41

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to the historical occupancy at the Extra Space - TIAA Self Storage Portfolio Properties:

Historical Occupancy(1)
Property Name	2010	2011	2012	2013	2014	2015	2016	2017	Average
Extra Space Washington	94.0%	91.9%	91.4%	92.4%	92.5%	91.4%	91.6%	92.1%	92.2%
Extra Space San Jose	89.5%	88.9%	92.0%	92.8%	92.9%	95.7%	94.3%	89.9%	92.0%
Extra Space San Diego	88.9%	88.8%	86.8%	87.1%	89.9%	93.9%	95.9%	88.1%	89.9%
Extra Space Panorama City	85.3%	87.8%	92.2%	93.6%	93.7%	94.8%	89.8%	92.7%	91.2%
Extra Space Norwalk	79.4%	83.0%	84.6%	88.8%	88.2%	92.9%	96.6%	92.8%	88.3%
Extra Space Miami East	85.4%	81.2%	88.7%	91.3%	92.1%	93.7%	92.9%	91.8%	89.6%
Extra Space Miami West	85.7%	88.0%	86.5%	89.6%	88.7%	91.5%	92.4%	95.7%	89.8%
Extra Space Palo Alto	80.0%	86.2%	92.7%	92.3%	93.7%	95.2%	96.3%	92.1%	91.1%
Extra Space Covina	85.5%	85.5%	88.7%	90.4%	91.8%	93.7%	95.1%	91.9%	90.3%
Extra Space Gaithersburg	85.4%	91.2%	92.5%	92.8%	90.7%	92.6%	93.3%	91.5%	91.3%
Extra Space Philadelphia	89.7%	90.7%	89.9%	88.2%	87.0%	87.0%	85.8%	93.9%	89.0%
Extra Space Westminster	79.8%	84.1%	88.9%	91.8%	90.4%	93.4%	95.3%	94.7%	89.8%
Extra Space Newark	90.7%	89.3%	92.4%	91.8%	91.9%	87.5%	84.6%	91.1%	89.9%
Extra Space Essex	87.1%	89.3%	91.0%	94.3%	92.9%	93.7%	93.6%	93.5%	91.9%
Extra Space New Bedford	78.0%	80.4%	75.2%	87.3%	91.7%	92.4%	95.9%	93.6%	86.8%
Extra Space Birmingham	83.4%	83.3%	89.1%	89.7%	90.8%	93.8%	92.9%	94.8%	89.7%
Extra Space Haverhill	87.4%	90.0%	90.9%	94.2%	92.2%	91.6%	92.1%	86.6%	90.6%
Extra Space Shrewsbury	85.3%	88.0%	90.9%	91.6%	93.0%	95.1%	92.5%	92.1%	91.1%
Extra Space Dallas	85.2%	85.1%	91.3%	90.7%	91.1%	94.9%	90.7%	90.0%	89.9%
Extra Space Enfield	87.7%	92.5%	89.1%	92.4%	91.9%	91.3%	94.6%	93.0%	91.6%
Extra Space San Diego Miramar	89.1%	89.7%	88.5%	90.1%	90.7%	94.2%	94.9%	92.3%	91.2%
Extra Space Shawnee	79.0%	78.1%	81.7%	80.4%	89.1%	91.7%	92.7%	95.1%	86.0%
Extra Space Overland Park	89.9%	87.1%	89.7%	91.5%	89.1%	90.5%	91.5%	94.3%	90.5%
Extra Space Tucson	84.2%	84.5%	94.4%	91.0%	89.5%	90.4%	92.2%	91.3%	89.7%
Total / Wtd. Avg.	85.9%	87.0%	89.0%	90.6%	91.1%	92.6%	92.9%	92.2%	90.2%

(1)	As provided by the borrower and which represents occupancy as of December 31st for the indicated year.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-42

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

The Markets. The Extra Space - TIAA Self Storage Portfolio Properties are geographically diverse, located across 22 cities in 11 states and Washington, D.C. The largest concentration is located in California (eight properties, 35.0% of SF, 39.9% of UW NCF), Massachusetts (three properties, 11.4% of SF, 9.0% of UW NCF), Florida (two properties, 9.7% of SF, 10.7% of UW NCF), and Maryland (two properties, 8.3% of SF, 7.5% of UW NCF), with the remaining properties (35.5% of SF, 33.0% of UW NCF) located in seven states and Washington, D.C.

The following table presents the geographical distribution of the Extra Space - TIAA Self Storage Portfolio Properties:

State/Jurisdiction Summary
State/Jurisdiction	Property Count	Allocated Loan Amount	% of Allocated Loan Amount	Total SF	% of SF	Total Units	Occupancy as of 12/31/2017	UW NCF	% of UW NCF
California	8	$91,020,000	39.7%	565,867	35.0%	5,947	91.5%	$8,255,915	39.9%
Massachusetts	3	$20,593,000	9.0%	184,140	11.4%	1,505	91.0%	$1,856,260	9.0%
Florida	2	$24,231,000	10.6%	155,954	9.7%	1,515	93.7%	$2,218,489	10.7%
Maryland	2	$17,131,000	7.5%	134,766	8.3%	1,164	92.4%	$1,554,650	7.5%
Washington, D.C.	1	$30,841,000	13.5%	104,382	6.5%	1,689	92.1%	$2,752,474	13.3%
Kansas	2	$7,140,000	3.1%	103,130	6.4%	818	94.7%	$655,382	3.2%
Alabama	1	$7,195,000	3.1%	73,366	4.5%	604	94.8%	$655,749	3.2%
Pennsylvania	1	$9,310,000	4.1%	68,425	4.2%	593	93.9%	$842,713	4.1%
Connecticut	1	$4,911,000	2.1%	65,650	4.1%	511	93.0%	$427,883	2.1%
Delaware	1	$8,193,000	3.6%	64,300	4.0%	519	91.1%	$738,819	3.6%
Texas	1	$5,340,000	2.3%	47,472	2.9%	478	90.0%	$480,768	2.3%
Arizona	1	$3,095,000	1.4%	47,250	2.9%	425	91.3%	$275,296	1.3%
Total / Wtd. Avg.	24	$229,000,000	100.0%	1,614,702	100.0%	15,768	92.2%	$20,714,398	100.0%

The following table presents local demographics data for the Extra Space - TIAA Self Storage Portfolio Properties:

Local Demographics Summary
Property Name	City	State/Jurisdiction	2017 Population (within a 1-mi. / 3-mi. / 5-mi. Radius)	2017 Median Income (within a 1-mi. / 3-mi. / 5-mi. Radius)
Extra Space Washington	Washington	D.C.	103,098 / 396,332 / 776,753	$91,607 / $86,799 / $85,537
Extra Space San Jose	San Jose	CA	29,673 / 250,116 / 604,289	$73,531 / $85,535 / $90,169
Extra Space San Diego	San Diego	CA	11,296 / 89,230 / 231,408	$82,606 / $90,172 / $95,726
Extra Space Panorama City	Panorama City	CA	70,965 / 337,834 / 757,901	$36,615 / $47,468 / $52,390
Extra Space Norwalk	Norwalk	CA	29,213 / 257,233 / 682,041	$61,064 / $59,950 / $59,825
Extra Space Miami East	Miami	FL	32,678 / 217,329 / 421,919	$52,240 / $58,326 / $59,634
Extra Space Miami West	Miami	FL	18,416 / 209,400 / 486,980	$57,632 / $43,368 / $44,671
Extra Space Palo Alto	East Palo Alto	CA	32,002 / 120,107 / 241,797	$72,803 / $101,384 / $98,992
Extra Space Covina	Covina	CA	25,705 / 215,002 / 491,057	$73,888 / $64,913 / $64,265
Extra Space Gaithersburg	Gaithersburg	MD	14,199 / 109,881 / 223,144	$94,923 / $79,610 / $87,213
Extra Space Philadelphia	Philadelphia	PA	23,889 / 172,998 / 476,472	$45,365 / $52,400 / $51,878
Extra Space Westminster	Westminster	CA	24,050 / 200,548 / 614,766	$64,768 / $65,221 / $65,395
Extra Space Newark	Newark	DE	9,435 / 71,666 / 194,717	$56,169 / $61,267 / $63,727
Extra Space Essex	Essex	MD	7,749 / 101,747 / 286,150	$61,708 / $57,325 / $57,523
Extra Space New Bedford	New Bedford	MA	8,150 / 92,571 / 201,358	$63,485 / $46,772 / $55,431
Extra Space Birmingham	Birmingham	AL	8,820 / 65,688 / 163,572	$63,978 / $65,543 / $53,616
Extra Space Haverhill	Haverhill	MA	6,734 / 65,267 / 176,022	$67,010 / $64,825 / $59,859
Extra Space Shrewsbury	Shrewsbury	MA	8,242 / 202,685 / 381,663	$30,475 / $57,152 / $66,557
Extra Space Dallas	Dallas	TX	10,819 / 122,018 / 341,303	$47,347 / $41,440 / $48,008
Extra Space Enfield	Enfield	CT	4,379 / 35,521 / 77,407	$63,609 / $70,516 / $75,869
Extra Space San Diego Miramar	San Diego	CA	9,630 / 80,429 / 226,274	$74,425 / $88,667 / $93,486
Extra Space Shawnee	Shawnee	KS	10,793 / 71,788 / 171,869	$70,625 / $66,051 / $60,493
Extra Space Overland Park	Overland Park	KS	13,979 / 104,377 / 241,367	$49,313 / $58,588 / $65,127
Extra Space Tucson	Tucson	AZ	15,994 / 122,452 / 201,345	$39,867 / $47,082 / $47,238

Source: Appraisals.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-43

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

The following table presents certain information relating to certain self-storage lease comparables provided in the appraisals for the Extra Space – TIAA Self Storage Portfolio Properties:

Competitive Set Summary
Property Name	Metropolitan Statistical Area	Occupancy As of 12/31/2017	Competitive Set Average Occupancy	Average Monthly Rent/Unit	Competitive Set Average Monthly Asking Rent/Unit
Extra Space Washington	Washington-Arlington-Alexandria, DC-VA-MD-WV	92.1%	81.5%	$188	$181
Extra Space San Jose	San Jose-Sunnyvale-Santa Clara, CA	89.9%	92.9%	$199	$204
Extra Space San Diego	San Diego-Carlsbad, CA	88.1%	94.4%	$159	$170
Extra Space Panorama City	Los Angeles-Long Beach-Santa Ana, CA	92.7%	94.8%	$172	$172
Extra Space Norwalk	Los Angeles-Long Beach-Santa Ana, CA	92.8%	93.4%	$159	$160
Extra Space Miami East	Miami-Fort Lauderdale-Pompano Beach, FL	91.8%	94.9%	$157	$158
Extra Space Miami West	Miami-Fort Lauderdale-Pompano Beach, FL	95.7%	91.5%	$181	$182
Extra Space Palo Alto	San Francisco-Oakland-Hayward, CA	92.1%	93.3%	$198	$198
Extra Space Covina	Los Angeles-Long Beach-Santa Ana, CA	91.9%	94.1%	$164	$169
Extra Space Gaithersburg	Washington-Arlington-Alexandria, DC-VA-MD-WV	91.5%	91.5%	$144	$156
Extra Space Philadelphia	Philadelphia-Camden-Wilmington, PA-NJ-DE	93.9%	91.4%	$162	$167
Extra Space Westminster	Los Angeles-Long Beach-Anaheim, CA	94.7%	94.0%	$155	$160
Extra Space Newark	Philadelphia-Camden-Wilmington, PA-NJ-DE	91.1%	88.3%	$182	$183
Extra Space Essex	Baltimore-Towson, MD	93.5%	90.4%	$149	$152
Extra Space New Bedford	Providence-Warwick, RI-MA	93.6%	95.5%	$145	$156
Extra Space Birmingham	Birmingham-Hoover, AL	94.8%	93.6%	$113	$122
Extra Space Haverhill	Boston-Cambridge-Newton, MA-NH	86.6%	91.4%	$150	$154
Extra Space Shrewsbury	Worcester, MA-CT	92.1%	91.2%	$161	$184
Extra Space Dallas	Dallas-Fort Worth-Arlington, TX	90.0%	92.2%	$120	$126
Extra Space Enfield	Hartford-West Hartford-East Hartford, CT	93.0%	92.8%	$119	$124
Extra Space San Diego Miramar	San Diego-Carlsbad, CA	92.3%	94.8%	$116	$121
Extra Space Shawnee	Kansas City, MO-KS	95.1%	94.2%	$106	$112
Extra Space Overland Park	Kansas City, MO-KS	94.3%	92.7%	$133	$134
Extra Space Tucson	Tucson, AZ	91.3%	89.5%	$90	$100
Total / Wtd. Avg.		92.2%	92.1%	$157	$161

Source: Appraisals.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Extra Space - TIAA Self Storage Portfolio Properties:

Cash Flow Analysis
	2013	2014	2015	2016	2017	U/W	U/W PSF
Base Rent	$25,753,599	$26,338,467	$27,783,482	$29,791,412	$32,117,467	$32,379,189	$20.05
Concessions	($1,133,033)	($1,015,854)	($801,904)	($832,704)	($1,001,751)	($980,303)	($0.61)
Vacancy & Credit Loss	($2,818,702)	($2,552,762)	($2,677,225)	($3,084,078)	($4,104,590)	($3,946,418)	($2.44)
Other Income(1)	$1,845,128	$1,854,466	$1,861,602	$1,894,673	$1,980,586	$1,965,702	$1.22
Effective Gross Income	$23,646,992	$24,624,317	$26,165,955	$27,769,303	$28,991,712	$29,418,170	$18.22
Total Operating Expenses	$8,216,773	$8,380,232	$8,583,643	$8,591,017	$8,620,095	$8,461,563	$5.24
Net Operating Income	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,956,607	$12.98
Replacement Reserves	$0	$0	$0	$0	$0	$242,209	$0.15
Net Cash Flow	$15,430,219	$16,244,085	$17,582,312	$19,178,286	$20,371,617	$20,714,398	$12.83

Occupancy %	90.6%	91.1%	92.6%	92.9%	92.2%	92.2%(2)
NOI DSCR(3)	1.47x	1.54x	1.67x	1.82x	1.94x	1.99x
NCF DSCR(3)	1.47x	1.54x	1.67x	1.82x	1.94x	1.97x
NOI Debt Yield(3)	6.7%	7.1%	7.7%	8.4%	8.9%	9.2%
NCF Debt Yield(3)	6.7%	7.1%	7.7%	8.4%	8.9%	9.0%

(1)	Other Income includes administrative fees, late fees, merchandise sales, parking income and cell tower and billboard commercial leases.
(2)	The underwritten economic vacancy is 12.0%. As of December 31, 2017, the Extra Space – TIAA Self Storage Portfolio Properties were 92.2% physically occupied.
(3)	Debt service coverage ratios and debt yields are based on the Extra Space – TIAA Self Storage Portfolio Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-44

BANK 2018-BNK11	Extra Space – TIAA Self Storage Portfolio

Escrows and Reserves. So long as Extra Space Storage Inc. is the nonrecourse carve-out guarantor, and provided (x) no event of default or Cash Sweep Period (as defined below) has occurred and is continuing, (y) the Extra Space – TIAA Self Storage Portfolio Borrower provides to lender evidence of direct payment of taxes and insurance premiums, and (z) as it relates to the insurance requirements, the Extra Space - TIAA Self Storage Portfolio Properties are covered by a blanket policy, monthly deposits of 1/12th of the real estate taxes and 1/12th of the property insurance premiums will be waived. Notwithstanding, the Extra Space – TIAA Self Storage Portfolio Borrower is required to escrow for flood insurance coverage as required under the National Flood Insurance Program.

Lockbox and Cash Management. The Extra Space - TIAA Self Storage Portfolio Whole Loan documents provide for a springing lockbox and springing cash management, in each case upon the occurrence of a Cash Sweep Period (as defined below). Upon the occurrence of a Cash Sweep Period, the borrower is required to establish (i) a lockbox account, into which, during a Cash Sweep Period, all rents are required to be deposited and (ii) a lender controlled cash management account, into which, during a Cash Sweep Period, all deposits in the lockbox account are required to be transferred on each business day.

Provided no event of default is continuing, funds in the cash management account are required to be applied to payment of de minimis revenue (tenant insurance premiums, sales tax and packing supply cash receipts) to the Extra Space – TIAA Self Storage Portfolio Borrower, to payment of debt service, operating expenses and extraordinary expenses, and to funding of required reserves, with the remainder being deposited to an excess cash flow reserve to be held as additional security for the Extra Space - TIAA Self Storage Portfolio Whole Loan until the discontinuance of the Cash Sweep Period at which time the excess cash is required to be swept to the Extra Space – TIAA Self Storage Portfolio Borrower’s operating account. Notwithstanding, should a Cash Sweep Period occur more than once during the Extra Space - TIAA Self Storage Portfolio Whole Loan term, excess cash will not be required to be returned to the Extra Space – TIAA Self Storage Portfolio Borrower’s operating account and is permitted to continue to be held by the lender for the remainder of the loan term.

A “Cash Sweep Period” will commence upon the earlier of (i) an event of default or (ii) the debt service coverage ratio being less than 1.10x for 12 consecutive months and will continue until; in the case of clause (i), the cure of such event of default, and in the case of clause (ii), the debt service coverage ratio being equal to or greater than 1.25x for the immediately preceding six consecutive months. Notwithstanding the foregoing, a Cash Sweep Period will not be deemed to expire in the event that a Cash Sweep Period then exists for any other reason.

Additional Secured Indebtedness (not including trade debts). The Extra Space - TIAA Self Storage Portfolio Properties also secure the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $163,000,000. The Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Extra Space - TIAA Self Storage Portfolio Mortgage Loan. The Extra Space - TIAA Self Storage Portfolio Mortgage Loan is entitled to payments of interest on a pro rata and pari passu basis with the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans. The holders of the Extra Space - TIAA Self Storage Portfolio Mortgage Loan and the Extra Space - TIAA Self Storage Portfolio Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Extra Space - TIAA Self Storage Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. After the Release Date (as defined below) and prior to September 1, 2027, provided no event of default has occurred and is continuing, the Extra Space – TIAA Self Storage Portfolio Borrower may obtain a release of any of the individual properties comprising the Extra Space - TIAA Self Storage Portfolio Properties in connection with a sale to a third party upon defeasance of an amount equal to 125% of the allocated loan amount of such individual property; provided that the following conditions, among others, are satisfied: (i) after giving effect to the release, the debt yield with respect to the remaining Extra Space – TIAA Self Storage Portfolio Properties is not less than the greater of (a) 9.08% and (b) the debt yield of all of the Extra Space – TIAA Self Storage Portfolio Properties immediately prior to the related release; and (ii) the partial defeasance is permitted under REMIC requirements (and the lender receives an opinion of counsel that the partial defeasance will not cause a REMIC trust formed pursuant to a securitization of any portion of the Extra Space - TIAA Self Storage Portfolio Whole Loan to fail to maintain its status as a REMIC).

“Release Date” means the earlier to occur of (i) the fourth anniversary of the closing date of the Extra Space – TIAA Self Storage Portfolio Whole Loan and (ii) the date that is two years from the “startup day” of the REMIC trust established in connection with the last securitization involving any portion of the Extra Space - TIAA Self Storage Portfolio Whole Loan.

Substitution of Property. Not permitted.

Terrorism Insurance. The Extra Space - TIAA Self Storage Portfolio Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of the Extra Space - TIAA Self Storage Portfolio Properties (plus 18 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-45

BANK 2018-BNK11	Apple Campus 3

Mortgage Loan No. 3 – Apple Campus 3

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-46

BANK 2018-BNK11	Apple Campus 3

Mortgage Loan No. 3 – Apple Campus 3

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-47

BANK 2018-BNK11	Apple Campus 3

Mortgage Loan No. 3 – Apple Campus 3

Palo Alto Airport of Santa Clara County
San Francisco Bay
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Palo Alto
Garcia Ave.
101
LinkedIn
Googleplex
Moffett Field Golf Course
Yahoo Corporate Campus
Moffett Federal Airfield
Computer History Museum
Twin Creeks Sports Complex
Caribbean Dr.
3rd Ave.
Gold St.
San Antonio Rd.
Google X Lab
SAN ANTONIO
Middlefield Rd.
Microsoft
NASA Ames Research Ctr.
HP
Lockheed Martin
Borregas
NetApp
Crossman
Sunnyvale Baylands Park
237
Lafayette St.
Santa Clara Golf & Tennis Club
Amazon Lab126
Lockheed Martin
Juniper Networks
South Bay Fwy
CALTRAIN
Central Expwy.
Bayshore/NASA
Moffett Towers II
Google Tech Corners
San Antonio Shopping Center
85
Moffett Towers
Fair Oaks Ave.
Fair Oaks
Vienna
Reamwood
Old Ironsides
Great America
Levi's Stadium
VTA
LIGHT RAIL
Symantec
Moffett Park
Sheraton Sunnyvale
82
El Camino Blvd.
MTN. VIEW
Google Quad Campus
Sunnyvale Golf Course
Middlefield
Whisman
Evelyn
Maude Ave.
LinkedIn Corp.
Bayshore Fwy
California's Great America
West Valley Mission College
Great America Pkwy.
Broadcom
Synopsys
SUNNYVALE
Deutsche Telekom
Mountain View
Thompson Reuters
Trimble Inc.
AMD
Lawrence Expwy.
Mercado Santa Clara
Intel
Central Expwy.
Akamai Technologies
Chelsio Communications
@WalmartLabs
Scott Blvd.
Ericsson
El Monte Ave.
Bernardo Ave.
Mary Ave.
SUNNYVALE
Northrop Grumman
Cambrios Technologies Corp.
Applied Materials
Bowers Ave.
San Jose Intl. Airport 2 miles
Los Altos
Cuesta Park
Pastoria Ave.
Mathilda Ave.
CALTRAIN
Kifer Rd.
Intel
Downtown Sunnyvale
Evelyn Ave.
LAWRENCE
NVIDIA
Stevens Creek Fwy
Apple Campus 3
222 North Wolfe Road
Sunnyvale, CA 94085
Monroe St.
Springer Rd.
Miramonte Ave.
Grant Rd.
El Camino Real
Remington Dr.
Foothill Expwy.
SANTA CLARA
Wolfe Rd.
Sunken Gardens Golf Course
San Tomas Expwy.
280
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
SANTA CLARA COUNTY
El Camino Real
Benton St.
Ortega Park
Kaiser Permanente Santa Clara Medical Center
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Homestead Rd.
APPLE PARK
Cupertino Village
Apple - One Infinite Loop
Pruneridge Ave.
Junipero Serra Fwy
Cupertino
Vallco Shopping Mall
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
Stevens Creek Blvd.
De Anza College
Marketplace on Stevens Creek
Villa Shopping Center
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Corte Madera
Richmond
Pleasant Hill
Concord
Antioch
Mill Valley
Walnut Creek
Berkeley
Lafayette
Sausalito
Alamo
CONTRA COSTA COUNTY
OAKLAND
SAN FRANCISCO
Alameda
Danville
San Ramon
Castro Valley
Dublin
Daly City
Oakland Intl. Airport
San Francisco Intl. Airport
Hayward
Livermore
Pleasanton
Pacifica
Union City
Millbrae
San Mateo
Hillsborough
Redwood City
Fremont
ALAMEDA COUNTY
Belmont
Newark
Half Moon Bay
Mtn. View
Woodside
Palo Alto
Milpitas
Pacific Ocean
San Jose Intl. Airport
Portola Valley
Sunnyvale
Santa Clara
SAN JOSE
SAN MATEO COUNTY
Cupertino
Saratoga
Los Gatos
SANTA CLARA COUNTY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-48

BANK 2018-BNK11	Apple Campus 3

Mortgage Loan No. 3 – Apple Campus 3

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$63,000,000			Location:	Sunnyvale, CA 94085
Cut-off Date Balance(1):	$63,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.2%			Detailed Property Type:	Suburban
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Paul Guarantor LLC			Year Built/Renovated:	2017/N/A
Mortgage Rate:	3.364978%			Size:	882,657 SF
Note Date:	12/14/2017			Cut-off Date Balance per SF(1):	$385
First Payment Date:	2/6/2018			ARD Balance per SF(1):	$385
Anticipated Repayment Date(2):	1/6/2028			Property Manager:	Paul Holdings, Inc. (borrower-related)
Maturity Date(2):	4/6/2031
Original Term to ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$41,385,613
Seasoning:	3 months			UW NOI Debt Yield(1):	12.2%
Prepayment Provisions(3):	LO (27); DEF (86); O (7)			UW NOI Debt Yield at ARD(1):	12.2%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	3.55x
Additional Debt Type(1)(4):	Pari Passu/Mezzanine			Most Recent NOI(6):	N/A
Additional Debt Balance(1)(4):	$277,000,000/$235,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (4/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
Taxes:	$0	$249,368	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$773,600,000 (6/1/2019)
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(7):	44.0%
TI/LC Reserves:	$2,979,839	$0	N/A	ARD LTV Ratio(1)(7):	44.0%
Rent Concession Reserve:	$42,706,326	$0	N/A
Punchlist Reserve:	$93,750	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$340,000,000	59.1%	Loan payoff:	$385,679,999	67.1%
Mezzanine Loan Amount:	$235,000,000	40.9%	Return of equity:	$140,904,070	24.5%
			Reserves:	$45,779,915	8.0%
			Closing costs:	$2,636,016	0.5%
Total Sources:	$575,000,000	100.0%	Total Uses:	$575,000,000	100.0%

(1)	The Apple Campus 3 Mortgage Loan (as defined below) is part of the Apple Campus 3 Whole Loan (as defined below), which is comprised of five pari passu notes with an aggregate original principal balance of $340,000,000. The Cut-off Date Balance per SF, ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio numbers presented are based on the Apple Campus 3 Whole Loan.

(2)	The Apple Campus 3 Mortgage Loan has an anticipated repayment date of January 6, 2028 (the “ARD”) and a final maturity date of April 6, 2031. See “The Mortgage Loan” for further discussion of the ARD.

(3)	Defeasance of the Apple Campus 3 Whole Loan is permitted any time after the earlier of (i) December 14, 2021, or (ii) two years after the closing date of the securitization that includes the last pari passu promissory note of the Apple Campus Whole Loan to be securitized. The assumed lockout period of 27 payments is based on the closing date of this transaction in April 2018.

(4)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” for a discussion of the additional debt. The equity interest in the Apple Campus 3 Borrower has been pledged to secure senior mezzanine indebtedness with an original principal balance of $117,500,000 and junior mezzanine indebtedness with an original principal balance of $117,500,000. All statistical information related to the balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based solely on the Apple Campus 3 Whole Loan. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio based on the Apple Campus 3 Total Debt (as defined below) are 7.2%, 7.2%, 1.70x, 74.3% and 74.3%, respectively.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical occupancy and financial information is not applicable as the Apple Campus 3 Property (as defined below) was built in 2017.

(7)	The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio shown are based on the appraiser’s Prospective Market Value at Stabilization, which assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The Apple Campus 3 Borrower deposited upfront reserves totaling $45,779,915 for such contractual TI/LC obligations and free rent (see “Escrows and Reserves” below). Based on the as-is Appraised Value of $624,600,000 (as of November 7, 2017), the Cut-off Date LTV Ratio and ARD LTV Ratio are each 54.4% based on the Apple Campus 3 Whole Loan. The appraiser also concluded to a “Go Dark” value of $566,750,000 as of November 7, 2017.

The Mortgage Loan. The third largest mortgage loan (the “Apple Campus 3 Mortgage Loan”) is part of a whole loan (the “Apple Campus 3 Whole Loan”) evidenced by five pari passu promissory notes in the aggregate original principal amount of $340,000,000 which are secured by a first priority fee mortgage encumbering a 882,657 square foot, four-story, class A, single-tenant office building located in Sunnyvale, California (the “Apple Campus 3 Property”). The Apple Campus 3 Whole Loan was co-originated on December 14, 2017 by Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company. The Apple Campus 3 Whole Loan has an anticipated repayment date of January 6, 2028 (the “ARD”) and a maturity date of April 6, 2031. Prior to the ARD, the Apple Campus 3 Whole Loan accrues interest at a fixed rate of 3.364978% per annum (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the Apple Campus 3 Whole Loan is not repaid in

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-49

BANK 2018-BNK11	Apple Campus 3

full on or before the ARD, the Apple Campus 3 Borrower will be required to make (a) interest payments based on an interest rate equal to the greater of (i) the Initial Interest Rate plus 1.500% per annum, and (ii) the 10-year swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%; and (b) principal payments based on a 30-year amortization schedule assuming the Initial Interest Rate. The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow, after payments of debt service on the Apple Campus 3 Mortgage Loan, required deposits to escrows and reserves, budgeted operating expenses and payments of debt service on the Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan (each as defined below) is required to be used to pay down the principal balance of the Apple Campus 3 Whole Loan. See “Description of the Mortgage Loans—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The non-controlling Promissory Note A-1-1, which will be contributed to the BANK 2018-BNK11 securitization trust, has an original principal balance of $63,000,000. The controlling Promissory Note A-3, which was contributed to the BANK 2018-BNK10 securitization trust, has an original principal balance of $94,000,000. The non-controlling Promissory Note A-2, which was contributed to the WFCM 2018-C43 securitization trust, has an original principal balance of $30,000,000. The non-controlling Promissory Note A-4, which was contributed to the Benchmark 2018-B2 securitization trust, has an original principal balance of $68,000,000. The non-controlling Promissory Note A-5, which was contributed to the GSMC 2018-GS9 securitization trust, has an original principal balance of $68,000,000. The non-controlling Promissory Note A-1-2 has an original principal balance of $17,000,000, is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization trust or trusts. The mortgage loans evidenced by Promissory Notes A-1-2, A-2, A-3, A-4 and A-5 are collectively referred to herein as the “Apple Campus 3 Non-Serviced Pari Passu Companion Loans”. The Apple Campus 3 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

Apple Campus 3 Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$63,000,000	$63,000,000	BANK 2018-BNK11	No
A-1-2	$17,000,000	$17,000,000	Wells Fargo Bank, N.A.	No
A-2	$30,000,000	$30,000,000	WFCM 2018-C43	No
A-3	$94,000,000	$94,000,000	BANK 2018-BNK10	Yes
A-4	$68,000,000	$68,000,000	Benchmark 2018-B2	No
A-5	$68,000,000	$68,000,000	GSMC 2018-GS9	No
Total	$340,000,000	$340,000,000

The Borrower and the Sponsor. The borrower is CW SPE LLC, a Delaware limited liability company and single purpose entity with two independent directors (the “Apple Campus 3 Borrower”). Legal counsel to the Apple Campus 3 Borrower delivered a non-consolidation opinion in connection with the origination of the Apple Campus 3 Whole Loan. The sponsor and the nonrecourse carve-out guarantor of the Apple Campus 3 Whole Loan is Paul Guarantor LLC.

Paul Guarantor LLC is 100% directly owned by the Jay Paul Revocable Living Trust dated November 9, 1999, as amended and restated in its entirety on March 19, 2010, and as further amended from time to time, for which Joseph K. Paul a/k/a Jay Paul, is trustee. Jay Paul is the founder of the Jay Paul Company, a privately held real estate firm based in San Francisco, California. Founded in 1975, Jay Paul Company concentrates on the acquisition, development, and management of commercial properties throughout California. Jay Paul Company has developed over 11.0 million square feet of institutional quality space, and since 2000, has closed on more than $12.0 billion in debt and equity financings.

The Property. The Apple Campus 3 Property is a class A LEED Platinum office campus totaling 882,657 square feet and located in Sunnyvale, California. Built in 2017 and situated on a 17.8-acre site, the Apple Campus 3 Property comprises three interconnected, four-story office buildings totaling approximately 849,000 square feet, an amenities facility, outdoor common area and a seven-story parking structure. The Apple Campus 3 Property is 100.0% leased to Apple Inc. (“Apple”; NYSE: AAPL) through February 2031, with two, seven-year extension options and no termination options. Apple took possession of the Apple Campus 3 Property on December 1, 2017 and is currently constructing its interior improvements. As of January 2018, Apple is expected to begin taking occupancy of its space at the Apple Campus 3 Property in September 2018.

The interconnected office buildings within the Apple Campus 3 Property comprise Building A (308,659 square feet), Building B (269,997 square feet) and Building C (270,002 square feet), and the combined office floorplates average approximately 180,000 square feet. The amenities facility at the Apple Campus 3 Property totals approximately 34,000 square feet and is expected to serve as a cafeteria for Apple employees. Building A, Building B, the parking structure and the amenities building are collectively known as “Phase I” of the Apple Campus 3 Property; and Building C is known as “Phase 2”. Amenities at the Apple Campus 3 Property include a fitness/wellness center, coffee bar, general store, barber shop, bike repair shop, dry cleaning/laundry service and a conference center. Additional outdoor amenities at the Apple Campus 3 Property include a mini amphitheater situated in the center courtyard, outdoor seating, sport courts and athletic fields, bus/shuttle stops and green roof accessibility on the third floor of the office buildings.

According to the appraisal, as of 2016, Apple was the second largest employer in Sunnyvale, California, and the second largest space user in Silicon Valley. The Apple Campus 3 Property is situated approximately 3.5 miles north of both Apple Park and One Infinite Loop. Apple Park is Apple’s new 175-acre corporate headquarters campus, which comprises the 2.8 million square foot “spaceship” structure in addition to several associated research and development buildings. One Infinite Loop was originally developed as Apple’s headquarters in 1993 and totals approximately 850,000 square feet.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-50

BANK 2018-BNK11	Apple Campus 3

The following table presents certain information relating to the sole tenant at the Apple Campus 3 Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent(2)	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration
Major Tenant
Apple(3)	NR/Aa1/AA+	882,657	100.0%	$42,675,300	100.0%	$48.35	2/28/2031(4)
Subtotal/Wtd. Avg.		882,657	100.0%	$42,675,300	100.0%	$48.35
Other Tenants		0	0.0%	$0	0.0%	$0.00
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		882,657	100.0%	$42,675,300	100.0%	$48.35

(1)	The entity on the lease is Apple Inc., which is the rated entity.

(2)	Annual UW Rent PSF and Annual UW Rent reflect the average rent over the remaining lease term. Apple is currently in a free rent period, as outlined in the footnote below, and is required to begin paying rent of $41.28 per square foot on Phase I in February 2019 and Phase II in June 2019.

(3)	Apple has taken possession of its space and is currently constructing its interior improvements. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. In January 2019, Apple has the right to pay reduced rent of approximately $6.93 per square foot on Phase I only. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows and Reserves” section).

(4)	Apple has two, 7-year renewal options at 95% of fair market value with 360 days’ written notice.

The following table presents certain information relating to the lease rollover schedule at the Apple Campus 3 Property:

Lease Rollover Schedule(1)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	882,657	$48.35	100.0%	100.0%	$42,675,300	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	882,657	$48.35	100.0%		$42,675,300	100.0%

(1)	Information is based on the underwritten rent roll.

The Market. The Apple Campus 3 Property is located in Sunnyvale, California near the intersection of Central Expressway and Wolfe Road. Sunnyvale is the seventh most populous city in the San Francisco Bay Area and one of the major cities comprising Silicon Valley. According to a third party market research report, as of the third quarter of 2017, the San Jose/Sunnyvale/Santa Clara metropolitan statistical area had an unemployment rate of 3.2% and reported an 8.9% GDP growth rate over the past five years, compared to an overall 2.4% growth rate for the United States.

The Apple Campus 3 Property is centrally located within 1.4 miles of two Santa Clara Valley Transportation Authority Light Rail stations (the Sunnyvale station in the Heritage District Downtown and the Lawrence Station in eastern Sunnyvale), 3.9 miles from the Downtown Mountain View Caltrain Station, and within close proximity to highways 101, 280, 237 and 85. According to a third-party market research report, the 2017 estimated population within a one-, three- and five-mile radius of the Apple Campus 3 Property was 26,490, 193,228, and 466,901, respectively; while the 2017 estimated average household income within the same radii was $121,630, $133,362, and $141,198, respectively.

According to a third-party market research report, as of the third quarter of 2017, the Sunnyvale submarket contained approximately 10.9 million square feet of office space exhibiting a vacancy rate of approximately 3.1% and an average asking rental rate of $64.44 per square foot, gross. The appraiser identified 15 comparable class A office properties totaling approximately 2.4 million square feet, which reported a 99.7% occupancy rate and average asking rents of $50.58 per square foot, triple net.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-51

BANK 2018-BNK11	Apple Campus 3

The following table presents certain information relating to comparable office leases for the Apple Campus 3 Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
Apple Campus 3 Property	2017	882,657	100%	Apple	Dec. 2017/ 13.25 Yrs	882,657	$41.28(1)	NNN
Moffett Towers II 905 11th Avenue Sunnyvale, CA	2016	350,663	100%	Lab 126	March 2017/ 10.0 Yrs	350,663	$47.40	NNN
Moffett Gateway 1225 Crossman Avenue Sunnyvale, CA	2016	298,924	100%	Google, Inc.	Nov. 2016/ 11.0 Yrs	298,924	$44.40	NNN
10900 Tantau Avenue Cupertino, CA	2008	102,540	100%	Panasonic	May 2017/ 5.0 Yrs	43,034	$51.00	NNN
Tree Farm 4440 El Camino Real Los Altos, CA	1999	96,562	100%	Toyota	March 2017/ 5.5 Yrs	96,562	$63.00	NNN
Moffett Tower II Bldg. 2 905 11th Avenue Sunnyvale, CA	2017	362,600	100%	Amazon	Dec. 2016/ 10.0 Yrs	362,600	$48.00	NNN

Source: Third party market research report

(1)	Represents Apple’s rent payment on Phase I in February 2019 and Phase II in June 2019. Apple is currently in a free rent period for (i) Phase 1 (approximately 69.4% of its space) through and including December 2018 and (ii) Phase 2 (approximately 30.6% of its space) through and including May 2019. Through and including February 2018, Apple is required to pay reimbursements for utilities only, and commencing March 2018, the tenant will be required to pay reimbursements for utilities, operating expenses, taxes and insurance. All future rent credits and abatements under the Apple lease were reserved at the origination of the Apple Campus 3 Whole Loan (see “Escrows and Reserves” section). The tenant’s underwritten rent of $48.35 PSF represents the average rent over its remaining lease term.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Apple Campus 3 Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$42,675,300	$48.35
Total Recoveries	$3,981,816	$4.51
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($466,571)(3)	($0.53)
Effective Gross Income	$46,190,545	$52.33
Total Operating Expenses	$4,804,932	$5.44
Net Operating Income	$41,385,613	$46.89
Replacement Reserves	$176,531	$0.20
Tenant Improvements	$0	$0.00
Leasing Commissions	$0	$0.00
Net Cash Flow	$41,209,082	$46.69

Occupancy %(3)	100.0%
NOI DSCR(4)	3.57x
NCF DSCR(4)	3.55x
NOI Debt Yield(4)	12.2%
NCF Debt Yield(4)	12.1%

(1)	Historical operating statements are not *applicable, as the Apple Campus 3 Property was built in 2017.
(2)	Base Rent reflects the average rent over the lease term (see “Tenant Summary” above).
(3)	The underwritten economic vacancy is 1.0%. The Apple Campus 3 Property was 100.0% leased as of April 1, 2018.
(4)	The debt service coverage ratios and debt yields are based on the Apple Campus 3 Whole Loan.

Escrows and Reserves. The Apple Campus 3 Borrower deposited at loan origination $42,706,326 for rent abatement periods, $2,979,839 for outstanding TI/LCs, and $93,750 for the estimated cost to complete outstanding punchlist items. The Apple Campus 3 Whole Loan documents provide for ongoing monthly escrows of $249,368 for real estate taxes. The Apple Campus 3 Whole Loan documents provide for additional reserves in the amount of 125% of any additional punchlist items received from Apple (following origination, an additional $506,100 was deposited due to additional punchlist items identified by Apple).

The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the Apple Campus 3 Borrower provides the lender with evidence that the Apple Campus 3 Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the Apple Campus 3 Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The Apple Campus 3 Whole Loan documents do not require ongoing monthly escrows for replacement reserves as long as no Cash Trap Event Period (as defined in “Lockbox and Cash Management” below) has occurred and is continuing.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-52

BANK 2018-BNK11	Apple Campus 3

Lockbox and Cash Management. The Apple Campus 3 Whole Loan requires a lender-controlled lockbox account, which is in place, and that the Apple Campus 3 Borrower directs the tenant to pay its rent directly into such lockbox account. The Apple Campus 3 Whole Loan documents also require that all rents received by the Apple Campus 3 Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the Apple Campus 3 Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account. During a Lease Sweep Period (as defined below), the Apple Campus 3 Borrower is required to make minimum monthly deposits of $1,838,869 into a leasing reserve (regardless of the amount of available excess cash flow).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan or the Apple Campus 3 Junior Mezzanine Loan (see “Mezzanine Loan and Preferred Equity” section);

(ii)	the occurrence of a Lease Sweep Period (as defined below);

(iii)	the debt service coverage ratio based on the Apple Campus 3 Whole Loan falling below 1.85x (based on a hypothetical 30-year amortization period), or the debt service coverage ratio based on the Apple Campus 3 Total Debt (see “Mezzanine Loan and Preferred Equity” section) falling below 1.10x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter; or

(iv)	the ARD.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Lease Sweep Period Cure Event (as defined below);

●	with regard to clause (iii), the debt service coverage ratio based on the Apple Campus 3 Whole Loan (based on a hypothetical 30-year amortization schedule) being equal to 1.85x or greater, and the debt service coverage ratio based on the Apple Campus 3 Total Debt (based on a hypothetical 30-year amortization schedule) being equal to 1.10x or greater for two consecutive calculation dates; or

●	with regard to clause (iv), the Apple Campus 3 Whole Loan being repaid in full.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (iii), (iv) and (v) below, the term ‘Apple’ includes any replacement tenant that occupies at least 75% of the space currently occupied by Apple):

(i)	Apple cancels, terminates or gives notice of its intent to cancel or terminate its lease on at least 40,000 square feet;

(ii)	Apple is no longer an Investment Grade Entity (as defined below);

(iii)	Apple goes dark in 20% or more of its space; provided, however, that a Lease Sweep Period will not commence as long as Apple remains an Investment Grade Entity;

(iv)	Apple defaults under its lease beyond any applicable notice and cure period; or

(v)	Apple becomes insolvent or files for bankruptcy.

A “Lease Sweep Period Cure Event” will occur upon the following:

●	with regard to clause (i), (a) a Qualified Re-Leasing Event (as defined below), or (b) total swept funds equating to $35.00 per square foot of such applicable space (or the Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clauses (ii) or (iii), (a) a Qualified Re-Leasing Event, (b) Apple restoring its status as an Investment Grade Entity; (c) the applicable space being subleased to an Investment Grade Entity who has accepted delivery of the space and is paying unabated rent in an amount no less than the contract rate of the primary lease; or (d) total swept funds equating to $50.00 per square foot of (x) the Apple lease space with respect to clause (ii) and (y) the applicable space with respect to clause (iii) (or Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount); provided, however, that once total swept funds in the leasing reserve equate to $35.00 per square foot of the applicable space, additional funds will be deposited into a debt service reserve account until such $50.00 per square foot cap is met;

●	with regard to clause (iv), (a) the cure of such event of default and no other default occurring for a period of three consecutive months, or (b) total swept funds equating to $35.00 per square foot (or Apple Campus 3 Borrower delivering to the lender an acceptable letter of credit in such amount);

●	with regard to clause (v), the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering at least 75% of the space currently occupied by Apple with (i) terms extending at least three years beyond the maturity date of the Apple Campus 3 Whole Loan (April 6, 2031); (ii) economic terms at least as favorable as those in the lease being replaced; (iii) such replacement tenants having taken possession of such space and paying full unabated rent or any such abatement has been reserved; (iv) and all tenant improvements and leasing commissions having been paid or reserved.

Additional Secured Indebtedness (not including trade debts). The Apple Campus 3 Property also secures the Apple Campus 3 Non-Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $277,000,000. The Apple Campus 3 Non-Serviced Pari Passu Companion Loans accrue interest at the same rate as the Apple Campus 3 Mortgage Loan. The Apple Campus 3 Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Apple Campus 3 Non-Serviced Pari Passu Companion Loans. The holders of the Apple Campus 3 Mortgage Loan and the Apple Campus 3 Non-Serviced Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Apple Campus 3 Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Wells Fargo Bank, National Association; Deutsche Bank AG, New York Branch; and Goldman Sachs Mortgage Company funded a $117,500,000 senior mezzanine loan (the “Apple Campus 3 Senior Mezzanine Loan”) to CW Mezz LLC (the “Apple Campus 3 Senior Mezzanine Loan Borrower”) and a $117,500,000 junior mezzanine loan (the “Apple Campus 3 Junior Mezzanine Loan”) to Central Wolfe LLC (the “Apple Campus 3 Junior Mezzanine Loan Borrower”)(collectively, the Apple Campus 3 Whole Loan, Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan are referred to herein as the “Apple Campus 3 Total Debt”). The Apple Campus 3 Senior Mezzanine loan has since been sold to Athene Annuity and Life Company American Equity Investment Life Insurance Company and Midland National Life Insurance Company and the Apple Campus 3 Junior Mezzanine Loan has since been sold to CPPIB Credit Investments II Inc. The Apple Campus 3 Senior

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-53

BANK 2018-BNK11	Apple Campus 3

Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan are coterminous with the Apple Campus 3 Whole Loan and require interest-only payments. The Apple Campus 3 Senior Mezzanine Loan is secured by a pledge of the 100% interest of the Apple Campus 3 Senior Mezzanine Loan Borrower in the Apple Campus 3 Borrower, and the Apple Campus 3 Junior Mezzanine loan is secured by a pledge of the 100% interest of the Apple Campus 3 Junior Mezzanine Loan Borrower in the Apple Campus 3 Senior Mezzanine Loan Borrower. The Apple Campus 3 Senior Mezzanine Loan accrues interest at a fixed interest rate equal to 4.620% per annum (the “Senior Mezzanine Initial Interest Rate”), and the Apple Campus 3 Junior Mezzanine Loan accrues interest at a fixed interest rate equal to 6.000% per annum (the “Junior Mezzanine Initial Interest Rate”). In the event the Apple Campus 3 Senior Mezzanine Loan and/or the Apple Campus 3 Junior Mezzanine Loan are not repaid in full on or before the ARD, the applicable mezzanine borrower will be required to make interest payments based on an interest rate equal to the greater of (i) the Senior Mezzanine Initial Interest Rate or the Junior Mezzanine Initial Interest Rate, as applicable, plus 1.500% per annum, and (ii) the 10-year swap rate plus 1.500% per annum; provided, however, that upon the occurrence and continuance of an event of default, the interest rate will be equal to (1) the greater of (i) and (ii), plus (2) 5.000%. An intercreditor agreement is in place with respect to the Apple Campus 3 Whole Loan, the Apple Campus 3 Senior Mezzanine Loan and the Apple Campus 3 Junior Mezzanine Loan.

The following table presents certain information relating to the Apple Campus 3 Senior Mezzanine Loan and Apple Campus 3 Junior Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance		Mezzanine Debt Interest Rate	Original Term to ARD (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
Senior Mezzanine Loan	$117,500,000	4.6200%	120	0	120	2.41x	9.0%	59.1%

Junior Mezzanine Loan	$117,500,000	6.0000%	120	0	120	1.70x	7.2%	74.3%

Release of Property. Not permitted.

Right of First Offer. Apple has a right of first offer to purchase the Apple Campus 3 Property if the Apple Campus 3 Borrower markets the Apple Campus 3 Property for sale (the “Apple ROFO”). The Apple ROFO is not extinguished by foreclosure; however, the Apple ROFO does not apply to foreclosure or deed-in-lieu thereof.

Terrorism Insurance. The Apple Campus 3 Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Apple Campus 3 Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Apple Campus 3 Property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-54

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T-55

BANK 2018-BNK11	One Dulles Tower

Mortgage Loan No. 4 – One Dulles Tower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-56

BANK 2018-BNK11	One Dulles Tower

Mortgage Loan No. 4 – One Dulles Tower

MARYLAND
Potomac River
Howard Hughes Medical Institute-Janelia Farm Research Campus
George Washington Univ. Virginia Campus
Seneca Creek State Park
Bretton Woods Golf Course
VIRGINIA
Algonkian Golf Course
Lowes Island Club
Algonkian Regional Park
Northern Virginia Regional Park
Countryside
Cascades Pkwy
Cascades Marketplace
Sugarland Run
Dulles Town Center
Northern VA Comm. College Loudoun Campus
Beach Mill Rd
Gloucester Pkwy
Redskins Park
Ashburn
Loudoun Co. Pkwy
Nokes Blvd
Potomac Run Plaza
Leesburg Pike
Town Center at Sterling
Claude Moore Park
Farmwell Rd
Dulles 28 Centre
LOUDOUN COUNTY
Sterling
Sterling Blvd
Sugarland Run Stream Valley Park
Utterback Store Rd
Georgetown Pike
Great Falls
River Bend Rd
MONTGOMERY COUNTY
Chesapeake & Ohio Canal Natl. Historic Park
Walker Rd
ROUTE 606
Dulles Toll Road
(Under Construction)
Herndon Centennial Golf Course
Herndon Pkwy
Sterling Rd
Herndon Centre
Fairfax Co. Pkwy
Wiehle Ave
Reston
Old Dominion Dr
Leesburg Pike
METRO
ROUTE 28
SILVER LINE
Herndon
Worldgate Centre
Reston Hospital Center
Reston Town Center
Lake Fairfax Park
HERNDON-MONROE
RESTON PARKWAY
WIEHLE AVENUE
METRO SILVER LINE
DULLES
Village Center at Dulles
Juniper Networks
Woodland Park Crossing
Alcatel-Lucent
US Geological Survey
Reston National Golf Course
Dulles Toll Road
Wolf Trap Natl. Park for the Performing Arts
McLean
Washington, DC 12 miles
Washington Dulles International Airport
Difficult Run Stream Valley Park
Lakes Dr
McLearen Rd
Fairfax Co. Pkwy
Reston Pkwy
Lawyers Rd
Clarks Crossing Park
Wolf Trap
Beulah Rd
Tysons Corner
SPRING HILL
Tysons Galleria
TYSONS CORNER
GREENSBORO
Westwood Country Club
Pike 7 Plaza
Tysons Corner Center
Natl. Air and Space Museum/ Steven F. Udvar-Hazy Center
One Dulles Tower
13200 Woodland Park Road
Herndon, VA 20171
Lawyers Rd
Hunter Mill Rd
FAIRFAX COUNTY
Fox Mill Rd
Franklin Farm
Sully Place
Cub Run Stream Valley Park
Dulles Expo and Conference Center
Vienna
Maple Ave
Gallows Rd
Willard Rd
International Country Club
Inova Fair Oaks Hospital
Oakton
Cedar Ln
DUNN LORING-MERRIFIELD
Pleasant Valley Golf Course
Chantilly
Nottoway Park
VIENNA-FAIRFAX-GMU
METRO ORANGE LINE
MOSAIC DISTRICT
Penderbrook Golf Club
Lee Jackson Hwy
Tattersall Park
Blake Ln
Lee Hwy
Merrifield
Fairfax Co. Pkwy
Stringfellow Rd
Ellanor C. Lawrence Park
Fair Oaks Mall
Arlington Blvd
Capital Beltway
Fair Oaks
Army Navy Country Club-Fairfax
Old Lee Hwy
Inova Fairfax Hospital
Centreville
Lee Hwy
Fairfax
Cub Run Park
Stone Rd
OLD TOWN FAIRFAX
Little River Tpke
Lee Hwy
Fairfax Co. Pkwy
Annandale
Braddock Rd
Centreville Rd
George Mason University
Braddock Rd
Damascus
Clarksburg
Columbia
Germantown
Montgomery Village
Olney
Gaithersburg
Poolesville
Darnestown
North Potomac
Rockville
Aspen Hill
Laurel
Lansdowne
Wheaton
Ashburn
Sterling
Potomac
Silver Spring
Beltsville
Bethesda
Herndon
Reston
McLean
WASHINGTON D.C.
Wolf Trap
Tysons Corner
Chantilly
Oakton
Vienna
ARLINGTON
Centreville
Fairfax
Annandale
ALEXANDRIA
Burke
Springfield
Manassas
Franconia
National Harbor
Clinton
Suitland
Largo
Landover
FAIRFAX COUNTY
MARYLAND
VIRGINIA

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-57

BANK 2018-BNK11	One Dulles Tower

Mortgage Loan No. 4 – One Dulles Tower

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$63,000,000			Location:	Herndon, VA 20171
Cut-off Date Balance(1):	$63,000,000			General Property Type:	Office
% of Initial Pool Balance:	9.2%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsor:	HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; HGGP Capital XI, LLC; HGGP Capital XII, LLC			Year Built/Renovated: Size:	2002/2018 403,622 SF
Mortgage Rate:	3.9860%			Cut-off Date Balance per SF(1):	$377
Note Date:	2/28/2018			ARD Balance per SF(1):	$377
First Payment Date:	4/11/2018			Property Manager:	Harbor Group Management Co.,
Anticipated Repayment Date(2):	3/11/2028				LLC (borrower related)
Maturity Date(2):	9/30/2029
Original Term to ARD:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$13,412,732
Seasoning:	1 month			UW NOI Debt Yield(1):	8.8%
Prepayment Provisions(3):	LO (25); DEF (91); O (4)			UW NOI Debt Yield at ARD(1):	8.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.17x
Additional Debt Type(1)(4):	Pari Passu			Most Recent NOI(6):	N/A
Additional Debt Balance(1)(4):	$89,000,000			2nd Most Recent NOI(6):	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	N/A
Reserves(5)				Most Recent Occupancy:	100.0% (4/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy(6):	N/A
Taxes:	$405,537	$135,179	N/A	3rd Most Recent Occupancy(6):	N/A
Insurance:	$0	Springing	N/A	Appraised Value (as of)(7):	$212,500,000 (1/18/2018)
Replacement Reserves:	$0	Springing	N/A	Cut-off Date LTV Ratio(1)(7):	71.5%
TI/LC Reserves:	$0	Springing	N/A	ARD LTV Ratio(1)(7):	71.5%
Rent Concession Reserve:	$15,974,928	$0	N/A
Existing TI/LC Reserve:	$26,466,135	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$152,000,000	64.3%	Purchase Price:	$226,000,000	95.7%
Borrower Sponsor Equity:	$84,255,427	35.7%	Reserves:	$42,846,600	18.1%
			Seller Tenant Improvement Allowance Credit(8):	($26,466,136)	(11.2%)
			Other Seller Credit(9):	($16,660,323)	(7.1%)
			Closing costs:	$10,535,285	4.5%
Total Sources:	$236,255,427	100.0%	Total Uses:	$236,255,427	100.0%

(1)	The One Dulles Tower Mortgage Loan (as defined below) is part of the One Dulles Tower Whole Loan (as defined below), which is comprised of two pari passu notes with an aggregate original principal balance of $152,000,000. The Cut-off Date Balance per SF, ARD Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at ARD, UW NCF DSCR, Cut-off Date LTV Ratio and ARD LTV Ratio numbers presented are based on the One Dulles Tower Whole Loan.

(2)	The One Dulles Tower Mortgage Loan has an anticipated repayment date of March 11, 2028 and a final maturity date of September 30, 2029. See “The Mortgage Loan” for further discussion of the ARD.

(3)	Defeasance of the One Dulles Tower Whole Loan is permitted at any time after the earlier of (i) April 11, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the One Dulles Tower Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in April 2018.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of the additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	Historical occupancy and financial information is not available as the borrower sponsor recently acquired the One Dulles Tower Property (as defined below) and such information was not provided by the seller.

(7)	The Appraised Value, Cut-off Date LTV Ratio and ARD LTV Ratio are based on the appraiser’s Market Value as if Stabilized, which assumes that contractual tenant improvement and leasing commission (“TI/LC”) obligations have been fulfilled and there is no outstanding free rent. The One Dulles Tower Borrower (as defined below) deposited upfront reserves totaling $42,441,063 for such contractual TI/LC obligations and free rent (see “Escrows and Reserves” below). The appraiser concluded to an as-is Appraised Value is $189,800,000 (as of January 18, 2018), which would result in a Cut-off Date LTV Ratio of 80.1% and ARD LTV Ratio of 80.1%. The appraiser also concluded to a Hypothetical Market Value (Go Dark Value) of $127,600,000 as of January 1, 2020, which assumes the completion of all tenant improvement work associated with the Amazon lease.

(8)	Represents outstanding tenant improvements related to Amazon Web Services.

(9)	Represents Estimated 2018 Unpaid Real Estate Taxes ($247,556), 2018 Real Estate Tax Credit ($394,261) and Income Support ($16,018,506).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-58

BANK 2018-BNK11	One Dulles Tower

The Mortgage Loan. The fourth largest mortgage loan (the “One Dulles Tower Mortgage Loan”) is part of a whole loan (the “One Dulles Tower Whole Loan”) evidenced by two pari passu promissory notes (Notes A-1 and A-2) in the aggregate original principal amount of $152,000,000 which are secured by a first priority fee mortgage encumbering a 403,622 square foot, 13-story, class A, single-tenant office building located in Herndon, Virginia (the “One Dulles Tower Property”).

The One Dulles Tower Whole Loan has an anticipated repayment date of March 11, 2028 (the “ARD”) and a maturity date of September 30, 2029. Prior to the ARD, the One Dulles Tower Whole Loan accrues interest at a fixed rate of 3.9860% (the “Initial Interest Rate”) and requires payments of interest only through the ARD. In the event the One Dulles Tower Whole Loan is not repaid in full on or before the ARD, the One Dulles Tower Borrower will be required to make interest payments based on an interest rate equal to 3.50% plus the greater of (a) the Initial Interest Rate and (b) the sum of (1) the 10-year treasury rate, (2) the mid market 10-year swap spread and (3) 1.64% (the “Adjusted Interest Rate”). The ARD automatically triggers a Cash Trap Event Period (see “Lockbox and Cash Management” section) whereby all excess cash flow after payment of debt service, budgeted operating expenses and required deposits to reserves is required to be used to pay down the principal balance of the One Dulles Tower Whole Loan. From and after the ARD, the portion of interest in excess of the Initial Interest Rate will not be included in the monthly debt service payment, but rather shall accrue and is payable once the principal balance of the One Dulles Tower Whole Loan is paid in full. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—ARD Loans” in the Preliminary Prospectus.

The non-controlling promissory Note A-1 in the original principal amount of $63,000,000 represents the One Dulles Tower Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. The controlling promissory Note A-2 in the original principal amount of $89,000,000 (the “One Dulles Tower Pari Passu Companion Loan”), is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization trust or trusts. The One Dulles Tower Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust, and from and after the securitization of the controlling Note A-2, will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-2 is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the One Dulles Tower Whole Loan, along with cash equity from the One Dulles Tower Borrower, were primarily used to acquire the One Dulles Tower Property, fund reserves and pay closing costs.

One Dulles Tower Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$63,000,000	$63,000,000	BANK 2018-BNK11	No
A-2	$89,000,000	$89,000,000	Wells Fargo Bank, N.A.	Yes
Total	$152,000,000	$152,000,000

The Borrowers and the Sponsors. The borrowers comprise five tenants in common: One Dulles Associates, LLC; Madison One Dulles, LLC; EF One Dulles, LLC; FF One Dulles, LLC; and 255 West One Dulles, LLC (collectively, the “One Dulles Tower Borrower”), each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the One Dulles Tower Borrower delivered a non-consolidation opinion in connection with the origination of the One Dulles Tower Whole Loan. The sponsors and the nonrecourse carve-out guarantors of the One Dulles Tower Whole Loan comprise five limited liability companies related to Harbor Group International: HGGP Capital VIII, LLC; HGGP Capital IX, LLC; HGGP Capital X, LLC; HGGP Capital XI, LLC; and HGGP Capital XII, LLC.

Harbor Group International is a privately held real estate firm based in Norfolk, Virginia. Founded in 1981, Harbor Group International provides international real estate management and investment services. As of March 2018, Harbor Group International owned and managed more than 193 commercial real estate assets, 30,000 multifamily units, and 4.8 million square feet of commercial space.

The Property. The One Dulles Tower Property comprises a 13-story, LEED Silver, class A office building totaling 403,622 square feet and located in Herndon, Virginia, approximately four miles east of the Washington Dulles International Airport (“Dulles Airport”). The One Dulles Tower Property is situated atop a large fiber optic “backbone” line and has direct access to a “dark fiber” (high-capacity fiber optic infrastructure that is run on a private network rather than by an internet service provider) trunk line, enabling high data use throughout the building. The One Dulles Tower Property, which was built in 2002 and previously occupied by Booz Allen Hamilton through 2015, underwent an approximately $11.1 million renovation from 2016 to 2017, which included a new building lobby/entryway, fitness center, conference center, elevator cabs, restrooms, and garage resurfacing. The One Dulles Tower Property contains a dedicated 6-story parking structure totaling 1,590 spaces, resulting in a parking ratio of 3.9 spaces per 1,000 square feet of rentable area.

As of April 1, 2018, the One Dulles Tower Property was 100.0% leased to Amazon Fulfillment Services, Inc. with Amazon.com Inc. (“Amazon”; NYSE: AMZN; rated Baa1/AA- by Moody’s/S&P, respectively) as lease guarantor. Amazon provides a $53,600,646 lease guaranty, which is reduced monthly, to a minimum of $26,907,558 in August 2024. Amazon’s 12-year lease commenced on October 1, 2017 and has an expiration date of September 30, 2029 with four, 5-year renewal options. The One Dulles Tower Property is expected to serve as the east coast headquarters for Amazon Web Services (“AWS”), which is a secure cloud services platform offering more than 70 services for computation, storage, databases, analytics, mobile, Internet of Things, and enterprise applications. As of January 31, 2018, AWS had more than one million active customers throughout 190 countries across various sectors including web applications, big data, storage, media and gaming, and healthcare and life sciences. Notable customers currently running web applications on AWS include Expedia, Netflix, Coursera, and Unilever. As of the fourth quarter of 2017, AWS’ operating income reportedly grew by 39% from the previous year to $4.3 billion, which equates to approximately 105% of the total operating income for Amazon.com Inc. (due to an operating loss in a different segment of the parent company). The One Dulles Tower Property is expected to be primarily used by AWS for general office, research & development and training and testing related to software, hardware and electronic components.

The One Dulles Tower Property comprises two premises: “Tier 1” comprises floors 1-7, totaling 209,420 square feet, and “Tier 2” comprises floors 8-13, totaling 194,202 square feet. As of April 1, 2018, Amazon was in occupancy of Tier 1 and was constructing its interior improvements in Tier 2 with an expected completion date of May 2018. Amazon is required to commence rent payments on Tier 1 and Tier 2 in October 2018 and January 2020, respectively. Approximately $15,974,928 was reserved for rent abatement periods at origination of the One Dulles Tower Whole Loan (See “Escrows and Reserves” below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-59

BANK 2018-BNK11	One Dulles Tower

The following table presents certain information relating to the tenancy at the One Dulles Tower Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(1)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Major Tenant
Amazon(2)	NR/Baa1/AA-	403,622	100.0%	$16,537,837(3)	100.0%	$40.97(3)	9/30/2029(4)(5)
Subtotal/Wtd. Avg.		403,622	100.0%	$16,537,837	100.0%	$40.97
Vacant Space		0	0.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		403,622	100.0%	$16,537,837	100.0%	$40.97

(1)	The lease guarantor is Amazon.com Inc., which is the rated entity. Amazon provides a $53,600,646 million lease guaranty, which is reduced monthly, to a minimum of $26,907,558 million in August 2024.

(2)	Amazon is currently in occupancy of Tier 1, and is currently constructing its interior improvements on Tier 2 with an expected completion date of May 2018 (see “The Property” section for definitions of Tier 1 and Tier 2).

(3)	Annual UW Rent and Annual UW Rent PSF reflect the average rent through the ARD. Amazon is currently in a free rent period for (i) Tier 1 (approximately 51.9% of its space) through and including September 2018 and (ii) Tier 2 (approximately 48.1% of its space) through and including December 2019. Amazon is required to begin paying Annual UW Rent PSF of $36.37 on Tier 1 in October 2018 and $37.32 on Tier 2 in January 2020. Approximately $15,974,928 was reserved at origination of the One Dulles Tower Whole Loan with respect to rent abatement periods (See “Escrows and Reserves” section).

(4)	Amazon has four, 5-year renewal options at fair market value with 16 months’ notice.

(5)	Amazon has a one-time contraction option of any contiguous floors within Tier 2 (floors 8-13), beginning with the 13th floor and moving down, effective on April 30, 2028 with 15 months’ notice and payment of a fee equal to $25.05 per square foot of contracted space, of which 50% will be due within 60 days of the delivery of the contraction notice and the remaining 50% will be due on the effective date.

The following table presents certain information relating to the lease rollover schedule at the One Dulles Tower Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2022	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2023	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2024	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2025	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2026	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2027	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2028	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2029 & Beyond	1	403,622	$40.97	100.0%	100.0%	$16,537,837	100.0%	100.0%
Vacant	0	0	$0.00	0.0%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg.	1	403,622	$40.97	100.0%		$16,537,837	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

The Market. The One Dulles Tower Property is located in Herndon, Virginia, approximately four miles east of the Dulles Airport and 25 miles northwest of Washington D.C. Situated at the intersection of Routes 267 and 657, the One Dulles Tower Property is less than one mile from two planned public transportation stations along the Silver Line Metrorail, which are anticipated for completion in 2020. Upon completion, the Silver Line is expected to provide access between Dulles Airport and Washington, D.C.

The One Dulles Tower Property is located along Route 267 (Dulles Toll Road), within the Dulles Technology Corridor, which comprises over 30,000 research-, technological-, and development-related companies and a concentration of telecom and satellite companies. According to the appraisal, the Dulles Technology Corridor provides approximately 380,000 jobs, or 27% of total employment in Fairfax County. Furthermore, according to a news publication, an estimated 70% of global internet traffic passes through the corridor daily. The One Dulles Tower Property is located in the Woodland Park neighborhood, which offers tenant amenities including restaurants, various retail options, and residential developments including Woodland Park Crossing, Worldgate Centre and Waterview at Woodland Park. Woodland Park Crossing is a 137,038 square foot mixed use community shopping center less than one mile southeast of the One Dulles Tower Property anchored by a Harris Teeter Grocery store with additional tenants including Panera Bread, Starbucks, Manhattan Pizza and Capital One Bank. Worldgate Centre is a 229,568 square foot lifestyle center featuring a 9-screen AMC movie theatre and a Sport&Health facility, located a half mile north of the One Dulles Tower Property. Waterview at Woodland Park is a planned residential development anticipated to open in May of 2018 that is expected to include 383 apartments and townhomes located on the opposite side of the lake behind the One Dulles Tower Property. According to a third-party market research report, the 2017 estimated population within a three- and five-mile radius of the One Dulles Tower Property was 112,706, and 217,098, respectively; while the 2017 estimated median household income within the same radii was $113,548, and $117,335, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-60

BANK 2018-BNK11	One Dulles Tower

According to the appraisal, the One Dulles Tower Property is located within the Dulles Corridor submarket of the Washington, D.C. office market. As of the fourth quarter of 2017, the submarket contained approximately 58.1 million square feet of office space exhibiting a vacancy rate of approximately 15.3%. The appraiser identified 10 comparable office properties totaling approximately 2.2 million square feet, with a weighted average occupancy rate of 95.9% and average asking rent of $36.57 per square foot, full service. Each of the 10 comparable properties contains large block space with the largest tenant occupying greater than 30,000 SF and was built in 2000 or later.

The following table presents certain information relating to comparable office leases for the One Dulles Tower Property:

Comparable Leases Summary
Property Name/Location	Year Built	Size SF	Total Occupancy	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual In Place Rent PSF	Lease Type
One Dulles Tower Property	2002	403,622	100%	Amazon	Oct. 2017/ 12.0 Yrs	403,622	$36.37(1)	Full Service
Monument III 12930 Worldgate Dr. Herndon, VA	2006	193,138	62.2%	Serco	Dec. 2017/ 11.0 Yrs	83,308	$33.00	Full Service
Summit at Reston 1 & 2 2000-2002 Edmund Halley Reston, VA	1988	293,606	100%	Noblis Inc.	Jan. 2017/ 12.0 Yrs	155,048	$29.00	Full Service
Dulles Station West 2300 Dulles Station Blvd. Herndon, VA	2007	177,712	94.8%	National Student	Sep. 2016/ 17.8 Yrs	45,165	$37.41	Full Service
Confidential	1998	323,243	N/A	Confidential	Aug. 2016/ 11.0 Yrs	32,481	$35.50	Full Service
John Marshall Building 8283 Greensboro Dr. McLean, VA	1996	223,000	100%	Booz Allen Hamilton	Feb. 2016/ 10.0 Yrs	222,989	$32.00	Full Service
Confidential	2000	184,887	N/A	Confidential	Aug. 2015/ 5.0 Yrs	182,867	$34.00	Full Service

Source: Appraisal and third party reports

(1)	Represents Amazon’s rent payment on Tier 1 commencing in October 2018 (Amazon is required to commence paying rent of $37.32 PSF on Tier 2 in January 2020). Amazon is currently in a free rent period for (i) Tier 1 (approximately 51.9% of its space) through and including September 2018 and (ii) Tier 2 (approximately 48.1% of its space) through and including December 2019. Approximately $15,974,928 was reserved at origination of the One Dulles Tower Whole Loan with respect to rent abatement periods (See “Escrows and Reserves” section). The tenant’s underwritten rent of $40.97 PSF represents the average rent through the ARD.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the One Dulles Tower Property:

Cash Flow Analysis(1)
	UW	UW PSF
Base Rent(2)	$16,537,837	$40.97
Total Recoveries	$405,102	$1.00
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($165,378)(3)	($0.41)
Effective Gross Income	$16,777,561	$41.57
Total Operating Expenses	$3,364,829	$8.34
Net Operating Income	$13,412,732	$33.23
Replacement Reserves	$80,725	$0.20
Tenant Improvements	$0	$0.00
Leasing Commissions	$0	$0.00
Net Cash Flow	$13,332,007	$33.03

Occupancy %(3)	99.0%
NOI DSCR(4)	2.18x
NCF DSCR(4)	2.17x
NOI Debt Yield(4)	8.8%
NCF Debt Yield(4)	8.8%

(1)	Historical operating statements and occupancy are not available as the borrower sponsor recently acquired the One Dulles Tower Property and such information was not provided by the seller.

(2)	Base Rent reflects Amazon’s average rent through the ARD (see “Tenant Summary” above).

(3)	The underwritten economic vacancy is 1.0%. The One Dulles Tower Property was 100.0% leased as of April 1, 2018.

(4)	The debt service coverage ratios and debt yields are based on the One Dulles Tower Whole Loan.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-61

BANK 2018-BNK11	One Dulles Tower

Escrows and Reserves. The One Dulles Tower Borrower deposited into escrow at loan origination $405,537 for real estate taxes, $15,974,928 for rent abatement periods and $26,466,135 for outstanding TI/LCs related to Amazon. The One Dulles Tower Whole Loan documents provide for ongoing monthly escrows of $135,179 for real estate taxes.

The One Dulles Tower Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the One Dulles Tower Borrower provides the lender with evidence that the One Dulles Tower Property’s insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the One Dulles Tower Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals. The One Dulles Tower Whole Loan documents do not require ongoing monthly escrows for replacement reserves or leasing reserves as long as no Cash Trap Event Period (as defined below) has occurred and is continuing. Upon the continuance of a Cash Trap Event Period, ongoing replacement and leasing reserves are required in an amount equal to $6,727 and $50,453, respectively.

Lockbox and Cash Management. The One Dulles Tower Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the One Dulles Tower Borrower direct the tenant to pay its rent directly into such lockbox account. The One Dulles Tower Whole Loan documents also require that all rents received by the One Dulles Tower Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period, all excess funds are required to be distributed to the One Dulles Tower Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default;

(ii)	the occurrence of a Lease Sweep Period (as defined below); or

(iii)	the debt service coverage ratio falling below 1.25x (based on a hypothetical 30-year amortization period) at the end of any calendar quarter.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;

●	with regard to clause (ii), a Lease Sweep Period Cure Event (as defined below); or

●	with regard to clause (iii), the debt service coverage ratio (based on a hypothetical 30-year amortization schedule) being equal to or greater than 1.25x for two consecutive calendar quarters.

A “Lease Sweep Period” will commence upon the earlier of the following (for clauses (i), (ii), (iii), (iv) and (vi) below, the term ‘Amazon’ includes any replacement tenant leasing, subleasing, or otherwise occupying the space currently occupied by Amazon):

(i)	Amazon surrenders, cancels, terminates or gives notice of its intent to surrender, cancel or terminate any material portion of its space;

(ii)	Amazon vacates greater than 20.0% of its space;

(iii)	Amazon goes dark or gives notice to go dark in 50% or more of its space at any time on or after the April 2021 payment date;

(iv)	Amazon becomes insolvent or files for bankruptcy;

(v)	Amazon is no longer an Investment Grade Entity (as defined below); or

(vi)	Amazon exercises its option to contract its space pursuant to its lease (see “Tenant Summary” above).

A “Lease Sweep Period Cure Event” will occur upon the following:

●	with regard to clauses (i), (ii), (iii) or (vi), a Qualified Re-Leasing Event (as defined below);

●	with regard to clause (iv), the bankruptcy or insolvency proceedings having terminated and the lease having been affirmed or assigned in a manner satisfactory to the lender; or

●	with regard to clause (v), Amazon restoring its status as an Investment Grade Entity.

An “Investment Grade Entity” means an entity that is rated ‘BBB-’, or equivalent, or higher by at least two of Fitch, Moody’s and S&P.

A “Qualified Re-Leasing Event” will occur upon one or more replacement tenants acceptable to lender executing leases covering all of the space leased to Amazon as of the loan closing date with (i) an initial term of no less than 10 years; (ii) market terms with respect to base rent, additional rent and recoveries and tenant improvements; (iii) such replacement tenants having taken possession of such space, commencing normal business operations and paying full unabated rent or any such abatement has been reserved; and (iv) all tenant improvements and leasing commissions having been paid or reserved.

Additional Secured Indebtedness (not including trade debts). The One Dulles Tower Property also secures the One Dulles Tower Pari Passu Companion Loan, which has a Cut-off Date principal balance of $89,000,000. The One Dulles Tower Pari Passu Companion Loan accrues interest at the same rate as the One Dulles Tower Mortgage Loan. The One Dulles Tower Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the One Dulles Tower Serviced Pari Passu Companion Loan. The holders of the One Dulles Tower Mortgage Loan and the One Dulles Tower Pari Passu Companion Loan have entered into a co-lender agreement, which sets forth the allocation of collections on the One Dulles Tower Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The One Dulles Tower Whole Loan documents require that the “all risk” insurance policy required to be maintained by the One Dulles Tower Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the One Dulles Tower Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-63

BANK 2018-BNK11	Airport Business Center

Mortgage Loan No. 5 – Airport Business Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-64

BANK 2018-BNK11	Airport Business Center

Mortgage Loan No. 5 – Airport Business Center

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-65

BANK 2018-BNK11	Airport Business Center

Mortgage Loan No. 5 – Airport Business Center

SANTA ANA
TUSTIN
IRVINE
COSTA MESA
NEWPORT BEACH
ORANGE COUNTY
Airport Business Center
John Wayne Orange County Airport
San Diego Fwy
Costa Mesa Fwy
LOS ANGELES

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-66

BANK 2018-BNK11	Airport Business Center

Mortgage Loan No. 5 – Airport Business Center

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance(1):	$53,000,000			Location:	Irvine, CA 92614
Cut-off Date Balance(1):	$53,000,000			General Property Type:	Industrial
% of Initial Pool Balance:	7.7%			Detailed Property Type:	Flex
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	DK Properties, L.P.			Year Built/Renovated:	1969/2005
Mortgage Rate:	4.3750%			Size:	1,170,571 SF
Note Date:	1/24/2018			Cut-off Date Balance per SF(1):	$128
First Payment Date:	3/7/2018			Maturity Date Balance per SF(1):	$128
Maturity Date:	2/7/2028			Property Manager:	Koll Industrial Properties, LLC (borrower-related)
Original Term:	120 months
Original Amortization Term:	0 months			Underwriting and Financial Information
IO Period:	120 months			UW NOI:	$14,666,817
Seasoning:	2 months			UW NOI Debt Yield(1):	9.8%
Prepayment Provisions(2):	LO (26); DEF (90); O (4)			UW NOI Debt Yield at Maturity(1):	9.8%
Lockbox/Cash Mgmt Status:	Hard/In Place			UW NCF DSCR(1):	2.12x
Additional Debt Type(3):	Pari Passu/Mezzanine			Most Recent NOI:	$13,635,662 (10/31/17 TTM)
Additional Debt Balance(3):	$97,000,000/$20,000,000			2nd Most Recent NOI:	$12,904,375 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$12,153,147 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	96.8% (1/31/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	97.0% (12/31/2016)
Taxes:	$52,146	$52,144	N/A	3rd Most Recent Occupancy:	96.0% (12/31/2015)
Insurance:	$31,883	$17,474	N/A	Appraised Value (as of)(5):	$244,600,000 (12/13/2017)
Replacement Reserves:	$0	$21,418	$525,000	Cut-off Date LTV Ratio(1):	61.3%
TI/LC Reserves:	$0	$73,015	N/A	Maturity Date LTV Ratio(1):	61.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$150,000,000	88.2%	Loan Payoff(6):	$166,738,568	98.1%
Mezzanine debt(2):	$20,000,000	11.8%	Upfront reserves:	$84,029	0.0%
			Closing costs:	$1,652,636	1.0%
			Return of equity:	$1,524,767	0.9%
Total Sources:	$170,000,000	100.0%	Total Uses:	$170,000,000	100.0%

(1)	The Airport Business Center Mortgage Loan (as defined below) is part of the Airport Business Center Whole Loan (as defined below), which is comprised of three pari passu notes with an aggregate original principal balance of $150,000,000. All statistical information related to the Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers are based solely on the Airport Business Center Whole Loan. The equity interest in the Airport Business Center Borrower (as defined below) has been pledged to secure mezzanine indebtedness with an original principal balance of $20,000,000. As of the Cut-off Date, the UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio based on the Airport Business Center Total Debt (as defined below) are 8.6%, 8.6%, 1.74x, 69.5% and 69.5%, respectively.

(2)	Defeasance of the Airport Business Center Whole Loan is permitted at any time after the earlier of (i) July 7, 2021 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Airport Business Center Whole Loan to be securitized. The assumed lockout period of 26 payments is based on the closing date of this transaction in April 2018.

(3)	See “The Mortgage Loan”, “Additional Secured Indebtedness (not including trade debts)” and “Mezzanine Loan and Preferred Equity” for a discussion of additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	The appraiser concluded to a land value of $158,500,000 as of December 13, 2017.

(6)	The Airport Business Center Property was previously securitized in the MSBAM 2014-C19 transaction. Loan payoff includes the existing senior loan ($138,323,068) and existing mezzanine loan ($28,415,500).

The Mortgage Loan. The fifth largest mortgage loan (the “Airport Business Center Mortgage Loan”) is part of a whole loan (the “Airport Business Center Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $150,000,000 which are secured by a first priority fee mortgage encumbering an industrial flex business park located in Irvine, California (the “Airport Business Center Property”).

The controlling promissory Note A-1 in the original principal balance of $53,000,000 represents the Airport Business Center Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. Promissory Note A-2 in the original principal balance of $50,000,000 was contributed to the WFCM 2018-C43 securitization trust. Promissory Note A-3, which has an original principal balance of $47,000,000 is currently held by Wells Fargo Bank, National Association and is expected to be contributed to a future securitization trust. Promissory Notes A-2 and A-3, in the aggregate original principal amount of $97,000,000, collectively represent the pari passu companion loans (the “Airport Business Center Serviced Pari Passu Companion Loans”). The Airport Business Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Airport Business Center Whole Loan, in addition to a $20,000,000 mezzanine loan (see “Mezzanine Loan and Preferred Equity” below), were primarily used to refinance previous debt totaling $166,738,568 secured by the Airport Business Center Property, return equity of $1,524,767 to the Airport Business Center Borrower (as defined below), fund reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-67

BANK 2018-BNK11	Airport Business Center

Airport Business Center Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$53,000,000	$53,000,000	BANK 2018-BNK11	Yes
A-2	$50,000,000	$50,000,000	WFCM 2018-C43	No
A-3	$47,000,000	$47,000,000	Wells Fargo Bank, N.A.	No
Total	$150,000,000	$150,000,000

The Borrower and the Sponsor. The borrower is AIC Owner, LLC (the “Airport Business Center Borrower”), a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the Airport Business Center Borrower delivered a non-consolidation opinion in connection with the origination of the Airport Business Center Whole Loan. The sponsor and the nonrecourse carve-out guarantor of the Airport Business Center Whole Loan is DK Properties, L.P.

DK Properties, L.P. is an affiliate of The Koll Company (“Koll”), a privately held full service real estate firm based in Irvine, California. Since formation in 1962, Koll has acquired and developed, in partnership with institutional and private investors, over 100 million SF of office, industrial, retail and resort properties throughout multiple markets. One of Koll’s primary focuses is on the acquisition and management of multi-tenant industrial properties. Koll has had continued ownership and management of the Airport Business Center Property since the company purchased the land and initiated construction in 1969.

The Property. The Airport Business Center Property is a class B industrial/flex and office development totaling 1,170,571 SF and located in Irvine, California. Originally built by the borrower sponsor in phases between 1969 and 1978 and most recently renovated in 2005, the Airport Business Center Property comprises 68 one- and two-story buildings spanning approximately 76.6 acres. The Airport Business Center Property is situated within the approximately 4,000-acre Irvine Business Complex, a master planned business park spanning five Orange County cities. The net rentable area of the Airport Business Center Property contains approximately 73.9% industrial/flex, 23.5% office and 2.1% retail tenants. Clear heights at the Airport Business Center Property range from 11 feet, 4 inches to 16 feet, 10 inches. The Airport Business Center Property includes 2,985 surface parking spaces, resulting in a parking ratio of 2.6 spaces per 1,000 SF of rentable area.

As of January 31, 2018, the Airport Business Center Property was 96.8% occupied by approximately 440 tenants with no single tenant accounting for more than 1.8% of the net rentable area or 1.5% of underwritten base rent. The Airport Business Center Property has averaged 94.8% occupancy over the past five years and 90.8% occupancy since 1990.

The following table presents certain information relating to the tenancy at the Airport Business Center Property:

Tenant Summary
Tenant Name	Credit Rating (Fitch/Moody's/S&P)	Tenant SF	Approximate % of SF	Annual UW Rent(1)	% of Total Annual UW Rent	Annual UW Rent PSF(1)	Lease Expiration
Major Tenant
American Pacific Printers College, Inc.	NR/NR/NR	21,240	1.8%	$266,400	1.4%	$12.54(2)	Various(2)
Just Food For Dogs, LLC	NR/NR/NR	18,142	1.5%	$274,531	1.5%	$15.13(3)	6/30/2028
PAS MRO, Inc.	NR/NR/NR	13,817	1.2%	$169,857	0.9%	$12.29(4)	Various(4)
AIDS Services Foundation	NR/NR/NR	12,520	1.1%	$220,792	1.2%	$17.64(5)	Various(5)
Southwind Kayak Center, Inc.	NR/NR/NR	10,431	0.9%	$177,623	1.0%	$17.03(6)	Various(6)
Subtotal/Wtd. Avg.		76,150	6.5%	$1,109,203	6.0%	$14.57

Other Tenants		1,057,087	90.3%	$17,314,800	94.0%	$16.55(7)
Vacant Space		37,334	3.2%	$0	0.0%	$0.00
Total/Wtd. Avg.		1,170,571	100.0%	$18,424,003	100.0%	$16.42(7)

(1)	Annual UW Rent and Annual UW Rent PSF include contractual rent steps through February 2019 totaling $555,991.

(2)	American Pacific Printers College, Inc. leases three spaces: 2,040 SF on a month-to-month basis with an UW Rent PSF of $12.00; 4,800 SF with an Annual UW Rent PSF of $12.60 and Lease Expiration Date of January 31, 2019; and 14,400 SF with an Annual UW Rent PSF of $12.60 and Lease Expiration Date of February 28, 2019.

(3)	Just Food For Dogs, LLC leases two spaces: 9,914 SF with an Annual UW Rent PSF of $14.40 and Lease Expiration Date of June 30, 2028; and 8,228 SF with an Annual UW Rent PSF of $16.01 and Lease Expiration Date of June 30, 2028. The lease covering the 9,914 SF space has a free rent period that expires on June 30, 2018.

(4)	PAS MRO, Inc. leases three spaces: 9,726 SF with an Annual UW Rent PSF of $11.04 and Lease Expiration Date of May 31, 2018; 1,466 SF with an Annual UW Rent PSF of $11.04 and Lease Expiration Date of May 31, 2018; and 2,625 SF with an Annual UW Rent PSF of $17.64 and Lease Expiration Date of January 31, 2020.

(5)	AIDS Services Foundation leases two spaces: 11,787 SF with an Annual UW Rent PSF of $17.40 and Lease Expiration Date of April 30, 2021; and 733 SF with an Annual UW Rent PSF of $21.42 and Lease Expiration Date of October 14, 2018.

(6)	Southwind Kayak Center, Inc. leases three spaces: 4,750 SF with an Annual UW Rent PSF of $18.00 and Lease Expiration Date of September 30, 2019; and 1,186 SF with an Annual UW Rent PSF of $14.00 and Lease Expiration Date of September 30, 2019; and 4,495 SF with an Annual UW Rent PSF of $16.80 and Lease Expiration Date of March 31, 2025.

(7)	Other Tenants includes approximately 10,962 SF related to the management office and engineer office, which have no attributed Annual UW Rent. The Annual UW Rent PSF for Other Tenants and Occupied Collateral Total excludes the space related to the management office and engineer office.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-68

BANK 2018-BNK11	Airport Business Center

The following table presents certain information relating to the lease rollover schedule at the Airport Business Center Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Annual UW Rent PSF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM(3)	49	86,232	$15.77	7.4%	7.4%	$1,187,293	6.4%	6.4%
2018	141	303,924	$15.93	26.0%	33.3%	$4,842,038	26.3%	32.7%
2019	132	264,446	$16.73	22.6%	55.9%	$4,424,563	24.0%	56.7%
2020	92	218,474	$16.41	18.7%	74.6%	$3,584,549	19.5%	76.2%
2021	30	112,022	$16.70	9.6%	84.2%	$1,871,113	10.2%	86.4%
2022	33	87,897	$17.64	7.5%	91.7%	$1,550,280	8.4%	94.8%
2023	11	32,831	$16.19	2.8%	94.5%	$531,625	2.9%	97.7%
2024	0	0	$0.00	0.0%	94.5%	$0	0.0%	97.7%
2025	1	4,495	$16.80	0.4%	94.9%	$75,516	0.4%	98.1%
2026	0	0	$0.00	0.0%	94.9%	$0	0.0%	98.1%
2027	2	4,774	$17.28	0.4%	95.3%	$82,495	0.4%	98.5%
2028	2	18,142	$15.13	1.5%	96.8%	$274,531	1.5%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	96.8%	$0	0.0%	100.0%
Vacant	0	37,334	$0.00	3.2%	100.0%	$0	0.0%	100.0%
Total/Wtd. Avg. (4)	493	1,170,571	$16.42	100.0%		$18,424,003	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	MTM includes approximately 10,962 SF related to the management office and engineer office, which have no leases and no attributed Annual U/W Base Rent. The Annual UW Rent PSF Rolling for MTM excludes the space related to the management office and engineer office.

(4)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant, management office and engineer office spaces.

The Market. The Airport Business Center Property is located in Irvine, California, within the Irvine Business Complex and approximately one mile northeast of John Wayne Airport. The Irvine Business Complex encompasses approximately 4,000 acres within the cities of Irvine, Newport Beach, Santa Ana, Costa Mesa and Tustin. The Airport Business Center Property is situated to the southeast of the intersection of Macarthur Boulevard and Red Hill Avenue with access to Costa Mesa Freeway (State Route 55) approximately 0.5 mile to the northwest, and access to the San Diego Freeway (Interstate 405) approximately 0.75 mile to the south.

The Airport Business Center Property is situated approximately 3.8 miles northwest of the University of California-Irvine, which had a 2017 total enrollment of approximately 36,000 students. In addition, the Airport Business Center Property is situated approximately 3.0 miles east of South Coast Plaza (one of the five highest grossing shopping malls in the United States) and 9.3 miles west of Irvine Spectrum Center (an outdoor shopping center with various shopping, restaurant and entertainment options). According to a third-party market research report, the estimated 2017 population within a one-, three- and five-mile radius of the Airport Business Center Property was approximately 4,339, 180,021, and 617,144, respectively; while the 2017 estimated average household income within the same radii was $103,619, $98,864, and $96,263, respectively.

According to the appraisal, the Airport Business Center Property is situated within the Airport Area submarket of the Orange County market. As of the third quarter of 2017, the submarket reported a total inventory of 1,590 industrial buildings totaling approximately 52.9 million SF with a 2.6% vacancy rate and 245 office buildings totaling approximately 18.9 million SF with an 11.4% vacancy rate. The appraiser identified five comparable industrial buildings for the Airport Business Center Property totaling 493,464 SF, which reported an average occupancy rate of approximately 97.9%; and the appraiser identified four comparable office buildings for the Airport Business Center Property totaling 179,262 SF, which reported an average occupancy rate of approximately 99.4%. The appraiser concluded to market rents for the Airport Business Center Property of $19.20 PSF for all spaces less than 1,000 SF, $16.20 PSF for industrial spaces from 1,000 SF to 3,999 SF, $16.20 PSF for office spaces from 1,000 SF to 6,999 SF, $15.00 PSF for industrial spaces from 4,000 SF to 6,999 SF and $14.40 PSF for all spaces over 7,000 SF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-69

BANK 2018-BNK11	Airport Business Center

The following table presents certain information relating to comparable industrial properties and leases for the Airport Business Center Property:

Comparable Properties (Industrial)
	Airport Business Center Property	McFadden Centre	Grand Commerce Center	Alton Plaza	Holland Business Center	Main & Red Hill Business Center
Location	Irvine, CA	Santa Ana, CA	Santa Ana, CA	Irvine, CA	Irvine, CA	Irvine, CA
Distance from Subject	-	4.0 miles	4.1 miles	9.9 miles	10.3 miles	1.0 mile
Year Built/Renovated	1969/2005	1988/NAV	1980/NAV	1989/NAV	2005/NAV	1981/NAV
Total GLA	1,170,571 SF	184,737 SF	99,160 SF	15,100 SF	10,575 SF	183,892 SF
Total Occupancy	96.8%	100%	95%	100%	100%	97%

Source: Appraisal and the underwritten rent roll.

Comparable Leases (Industrial)
Property Name/Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Tenant Improvements PSF	Lease Type
McFadden Centre SEC of McFadden Ave. and Lyon St. Santa Ana, CA	American Stitch Design	Apr. 2017 / 3.0 Years	3,210	$14.52	$0.00	Modified Gross
Grand Commerce Center 600-650 S. Grand Avenue Santa Ana, CA	Mid America Sales	Feb. 2017 / 3.0 Years	1,635	$13.20	$0.00	Modified Gross
Alton Plaza 15273 Alton Parkway Irvine, CA	Wachter, Inc.	Feb. 2016 / 5.3 Years	5,238	$14.16	$0.00	NNN
Holland Business Center 5 Holland Irvine, CA	Evets Corporation	May 2016 / 3.0 Years	5,070	$16.80	$0.00	Modified Gross
Main & Red Hill Business Center 1150 & 1200 Main Street Irvine, CA	Confidential	Sept. 2017 / 4.1 Years	4,012	$13.80	$0.00	NNN

Source: Appraisal

The following table presents certain information relating to comparable office properties and leases for the Airport Business Center Property:

Comparable Properties (Office)
	Airport Business Center Property	16530 Bake Pkwy	Centerpointe 1, 2, 3 & 6	Executive Park III	15300 Barranca Parkway
Location	Irvine, CA	Irvine, CA	Irvine, CA	Irvine, CA	Irvine, CA
Distance from Subject	-	9.0 miles	3.0 miles	0.7 mile	9.2 miles
Year Built/Renovated	1969/2005	2006/NAV	1979/NAV	1985/NAV	1997/NAV
Total GLA	1,170,571 SF	19,998 SF	105,577 SF	21,271 SF	32,416 SF
Total Occupancy	96.8%	100%	99%	100%	100%

Source: Appraisal and the underwritten rent roll.

Comparable Leases (Office)
Property Name/Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Tenant Improvements PSF	Lease Type
16530 Bake Pkwy 16530 Bake Pkwy Irvine, CA	Roka Sports	Mar. 2017 / 3.2 Years	3,363	$24.00	$10.00	Gross
Centerpointe 1, 2, 3 & 6 19712, 19722, 19732, 19762 MacArthur Boulevard Irvine, CA	Sims Law Firm	Feb. 2017 / 4.1 Years	2,889	$26.40	$0.00	Gross
Executive Park III 32 Executive Park Irvine, CA	Langan Engineering	Dec. 2016 / 3.0 Years	1,001	$26.40	$0.00	Gross
15300 Barranca Parkway 15300 Barranca Parkway Irvine, CA	BBMC Mortgage	Mar. 2017 / 3.8 Years	8,376	$22.20	$0.00	Gross

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-70

BANK 2018-BNK11	Airport Business Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the Airport Business Center Property:

Cash Flow Analysis
	2014	2015	2016	10/31/2017 TTM	UW	UW PSF
Base Rent	$13,840,135	$15,111,231	$15,773,702	$16,464,277	$18,424,003(1)	$15.74
Grossed Up Vacant Space	$0	$0	$0	$0	$606,526	$0.52
Total Recoveries	$1,010,672	$1,091,842	$1,217,145	$1,293,413	$1,283,612	$1.10
Other Income	$241,346	$131,003	$155,864	$159,400	$159,400	$0.14
Less Vacancy & Credit Loss	$0	$0	$0	$0	($1,584,192)(2)	($1.35)
Effective Gross Income	$15,092,153	$16,334,076	$17,146,711	$17,917,090	$18,889,349	$16.14
Total Operating Expenses	$3,770,742	$4,180,929	$4,242,336	$4,281,428	$4,222,532	$3.61
Net Operating Income	$11,321,411	$12,153,147	$12,904,375	$13,635,662	$14,666,817	$12.53
TI/LC	$0	$0	$0	$0	$292,643	$0.25
Capital Expenditures	$0	$0	$0	$0	$257,526	$0.22
Net Cash Flow	$11,321,411	$12,153,147	$12,904,375	$13,635,662	$14,116,648	$12.06

Occupancy %	93.0%	96.0%	97.0%	96.8%(3)	91.7%(2)
NOI DSCR(4)	1.70x	1.83x	1.94x	2.05x	2.20x
NCF DSCR(4)	1.70x	1.83x	1.94x	2.05x	2.12x
NOI Debt Yield(4)	7.5%	8.1%	8.6%	9.1%	9.8%
NCF Debt Yield(4)	7.5%	8.1%	8.6%	9.1%	9.4%

(1)	UW Base Rent is higher than 10/31/2017 TTM due to the inclusion of rent steps through February 2019 totaling $555,991 in addition to the Airport Business Center Borrower signing 205 renewal leases totaling 42.4% of underwritten base rent and 7 new leases totaling 2.4% of underwritten base rent since January 2017.

(2)	The underwritten economic vacancy is 8.3%. The Airport Business Center Property was 96.8% physically occupied as of January 31, 2018.

(3)	10/31/2017 TTM occupancy % is based on occupancy as of January 31, 2018.

(4)	The debt service coverage ratios and debt yields shown are based on the Airport Business Center Whole Loan.

Escrows and Reserves. The Airport Business Center Borrower deposited at loan origination $52,146 for real estate taxes and $31,883 for insurance premiums. The Airport Business Center Whole Loan documents provide for ongoing monthly escrows in an amount equal to $52,144 for real estate taxes, $17,474 for insurance premiums, $73,015 for tenant improvements and leasing commissions (“TI/LCs”) and $21,418 for capital expenditures (subject to a cap of $525,000). The Airport Business Center Borrower has the right to use funds in the TI/LC reserve account for preparation of tenant-ready speculative spaces in an amount no more than $10.00 per rentable SF of such tenant-ready speculative space and no more than $250,000 in any 12-month period, subject to certain conditions outlined in the loan documents.

Lockbox and Cash Management. The Airport Business Center Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the Airport Business Center Borrower direct all tenants to pay rent directly into such lockbox account. The loan documents also require that all rents received by the Airport Business Center Borrower or the property manager be deposited into the lockbox account within one business day of receipt. All funds in the lockbox account are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess funds are required to be distributed to the Airport Business Center Borrower. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Airport Business Center Whole Loan or the Airport Business Center Mezzanine Loan (see “Mezzanine Loan and Preferred Equity” section);

(ii)	the debt yield based on the Airport Business Center Total Debt (see “Mezzanine Loan and Preferred Equity” section) falling below 6.50% at the end of any fiscal quarter; or

(iii)	the property manager becoming insolvent or filing for bankruptcy.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the debt yield based on the Airport Business Center Total Debt being equal to or greater than 6.75% for two consecutive fiscal quarters; or

●	with regard to clause (iii), upon the bankruptcy or insolvency proceedings having terminated or (b) a new approved property manager being appointed in accordance with the loan documents.

Additional Secured Indebtedness (not including trade debts). The Airport Business Center Property also secures the Airport Business Center Serviced Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $97,000,000. The Airport Business Center Serviced Pari Passu Companion Loans accrue interest at the same rate as the Airport Business Center Mortgage Loan. The Airport Business Center Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the Airport Business Center Serviced Pari Passu Companion Loans. The holders of the Airport Business Center Mortgage Loan and the Airport Business Center Serviced Pari Passu Companion Loans have entered into a co-lender agreement, which sets forth the allocation of collections on the Airport Business Center Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-71

BANK 2018-BNK11	Airport Business Center

Mezzanine Loan and Preferred Equity. BSREF Holdings LLC, a Delaware limited liability company related to Brookfield Real Estate Financial Partners LLC, funded a $20,000,000 mezzanine loan (the “Airport Business Center Mezzanine Loan”) to AIC Mezz, LLC, a Delaware limited liability company (collectively, the Airport Business Center Whole Loan and the Airport Business Center Mezzanine Loan are referred to herein as the “Airport Business Center Total Debt”). The Airport Business Center Mezzanine Loan is secured by 100.0% of the direct equity interest in the Airport Business Center Borrower. The Airport Business Center Mezzanine Loan accrues interest at a rate of 7.206% per annum and requires interest-only payments through the maturity date of February 7, 2028 (co-terminous with the Airport Business Center Whole Loan).

The following table presents certain information relating to the Airport Business Center Mezzanine Loan:

Mezzanine Debt Summary
Mezzanine Debt Original Principal Balance	Mezzanine Debt Interest Rate	Original Term to Maturity (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Total Debt UW NCF DSCR	Total Debt UW NOI Debt Yield	Total Debt Cutoff Date LTV
$20,000,000	7.2060%	120	0	120	1.74x	8.6%	69.5%

Release of Property. Not permitted.

Terrorism Insurance. The Airport Business Center Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Airport Business Center Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Airport Business Center Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity (provided that if TRIPRA or a similar statute is not in effect, the Airport Business Center Borrower will not be obligated to pay terrorism insurance premiums in excess of two times the premium for the casualty and business interruption coverage on a stand-alone basis). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-73

BANK 2018-BNK11	Northwest Hotel Portfolio

Mortgage Loan No. 6 – Northwest Hotel Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-74

BANK 2018-BNK11	Northwest Hotel Portfolio

Mortgage Loan No. 6 – Northwest Hotel Portfolio

WASATCH RANGE
Rose Park
Capitol Hill
Greater Avenues
Downtown
Poplar Grove
SALT LAKE CITY
East Central
Glendale
Liberty Wells
West Valley City
South Salt Lake

Rathdrum
Hayden
Dalton Gardens
COEUR D'ALENE NATIONAL FOREST
Post Falls
COEUR D'ALENE
COEUR D'ALENE MOUNTAINS
SELKIRK MOUNTAIN RANGE
Lake Coeur d'Alene

BEND
Orchard District
Downtown
DESCHUTES NATIONAL FOREST
DESCHUTES COUNTY
Old Farm District
Deschutes River Woods

Seattle
WASHINGTON
Coeur d'Alene
MONTANA
Portland
Bend
OREGON
IDAHO
Boise
Twin Falls
WYOMING
Salt Lake City
NEVADA
UTAH
COLORADO
CALIFORNIA
ARIZONA
NEW MEXICO

Northwest Hotel Portfolio

1	Hilton Garden Inn Salt Lake City Downtown	Salt Lake City, UT
2	Hampton Inn & Suites Coeur d'Alene	Coeur d'Alene, ID
3	Hampton Inn Suites Boise Spectrum	Boise, ID
4	Hilton Garden Inn Bend	Bend, OR
5	Hampton Inn & Suites Bend	Bend, OR
6	La Quinta Inns & Suites Coeur d'Alene	Coeur d'Alene, ID
7	La Quinta Inns & Suites Twin Falls	Twin Falls, ID

BOISE MOUNTAINS
Garden City
North End
Downtown
BOISE
South Boise Village
ADA COUNTY
Boise Airport

JEROME COUNTY
Shoshone Falls Park
TWIN FALLS
TWIN FALLS COUNTY
Kimberly

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-75

BANK 2018-BNK11	Northwest Hotel Portfolio

Mortgage Loan No. 6 – Northwest Hotel Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$40,326,936			Location:	Various
Cut-off Date Balance(1):	$40,326,936			General Property Type:	Hospitality
% of Initial Pool Balance:	5.9%			Detailed Property Type:	Limited Service
Loan Purpose:	Acquisition			Title Vesting:	Fee
Sponsors:	Jason R. Kotter; Ryan N. Van Alfen			Year Built/Renovated:	Various/Various
Mortgage Rate:	5.0180%			Size:	818 Rooms
Note Date:	3/22/2018			Cut-off Date Balance per Room(1):	$138,411
First Payment Date:	5/11/2018			Maturity Date Balance per Room(1):	$103,934
Maturity Date:	4/11/2028			Property Manager(5):	Hotel Management Services, LLC (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	300 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$15,562,879
Seasoning:	0 months			UW NOI Debt Yield(1):	13.7%
Prepayment Provisions(2):	LO (24); DEF (92); O (4)			UW NOI Debt Yield at Maturity (1):	18.3%
Lockbox/Cash Mgmt Status:	Hard/Springing			UW NCF DSCR(1):	1.78x
Additional Debt Type(3):	Pari Passu			Most Recent NOI:	$15,647,504 (12/31/2017)
Additional Debt Balance(3):	$72,893,322			2nd Most Recent NOI(6):	$15,834,792 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI(6):	$13,721,067 (12/31/2015)
Reserves(4)				Most Recent Occupancy:	79.4% (12/31/2017)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	80.5% (12/31/2016)
RE Tax:	$518,257	$94,555	N/A	3rd Most Recent Occupancy:	77.6% (12/31/2015)
Insurance:	$46,636	$15,546	N/A	Appraised Value (as of)(7):	$173,500,000 (Various)
FF&E Reserve:	$0	$119,435	N/A	Cut-off Date LTV Ratio(1)(7):	65.3%
Seasonality:	$163,000	(4)	N/A	Maturity Date LTV Ratio(1)(7):	49.0%
PIP Reserve:	$14,116,206	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$113,220,258	68.3%	Purchase Price:	$146,852,823	88.6%
Borrower’s Equity:	$52,507,853	31.7%	Upfront Reserves:	$14,844,099	9.0%
			Closing Costs:	$4,031,189	2.4%
Total Sources:	$165,728,111	100.0%	Total Uses:	$165,728,111	100.0%

(1)	The Northwest Hotel Portfolio Mortgage Loan (as defined below) is part of the Northwest Hotel Portfolio Whole Loan (as defined below), which comprises three pari passu notes with an aggregate original principal balance of $113,220,258. The Cut-off Date Balance per Room, Maturity Date Balance per Room, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented are based on the Northwest Hotel Portfolio Whole Loan.

(2)	Defeasance of the Northwest Hotel Portfolio Whole Loan is permitted at any time after the earlier of (i) May 11, 2022 and (ii) two years from the closing date of the securitization that includes the last pari passu note of the Northwest Hotel Portfolio Whole Loan to be securitized. The assumed lockout period of 24 payments is based on the closing date of this transaction in April 2018.

(3)	See “The Mortgage Loan”, and “Additional Secured Indebtedness (not including trade debts)” for a discussion of the additional debt.

(4)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(5)	See “The Borrowers and the Sponsors” below.

(6)	The increase in NOI from 2015 to 2016 was due to an increase in Occupancy and ADR (see “Operating History and Underwritten Net Cash Flow” below).

(7)	The Appraised Value and LTVs shown are based on the “as-is” appraised value (as of October 1, 2017) for two of the Northwest Hotel Portfolio Properties (as defined below) and the “when complete” appraised value (as of October 1, 2018) for five of the Northwest Hotel Portfolio Properties, which assumes certain outstanding PIP work has been completed (see “The Properties” below). The related PIP work was reserved for upon the origination of the Northwest Hotel Portfolio Whole Loan (see “Escrows and Reserves” below). Based on the “as-is” appraised value for all of the Northwest Hotel Portfolio Properties of $155,700,000 (as of October 1, 2017), the Cut-off Date LTV Ratio and Maturity Date LTV Ratio are approximately 72.7% and 54.6%, respectively.

The Mortgage Loan. The sixth largest mortgage loan (the “Northwest Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “Northwest Hotel Portfolio Whole Loan”) evidenced by three pari passu promissory notes in the aggregate original principal amount of $113,220,258 which are secured by the first priority fee interest in a portfolio of seven limited-service hospitality properties located in Idaho, Utah and Oregon (the “Northwest Hotel Portfolio Properties”). The non-controlling promissory Note A-2 in the original principal amount of $40,326,936 represents the Northwest Hotel Portfolio Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. The controlling promissory Note A-1 in the original principal amount of $39,900,000 and the non-controlling promissory Note A-3 in the original principal amount of $32,993,322 (collectively, the “Northwest Hotel Portfolio Pari Passu Companion Loans”), are expected to be contributed to a future securitization trust or trusts. The Northwest Hotel Portfolio Mortgage Loan will initially be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust, and from and after the securitization of the controlling Note A-1, will be serviced pursuant to the pooling and servicing agreement for the securitization to which Note A-1 is contributed. See “Description of the Mortgage Pool—The Whole Loans— The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus. The proceeds of the Northwest Hotel Portfolio Whole Loan, along with cash equity from the Northwest Hotel Portfolio Borrower (as defined below), were primarily used to acquire the Northwest Hotel Portfolio Properties, pay closing costs and fund reserves.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-76

BANK 2018-BNK11	Northwest Hotel Portfolio

Northwest Hotel Portfolio Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$39,900,000	$39,900,000	Wells Fargo Bank, N.A.	Yes
A-2	$40,326,936	$40,326,936	BANK 2018-BNK11	No
A-3	$32,993,322	$32,993,322	Wells Fargo Bank, N.A.	No
Total	$113,220,258	$113,220,258

The Borrowers and the Sponsors. The borrowers are 600 South Salt Lake City Hotel, LLC; Bluff Bend Hotel, LLC; Columbia Bend Hotel, LLC; Ironwood Coeur d’Alene Hotel, LLC; Overland Boise Hotel, LLC; Pole Line Twin Falls Hotel, LLC; and Riverstone Coeur d’Alene Hotel, LLC (collectively, the “Northwest Hotel Portfolio Borrower”), each a single-purpose Delaware limited liability company structured to be bankruptcy remote with two independent directors. Legal counsel to the Northwest Hotel Portfolio Borrower delivered a non-consolidation opinion in connection with the origination of the Northwest Hotel Portfolio Whole Loan.

The two sponsors and non-recourse carveout guarantors, Jason R. Kotter and Ryan N. Van Alfen, are co-founders of Athlos Academies based in Boise, Idaho. Athlos Academies was founded in 2007 to provide charter schools with the financial tools necessary to acquire real estate and construct school buildings. As of June 2017, Athlos had completed 29 schools (for over $525 million), sold 20 schools and announced plans to expand into Louisiana, Utah and Minnesota.

Ameritel Inns, Inc. (“Ameritel”), the seller of the Northwest Hotel Portfolio Properties, currently acts as the sub-property manager of the Northwest Hotel Portfolio Properties, subject to a management agreement scheduled to expire on March 31, 2018, with three, 1-month extension periods. Following such expiration, the property manager of the Northwest Hotel Portfolio Properties will be Hotel Management Services, LLC (the “Northwest Hotel Portfolio Manager”), an affiliate of the Northwest Hotel Portfolio Borrower. The Northwest Hotel Portfolio Whole Loan documents require that either or both of J. Scott Ableman and Charles W. Everett are employed as Chief Financial Officer and Vice President of Operations, respectively, of the Northwest Hotel Portfolio Manager. Mr. Ableman is the Chief Financial Officer of Ameritel. Mr. Everett oversees management operations for Ameritel and also serves as the public relations director.

The Properties. The Northwest Hotel Portfolio Properties comprise seven limited-service hotels built between 1997 and 2014 totaling 818 rooms that, as of December 31, 2017, reported a weighted average occupancy rate of 79.4% with individual hotel occupancies ranging from 67.3% to 85.4%. The Northwest Hotel Portfolio Borrower is required to complete a property improvement plan (“PIP”) at each of the Northwest Hotel Portfolio Properties at a total estimated cost of $14,905,802 ($18,222 per room). At origination of the Northwest Hotel Portfolio Whole Loan, $14,116,206 was reserved for planned PIP renovations, which represents 110% of the total estimated cost at six of the Northwest Hotel Portfolio Properties, plus a portion of the estimated cost at the Hilton Garden Inn Salt Lake City Downtown property, where a portion of the planned PIP work has already been completed and certain FF&E and soft goods related to the PIP have already been purchased at origination. Each of the Northwest Hotel Portfolio Properties has a franchise agreement extending at least 15 years from the origination date of the Northwest Hotel Portfolio Whole Loan. If any of the franchise agreements terminates, or upon notice to terminate by either the franchisor or franchisee, the Northwest Hotel Portfolio Whole Loan will spring full recourse to the guarantors in the amount of 125% of the allocated loan amount of the applicable property or properties until such time the Northwest Hotel Portfolio Borrower enters into a replacement franchise agreement satisfactory to the lender.

The following table presents certain information relating to the Northwest Hotel Portfolio Properties:

Property Name Location	Allocated Cut-off Date Balance(1)	% of Portfolio Cut- off Date Balance	Occupancy (as of 12/31/2017)	Year Built/ Renovated	No. of Rooms	Appraised Value	UW Net Cash Flow	Allocated Cut-off Date LTV
Hilton Garden Inn Bend Bend, OR	$19,838,016	17.5%	85.4%	2004/2012	96	$30,400,000(2)	$2,387,736	65.3%
Hampton Inn & Suites Bend Bend, OR	$19,707,503	17.4%	80.0%	2014/N/A	114	$30,200,000	$2,367,646	65.3%
Hilton Garden Inn Salt Lake City Downtown Salt Lake City, UT	$19,054,937	16.8%	81.9%	2006/N/A	132	$29,200,000(3)	$2,373,620	65.3%
Hampton Inn & Suites Coeur d’Alene Coeur d’Alene, ID	$18,924,423	16.7%	80.2%	2007/N/A	124	$29,000,000(4)	$2,343,628	65.3%
Hampton Inn & Suites Boise Spectrum Boise, ID	$18,076,087	16.0%	80.7%	1998/2011	133	$27,700,000(5)	$2,125,491	65.3%
La Quinta Inns & Suites Coeur d’Alene Coeur d’Alene, ID	$9,135,930	8.1%	67.3%	1997/2014	118	$14,000,000	$1,397,480	65.3%
La Quinta Inns & Suites Twin Falls Twin Falls, ID	$8,483,362	7.5%	77.0%	2008/N/A	101	$13,000,000(6)	$1,134,062	65.3%
Total/Weighted Average	$113,220,258	100.0%	79.4%		818	$173,500,000(7)	$14,129,663	65.3%

(1)	Balances shown are for the Northwest Hotel Portfolio Whole Loan.

(2)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $27,700,000.

(3)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $24,700,000.

(4)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $24,900,000.

(5)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $23,400,000.

(6)	The appraised value shown is the “when complete” market value conclusion as of October 1, 2018. The “as is” market value as of October 1, 2017 is $10,800,000.

(7)	The total appraised value shown comprises the “when complete” market value conclusion as of October 1, 2018, where footnoted above. The total “as is” market value as of October 1, 2017 is $155,700,000.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-77

BANK 2018-BNK11	Northwest Hotel Portfolio

Hilton Garden Inn Bend

The Hilton Garden Inn Bend property is a 96-room, three-story, limited-service hotel located in Bend, Oregon. The Hilton Garden Inn Bend property is situated on a 2.34-acre parcel and contains 94 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Hilton Garden Inn Bend property opened in 2004 as an Ameritel Inn and was renovated and rebranded as a Hilton Garden Inn in 2012. The hotel features the Garden Grill & Bar, adjacent to the lobby, where breakfast and dinner are served daily. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hilton Garden Inn Bend property at an estimated cost of $1,936,652 ($20,173 per room), for which $2,130,317 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, pantry, business center, front desk, public restrooms, pool area and the parking lot. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchise Holding LLC (“Hilton Franchisor”) expires on March 31, 2033. The appraisal identified one proposed 120-room limited service hotel (the Best Western Premier) that is anticipated to open in October 2018 and is expected to compete directly with the Hilton Garden Inn Bend property.

The Hilton Garden Inn Bend property guestroom configuration includes 49 king rooms, 30 double-queen rooms and 17 suites. Amenities include a fitness center, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and a casual restaurant and lounge. The Hilton Garden Inn Bend property also provides two divisible meeting rooms, totaling 2,040 SF, on the first floor.

Hampton Inn & Suites Bend

The Hampton Inn & Suites Bend property is a 114-room, three-story, limited-service hotel located in Bend, Oregon. The Hampton Inn & Suites Bend property is situated on a 2.99-acre parcel and contains 114 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The Hampton Inn & Suites Bend property opened in 2014. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Bend property at an estimated cost of $50,000 ($439 per room), for which $55,000 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to guestrooms, corridors and public restrooms. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Hilton Franchisor expires on August 31, 2034.

The Hampton Inn & Suites Bend property guestroom configuration includes 24 king rooms, 64 double-queen rooms and 26 suites. Amenities include a fitness center, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary hot breakfast. The Hampton Inn & Suites Bend property also provides one divisible meeting room, totaling 2,263 SF, on the first floor.

Hilton Garden Inn Salt Lake City Downtown

The Hilton Garden Inn Salt Lake City Downtown property is a 132-room, four-story, limited-service hotel located in Salt Lake City, Utah. The Hilton Garden Inn Salt Lake City Downtown property is situated on a 2.28-acre parcel and contains 91 surface parking spaces, resulting in a parking ratio of approximately 0.7 spaces per room. The Hilton Garden Inn Salt Lake City Downtown property opened in 2006. The hotel features the Garden Grill restaurant, adjacent to the lobby, where breakfast and dinner are served daily. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hilton Garden Inn Salt Lake City Downtown property at an estimated cost of $3,756,579 ($28,459 per room), for which $1,852,061 was reserved at origination of the Northwest Hotel Portfolio Whole Loan (a portion of the PIP work has already been completed and FF&E and soft goods related to the PIP were already purchased at loan origination). Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, lobby, public restrooms, exercise room, restaurant and landscaping. PIP work is required to be completed within 12 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hilton Garden Inn Salt Lake City Downtown property guestroom configuration includes 64 king rooms, 58 double-queen rooms and 10 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and casual restaurant. The Hilton Garden Inn Salt Lake City Downtown property also provides one meeting room and one boardroom, totaling 3,255 SF, on the first floor.

Hampton Inn & Suites Coeur d’Alene

The Hampton Inn & Suites Coeur d’Alene property is a 124-room, five-story, limited-service hotel located in Coeur d’Alene, Idaho. The Hampton Inn & Suites Coeur d’Alene property is situated on a 3.07-acre parcel and contains 154 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The Hampton Inn & Suites Coeur d’Alene property opened in 2007. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Coeur d’Alene property at an estimated cost of $3,343,050 ($26,960 per room), for which $3,677,355 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, breakfast area, guest laundry, meeting rooms, exercise room and the parking lot. PIP work is required to be completed within 36 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hampton Inn & Suites Coeur d’Alene property guestroom configuration includes 38 king rooms, 49 double-queen rooms and 37 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary hot breakfast. The Hampton Inn & Suites Coeur d’Alene property also provides one meeting room and one boardroom, totaling 3,424 SF, on the first floor.

Hampton Inn & Suites Boise Spectrum

The Hampton Inn & Suites Boise Spectrum property is a 133-room, four-story, limited-service hotel located in Boise, Idaho. The Hampton Inn & Suites Boise Spectrum property is situated on a 2.94-acre parcel and contains 125 surface parking spaces, resulting in a parking ratio of approximately 0.9 spaces per room. The Hampton Inn & Suites Boise Spectrum property opened in 1998 and was renovated and rebranded to a Hampton Inn & Suites in 2011. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the Hampton Inn & Suites Boise Spectrum property at an estimated cost of $3,754,121 ($28,226 per room), for which $4,129,533 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, front desk, breakfast area, corridors, exercise room and the building exterior. PIP work is required to be completed within 24 months of loan origination. The franchise agreement with Hilton Franchisor expires on March 31, 2033.

The Hampton Inn & Suites Boise Spectrum property guestroom configuration includes 49 king rooms, 55 double-queen rooms and 29 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area, airport shuttle and complimentary hot breakfast. The Hampton Inn & Suites Boise Spectrum property also provides three meeting rooms, totaling 3,480 SF, on the first floor.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-78

BANK 2018-BNK11	Northwest Hotel Portfolio

La Quinta Inns & Suites Coeur d’Alene

The La Quinta Inns & Suites Coeur d’Alene property is a 118-room, four-story, limited-service hotel located in Coeur d’Alene, Idaho. La Quinta Inns & Suites Coeur d’Alene property is situated on a 2.13-acre parcel and contains 120 surface parking spaces, resulting in a parking ratio of approximately 1.0 space per room. The La Quinta Inns & Suites Coeur d’Alene property opened in 1997 as an Ameritel Inn and was renovated and rebranded to a La Quinta Inns & Suites in 2014. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the La Quinta Inns & Suites Coeur d’Alene property at an estimated cost of $315,400 ($2,673 per room), for which $346,940 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the guest bedrooms, guest bathrooms, lobby, board room, pool area and fitness center. The franchise agreement with La Quinta Franchising LLC (“La Quinta Franchisor”) expires in March 2038. The franchisor and franchisee each have the right to terminate the franchise agreement on the 5th, 10th and 15th anniversary of the effective date (March 2018) with 12 months’ notice.

The La Quinta Inns & Suites Coeur d’Alene property guestroom configuration includes 62 king rooms, 44 double-queen rooms and 12 suites. Amenities include a fitness room, indoor swimming pool and whirlpool, guest laundry area and complimentary hot breakfast. The La Quinta Inns & Suites Coeur d’Alene property also provides one divisible meeting room, totaling 1,500 SF, on the first floor.

La Quinta Inns & Suites Twin Falls

The La Quinta Inns & Suites Twin Falls property is a 101-room, three-story limited-service hotel located in Twin Falls, Idaho. The La Quinta Inns & Suites Twin Falls property is situated on a 2.88-acre parcel and contains 121 surface parking spaces, resulting in a parking ratio of approximately 1.2 spaces per room. The La Quinta Inns & Suites Twin Falls property opened in 2008 as an Ameritel Inn and was rebranded to a La Quinta Inns & Suites in 2010. The Northwest Hotel Portfolio Borrower is required to complete a PIP at the La Quinta Inns & Suites Twin Falls property at an estimated cost of $1,750,000 ($17,327 per room), for which $1,925,000 was reserved at origination of the Northwest Hotel Portfolio Whole Loan. Planned PIP work includes upgrades to the lobby, breakfast area, business center, stairways, guest bedrooms, guest bathrooms and landscaping. The franchise agreement with La Quinta Franchisor expires in March 2038. The franchisor and franchisee each have the right to terminate the franchise agreement on the 5th, 10th and 15th anniversary of the effective date (March 2018) with 12 months’ notice.

The La Quinta Inns & Suites Twin Falls property guestroom configuration includes 54 king rooms, 39 double-queen rooms and 8 suites. Amenities include a fitness room, business center, indoor swimming pool and whirlpool, market pantry, guest laundry area and complimentary breakfast. The La Quinta Inns & Suites Twin Falls property also provides two meeting rooms, totaling 2,706 SF, on the first floor.

2017 Accommodated Room Night Demand(1)
Property	Commercial/ Government	Meeting/Group	Leisure
Hilton Garden Inn Bend	50%	20%	30%
Hampton Inn & Suites Bend	55%	10%	35%
Hilton Garden Inn Salt Lake City Downtown	60%	25%	15%
Hampton Inn & Suites Coeur d’Alene	30%	10%	60%
Hampton Inn & Suites Boise Spectrum	65%	15%	20%
La Quinta Inns & Suites Coeur d’Alene	35%	15%	50%
La Quinta Inns & Suites Twin Falls	65%	15%	20%

(1)	Information obtained from the appraisals.

The Market. The Northwest Hotel Portfolio Properties are located in five distinct markets.

Hampton Inn & Suites Bend and Hilton Garden Inn Bend

The Hampton Inn & Suites Bend property and the Hilton Garden Inn Bend property are located in Bend, Deschutes County, Oregon, within the Bend-Redmond, Oregon metropolitan statistical area. Bend is located approximately 100 miles southeast of Portland, Oregon, situated on the Deschutes River. In 2016, the United States Census Bureau reported that the Bend-Redmond Metropolitan Area was the eighth fastest-growing metropolitan area in the nation. Major employers include St. Charles Medical Centers, Bend Memorial Clinic and Safeway. In 2016, St. Charles Bend announced plans to add a new $66-million patient tower in response to increasing demand. The project is expected to be completed in 2019. The tourism industry employs more than 9,200 residents in Central Oregon as of 2016 and is driven by the year-round recreational activities. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Bend property was approximately 55% commercial/government, 10% meeting & group and 35% leisure and the 2017 market segmentation for the Hilton Garden Inn Bend property was approximately 50% commercial/government, 20% meeting & group and 30% leisure.

The Hampton Inn & Suites Bend property is located in the Old Mill District, in the northeast quadrant of the intersection formed by Southwest Columbia Street and Southwest Shevlin Hixon Drive, along the Deschutes River and approximately 0.9 mile west of Highway 97. The Hilton Garden Inn Bend property is located west of the intersection formed by Southwest Bluff Drive and Southwest Wilson Avenue, approximately 0.5 mile west of Highway 97 and approximately 0.6 mile northeast of the Hampton Inn & Suites Bend property. The neighborhood is characterized by restaurants, retail stores, recreational facilities, and entertainment venues, as well as low-rise offices, residences and hotels. The area includes Les Schwab Amphitheater, OSUCascades Graduate Research Center, and Bend Park & Recreation District Office. Bend is served by the Redmond Municipal Airport, which is located approximately 14 miles northeast of both properties. According to the appraisal, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Bend property was 66,863, and 96,282, respectively. The estimated average household income within the same radii was, $82,787, and $82,201. The 2017 estimated population within a three-, and five-mile radius of the Hilton Garden Inn Bend property was 71,037, and 96,765, respectively. The estimated average household income within the same radii was $81,077, and $82,285, respectively.

Hilton Garden Inn Salt Lake City Downtown

The Hilton Garden Inn Salt Lake City Downtown property is located in Salt Lake City, Salt Lake County, Utah, within the central business district submarket. Salt Lake City is the capital of Utah and the largest city in the state. The city’s major sectors include transportation, healthcare, education,

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Northwest Hotel Portfolio

and government, as well as the technology, finance, and tourism and leisure industries. Major employers include Delta Airlines, Goldman Sachs, Intermountain Healthcare and Chevron. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hilton Garden Inn Salt Lake City Downtown property was 140,661, and 249,984, respectively. The estimated average household income within the same radii was $65,927, and $70,023, respectively. According to the appraisal, the 2017 market segmentation for the Hilton Garden Inn Salt Lake City Downtown property was approximately 60% commercial/government, 25% meeting & group and 15% leisure.

The Hilton Garden Inn Salt Lake City Downtown property is located in the northeast quadrant of the intersection formed by West 600 South and 300 West, approximately 0.7 mile east of Interstates 80 and 15. The neighborhood is characterized by restaurants, office and mixed-use buildings, hotels, multi-family residences, and retail centers, including the Salt Palace Convention Center, Zions Bancorporation, The Church of Jesus Christ of Latter-day Saints headquarters and City Creek Center. According to the appraisal, Overstock.com announced plans to construct its global headquarters in Midvale, approximately 10.9 miles south of the Hilton Garden Inn Salt Lake City Downtown property. The estimated $100-million office project opened for business in October 2016. Salt Lake City International Airport is located approximately five miles to the northwest of the Hilton Garden Inn Salt Lake City Downtown property.

Hampton Inn & Suites Coeur d’Alene and La Quinta Inns & Suites Coeur d’Alene

The Hampton Inn & Suites Coeur d’Alene property and the La Quinta Inns & Suites Coeur d’Alene property are located in Coeur d’Alene, Kootenai County, Idaho, within the Coeur d’Alene metropolitan statistical area. Coeur d’Alene is the economic and political center of and the largest city in Kootenai County. The city features Lake Coeur d’Alene, one of the three largest inland bodies of water in the Pacific Northwest, and numerous outdoor recreational opportunities, including fishing, boating, golf, hiking, and camping. Major employers include Hagadone Corporation, Kootenai Health and the State of Idaho. Kootenai Health is a nonprofit community hospital serving over 13,000 inpatients and 180,000 outpatients each year. In the fall of 2014, construction began on the hospital’s first expansion in 30 years. According to the appraisal, by the time the facilities are anticipated to be at full capacity in 2018, the hospital expects to hire 100 to 150 new employees. Hagadone Corporation is a private corporation made up of many subsidiaries primarily focused on the publishing, newspaper, and hospitality industries. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Coeur d’Alene property was approximately 30% commercial/government, 10% meeting & group and 60% leisure; and the 2017 market segmentation for the La Quinta Inns & Suites Coeur d’Alene property was approximately 35% commercial/government, 15% meeting & group and 50% leisure.

The Hampton Inn & Suites Coeur d’Alene property is located in the Riverstone mixed-use development, in the southern quadrant of the intersection formed by West Riverstone Drive and North Beebe Boulevard, approximately 700 feet northeast of the Spokane River and 0.7 mile south of Interstate 90. The La Quinta Inns & Suites Coeur d’Alene property is located along the I-90 commercial corridor, southeast of the interchange formed by U.S. Highway 95 and Interstate 90 and approximately 1.0 mile east of the Hampton Inn & Suites Coeur d’Alene property. The neighborhood is characterized by restaurants, retail shops, hotels, and recreational facilities, as well as low-rise office buildings and multi-family residences and includes Coeur d’Alene Golf Club, Kootenai Health, and Umpqua Bank. Coeur d’Alene is served by the Spokane International Airport, which is located approximately 30 miles to the west of both the Hampton Inn & Suites Coeur d’Alene property and the La Quinta Inns & Suites Coeur d’Alene property. According to a third party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Coeur d’Alene property was 47,095, and 79,927, respectively. The estimated average household income within the same radii was $58,096, and $64,484. The 2017 estimated population within a three-, and five-mile radius of the La Quinta Inns & Suites Coeur d’Alene property was 49,578, and 77,327, respectively. The estimated average household income within the same radii was $58,506, and $64,631, respectively.

Hampton Inn & Suites Boise Spectrum

The Hampton Inn & Suites Boise Spectrum property is located in Boise, Ada County, Idaho, within the Boise-Nampa metropolitan statistical area. Boise is the capital of Idaho and the largest city in the state. Major employers include St. Luke’s Health Systems, Micron Technology, Inc., West Ada School District, Boise School District and Boise State University, the state’s largest post-secondary institution. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the Hampton Inn & Suites Boise Spectrum property was 87,701, and 221,502, respectively. The estimated average household income within the same radii was $60,058, and $64,917, respectively. According to the appraisal, the 2017 market segmentation for the Hampton Inn & Suites Boise Spectrum property was approximately 65% commercial/government, 15% meeting & group and 20% leisure.

The Hampton Inn & Suites Boise Spectrum property is located in the Boise Spectrum Center, in the southwest quadrant of the intersection formed by West Overland Road and South Cole Road. Interstate 84 is approximately 450 feet to the northeast and Interstate 184 is approximately 1.7 miles to the northwest. The Boise Spectrum Center features the Edwards Boise 21 & IMAX Theater and Cracker Barrel Restaurant. The Hampton Inn & Suites Boise Spectrum property is served by the Boise Airport, which is located approximately three miles to the southeast. The neighborhood is characterized by entertainment and retail shopping centers, as well as restaurants along the primary thoroughfares, with light-industrial and residential areas located along the secondary roadways.

La Quinta Inns & Suites Twin Falls

The La Quinta Inns & Suites Twin Falls property is located in Twin Falls, Twin Falls County, Idaho, within the Twin Falls submarket. The city of Twin Falls is located in south-central Idaho, approximately 125 miles southeast of Boise. As the largest city within Idaho’s Magic Valley region, Twin Falls serves as the regional commercial hub for south-central Idaho and northeastern Nevada. The Magic Valley denotes an agricultural region in south-central Idaho that is located along the Snake River Plain and Snake River, which serves as a water and power source for the region. One of the area’s largest employers is Chobani Yogurt, which opened the world’s largest yogurt production facility in December 2012, approximately 6.5 miles southeast of the La Quinta Inns & Suites Twin Falls property. According to a third-party market research report, the 2017 estimated population within a three-, and five-mile radius of the La Quinta Inns & Suites Twin Falls property was 39,824 and 55,944, respectively. The estimated average household income within the same radii was $58,358, and $60,263, respectively. According to the appraisal, the 2017 market segmentation for the La Quinta Inns & Suites Twin Falls property was approximately 65% commercial/government, 15% meeting & group and 20% leisure. Primary commercial demand generators for this market include major food-processing companies in the area, such as Chobani Yogurt, Clif Bar and Glanbia Food USA, as well as the healthcare sector.

The La Quinta Inns & Suites Twin Falls property is located in the northeast quadrant of the intersection formed by Pole Line Road (Highway 93) and Harrison Street. Snake River is located approximately 2.0 miles to the north and Interstate 84 is approximately 4.8 miles to the northeast. Twin Falls has outdoor recreation options, including activities at Snake River, Shoshone Falls and Sawtooth National Forest. Canyon Park West, approximately 1.5 miles northeast of the La Quinta Inns & Suites Twin Falls property, opened in 2016 and features major retailers such as Ross, Ulta Beauty, Dick’s

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Northwest Hotel Portfolio

Sporting Goods, and Petco, as well as restaurants including Noodles & Company. The La Quinta Inns & Suites Twin Falls property is served by the Magic Valley Regional Airport, which is located approximately seven miles to the south.

The following tables present certain information relating to the Northwest Hotel Portfolio Properties historical occupancy, ADR RevPAR and penetration rates:

Historical Occupancy, ADR and RevPAR(1)
	2015			2016			2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hilton Garden Inn Bend	85.9%	$162.17	$139.24	88.7%	$176.25	$156.30	85.5%	$180.15	$153.95
Hampton Inn & Suites Bend	78.4%	$138.39	$108.44	84.5%	$155.25	$131.21	79.8%	$163.00	$130.03
Hilton Garden Inn Salt Lake City	81.0%	$143.98	$116.61	81.0%	$144.63	$117.08	81.7%	$148.82	$121.61
Hampton Inn & Suites Coeur d’Alene	74.0%	$140.25	$103.76	79.7%	$141.16	$112.50	80.3%	$144.18	$115.83
Hampton Inn & Suites Boise	82.9%	$121.71	$100.96	83.9%	$131.51	$110.36	80.9%	$136.30	$110.23
La Quinta Inns & Suites Coeur d’Alene	62.7%	$116.88	$73.27	63.8%	$119.40	$76.13	68.2%	$123.11	$83.93
La Quinta Inns & Suites Twin Falls	77.9%	$100.11	$78.00	80.6%	$108.66	$87.54	78.6%	$111.13	$87.32

(1)	Information obtained from third party hospitality research reports dated January 18, 2018.

Historical Penetration Rates(1)
	2015			2016			2017
Property	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
Hilton Garden Inn Bend(2)	108.9%	126.8%	138.0%	110.1%	127.8%	140.7%	115.6%	126.4%	146.1%
Hampton Inn & Suites Bend(3)	99.0%	111.4%	110.3%	103.4%	116.7%	120.6%	105.8%	117.7%	124.5%
Hilton Garden Inn Salt Lake City(4)	110.7%	113.6%	125.8%	110.6%	113.0%	124.9%	106.3%	111.8%	118.8%
Hampton Inn & Suites Coeur d’Alene(5)	100.4%	111.8%	112.2%	105.0%	111.3%	116.9%	103.4%	111.6%	115.4%
Hampton Inn & Suites Boise(6)	108.9%	104.5%	113.8%	106.7%	107.1%	114.3%	101.7%	107.9%	109.7%
La Quinta Inns & Suites Coeur d’Alene(7)	102.8%	103.8%	106.7%	104.7%	105.3%	110.3%	111.5%	104.7%	116.8%
La Quinta Inns & Suites Twin Falls(8)	107.7%	103.5%	111.5%	103.4%	101.9%	105.4%	101.4%	105.0%	106.5%

(1)	Information obtained from third party hospitality research reports dated January 18, 2018.

(2)	The competitive set for Hilton Garden Inn Bend comprises four limited service hotels totaling 367 rooms: Holiday Inn Express & Suites Bend (99 rooms), TownePlace Suites Bend Near Mount Bachelor (71 rooms), DoubleTree Bend (117 rooms) and Fairfield Inn & Suites Bend Downtown (80 rooms).

(3)	The competitive set for Hampton Inn & Suites Bend comprises five limited service hotels totaling 432 rooms: La Quinta Inns & Suites Bend (65 rooms), Holiday Inn Express & Suites Bend (99 rooms), TownePlace Suites Bend Near Mount Bachelor (71 rooms), DoubleTree Bend (117 rooms) and Fairfield Inn & Suites Bend Downtown (80 rooms).

(4)	The competitive set for Hilton Garden Inn Salt Lake City comprises six limited service hotels totaling 828 rooms: Holiday Inn Express Salt Lake City Downtown (212 rooms), Fairfield Inn & Suites Salt Lake City Downtown (120 rooms), Hampton Inn Salt Lake City Downtown (158 rooms), Homewood Suites Salt Lake City Downtown (124 rooms), Springhill Suites Salt Lake City Downtown (86 rooms) and Hyatt Place Salt Lake City Downtown The Gateway (128 rooms).

(5)	The competitive set for Hampton Inn & Suites Coeur d’Alene comprises three limited service hotels totaling 341 rooms: Best Western Plus Coeur d’Alene Inn (122 rooms), Holiday Inn Express & Suites Coeur d’Alene I 90 (101 rooms) and Springhill Suites Coeur d’Alene (118 rooms).

(6)	The competitive set for Hampton Inn & Suites Boise comprises six limited service hotels totaling 773 rooms: Hampton Inn Boise Airport (63 rooms), Hampton Inn Suites Boise Meridian (128 rooms), Oxford Suites Boise (132 rooms), Courtyard Boise West Meridian (145 rooms), Hampton Inn Suites Boise Downtown (186 rooms) and Holiday Inn Boise Airport (119 rooms).

(7)	The competitive set for La Quinta Inns & Suites Coeur d’Alene comprises four limited service hotels totaling 413 rooms: Best Western Plus Coeur d’Alene Inn (122 rooms), Quality Inn & Suites Coeur d’Alene (51 rooms), Shilo Inn Suites Coeur d’Alene (139 rooms) and Holiday Inn Express & Suites Coeur d’Alene (101 rooms).

(8)	The competitive set for La Quinta Inns & Suites Twin Falls comprises four limited service hotels totaling 378 rooms: Best Western Plus Twin Falls Hotel (120 rooms), Hampton Inn Twin Falls (75 rooms), Holiday Inn Express & Suites Twin Falls (91 rooms) and Fairfield Inn & Suites Twin Falls (92 rooms).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Northwest Hotel Portfolio

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Northwest Hotel Portfolio Properties:

Cash Flow Analysis
	2014(1)	2015(1)(2)	2016(2)	2017	UW	UW per Room
Occupancy	65.6%	77.6%	80.5%	79.4%	79.4%
ADR	$124.89	$132.07	$139.19	$143.40	$143.40
RevPAR	$90.29	$102.43	$112.11	$113.84	$113.84

Rooms Revenue	$24,457,602	$30,582,242	$33,549,147	$33,990,444	$33,990,444	$41,553
Food & Beverage	$1,153,365	$1,341,412	$1,317,979	$1,310,934	$1,310,934	$1,603
Other Income(3)	$347,361	$504,104	$503,988	$529,028	$529,028	$647
Total Revenue	$25,958,328	$32,427,758	$35,371,115	$35,830,406	$35,830,406	$43,802
Total Expenses	$16,358,775	$18,706,692	$19,536,323	$20,182,901	$20,267,527	$24,777
Net Operating Income	$9,599,553	$13,721,067	$15,834,792	$15,647,504	$15,562,879	$19,026
FF&E	$0	$0	$0	$0	$1,433,216	$1,752
Net Cash Flow	$9,599,553	$13,721,067	$15,834,792	$15,647,504	$14,129,663	$17,273

NOI DSCR(4)	1.21x	1.72x	1.99x	1.97x	1.96x
NCF DSCR(4)	1.21x	1.72x	1.99x	1.97x	1.78x
NOI Debt Yield(4)	8.5%	12.1%	14.0%	13.8%	13.7%
NCF Debt Yield(4)	8.5%	12.1%	14.0%	13.8%	12.5%

(1)	The increase in Rooms Revenue and Net Operating Income from 2014 to 2015 was due to Hampton Inn & Suites Bend not opening until September 2014. In addition, La Quinta Inns & Suites Coeur d’Alene was rebranded from an Ameritel Inn in May 2014.

(2)	The increase in Rooms Revenue and Net Operating Income from 2015 to 2016 was primarily due to an increase in Occupancy and ADR.

(3)	Other Income consists of valet, guest laundry, gift shop sales and miscellaneous other income.

(4)	The debt service coverage ratios and debt yields shown are based on the Northwest Hotel Portfolio Whole Loan.

Escrows and Reserves. At origination, the Northwest Hotel Portfolio Borrower deposited upfront reserves of $518,257 for real estate taxes, $46,636 for insurance premiums and $14,116,206 ($17,257 per room) for planned PIP renovations and $163,000 for seasonality reserves. The Northwest Hotel Portfolio Whole Loan documents also provide for ongoing monthly reserves of $94,555 for real estate taxes, $15,546 for insurance premiums and $119,435 for furnishings, fixtures and equipment (“FF&E”).

The Northwest Hotel Portfolio Borrower is required to make annual deposits into the seasonality reserve of an amount equal to the net cash flow deficiency, calculated as the net cash flow shortfall, after debt service less the FF&E reserve monthly deposits, during each of the first and fourth calendar quarter of the preceding calendar year, less any seasonality reserve funds on deposit with the lender from the prior year for the applicable quarter. If at any time additional PIP work is required by franchisor under any franchise agreement, the Northwest Hotel Portfolio Borrower is required to deposit an amount equal to the PIP Reserve Shortfall (as defined below) within fifteen days after receipt of notice from franchisor.

The “PIP Reserve Shortfall” means an amount equal to 110% of the estimated costs to complete the applicable PIP, as reasonably determined by lender, less (i) the amount of FF&E reserve funds then on deposit with the lender and (ii) the amount of Franchise Trigger Event Reserve Funds (see “Lockbox and Cash Management” below) then on deposit with the lender.

Lockbox and Cash Management. The Northwest Hotel Portfolio Whole Loan requires a lender-controlled lockbox account, which is already in-place, and that the Northwest Hotel Portfolio Borrower deposits all rent and directs all credit card companies to pay all amounts due directly into such lockbox account. The loan documents also require that all rents received by the Northwest Hotel Portfolio Borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the Northwest Hotel Portfolio Borrower. During a Cash Trap Event Period, funds in the lockbox account are required to be swept to a lender controlled cash management account and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender (provided, however, any excess cash flow swept in accordance with a Franchise Trigger Event Period (as defined below) will be deposited into a separate Franchise Trigger Event reserve funds subaccount (subject to a cap of 110% of contracted PIP work as long as (i) no event of default is continuing; (ii) the Northwest Hotel Portfolio Borrower has entered into a written contract with the franchisor for such work; and (iii) the sum of all excess cash flow held by the lender and PIP reserve funds is greater than 110% of such work)).

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence of an event of default under the Northwest Hotel Portfolio Whole Loan;

(ii)	the aggregate net cash flow debt yield falling below 10.25%; or

(iii)	a Franchise Trigger Event Period (as defined below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), upon the cure of such event of default;

●	with regard to clause (ii), upon the net cash flow debt yield being equal to or greater than 10.25% for two consecutive calendar quarters; or

●	with regard to clause (iii), upon a Franchise Trigger Event Period Cure (as defined below).

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Northwest Hotel Portfolio

A “Franchise Trigger Event Period” will commence upon the earlier of the following:

(i)	the occurrence of a default or an event of default under any franchise agreement; or

(ii)	the cancellation, termination or expiration of any franchise agreement or notice to terminate any franchise agreement by either franchisor or franchisee.

A “Franchise Trigger Event Period Cure” will occur upon the following:

●	with regard to Franchise Trigger Event Period clause (i), (A) upon lender’s receipt of satisfactory evidence that such event of default has been cured, such cure has been accepted by franchisor and that franchisee has remained in good standing under the franchise agreement, or (B) the Northwest Hotel Portfolio Borrower has entered into a replacement franchise agreement satisfactory to lender and in accordance with the loan documents; or

●	with regard to Franchise Trigger Event Period clause (ii), (A) upon lender’s receipt of satisfactory evidence that such cancellation, termination or expiration has been nullified and/or any notice thereof has been retracted, franchisee has regained good standing status under the franchise agreement and that said franchise agreement is in full force and effect, or (B) the Northwest Hotel Portfolio Borrower has entered into a replacement franchise agreement satisfactory to lender and in accordance with the loan documents.

Additional Secured Indebtedness (not including trade debts). The Northwest Hotel Portfolio Properties also secures the Northwest Hotel Portfolio Pari Passu Companion Loans, which have an aggregate Cut-off Date principal balance of $72,893,322. The Northwest Hotel Portfolio Pari Passu Companion Loans accrue interest at the same rate as the Northwest Hotel Portfolio Mortgage Loan. The Northwest Hotel Portfolio Mortgage Loan is entitled to payments of principal and interest on a pro rata and pari passu basis with the Northwest Hotel Portfolio Pari Passu Companion Loans. The holders of the Northwest Hotel Portfolio Mortgage Loan and the Northwest Hotel Portfolio Pari Passu Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on the Northwest Hotel Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Any time after the expiration of the defeasance lockout period, the Northwest Hotel Portfolio Borrower may obtain the release of any of the Northwest Hotel Portfolio Properties on up to six occasions, provided that, among other things, and in accordance with the Northwest Hotel Portfolio Whole Loan documents, (a) no event of default has occurred and is continuing, (b) the loan is defeased in an amount equal to the applicable Release Amount (as defined below), (c) a legal opinion covering compliance in all respects with all laws, rules and regulations governing REMICs has been delivered, and (d) rating agency confirmation that the sale and release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the BANK 2018-BNK11 certificates and similar confirmations from each rating agency rating any securities backed by the Northwest Hotel Portfolio Pari Passu Companion Loans have been delivered.

The “Release Amount” for any property being released is an amount equal to the greatest of (a) 100% of the net sales proceeds for such release property, (b) 125% of the Allocated Cut-off Date Balance of such release property (identified in “The Properties” section chart above), (c) an amount that would result in the net cash flow debt service coverage ratio, after giving effect to the release of such property, being not less than the greater of (i) the net cash flow debt service coverage ratio for the Northwest Hotel Portfolio Whole Loan (including such release property) immediately prior to such release and (ii) 1.80x, (d) an amount that would result in the net cash flow debt yield, after giving effect to the release of such property, being not less than the greater of (i) the net cash flow debt yield for the Northwest Hotel Portfolio Whole Loan (including the release property) immediately prior to such release and (ii) 12.5% and (e) an amount that would result in the loan-to-value ratio, after giving effect to the release of such property, being not greater than the lesser of (i) the loan-to-value ratio for the Northwest Hotel Portfolio Whole Loan (including the release property) immediately prior to such release and (ii) 65.0%.

Terrorism Insurance. The Northwest Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the Northwest Hotel Portfolio Borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Northwest Hotel Portfolio Properties. The loan documents also require business interruption insurance covering no less than the eighteen month period following the occurrence of a casualty event, together with a six month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-83

BANK 2018-BNK11	North Bay Portfolio

Mortgage Loan No. 7 – North Bay Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	North Bay Portfolio

Mortgage Loan No. 7 – North Bay Portfolio

Aerial

Petaluma Business Center
South Petaluma Business Center
Lakeville Business Center

Petaluma Business Center

1035 North McDowell Boulevard
1039 North McDowell Boulevard
1031 North McDowell Boulevard
1125-1137 North McDowell Boulevard
Collateral
Not Part of Collateral

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-85

BANK 2018-BNK11	North Bay Portfolio

Mortgage Loan No. 7 – North Bay Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-86

BANK 2018-BNK11	North Bay Portfolio

Mortgage Loan No. 7 – North Bay Portfolio

North Bay Portfolio
1 Petaluma Business Center Petaluma, CA
2 South Petaluma Business Center Petaluma, CA
3 Lakeville Business Center Petaluma, CA
Geyserville
Healdsburg
Calistoga
Windsor
St. Helena
Santa Rosa
Kenwood
Sebastopol
Rohnert Park
Yountville
Bodega Bay
Sonoma
Napa
Tomales
Petaluma
Novato
Fairfax
San Rafael
Mill Valley
Woodland
SACRAMENTO
Davis
Winters
Vacaville
Fairfield
Elk Grove
Rio Vista
Vallejo
Richmond
Concord
Antioch
Stockton
Walnut Creek
Berkeley
OAKLAND
Danville
Lathrop
Pacific Ocean
SAN FRANCISCO
Alameda
San Ramon
Dublin
Tracy
Daly City
Livermore
Pleasanton
Pacifica
San Mateo
Hayward
Redwood City
Fremont
Penngrove
Old Redwood Hwy
Petaluma Hill Rd
Davis Ln
SMART
Santa Rosa 15 miles
116
101
Old Redwood Hwy
Ely Rd
Corona Rd
Old Adobe Rd
PETALUMA INDUSTRIAL PARK
Petaluma Blvd
McDowell Blvd
Maria Dr
Sonoma Mountain Pkwy
Rooster Run Golf Course
Prince Park
Redwood Hwy
Petaluma Village Premium Outlets
Univ. of Northern California
Bond Park
Skillman Ln
Petaluma Valley Hospital
Washington St
Petaluma Municipal Airport
Old Adobe Rd
Manor Ln
Deer Creek Village
Lucchesi Park
The Plaza North Shopping Center
Garfield Dr
Gossage Ave
Washington Square Shopping Center
Ely Blvd
Arroyo Park
Casa Grande Rd
Adobe Creek Golf Course
Magnolia Ave
Petaluma Blvd
SMART
Weaverly Dr
Caulfield Ln
Crinella Dr
East Washington Place
Crinella Park
Frates Rd
SONOMA COUNTY
Madison St
Washington St
Sonoma-Marin Fairgrounds
McDowell Blvd
Military Antiques & Museum
PETALUMA DOWNTOWN
St. Francis Dr
Bodega Ave
PETALUMA
Lakeville St
Lakeville Hwy
Steamer Landing Park
Western Ave
Petaluma Blvd
LAKEVILLE BUSINESS PARK
Fair St
B St
D St
6th St
I St
Rocky Memorial Dog Park
Petaluma Wildlife Museum
8th St
Quarry Heights
Spring Hill Rd
McNear Park
Olive St
Shollenberger Park
Lakeville Hwy
SONOMA-MARIN AREA RAIL TRANSIT
Petaluma Golf and Country Club
Helen Putnam Regional Park
D St
Petaluma River
Redwood Hwy
I Street Ext
Chileno Valley Rd
D St
San Francisco 35 miles

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-87

BANK 2018-BNK11	North Bay Portfolio

Mortgage Loan No. 7 – North Bay Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Portfolio
Original Balance(1):	$35,000,000			Location:	Petaluma, CA 94954
Cut-off Date Balance(1):	$35,000,000			General Property Type:	Various
% of Initial Pool Balance:	5.1%			Detailed Property Type:	Various
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Basin Street Properties			Year Built/Renovated:	Various/Various
Mortgage Rate:	4.5040%			Size:	512,165 SF
Note Date:	3/8/2018			Cut-off Date Balance per SF(1):	$105
First Payment Date:	5/1/2018			Maturity Date Balance per SF(1):	$97
Maturity Date:	4/1/2028			Property Manager:	Basin Street Properties
Original Term to Maturity:	120 months				(borrower-related)
Original Amortization Term:	360 months
IO Period:	60 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI(4):	$6,065,732
Prepayment Provisions:	LO (24); YM1 (91); O (5)			UW NOI Debt Yield(1):	11.2%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity(1):	12.3%
Additional Debt Type(1)(2):	Pari Passu			UW NCF DSCR(1):	2.21x (IO) 1.66x (P&I)
Additional Debt Balance(1)(2):	$19,000,000			Most Recent NOI:	$5,385,065 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$4,926,558 (12/31/2016)
Reserves(3)				3rd Most Recent NOI:	$3,992,189 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(4):	92.2% (2/15/2018)
RE Tax:	$61,195	$61,195	N/A	2nd Most Recent Occupancy(5):	87.8% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy(6):	90.8% (12/31/2015)
Deferred Maintenance:	$28,000	$0	N/A	Appraised Value (as of)(7):	$86,500,000 (Various)
Recurring Replacements:	$0	$10,670	N/A	Cut-off Date LTV Ratio(1)(7):	62.4%
TI/LC:	$500,000	$42,680	$1,536,495	Maturity Date LTV Ratio(1)(7):	57.2%
Other Reserves:	$2,553,168	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount(1):	$54,000,000	99.0%	Loan Payoff:	$50,069,968	91.8%
Borrower Equity:	$550,777	1.0%	Reserves:	$3,142,363	5.8%
			Closing Costs:	$1,338,446	2.5%
Total Sources:	$54,550,777	100.0%	Total Uses:	$54,550,777	100.0%

(1)	The North Bay Portfolio Mortgage Loan (as defined below) is part of the North Bay Portfolio Whole Loan (as defined below), which is comprised of two pari passu promissory notes with an aggregate original principal balance of $54,000,000. The Cut-off Date Balance per SF, Maturity Date Balance per SF, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising the North Bay Portfolio Whole Loan.

(2)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(3)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(4)	The North Bay Portfolio Properties (as defined below) as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. Most Recent Occupancy includes four tenants with signed leases who are not yet in occupancy: (i) a new 19,883 SF lease to TraumaFX (3.9% of NRA), as to which the tenant is expected to take occupancy by May 2018 that provides for abated rent through June 30, 2018 and $157,315 of tenant improvements), (ii) a new 19,046 SF lease to Kaiser (3.7% of NRA), as to which the tenant is expected to take occupancy by August 2018 that provides for $1,555,731 of tenant improvements and leasing commissions, (iii) an expansion lease for existing tenant Symbio, LLC (2.2% of NRA) for 11,053 SF, as to which the tenant is expected to take occupancy by April 2018 that provides for $428,145 of tenant improvements, and (iv) a replacement relocation lease to Courseco (0.9% of NRA) for 4,800 SF, as to which the tenant is expected to take occupancy by May 2018 that provides for abated rent through May 15, 2018 and $153,600 of tenant improvements. Any outstanding abated rent and tenant improvements owed have been fully reserved by the lender. See “Escrows and Reserves” below.

(5)	The North Bay Portfolio Properties as of December 31, 2016 were 87.8% leased and 86.1% physically occupied.

(6)	The North Bay Portfolio Properties as of December 31, 2015 were 90.8% leased and 85.5% physically occupied.

(7)	$86,500,000 represents the aggregate appraised value as of January 30, 2018 and January 31, 2018 for the North Bay Portfolio Properties.

The Mortgage Loan. The seventh largest mortgage loan (the “North Bay Portfolio Mortgage Loan”) is part of a whole loan (the “North Bay Portfolio Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $54,000,000, which are secured by first priority fee mortgages on a portfolio of three industrial and office properties totaling 512,165 SF and located in Petaluma, California (the “North Bay Portfolio Properties”). The controlling Promissory Note A-1 in the original principal amount of $35,000,000 represents the North Bay Portfolio Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. The non-controlling Promissory Note A-2 in the original principal amount of $19,000,000 (the “North Bay Portfolio Serviced Pari Passu Companion Loan”) is currently being held by BANA and is expected to be contributed to one or more future securitization trusts. The North Bay Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Proceeds from the North Bay Portfolio Whole Loan were used to refinance the previous loan secured by the North Bay Portfolio Properties, fund upfront reserves and pay closing costs.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-88

BANK 2018-BNK11	North Bay Portfolio

The Borrower and the Sponsor. The borrower is SSCOP DE LLC, a Delaware limited liability company, structured to be bankruptcy-remote with at least one independent director (the “North Bay Portfolio Borrower”). The borrower-sponsor is Basin Street Properties. Basin Street Properties is a private real estate owner and operator focused on acquiring, developing and managing office, retail, multi-family, hospitality and mixed-use properties in California and northern Nevada. Basin Street Properties’ current portfolio includes 22 office properties and 3 retail centers in the California North Bay area, 13 of which (approximately 1.3 million SF) are located in Petaluma, California. Basin Street Properties’ other properties are located primarily in Sacramento, California and Reno, Nevada.

Matthew T. White is the Chairman and CEO of Basin Street Properties. William C. White is a co-founder of Basin Street Properties and the head of the company’s board of directors. Matthew T. White and William C. White are the nonrecourse carve-out guarantors for the North Bay Portfolio Whole Loan.

The Properties. The North Bay Portfolio Properties are comprised of two industrial/flex properties and one office property totaling ten buildings and 512,165 SF of which approximately 85.8% is currently used as office and approximately 14.2% is currently used as warehouse space. The Lakeville Business Park and South Petaluma Business Center properties are adjacent to each other, with the Petaluma Business Center property located approximately 4.3 miles north. The North Bay Portfolio Properties were built between 1990 and 2007 and as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. The North Bay Portfolio Properties serve as the corporate headquarters for Calix Networks, Inc. (16.0% of NRA, 13.2% of underwritten gross potential rent), Panamax, LLC (7.9% of NRA, 12.0% of underwritten gross potential rent), CamelBak Products, Inc. (7.7% of NRA, 11.8% of underwritten gross potential rent), AVRS, Inc. (4.9% of NRA, 4.2% of underwritten gross potential rent), Hydropoint Data Systems (5.2% of NRA, 4.1% of underwritten gross potential rent) and Frontrow Calypso LLC (4.4% of NRA, 3.0% of underwritten gross potential rent). Since acquiring the North Bay Portfolio Properties in February, 2015, the sponsor has signed 111,451 SF of new leases and 120,617 SF of renewal leases at the North Bay Portfolio Properties.

The following table presents detailed information with respect to each of the North Bay Portfolio Properties.

North Bay Portfolio Properties Summary
Property Name, Location	Property Type	Year Built/ Renovated	SF	2/15/2018 Occupancy(1)	Appraised Value	% of Appraised Value	UW NCF

Petaluma Business Center 1031, 1035, 1039, 1125-1137 North McDowell Boulevard Petaluma, CA	Industrial/Flex	1990,2000 / 2004	213,210	90.3%	$34,800,000	40.2%	$1,738,093

South Petaluma Business Center 1800 and 2000 South McDowell Boulevard Petaluma, CA	Office	2007 / N/A	149,634	100.0%	$29,400,000	34.0%	$2,461,690

Lakeville Business Center 1600-1622, 1670, 1690-1740, & 1758-1774 Corporate Circle Petaluma, CA	Industrial/Flex	1997,2001 / N/A	149,321	86.9%	$22,300,000	25.8%	$1,261,692

Total/Wtd. Avg.			512,165	92.2%	$86,500,000	100.0%	$5,461,476

(1)	The North Bay Portfolio Properties as of February 15, 2018 were 92.2% leased by 25 tenants and 81.5% physically occupied. Occupancy includes four tenants with signed leases who are not yet in occupancy: TraumaFX (3.9% of NRA), Kaiser (3.7% of NRA), Symbio, LLC (2.2% of NRA) and Courseco (0.9% of NRA).

Petaluma Business Center (213,210 SF, 41.6% of NRA, 31.8% of underwritten gross potential rent). The Petaluma Business Center property was built on a 14.07-acre site in 1990 and 2000, and renovated in 2004, and consists of four single-story buildings totaling 213,210 SF of rentable area, of which approximately 84.1% is used for office and approximately 15.9% is used for warehouse space. Each of the buildings includes 20 foot clear heights, at least three roll-up loading doors, and three of the buildings feature at least one loading dock. The Petaluma Business Center property includes 592 surface parking spaces (2.78 spaces per 1,000 SF). The Petaluma Business Center property was 90.3% leased by 7 tenants and 73.6% occupied as of February 15, 2018. Major tenants include Calix Networks, Inc. (NYSE: CALX) and AVRS, Inc. both headquartered at the Petaluma Business Center property, and USI Insurance Services. Three tenants have recently signed leases and are expected to take occupancy between April and May 2018: TraumaFX (19,883 SF expected to be occupied by May 2018) which is entitled to abated rent through June 30, 2018 and $157,315 of tenant improvements, Symbio, LLC (11,053 SF of expansion space expected to be occupied by April 2018) which is entitled to $428,145 of tenant improvements, and Courseco (4,800 SF of relocated space expected to be occupied by May 2018) which is entitled to abated rent through May 15, 2018 and $153,600 of tenant improvements. Any outstanding abated rent and tenant improvements owed have been fully reserved by the lender. See “Escrows and Reserves” below.

South Petaluma Business Center (149,634 SF, 29.2% of NRA, 46.9% of underwritten gross potential rent). The South Petaluma Business Center property was built on an 8.39-acre site in 2007 and consists of two double-story buildings totaling 149,634 SF of office space. Each of the buildings includes 10-12 foot clear heights, and one roll-up loading door. The South Petaluma Business Center property includes 442 surface parking spaces (2.95 spaces per 1,000 SF). The South Petaluma Business Center property was 100.0% leased by 5 tenants and 87.3% occupied as of February 15, 2018. Major tenants include Ygrene (under a 39,528 SF sublease from The GAP Inc. and a 4,075 SF direct lease), and Panamax, LLC and CamelBak Products, Inc. which are both headquartered at the North Bay Portfolio Properties. Additionally, Kaiser, the largest private employer in Sonoma County, has a signed lease for 19,046 SF which it is expected to take occupancy of in August 2018 upon completion of its space build out. Kaiser has begun rental payments and is entitled to $1,555,731 of tenant improvements and leasing commissions, which amount has been fully reserved by the lender. See “Escrows and Reserves” below.

Lakeville Business Center (149,321 SF, 29.2% of NRA, 21.3% of underwritten gross potential rent). The Lakeville Business Center property was built on a 10.26-acre site in 1997 and 2001 and consists of three single-story flex buildings and one double-story office building totaling 149,321 SF of rentable area, of which approximately 74.2% is office and approximately 25.8% is warehouse space. Three of the buildings include 20 foot clear heights, at least one roll-up loading door and at least one loading dock. The fourth building features 10-12 foot clear heights and one roll-up loading door. The Lakeville Business Center property includes 581 surface parking spaces (3.89 spaces per 1,000 SF). The Lakeville Business Center property was 86.9% leased and occupied by 15 tenants as of February 15, 2018. Major tenants include Hydropoint Data Systems and Frontrow Calypso LLC, both headquartered at the Lakeville Business Center property, and Collidion Inc. Hydropoint Data Systems (26,522 SF) is entitled to $144,575 of tenant improvements, which amount has been fully reserved by the lender. See “Escrows and Reserves” below.

The following table presents certain information relating to the major tenants at the North Bay Portfolio Properties:

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-89

BANK 2018-BNK11	North Bay Portfolio

Tenant Summary(1)
Tenant Name	Property Location	Tenant SF	Approx. % of Total SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF(2)	Lease Expiration	Renewal Options
Calix Networks, Inc.(3)	Petaluma Business Center	82,082	16.0%	$1,058,510	13.2%	$12.90	2/28/2019	1 x 5 Yrs
Ygrene Energy Fund CA LLC(4)	South Petaluma Business Center	43,603	8.5%	$1,043,024	13.0%	$23.92	10/31/2021	2 x 5 Yrs
Panamax, LLC(5)	Lakeville Business Center / South Petaluma Business Center	40,444	7.9%	$961,903	12.0%	$23.78	3/31/2020	1 x 5 Yrs
CamelBak Products, Inc.(6)	Lakeville Business Center / South Petaluma Business Center	39,395	7.7%	$948,027	11.8%	$24.06	7/31/2024	2 x 5 Yrs
Hydropoint Data Systems(7)	Lakeville Business Center	26,522	5.2%	$325,959	4.1%	$12.29	3/31/2023	N/A
AVRS, Inc.	Petaluma Business Center	24,865	4.9%	$333,360	4.2%	$13.41	10/31/2019	1 x 4 Yrs
USI Insurance Services	Petaluma Business Center	24,424	4.8%	$357,567	4.5%	$14.64	3/31/2020	2 x 5 Yrs
Symbio, LLC(8)	Petaluma Business Center	22,698	4.4%	$318,515	4.0%	$14.03	9/30/2027	N/A
Frontrow Calypso LLC	Lakeville Business Center	22,599	4.4%	$241,666	3.0%	$10.69	10/31/2018	1 x 5 Yrs
TraumaFX(9)	Petaluma Business Center	19,883	3.9%	$262,456	3.3%	$13.20	6/30/2023	N/A
Subtotal/Wtd. Avg.		346,515	67.7%	$5,850,988	73.1%	$16.89

Other Tenants		125,496	24.5%	$2,152,770	26.9%	$17.15
Total Occupied Space		472,011	92.2%	$8,003,758	100.0%	$16.96

Vacant Space(3)		40,154	7.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		512,165	100.0%	$8,003,758	100.0%	$16.96

(1)	Information is based on the underwritten rent roll.

(2)	Wtd. Avg. Annual UW Rent PSF excludes vacant space. All leases for tenants individually shown are triple-net except for Ygrene Energy Fund CA LLC, Panamax, LLC, CamelBak Products, Inc., and AVRS, Inc. which are gross or full service gross leases.

(3)	Calix Networks, Inc. had one, 5-year renewal option that expired on February 28, 2018. Calix Networks, Inc. is currently in negotiations with the North Bay Portfolio Borrower to renew and occupy approximately 59,632 SF of its space and sublet the remaining approximate 22,450 SF. The 22,450 SF has been treated as vacant space in the lender’s underwriting.

(4)	Ygrene Energy Fund CA LLC leases 39,528 SF under a sublease from The GAP Inc. and 4,075 SF under a co-terminous direct lease. Ygrene Energy Fund CA LLC pays current annual rent under its sublease to The GAP Inc. of $22.20 per SF and annual rent under its direct lease of $27.81 per SF. The Annual UW Rent represents the actual rent as of March 2019 paid by The GAP Inc. and the rent paid by Ygrene Energy Fund CA LLC pursuant to their respective leases.

(5)	Panamax, LLC leases 36,701 SF at South Petaluma Business Center and 3,743 SF at Lakeville Business Center under co-terminous leases.

(6)	CamelBak Products, Inc. leases 32,730 SF at South Petaluma Business Center and 6,665 SF at Lakeville Business Center under co-terminous leases.

(7)	Hydropoint Data Systems is entitled to $144,575 of tenant improvements, which amount has been fully reserved by the lender.

(8)	Symbio, LLC currently occupies 11,645 SF and has a signed lease for an additional 11,053 SF which it is expected to occupy in April 2018. In connection with its expansion space, Symbio, LLC is entitled to $428,145 of tenant improvements, which amount has been fully reserved by the lender.

(9)	TraumaFX has a signed lease and is expected take occupancy by May 2018. The lease provides for abated rent through June 30, 2018 and $157,315 of tenant improvements, which amounts have been fully reserved by the lender.

The following table presents certain information relating to the lease rollover schedule at the North Bay Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	UW GPR PSF Rolling(3)	Total UW GPR Rolling	Approx. % of Total GPR Rolling	Approx. Cumulative % of Total GPR Rolling
2018	1	22,599	4.4%	4.4%	$10.69	$241,666	3.0%	3.0%
2019	4	120,510	23.5%	27.9%	$12.92	$1,556,499	19.4%	22.5%
2020	4	73,065	14.3%	42.2%	$20.67	$1,510,299	18.9%	41.3%
2021	3	52,766	10.3%	52.5%	$21.98	$1,159,677	14.5%	55.8%
2022	2	17,788	3.5%	56.0%	$15.50	$275,794	3.4%	59.3%
2023	5	72,248	14.1%	70.1%	$12.29	$888,176	11.1%	70.4%
2024	2	45,614	8.9%	79.0%	$22.47	$1,024,894	12.8%	83.2%
2025	2	8,123	1.6%	80.6%	$13.82	$112,246	1.4%	84.6%
2026	1	17,554	3.4%	84.0%	$24.19	$424,605	5.3%	89.9%
2027	1	22,698	4.4%	88.4%	$14.03	$318,515	4.0%	93.9%
2028	1	19,046	3.7%	92.2%	$25.80	$491,387	6.1%	100.0%
2029 & Beyond	0	0	0.0%	92.2%	$0.00	$0	0.0%	100.0%
Vacant	0	40,154	7.8%	100.0%	$0.00	$0	0.0%	100.0%
Total/Wtd. Avg.	26	512,165	100.0%		$16.96	$8,003,758	100.0%

(1)	Information is based on the underwritten rent roll. Certain tenants may have multiple leases which are consolidated as presented.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. UW GPR PSF Rolling excludes vacant space.

The Market. The North Bay Portfolio Properties are located in Petaluma, Sonoma County, California. The City of Petaluma is located along a 5.5 mile stretch of U.S. Highway 101 (access approximately 0.5 miles west of the North Bay Portfolio Properties) and is the first city north of Marin County. In addition to the access provided by Highway 101, Petaluma is served by the recently completed first phase of the Sonoma-Marin Area Rail Transit (SMART) passenger train service which connects San Rafael, passing through Petaluma to Santa Rosa approximately 40 miles north.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-90

BANK 2018-BNK11	North Bay Portfolio

According to a third party market data provider, the third quarter 2017 vacancy rates for the Petaluma office and industrial markets were 13.3% and 5.3%, respectively. Petaluma is a boutique office market that is home to companies including CamelBak, Lagunitas Brewery, Clover-Sonoma, Kala Music Company, and Mesa/Boogie. Petaluma’s industrial sector has historically been the most desired type of commercial space which has more recently been bolstered by the growth in the craft brewing and cannabis industries around Petaluma. The area benefits from its proximity to the Bay Area while offering slightly lower rents. Additionally, as the physical gateway to the Bay Area, Wine Country, and the coastal regions, Petaluma is well located for shipping and distribution uses.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius of the Petaluma Business Center property was 7,422, 48,783 and 88,378, respectively, and the 2017 average household income within the same radii was $107,867, $105,468 and $105,988, respectively. The estimated 2017 population within a one-, three- and five-mile radius of the Lakeville Business Center property and the South Petaluma Business Center property was 9,304, 56,874 and 67,261, respectively, and the 2017 average household income within the same radii was $104,792, $106,195 and $108,712, respectively.

The following table presents recent leasing data at comparable office properties with respect to the North Bay Portfolio Properties:

Comparable Lease Summary
Property Name Address	Property Size / Year Built	Tenant	Lease Area (SF)	Lease Date	NNN Base Rent PSF	Lease Term (Yrs.)	Rent Steps / TI / Free Rent
Redwood Business Center 1383 N. McDowell Blvd.	58,299 / 2007	Amerifirst Financial	2,819	Oct 2017	$15.20	3.3	3.0% / $0 / 3 mos
Southpoint Business Park 740 Southpoint Boulevard	42,926 / 1990	Rustic Bakery	10,750	Jul 2017	$12.00	1.0	0% / $0 / 0 mos
Redwood Business Park 1318 Redwood Way	35,076 / 1988	Vista International	3,495	Jun 2017	$11.60	5.0	3.0% / $0 / 0 mos
Cader Corporate Center 1490 Cader Lane	94,000 / 2016	Tomales Bay Foods	30,000	Jul 2016	$8.76	10.0	3.0% / $10 / 4 mos

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the North Bay Portfolio Properties:

Cash Flow Analysis
	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$5,319,595	$6,669,313	$6,959,409	$8,557,147	$16.71
Reimbursements	$903,822	$1,072,344	$1,126,677	$1,351,581	$2.64
Other Income(2)	$2,447	$50,523	$254,669	$0	$0.00
Concessions	$0	($24,760)	($10,000)	$0	$0.00
Vacancy	$0	$0	$0	($907,074)	($1.77)
Effective Gross Income	$6,225,864	$7,767,420	$8,330,755	$9,001,654	$17.58
Total Operating Expenses	$2,233,675	$2,840,862	$2,945,690	$2,935,923	$5.73
Net Operating Income(3)	$3,992,189	$4,926,558	$5,385,065	$6,065,732	$11.84
TI/LC	$0	$0	$0	$501,823	$0.98
Capital Expenditures	$0	$0	$0	$102,433	$0.20
Net Cash Flow	$3,992,189	$4,926,558	$5,385,065	$5,461,476	$10.66

Occupancy %(4)	90.8%	87.8%	88.7%	92.2%
NOI DSCR (IO)(5)	1.62x	2.00x	2.18x	2.46x
NOI DSCR (P&I)(5)	1.22x	1.50x	1.64x	1.85x
NCF DSCR (IO)(5)	1.62x	2.00x	2.18x	2.21x
NCF DSCR (P&I)(5)	1.22x	1.50x	1.64x	1.66x
NOI Debt Yield(5)	7.4%	9.1%	10.0%	11.2%
NCF Debt Yield(5)	7.4%	9.1%	10.0%	10.1%

(1)	UW Gross Potential Rent is based on the February 15, 2018 underwritten rent roll with rent steps taken through March 1, 2019 of $254,028. UW Gross Potential Rent also includes grossed up vacant space of $553,389.

(2)	Other Income includes one-time lease termination fees.

(3)	The increase in Net Operating Income is primarily a result of 227,116 SF of new or renewed leasing activity from 2016 to 2018.

(4)	Historical Occupancy as shown represents the leased SF with physical occupancy as of December 31, 2015, December 31, 2016 and December 31, 2017 being 85.5%, 86.1% and 82.7%, respectively. UW Occupancy represents the leased SF as of February 15, 2018, with physical occupancy being 81.5%.

(5)	Debt service coverage ratios and debt yields are based on the North Bay Portfolio Whole Loan.

Escrows and Reserves. The North Bay Portfolio Borrower deposited at loan origination $61,195 to a tax reserve and is required to deposit monthly 1/12th of the estimated annual property taxes (initially $61,195) and 1/12th of the estimated annual insurance premiums (unless the North Bay Portfolio Properties are covered by an acceptable blanket policy). The North Bay Portfolio Borrower deposited at loan origination $28,000 for immediate repairs (125% of the estimated cost of completion) and is required to deposit monthly $10,670 (during the first five years of the loan term) and $8,536 (thereafter) for any replacements. Additionally, the North Bay Portfolio Borrower deposited at loan origination $500,000 for general tenant improvements and leasing commissions and is required to deposit monthly $42,680 ($1.00 per SF annually), capped at $1,536,495. The North Bay Portfolio Borrower

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-91

BANK 2018-BNK11	North Bay Portfolio

deposited at loan origination $2,439,366 for tenant improvements relating to the tenants Hydropoint Data Systems, TraumaFX, Courseco, Kaiser and Symbio, and $113,802 for free/gap rent related to the tenants TraumaFX and Courseco.

Lockbox and Cash Management. The North Bay Portfolio Whole Loan documents require a springing lockbox with springing cash management upon the occurrence of a Cash Sweep Period (as defined below). During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a lender-controlled cash management account and disbursed in accordance with the North Bay Portfolio Whole Loan documents. All excess cash flow will be required to be held as additional security for the North Bay Portfolio Whole Loan until discontinuance of the Cash Sweep Period. A Cash Sweep Period may be cured twice, and thereafter if a Cash Sweep Period occurs, cash management will remain in place and excess cash flow will continue to be collected and held by the lender and not disbursed to the North Bay Portfolio Borrower for the remaining term of the North Bay Portfolio Whole Loan.

A “Cash Sweep Period” means the period commencing when the amortizing debt service coverage ratio for the immediately preceding six month period is less than 1.15x, ending when the amortizing debt service coverage ratio for the immediately preceding six month period equals or exceeds 1.15x for two consecutive calendar quarters.

Additional Secured Indebtedness (not including trade debts). The North Bay Portfolio Properties also secure the North Bay Portfolio Serviced Pari Passu Companion Loan, which has a Cut-off Date principal balance of $19,000,000, and accrues interest at the same rate as the North Bay Portfolio Mortgage Loan. The North Bay Portfolio Mortgage Loan is entitled to payments of interest and principal on a pro rata and pari passu basis with the North Bay Portfolio Serviced Pari Passu Companion Loan. The holders of the North Bay Portfolio Mortgage Loan and the North Bay Portfolio Serviced Pari Passu Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the North Bay Portfolio Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The North Bay Portfolio Borrower is required to obtain and maintain property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the North Bay Portfolio Properties and business interruption insurance for 18 months with a 6 month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-93

BANK 2018-BNK11	Prescott Valley Crossroads

Mortgage Loan No. 8 – Prescott Valley Crossroads

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-94

BANK 2018-BNK11	Prescott Valley Crossroads

Mortgage Loan No. 8 – Prescott Valley Crossroads

PARCEL D
PARCEL B
DOLLAR TREE
SAS
HOBBY LOBBY
UBREAKIFIX
verizon
CHASE
PARCEL C
THE HOME DEPOT
LA-Z-BOY
MattressFIRM
SportClips
native
BRIDGESTONE
rue21
ROSS
maurices
ULTA
KAY

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-95

BANK 2018-BNK11	Prescott Valley Crossroads

Mortgage Loan No. 8 – Prescott Valley Crossroads

Prescott Valley Crossroads
5613, 5619, 5621, 5630, 5645, 5671, 5672, 5683, 5684, 5689, 5690, 5697, 5707, 5715, 5791 and 5963 East State Route 69
Prescott Valley, AZ 86314
PRESCOTT VALLEY
PRESCOTT
YAVAPAI COUNTY
Viewpoint
Pioneer Pkwy
Fain Rd
Pioneer Park
Whipple
Yavapai Hills
Dewey-Humboldt
Juniper Heights
PRESCOTT NATIONAL FOREST
BRADSHAW MOUNTAINS
Lynx Lake
Watson Lake
Willow Creek Res.
Old Black Canyon Hwy
89
89A
69
NEVADA
UTAH
COLO.
CALIF.
ARIZONA
NEW MEXICO
MEXICO
PHOENIX
MESA
TUCSON

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-96

BANK 2018-BNK11	Prescott Valley Crossroads

Mortgage Loan No. 8 – Prescott Valley Crossroads

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	BANA			Single Asset/Portfolio:	Single Asset
Original Balance:	$32,010,000			Location:	Prescott Valley, AZ 86314
Cut-off Date Balance:	$32,010,000			General Property Type:	Retail
% of Initial Pool Balance:	4.7%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Kitchell Corporation			Year Built/Renovated:	2009-2016/N/A
Mortgage Rate:	4.8500%			Size:	251,163 SF
Note Date:	3/15/2018			Cut-off Date Balance PSF:	$127
First Payment Date:	5/1/2018			Maturity Date Balance PSF:	$113
Maturity Date:	4/1/2028			Property Manager:	Kitchell Property Management (borrower-related)
Original Term to Maturity	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	36 months			UW NOI:	$3,227,077
Seasoning:	0 months			UW NOI Debt Yield:	10.1%
Prepayment Provisions:	LO (24); YM1 (92); O (4)			UW NOI Debt Yield at Maturity:	11.4%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.92x (IO) 1.49x( P&I)
Additional Debt Type:	N/A			Most Recent NOI:	$3,035,676 (12/31/2017)
Additional Debt Balance:	N/A			2nd Most Recent NOI:	$2,668,233 (12/31/2016)
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	$2,315,715 (12/31/2015)
Reserves(1)				Most Recent Occupancy(2):	94.3% (2/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	93.8% (12/31/2016)
RE Tax:	$30,512	$30,512	N/A	3rd Most Recent Occupancy(3):	93.0% (12/31/2015)
Insurance:	$0	Springing	N/A	Appraised Value (as of):	$49,000,000 (2/6/2018)
Recurring Replacements:	$0	$4,186	$200,928	Cut-off Date LTV Ratio:	65.3%
TI/LC:	$93,783	$20,930	$1,500,000	Maturity Date LTV Ratio:	57.7%
Borrower Obligations:	$138,510	$0	N/A
Free Rent:	$36,671	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$32,010,000	99.8%	Loan Payoff:	$31,113,123	97.0%
Borrower Equity:	$65,000	0.2%	Closing Costs:	$662,401	2.1%
			Reserves:	$299,476	0.9%
Total Sources:	$32,075,000	100.0%	Total Uses:	$32,075,000	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(2)	Most Recent Occupancy includes two new tenants, Lindo Mexico and uBreakiFix (together 1.9% of NRA), that have executed leases and taken possession of their space but are not yet in occupancy. All gap rent between loan origination and rent commencement has been fully reserved by the lender.

(3)	The Prescott Valley Crossroads Property (as defined below) was built in phases between 2009 and 2016. 3rd Most Recent Occupancy is based on available built rentable area as of December 31, 2015.

The Mortgage Loan. The eighth largest mortgage loan (the “Prescott Valley Crossroads Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $32,010,000 and secured by a first priority fee mortgage encumbering an anchored retail power center in Prescott Valley, Arizona (the “Prescott Valley Crossroads Property”). Proceeds of the Prescott Valley Crossroads Mortgage Loan were used to refinance the previous loan secured by the Prescott Valley Crossroads Property, pay closing costs and fund upfront reserves.

The Borrower and the Sponsor. The borrower is SD Ranch, LLC (the “Prescott Valley Crossroads Borrower”), a single-purpose Arizona limited liability company with at least one independent director and a springing member under certain circumstances. Equity ownership in the Prescott Valley Crossroads Borrower is held by YK Commercial Realty, LLC, which is owned equally (50%/50%) by W Prescott Valley, L.L.C. and Prescott Valley Crossroads, LLC. W Prescott Valley, L.L.C. is indirectly held by Lisa Worthington US Trust (85%) and Worthington Family Trust (15%). Prescott Valley Crossroads, LLC is majority held (75%) by Kitchell Development Company, which is 100% owned by Kitchell Corporation.

Kitchell Development Company is the non-recourse carveout guarantor. If a buy/sell event occurs such that W Prescott Valley, L.L.C. becomes the sole indirect owner of the Prescott Valley Crossroads Borrower, then Lisa C. Worthington has been approved as a replacement guarantor provided that at the time of replacement she continues to satisfy a minimum net worth of $20,000,000 and liquidity of $2,000,000, and there has been no material adverse change since the origination of the Prescott Valley Crossroads Mortgage Loan.

Kitchell Corporation is an employee-owned holding company of several real estate companies including Kitchell Contractors, Inc., Kitchell Capital Expenditure Managers, Inc., Kitchell Development Company, hardison/downey Construction, Inc., Kitchell Facilities Management, Inc., American Refrigerations Supplies, and FDI Planning Consultants, Inc. The portfolio of companies offer real estate services including contracting and construction management, real estate development, engineering and architecture, and property management.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-97

BANK 2018-BNK11	Prescott Valley Crossroads

The Property. The Prescott Valley Crossroads Property is a 251,163 SF anchored retail power center located in Prescott Valley, Arizona. The Prescott Valley Crossroads Property is comprised of 14 single story buildings and includes a total of 1,682 parking spaces (6.7 spaces per 1,000 SF of NRA). As of February 1, 2018, the Prescott Valley Crossroads Property was 94.3% leased by 22 tenants. The anchor tenants are Hobby Lobby, Dick’s Sporting Goods, Sprouts Farmers Market, Ross and TJ Maxx, with no other tenant accounting for more than 4.1% of NRA or 5.6% of underwritten rent. Other notable tenants include Cracker Barrel, ULTA Salon, Dollar Tree, rue21, Maurices and Chase Bank. The Prescott Valley Crossroads Property is shadow anchored by a 137,627 SF corporate-owned Home Depot and five pads including a Carl’s Jr., La-Z-Boy, Native Grill, Bridgestone and Chick Fil A. The Prescott Valley Crossroads Property was previously also shadow anchored by a Walmart corporate-owned Sam’s Club, which closed in January 2018 as a part of a 63-store nationwide contraction. Walmart maintains a presence in the immediate area with two Walmart Supercenters located off State Route 69 within four miles in both directions of the Prescott Valley Crossroads Property.

Historical occupancy at the Prescott Valley Crossroads Property was 94.3%, 95.3%, 93.0%, 93.8% and 92.4% as of the end of the calendar years 2013, 2014, 2015, 2016 and 2017 respectively, based on the available built rentable area. The Prescott Valley Crossroads Property was built in phases between 2009 and 2016. Recent leasing includes ten new or renewed leases (23.6% of NRA and 28.6% of underwritten rent) since 2016.

The Prescott Valley Crossroads Property is located on the west side of the city of Prescott Valley, with 1,223 feet of frontage on the north side of State Route 69 and 2,882 feet of frontage on the south side of State Route 69, which provides visibility and access for both Prescott Valley and the neighboring town of Prescott. According to a state transportation agency, the traffic count at the Prescott Valley Crossroads Property’s location on State Route 69 averages approximately 37,732 vehicles per day.

Major Tenants.

Hobby Lobby (54,295 SF, 21.6% of NRA, 14.2% of underwritten rent). Hobby Lobby is an original anchor tenant to the Prescott Valley Crossroads Property, opening in the first phase of the development. Hobby Lobby opened for business at the Prescott Valley Crossroads Property in 2009 and operates under a lease expiring on August 31, 2024 which includes three 5-year renewal options. Hobby Lobby reported annual sales at the Prescott Valley Crossroads Property of approximately $3.6 million ($67 PSF), $3.8 million ($70 PSF), $4.2 million ($77 PSF), $4.5 million ($84 PSF), $4.7 million ($86 PSF), $4.9 million ($90 PSF) and $4.9 million ($91 PSF) as of the end of the calendar years 2010, 2011, 2012, 2013, 2014, 2015 and 2016, respectively. Hobby Lobby is a large privately owned arts-and-crafts retailer, with over 800 stores across 47 states. The nearest Hobby Lobby is located approximately 85 miles from the Prescott Valley Crossroads Property in Phoenix.

Dick’s Sporting Goods (35,000 SF, 13.9% of NRA, 12.6% of underwritten rent). Dick’s Sporting Goods (NYSE: DKS) is an original anchor tenant to the Prescott Valley Crossroads Property, opening in 2013. Dick’s Sporting Goods’ lease expires on January 31, 2024 and includes four 5-year renewal options. Dick’s Sporting Goods is not required to report sales. Dick’s Sporting Goods is a sporting goods retailer which as of February 2018 was operating 716 stores in 47 states plus 94 Golf Galaxy and 35 Field & Stream specialty stores. Dick’s Sporting Goods reported 2017 revenue of $7.92 billion, increased from $7.27 billion the prior year. The nearest Dick’s Sporting Goods is located approximately 73 miles from the Prescott Valley Crossroads Property in Phoenix.

Sprouts Farmers Market (27,994 SF, 11.1% of NRA, 12.8% of underwritten rent). Sprouts Farmers Market (NASDAQ: SFM) is an original anchor tenant to the Prescott Valley Crossroads Property, opening in 2014. Sprouts Farmers Market’s lease expires on June 30, 2029 and includes three 5-year renewal options. Sprouts Farmers Market is not required to report sales. Sprouts Farmers Market is a healthy foods grocery store chain with more than 285 stores across 15 states (32 opened in 2017) and 4 distribution centers. Sprouts Farmers Market reported 2017 net sales of $4.7 billion, a 15% increase from 2016, and comparable store sales growth of 2.9%. The nearest Sprouts Farmers Market is located approximately 7 miles from the Prescott Valley Crossroads Property in Prescott.

The following table presents a summary regarding the major tenants at the Prescott Valley Crossroads Property (of which certain tenants may have co-tenancy provisions):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent		Occ. Cost %(4)	Lease Expiration
							Most Recent Sales PSF(4)
Major Tenants
Hobby Lobby	NR / NR/ NR	54,295	21.6%	$466,937	$8.60	14.2%	$91	9.5%	8/31/2024
Dick’s Sporting Goods	NR / NR/ NR	35,000	13.9%	$414,750	$11.85	12.6%	N/A	N/A	1/31/2024
Sprouts Farmers Market	NR / NR/ NR	27,994	11.1%	$418,510	$14.95	12.8%	N/A	N/A	6/30/2029
Ross	NR / A3 / A-	25,000	10.0%	$275,000	$11.00	8.4%	N/A	N/A	1/31/2027
TJ Maxx	NR / A2 / A+	23,024	9.2%	$241,752	$10.50	7.4%	$230	4.6%	9/30/2024
Subtotal/Wtd. Avg.		165,313	65.8%	$1,816,949	$10.99	55.4%

Other Tenants		71,646	28.5%	$1,462,026	$20.41	44.6%
Vacant Space		14,204	5.7%	$0	$0	0.0%
Total/Wtd. Avg.		251,163	100.0%	$3,278,975	$13.84	100.0%

(1)	Information is based on the underwritten rent roll as of February 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales PSF and Occ. Cost % are shown for tenants that are required to report sales. Most Recent Sales PSF for Hobby Lobby are for the trailing twelve months ended December 2016. Most Recent Sales PSF for TJ Maxx are for the trailing twelve months ended January 2017. Occ. Cost % is based on the underwritten rent as of the February 1, 2018 rent roll divided by the most recently reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-98

BANK 2018-BNK11	Prescott Valley Crossroads

The following table presents certain information relating to the lease rollover at the Prescott Valley Crossroads Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	Approx. % of Total SF Rolling	Approx. Cumulative % of SF Rolling	Total UW Rent Rolling	Annual UW Rent PSF Rolling(3)	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0	$0.00	0.0%	0.0%
2020	1	1,279	0.5%	0.5%	$39,832	$31.14	1.2%	1.2%
2021	1	3,000	1.2%	1.7%	$64,500	$21.50	2.0%	3.2%
2022	2	4,680	1.9%	3.6%	$95,805	$20.47	2.9%	6.1%
2023	4	24,145	9.6%	13.2%	$354,651	$14.69	10.8%	16.9%
2024	4	122,319	48.7%	61.9%	$1,308,439	$10.70	39.9%	56.8%
2025	3	9,918	3.9%	65.8%	$285,876	$28.82	8.7%	65.5%
2026	0	0	0.0%	65.8%	$0	$0.00	0.0%	65.5%
2027	3	36,587	14.6%	80.4%	$469,236	$12.83	14.3%	79.9%
2028	1	2,007	0.8%	81.2%	$58,000	$28.90	1.8%	81.6%
2029 & Beyond	3	33,024	13.1%	94.3%	$602,636	$18.25	18.4%	100.0%
Vacant	0	14,204	5.7%	100.0%	$0	$0.00	0.0%	100.0%
Total/Wtd. Avg.	22	251,163	100.0%		$3,278,975	$13.84	100.0%

(1)	Information is based on the underwritten rent roll as of February 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Prescott Valley Crossroads Property is located in the City of Prescott Valley, Arizona in the Prescott core based statistical area (the “Prescott CBSA”). According to the appraisal, the Prescott CBSA is attracting new residents, has a growing gross metropolitan product and growing employment and income levels. The warm weather, below average living costs and abundance of 55+ communities make the metropolitan area home to the largest senior citizen population outside of Florida; the senior population has grown at more than 1.5 times the national pace since 2012. The October 2017 unemployment rate for the Prescott CBSA was 4.3%, with top employers including Yavapai Regional Medical Center, Veterans Affairs Medical Center and Freeport-McMoran Mine.

The City of Prescott Valley is located approximately 80 miles northwest of Phoenix and 9 miles east of the city of Prescott. Access to the city is provided by State Route 69, which connects to Interstate 17 (leading to Phoenix and Flagstaff) and Interstate 40. Prescott Valley is served by Ernest A. Love Field, the second-busiest airport in Arizona behind Sky Harbor Airport in Phoenix. Prescott Valley is home to the Yavapai Regional Medical Center’s East Campus, the largest private employer, as well as several colleges and universities including Yavapai College, Old Dominion University, Northern Arizona University/Yavapai, Embry-Riddle Aeronautical University and Prescott College. Prescott Valley features over 263 acres of developed parkland and is a destination for outdoor activities for use of its lakes, fishing, hiking and camping. Prescott Valley is located within 10 minutes of the Prescott National Forest.

Prescott Valley was incorporated in 1978 with a population of 1,520 and is the fastest growing municipality in Yavapai County. According to a town government division, from 2000 to 2016, Prescott Valley’s population grew 93% to 45,500 people and its retail sales have grown 268% to $439.6 million. For 2017, Prescott Valley had retail inventory of approximately 2.3 million SF with a vacancy rate of 9.3% and average NNN rents of $12.41 PSF. According to the appraisal, within a three-mile radius of the Prescott Valley Crossroads Property are 930 apartment units with a vacancy rate of 4.0%, approximately 384,315 SF of office space with a vacancy rate of 6.9% and approximately 256,068 SF of flex/industrial space with a vacancy rate of 0.9%. Daytime employment within a three-mile radius of the Prescott Valley Crossroads Property includes approximately 1,424 businesses and 10,350 employees.

According to the appraisal, the estimated 2017 population within a one-, three- and five-mile radius was 3,887, 23,465 and 48,328, respectively. The estimated 2017 average household income within a one-, three- and five-mile radius was $55,442, $57,549 and $58,412, respectively. Within a five-mile radius, the 2017 aggregate retail sales were $1,129,324 ($57,554 of retail sales per household).

According to the appraisal, there are no new retail properties under construction that would have a direct impact on the Prescott Valley Crossroads Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-99

BANK 2018-BNK11	Prescott Valley Crossroads

The following table reflects the competitive retail properties with respect to the Prescott Valley Crossroads Property:

Competitive Property Summary
Property Name City. State	Center Type	Year Built/ Renovated	Size (SF)	Occupancy	Anchor Tenants	Distance (miles)
Prescott Valley Crossroads Prescott Valley, AZ	Power Center	2009-2016 / N/A	251,163	94%	Hobby Lobby, Dick’s Sporting Goods, Sprout’s Farmers Market, Ross Dress for Less, TJ Maxx	N/A
Frontier Village Prescott, AZ	Power Center	1991 / N/A	680,400	85%	Home Depot, Target, Ross Dress For Less, Office Max, At Home	5.0
Prescott Gateway Mall Prescott, AZ	Regional Center	2001 / 2004	549,939	87%	Dillard’s, JC Penney, Sears, Bed Bath & Beyond, Cost Plus World Market	3.5
Village at the Boulders Prescott, AZ	Community Center	1976 / 2005	330,243	98%	Walmart, Big Lots, Tuesday Morning, Jo-Ann	9.0
Glassford Hill Marketplace Prescott Valley, AZ	Neighborhood Center	2007 / N/A	137,064	100%	Kohls	2.7
Depot Marketplace Prescott, AZ	Neighborhood Center	1966 / 1999	139,171	98%	Sprouts	7.0

Source: Appraisal

The following table reflects comparable retail leases with respect to the Prescott Valley Crossroads Property:

Comparable Lease Summary
Property Name City. State	Year Built/ Renovated	Size (SF)	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF NNN	Lease Term (Yrs.)
Anchor Tenants
Prescott Valley Crossroads Prescott Valley, AZ	2009-2016 / N/A	251,163	Ross Dress For Less	25,000	Mar -16	$11.00	10
Depot Marketplace Prescott, AZ	1993 / N/A	91,461	Sprouts	44,237	Jan – 17	$9.04	15
Ocotillo Plaza – Goodwill Chandler, AZ	2000 / 2017	121,829	Goodwill Industries	35,394	Aug – 17	$12.50	10
Sprouts – The Plant Chandler, AZ	2016 / N/A	N/A	Sprouts	28,806	Jun -16	$17.50	15
Artie’s Ace Hardware Phoenix, AZ	1980 / 2016	25,766	Artie’s Ace Hardware	25,766	Jan – 17	$13.50	10
Sprouts Farmers Market – Mesa Shores Mesa, AZ	1985 / 2016	N/A	Sprouts	24,970	Sept - 16	$15.74	10
In-Line Tenants
Prescott Valley Crossroads Prescott Valley, AZ	2009-2016 / N/A	251,163	Rue 21 Maurice’s Mattress Firm Lindo Mexican Restaurant Kay Jewelers uBreakiFix	6,503 5,084 4,200 3,663 2,007 1,128	May -16 Nov – 16 Jun – 15 Jan – 18 Jan – 18 Dec – 17	$16.50 $17.10 $32.00 $19.00 $28.90 $18.00	10 10 10 5 10 5
Town & Country Valley Center Prescott Valley, AZ	1990 / N/A	110,967	Aspen Dental	3,500	Jun - 15	$30.50	10
Glassford Hill Marketplace Prescott Valley, AZ	2007 / N/A	137,064	Starbucks Digitell Cellular Firehouse Subs Sprint Wireless Generation (Cricket) Papa John’s Pizza Gadget Doc	2,400 2,400 2,000 1,500 1,100 1,036 961	Dec – 15 Mar – 15 Jun – 15 Jan – 15 Jan - 16 Jan - 16 Oct - 15	$35.00 $27.00 $16.00 $21.00 $24.00 $25.50 $16.00	10 5 5 3 5 5 3
Depot Marketplace Prescott, AZ	1993 / N/A	91,461	Subway	1,500	May - 17	$21.00	7

Source: Appraisal

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-100

BANK 2018-BNK11	Prescott Valley Crossroads

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Prescott Valley Crossroads Property:

Cash Flow Analysis
	2014(1)	2015(1)	2016	2017	UW	UW PSF
Gross Potential Rent(2)	$1,867,716	$2,474,465	$2,949,049	$3,069,143	$3,625,051	$14.43
Total Recoveries	$384,181	$486,578	$448,878	$652,105	$743,801	$2.96
Less Vacancy	$0	$0	$0	$0	$346,076	$1.38
Effective Gross Income	$2,251,897	$2,961,043	$3,397,927	$3,721,248	$4,022,775	$16.02
Total Expenses	$496,507	$645,328	$729,694	$685,572	$795,698	$3.17
Net Operating Income	$1,755,390	$2,315,715	$2,668,233	$3,035,676	$3,227,077	$12.85
Capital Expenditures	$0	$0	$0	$0	$50,233	$0.20
TI/LC	$0	$0	$0	$0	$149,122	$0.59
Net Cash Flow	$1,755,390	$2,315,715	$2,668,233	$3,035,676	$3,027,722	$12.05

Occupancy %	95.3%	93.0%	93.8%	94.3%(3)	92.1%
NOI DSCR (IO)	1.12x	1.47x	1.70x	1.93x	2.05x
NOI DSCR (P&I)	0.87x	1.14x	1.32x	1.50x	1.59x
NCF DSCR (IO)	1.12x	1.47x	1.70x	1.93x	1.92x
NCF DSCR (P&I)	0.87x	1.14x	1.32x	1.50x	1.49x
NOI Debt Yield	5.5%	7.2%	8.3%	9.5%	10.1%
NCF Debt Yield	5.5%	7.2%	8.3%	9.5%	9.5%

(1)	The Prescott Valley Crossroads Property was built in phases between 2009 and 2016. Historical cash flows and historical occupancy are based on available built rentable area as of December 31, 2015 or December 31, 2014, as applicable.

(2)	UW Gross Potential Rent is based on the rent roll dated February 1, 2018 and includes rent steps through March 1, 2019 totaling $20,552 and grossed up vacant space equal to $346,076.

(3)	Occupancy as of February 1, 2018 and includes two new tenants, Lindo Mexico and uBreakiFix (together 1.9% of NRA), that have executed leases and taken possession of their space but are not yet in occupancy. All gap rent between origination and rent commencement has been fully reserved by the lender.

Escrows and Reserves. The Prescott Valley Crossroads Borrower is required to deposit monthly into escrow (i) 1/12 of the annual estimated real estate tax payments (currently $30,152) (unless any tenant is obligated pursuant to its lease to pay taxes directly, such tenant is not in default and the Prescott Valley Crossroads Borrower delivers to the lender evidence of such tenant’s current payment of taxes), (ii) 1/12 of the annual estimated insurance premiums (unless an acceptable blanket insurance policy is in place), and (iii) $4,186 for replacement reserves, subject to a cap of $200,928. At origination, the Prescott Valley Crossroads Borrower deposited $93,783 with lender for tenant improvements and leasing commissions (“TI/LC”) reserves, and is required to deposit monthly $20,930 as TI/LC reserves, subject to a cap of $1,500,000. Additionally, at origination, the Prescott Valley Crossroads Borrower deposited $138,510 with the lender for outstanding borrower obligations relating to the tenants Kay Jewelers, Lindo Mexican Restaurant and uBreakiFix and $36,671 for gap rent related to the tenants Lindo Mexican Restaurant and uBreakiFix.

Lockbox and Cash Management. The Prescott Valley Crossroads Mortgage Loan has a springing lockbox with springing cash management. Upon the occurrence of a Cash Sweep Event Period (as defined below), the Prescott Valley Crossroads Borrower is required to establish a lender-controlled lockbox account, and direct all tenants to pay rents directly into such lockbox account, and a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, funds in the lockbox account are required to be swept daily to the cash management account and, provided no event of default is continuing, applied on each monthly payment date to pay debt service on the Prescott Valley Crossroads Mortgage Loan, to fund required reserve deposits, to pay operating expenses consistent with the annual budget and extraordinary expenses approved by the lender, and to deposit any remaining cash flow and any Hobby Lobby Cash Sweep Cure Deposit (as defined below) to an account to be held by the lender as additional security for the Prescott Valley Crossroads Mortgage Loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (a) an event of default, (b) the debt service coverage ratio (assuming a 30-year amortization schedule) being less than 1.10x for the immediately preceding six consecutive months, tested quarterly (a “DSCR Event”), and/or (c) a Hobby Lobby Tenant Event (as defined below).

A “Hobby Lobby Tenant Event” means the date that (i) Hobby Lobby vacates, goes dark, or gives notice to vacate, go dark or terminate its lease, (ii) Hobby Lobby is required to exercise its option to extend its lease term but has not exercised such option, or if no such date is specified, the date that is 12 months prior to the expiration of the Hobby Lobby lease, (iii) Hobby Lobby defaults in payment of rent beyond notice and cure periods, or (iv) Hobby Lobby or its lease guarantor has filed for bankruptcy or become the subject of a bankruptcy filing.

A Cash Sweep Event Period will terminate if (1) no event of default exists and (2) in the case of a DSCR Event, the debt service coverage ratio (assuming a 30-year amortization schedule) is equal to or greater than 1.10x for the immediately preceding six consecutive months, tested quarterly, for two consecutive quarters or (3) in the case of a Hobby Lobby Tenant Event, (x)(A) with respect to clause (i) or (ii) of the definition of a Hobby Lobby Tenant Event, Hobby Lobby has no longer vacated or gone dark, rescinds its notice to vacate, go dark or terminate its lease, or renews or extends its lease, (B) with respect to clause (iii) of the definition of a Hobby Lobby Tenant Event, the cure of the default, (C) with respect to clause (iv) of the definition of a Hobby Lobby Tenant Event, the Hobby Lobby lease is assumed without alteration of any material terms, or with respect to any bankruptcy proceeding, the assets of Hobby Lobby or its lease guarantor no longer being subject to bankruptcy and Hobby Lobby’s lease obligations remaining unaltered, or (y) if the Hobby Lobby lease is terminated, Hobby Lobby’s lease being replaced by a lease to a tenant acceptable to the lender for a minimum term of five years.

With respect to any Cash Sweep Period commencing as a result of a Hobby Lobby Tenant Event (a “Hobby Lobby Cash Sweep Period”), the Cash Sweep Period will be deemed not to have occurred or, if already commenced, will terminate upon the Prescott Valley Crossroads Borrower, at its election, depositing $800,000 to the excess cash reserve account or delivering to the lender a letter of credit in the same amount (the “Hobby Lobby Cash Sweep Cure Deposit”). The Hobby Lobby Cash Sweep Cure Deposit if posted, will be released at such time that the Hobby Lobby Cash Sweep Period is otherwise terminated but not for the Hobby Lobby Cash Sweep Cure Deposit.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	Prescott Valley Crossroads

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Terrorism Insurance. The Prescott Valley Crossroads Borrower is required to obtain property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with 12 months of business income insurance with a 6 month period of extended indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-103

BANK 2018-BNK11	WMC Portfolio

Mortgage Loan No. 9 – WMC Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-104

BANK 2018-BNK11	WMC Portfolio

Mortgage Loan No. 9 – WMC Portfolio

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-105

BANK 2018-BNK11	WMC Portfolio

Mortgage Loan No. 9 – WMC Portfolio

Rural Hall
Tobaccoville
Horizons Park
Walkertown
Oldtown
Pfafftown
Alspaugh
Forsyth County
Mt. Tabor
Winston-Salem
East Winston
Downtown
West Oaks
Salem Lake Regional Park
Waughtown
Clemmons

Beckley
Mallory
Ronceverte
West Virginia
Coal City
Daniels
Jefferson National Forest
Gilbert Creek
KY
Welch
Daleville
Princeton
Pearisburg
Grundy
Bluefield
Blacksburg
Roanoke
Tazewell
Radford
Christiansburg
Raven
Cedar Bluff
Jefferson National Forest
Wytheville
Rocky Mount
Virginia
Lebanon
Marion
Atkins
Hillsville
Martinsville
Abingdon
Blue Ridge Mountains
Galax
Patrick Springs
Bristol
Tennessee
Sparta
Mount Airy
Jefferson
Pilot Mountain
Mayodan
Cherokee Natl. Forest
North Carolina
Elkin
Cove Creek
Boone
Wilkesboro
Greensboro
Winston-Salem
High Point
Pisgah National Forest
Spruce Pine
Lenoir
Taylorsville
Mocksville

Summerfield
Greensboro
Burlington
Mebane
Hillsborough
Graham
High Point
Guilford County
Alamance County
Orange County
Durham
Pleasant Garden
Saxapahaw
Carrboro
Chapel Hill
Archdale
Trinity
Randleman
Staley
Asheboro
Ramseur
Siler City
Pittsboro
Jordan Lake
Randolph County
Chatham County
Moncure
Goldston
Gulf
Bennett
Seagrove
Lee County
Sanford
Robbins
Montgomery County
Moore County
Harnett County
Star

WMC Portfolio	
1 Oak Summit	Winston-Salem, NC
2 Wytheville Commons	Wytheville, VA
3 Chatham Crossing	Siler City, NC

Washington, DC
Charlottesville
Virginia
Richmond
Roanoke
Lynchburg
Wytheville
Norfolk
Virginia Beach
Bristol
Winston Salem
Durham
Greensboro
Raleigh
Siler City
Asheville
Charlotte
North Carolina
Fayetteville
Wilmington

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-106

BANK 2018-BNK11	WMC Portfolio

Mortgage Loan No. 9 – WMC Portfolio

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Portfolio
Original Balance:	$29,812,500			Location:	Various
Cut-off Date Balance:	$29,812,500			General Property Type:	Retail
% of Initial Pool Balance:	4.3%			Detailed Property Type:	Shadow Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	Stanley Werb; Jonathan Gaines			Year Built/Renovated:	2001-2005/N/A
Mortgage Rate:	4.6900%			Size:	264,721 SF
Note Date:	3/8/2018			Cut-off Date Balance per SF:	$113
First Payment Date:	5/1/2018			Maturity Date Balance per SF:	$97
Maturity Date:	4/1/2028			Property Manager:	Rivercrest Realty Associates, LLC
Original Term:	120 months				(borrower related)
Original Amortization Term:	360 months
IO Period:	24 months			Underwriting and Financial Information
Seasoning:	0 months			UW NOI:	$2,941,592
Prepayment Provisions:	LO (24); DEF (91); O (5)			UW NOI Debt Yield:	9.9%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	11.5%
Additional Debt Type:	N/A			UW NCF DSCR:	1.88x (IO) 1.44x (P&I)
Additional Debt Balance:	N/A			Most Recent NOI:	$2,752,700 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$2,891,938 (12/31/2016)
Reserves(1)				3rd Most Recent NOI:	$2,915,374 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy(2):	88.8% (3/1/2018)
RE Tax:	$192,988	$25,868	N/A	2nd Most Recent Occupancy:	92.2% (12/31/2016)
Insurance:	$0	Springing	N/A	3rd Most Recent Occupancy:	91.8% (12/31/2015)
Recurring Replacements:	$0	$6,476	N/A	Appraised Value (as of):	$39,800,000 (February 2018)
TI/LC:	$400,000	$18,750	$850,000	Cut-off Date LTV Ratio:	74.9%
Other:	$178,744	$0	N/A	Maturity Date LTV Ratio:	64.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$29,812,500	100.0%	Loan Payoff:	$14,939,230	50.1%
			Return of Equity:	$13,538,561	45.4%
			Reserves:	$771,732	2.6%
			Closing Costs:	$562,977	1.9%
Total Sources:	$29,812,500	100.0%	Total Uses:	$29,812,500	100.0%

(1)	See “Escrows and Reserves” below for further discussion of reserve requirements.
(2)	Most Recent Occupancy excludes Staples (24,007 SF, 9.1% of NRA), which is currently in occupancy at the Oak Summit Property (as defined below), but not paying rent. Ross Dress for Less (“Ross”) has signed a letter of intent to lease the space currently occupied by Staples. Each of the WMC Portfolio Borrower (as defined below) and Staples has an active termination option. Staples is required to vacate upon exercise of the WMC Portfolio Borrower’s termination option, which the WMC Portfolio Borrower has indicated it will exercise upon delivery of the space to Ross. There is no assurance that any such lease will be signed. Including the Ross lease, the WMC Portfolio Properties (as defined below) would be 97.9% leased.

The Mortgage Loan. The ninth largest mortgage loan (the “WMC Portfolio Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $29,812,500 and is secured by a first priority fee mortgage encumbering a portfolio of three multi-tenant retail properties in North Carolina and Virginia (the “WMC Portfolio Properties”). The proceeds from the WMC Portfolio Mortgage Loan were primarily used to refinance the previous loan secured by the WMC Portfolio Properties, return equity to the WMC Portfolio Borrower (as defined below), pay closing costs and fund upfront reserves. The previous loan secured by the WMC Portfolio Properties was included in the GSMS 2011-GC3 transaction.

The Borrowers and the Sponsors. The borrowers are Winston-Salem (Oak Summit) WMC, LLC, Wytheville (Wytheville) WMC, LLC and Siler City (Chatham) WMC, LLC (together, the “WMC Portfolio Borrower”), each a single-purpose Delaware limited liability company with two independent directors. No individual other than Stanley Werb (21.9%) and Jonathan Gaines (20.5%) have an aggregate direct or indirect interest of 10.4% or greater in the WMC Portfolio Borrower. Stanley Werb and Jonathan Gaines are the managing members of the WMC Portfolio Borrower. The borrower sponsors and non-recourse carve-out guarantors are Stanley Werb and Jonathan Gaines.

Stanley Werb is the managing partner of Rivercrest Realty Associates, LLC (“Rivercrest”), a property management company, and has over 40 years of experience in real estate, including asset management, commercial lease negotiations, insurance analysis, debt financing and acquisitions. Jonathan Gaines joined Rivercrest in 1992 and his experience includes asset management, commercial lease negotiations and preparation, litigation management and property acquisition.

The Properties. The WMC Portfolio Properties are comprised of three multi-tenant retail properties totaling 264,721 SF that are shadow anchored by Walmart Supercenters. The WMC Portfolio Properties are 88.8% leased to 42 tenants on 47 leases as of March 1, 2018. The WMC Portfolio Mortgage Loan does not allow for the release of any of the WMC Portfolio Properties.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	WMC Portfolio

The following table presents detailed information with respect to each of the WMC Portfolio Properties:

WMC Portfolio Properties Summary(1)
Property Name	Location	Property Type	SF	Year Built / Renovated	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	UW NOI
Oak Summit	Winston-Salem, NC	Retail	142,358	2001-2005 / NAP	$16,067,290	53.9%	$21,450,000	$1,433,217
Wytheville Commons	Wytheville, VA	Retail	90,381	2001 / NAP	$10,112,280	33.9%	$13,500,000	$1,102,874
Chatham Crossing	Siler City, NC	Retail	31,982	2001 / NAP	$3,632,930	12.2%	$4,850,000	$405,501
Total			264,721		$29,812,500	100.0%	$39,800,000	$2,941,592

(1)	Information is based on the underwritten rent roll as of March 1, 2018.

WMC Portfolio Properties.

Oak Summit. (142,358 SF, 53.8% of NRA, 50.6% of underwritten base rent). Oak Summit (the “Oak Summit Property”) is a 142,358 SF shadow anchored retail center comprised of six one-story buildings located in Winston-Salem, North Carolina. Built between 2001 and 2005, the Oak Summit Property is situated on 26.4 acres and contains a total of 675 parking spaces (4.74 spaces per 1,000 SF of NRA). As of March 1, 2018, the Oak Summit Property was 79.2% leased by a mix of 20 national and local tenants, including Marshalls, Petsmart, Five Below, Dollar Tree, Hibbett Sports, H&R Block and Jimmy John's Gourmet Sandwiches. The Oak Summit Property is shadow anchored by a Walmart Supercenter, which abuts from one of the Oak Summit Property buildings and shares a parking lot with a McDonalds, Chick-Fil-A and Chili’s, none of which are collateral for the WMC Portfolio Mortgage Loan. Additionally, there is a Sam’s Club, Lowe’s Home Improvement and Home Depot in the area immediately surrounding the Oak Summit Property. Since purchasing the Oak Summit Property in December of 2011 the borrower sponsor has spent $2,585,093 in capital expenditures. From 2011 through 2017, the Oak Summit Property had an average occupancy of 85.2%.

Staples (24,007 SF, 9.1% of NRA), the largest tenant at the Oak Summit Property, is currently in occupancy at the Oak Summit Property on a lease that expires November 30, 2018, but is not paying rent. Staples has not paid rent since November 30, 2016, pursuant to a lease amendment. Rent from such tenant was not underwritten. Both the WMC Portfolio Borrower and Staples have an active termination option. Ross has signed a letter of intent to lease the space currently occupied by Staples. Staples is required to vacate upon exercise of the WMC Portfolio Borrower’s termination option, which the WMC Portfolio Borrower has indicated it will exercise upon delivery of the space to Ross. There is no assurance that any such lease will be signed. Including the Ross lease, the Oak Summit Property would be 96.1% leased.

Wytheville Commons. (90,381 SF, 34.1% of NRA, 35.7% of underwritten base rent). Wytheville Commons (the “Wytheville Commons Property”) is a 90,381 SF shadow anchored retail center comprised of two one-story buildings located in Wytheville, Virginia. Built in 2001, the Wytheville Commons Property is situated on 9.7 acres and contains a total of 478 parking spaces (5.29 spaces per 1,000 SF of NRA). As of March 1, 2018, the Wytheville Commons Property was 100.0% leased by a mix of 17 national and local tenants, including Burke's Outlet Store, Petco, Dollar Tree, Hibbett Sports and Subway. The Wytheville Commons Property is shadow anchored by a Walmart Supercenter, which abuts from one of the Wytheville Commons Property buildings, a Lowe’s Home Improvement and a Marquee Cinema. Additionally, the Wytheville Commons Property is adjacent to the Wythe County Community Hospital and a Food Lion. Since purchasing the Wytheville Commons Property in December of 2010, the borrower sponsor has spent $1,523,693 in capital expenditures. From 2011 through 2017, the Wytheville Commons Property had an average occupancy of 95.3%.

Chatham Crossing. (31,982 SF, 12.1% of NRA, 13.7% of underwritten base rent). Chatham Crossing (the “Chatham Crossing Property”) is a 31,982 SF shadow anchored retail center comprised of a one-story building located in Siler City, North Carolina. Built in 2001, the Chatham Crossing Property is situated on 4.0 acres and contains a total of 154 parking spaces (4.82 spaces per 1,000 SF of NRA). As of March 1, 2018, the Chatham Crossing Property was 100.0% leased by a mix of 10 national and local tenants, including Dollar Tree, Verizon Wireless, Subway and H&R Block. The Chatham Crossing Property is shadow anchored by a Walmart Supercenter, which abuts from the Chatham Crossing Property building. Since purchasing the Chatham Crossing Property in December of 2010, the borrower sponsor has spent $536,504 in capital expenditures. From 2011 through 2017, the Chatham Crossing Property had an average occupancy of 84.0%.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-108

BANK 2018-BNK11	WMC Portfolio

The following table presents a summary regarding the major tenants at the WMC Portfolio Properties (of which certain tenants may have co-tenancy provisions, including co-tenancy provisions based on shadow anchors):

Tenant Summary(1)
Tenant Name – Property	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant SF	Approx. % of SF	Annual UW Rent	Annual UW Rent PSF(3)	% of Annual UW Rent	Most Recent Sales(4)		Occ. Cost %(5)	Lease Expiration
							$	PSF
Major Tenants
Burke's Outlet Store – Wytheville	NR/NR/NR	25,000	9.4%	$165,000	$6.60	5.2%	$2,227,739	$89	7.4%	1/31/2021
Marshalls – Oak Summit	NR/A2/A+	23,953	9.0%	$209,589	$8.75	6.7%	$5,973,255	$249	3.5%	4/30/2023
Petsmart – Oak Summit	NR/B1/CCC+	20,057	7.6%	$265,755	$13.25	8.4%	NAV	NAV	NAV	5/31/2020
Petco – Wytheville	NR/B2/B-	11,756	4.4%	$149,889	$12.75	4.8%	NAV	NAV	NAV	1/31/2023
Five Below – Oak Summit(6)	NR/NR/NR	10,959	4.1%	$142,467	$13.00	4.5%	NAV	NAV	NAV	1/31/2027
Dollar Tree – Oak Summit	NR/Baa3/BBB-	10,034	3.8%	$132,951	$13.25	4.2%	NAV	NAV	NAV	5/31/2023
Dollar Tree – Wytheville	NR/Baa3/BBB-	10,000	3.8%	$95,000	$9.50	3.0%	NAV	NAV	NAV	1/31/2023
Rainbow – Oak Summit(7)	NR/NR/NR	9,052	3.4%	$115,000	$12.70	3.7%	$667,910	$74	17.2%	1/31/2021
Dollar Tree – Chatham Crossing	NR/Baa3/BBB-	9,000	3.4%	$90,000	$10.00	2.9%	NAV	NAV	NAV	6/30/2022
Subtotal/Wtd. Avg.		129,811	49.0%	$1,365,651	$10.52	43.4%

Other Tenants		105,303	39.8%	$1,780,282	$16.91	56.6%
Vacant Space(8)		29,607	11.2%	$0		0.0%
Total/Wtd. Avg.		264,721	100.0%	$3,145,933	$13.38	100.0%

(1)	Information is based on the underwritten rent roll as of March 1, 2018.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.
(4)	Most Recent Sales are as of December 31, 2017 for Burke’s Outlet Store and January 31, 2017 for Marshalls and Rainbow.
(5)	Occ. Cost % is based on the underwritten rent as of the March 1, 2018 rent roll divided by the most recently reported sales.
(6)	If Five Below’s gross sales are less than $1,800,000 for the lease year starting July 30, 2021, it can terminate with 150 days written notice given no later than 90 days after July 29, 2022.
(7)	If Rainbow’s gross sales fail to reach or exceed $600,000 for the 2018 calendar year, it can terminate with 31 days written notice given at any time between January 1, 2019 and June 30, 2019.
(8)	Vacant Space includes Staples (24,007 SF, 9.1% of NRA), which is currently in occupancy at the Oak Summit Property, but not paying rent. Ross has signed a letter of intent to lease the space currently occupied by Staples. Staples is required to vacate upon exercise of the WMC Portfolio Borrower’s termination option, which the WMC Portfolio Borrower has indicated it will exercise upon delivery of the space to Ross. There is no assurance that any such lease will be signed. Including the Ross lease, the WMC Portfolio Properties would be 97.9% leased.

The following table presents certain information with respect to the lease rollover at the WMC Portfolio Properties:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	1	3,640	1.4%	1.4%	$16.00	$58,240	1.9%	1.9%
2018	3	10,200	3.9%	5.2%	$16.54	$168,679	5.4%	7.2%
2019	7	20,769	7.8%	13.1%	$14.52	$301,655	9.6%	16.8%
2020	9	43,522	16.4%	29.5%	$15.67	$682,132	21.7%	38.5%
2021	8	49,673	18.8%	48.3%	$11.65	$578,653	18.4%	56.9%
2022	7	20,207	7.6%	55.9%	$13.97	$282,336	9.0%	65.9%
2023	8	64,336	24.3%	80.2%	$11.60	$746,527	23.7%	89.6%
2024	1	1,995	0.8%	81.0%	$15.50	$30,923	1.0%	90.6%
2025	1	5,000	1.9%	82.9%	$14.50	$72,500	2.3%	92.9%
2026	0	0	0.0%	82.9%	$0.00	$0	0.0%	92.9%
2027	1	10,959	4.1%	87.0%	$13.00	$142,467	4.5%	97.4%
2028	1	4,813	1.8%	88.8%	$17.00	$81,821	2.6%	100.0%
2029 & Beyond	0	0	0.0%	88.8%	$0.00	$0	0.0%	100.0%
Vacant(4)	0	29,607	11.2%	100.0%	$0.00	$0	0.0%	100.0%
Total / Wtd. Avg.	47	264,721	100.0%		$13.38	$3,145,933	100.0%

(1)	Information is based on the underwritten rent roll as of March 1, 2018.
(2)	Certain tenants may have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in the lease rollover schedule.
(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.
(4)	Vacant includes Staples (24,007 SF, 9.1% of NRA), which is currently in occupancy at the Oak Summit Property, but not paying rent. Ross has signed a letter of intent to lease the space currently occupied by Staples. Staples is required to vacate upon exercise of the WMC Portfolio Borrower’s termination option, which the WMC Portfolio Borrower has indicated it will exercise upon delivery of the space to Ross. There is no assurance that any such lease will be signed. Including the Ross lease, the WMC Portfolio Properties would be 97.9% leased.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-109

BANK 2018-BNK11	WMC Portfolio

The Markets. The WMC Portfolio Properties are located in two different markets in North Carolina and one market in Virginia. The Oak Summit Property is located in Winston Salem, North Carolina, in the Forsyth County retail submarket. According to the appraisal, as of the fourth quarter of 2017, the Forsyth County retail submarket had approximately 27.5 million SF of retail space with a 3.4% vacancy rate and average rental rate of $12.92 PSF. As of the fourth quarter of 2017, the Winston-Salem retail market had approximately 102.4 million SF of retail space with a 5.2% vacancy rate and average rental rate of $11.70 PSF. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 2,506, 31,616 and 79,149, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $47,998, $52,535 and $59,429, respectively.

The following table presents recent leasing data at comparable retail properties with respect to the Oak Summit Property:

Oak Summit Property - Comparable Lease Summary
Property Name City, State	Distance from Subject	Year Built	Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Reimbursements
Hanes Commons Winston-Salem, NC	9 miles	2001	100%	Affordable Dentures Nail Studio & Spa Sherwin Williams The Joint	3,316 1,662 3,500 1,400	May-18 Aug-15 Aug-14 Jun-14	$24.00 $30.00 $23.00 $32.00	5.0 7.0 5.0 5.0	NNN NNN NNN NNN
Grandview Plaza Winston-Salem, NC	5 miles	1996	100%	Subway Gel Nails	1,200 1,200	Nov-17 Sep-16	$14,14 $17.21	3.0 3.0	NNN NNN
Lexington II Shopping Center Lexington, NC	27 miles	2008	100%	H&R Block	1,600	Jul-09	$15.00	3.0	NNN

Source: Appraisal.

The Wytheville Commons Property is located in Wytheville, Virginia in the Wythe County retail submarket. According to the appraisal, as of the fourth quarter of 2017, the surrounding counties of Tazewell County, Smyth County, Grayson County, Carroll County, Bland County, Washington County and Pulaski County had approximately 12.0 million SF of retail space with a 6.2% vacancy rate and average rental rate of $5.87 PSF. As of the fourth quarter of 2017, the Wythe County retail submarket had approximately 1.9 million SF of retail space with a 5.7% vacancy rate and average rental rate of $11.65 PSF. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 3,773, 8,797 and 10,928, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $58,882, $58,355 and $57,499, respectively.

The following table presents recent leasing data at comparable retail properties with respect to the Wytheville Commons Property:

Wytheville Commons Property - Comparable Lease Summary
Property Name City, State	Distance from Subject	Year Built	Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Reimbursements
Wythe Plaza Shopping Center Wytheville, VA	1 mile	1976	89%	Confidential Backwoods Barbeque	2,500 1,400	Jan-18 Nov-16	$16.80 $7.00	5.0 5.0	NNN NNN
Spradlin Farm's Shopping Center Christiansburg, VA	40 miles	2001	100%	Regional Finance Savana Tan	1,050 1,030	Jan-16 Aug-10	$23.00 $20.60	5.0 5.0	NNN NNN
Twin City Shopping Center Bluefield, VA	22 miles	1984	93%	Family Dollar Aaron’s Rent	7,600 10,200	May-16 Mar-14	$8.00 $8.24	5.0 7.0	NNN NNN
Towne Square Roanoke, VA	68 miles	1987	97%	Petco Five Below	12,672 8,000	Mar-15 Oct-14	$18.50 $15.50	10.0 10.0	NNN NNN

Source: Appraisal.

The Chatham Crossing Property is located in Siler City, North Carolina, in the Chatham County retail submarket of the Raleigh-Durham retail market. According to the appraisal, as of the fourth quarter of 2017, the Chatham County retail submarket had approximately 2.2 million SF of retail space with a 6.2% vacancy rate and average rental rate of $13.68 PSF. As of the fourth quarter of 2017, the Raleigh-Durham retail market had approximately 99.6 million SF of retail space with a 3.4% vacancy rate and average rental rate of $16.98 PSF. According to the appraisal, the 2017 estimated population within a one-, three- and five-mile radius is 1,954, 10,281 and 14,481, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius is $39,773, $46,755 and $50,885, respectively.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-110

BANK 2018-BNK11	WMC Portfolio

The following table presents recent leasing data at comparable retail properties with respect to the Chatham Crossing Property:

Chatham Crossing Property - Comparable Lease Summary
Property Name City, State	Distance from Subject	Year Built	Occupancy	Tenant	Lease Area (SF)	Lease Date	Base Rent PSF	Lease Term (Yrs.)	Reimbursements
Shoppes at Sanford Sanford, NC	26 miles	2007	94%	Ultra Tan Wade Jurney Homes	1,600 1,400	Apr-17 Jan-17	$22.00 $18.00	3.0 3.0	NNN NNN
Lexington II Shopping Center Lexington, NC	47 miles	2008	100%	H&R Block	1,600	Jul-09	$15.00	3.0	NNN
Smithfield Plaza Smithfield, NC	64 miles	1997	100%	Happy Nails	2,000	Nov-13	$22.19	5.0	NNN

Source: Appraisal.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at the WMC Portfolio Properties:

Cash Flow Analysis
	2014	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)(2)	$3,035,579	$3,100,203	$3,095,100	$3,148,681	$3,505,185	$13.24
Total Recoveries	$524,328	$569,223	$572,850	$582,897	$596,006	$2.25
Other Income	$7,376	$18,852	$12,499	$16,742	$4,800	$0.02
Less Vacancy & Credit Loss	$0	($4,448)	($21,953)	($275,351)	($452,222)	($1.71)
Effective Gross Income	$3,567,283	$3,683,830	$3,658,496	$3,472,969	$3,653,769	$13.80
Total Operating Expenses	$740,886	$768,456	$766,558	$720,269	$712,177	$2.69
Net Operating Income(1)	$2,826,397	$2,915,374	$2,891,938	$2,752,700	$2,941,592	$11.11
Capital Expenditures	$0	$0	$0	$0	$77,715	$0.29
TI/LC	$0	$0	$0	$0	$196,111	$0.74
Net Cash Flow	$2,826,397	$2,915,374	$2,891,938	$2,752,700	$2,667,766	$10.08

Occupancy %	91.8%	91.8%	92.2%	96.4%	89.6%(3)
NOI DSCR (IO)	1.99x	2.06x	2.04x	1.94x	2.08x
NOI DSCR	1.53x	1.57x	1.56x	1.49x	1.59x
NCF DSCR (IO)	1.99x	2.06x	2.04x	1.94x	1.88x
NCF DSCR	1.53x	1.57x	1.56x	1.49x	1.44x
NOI Debt Yield	9.5%	9.8%	9.7%	9.2%	9.9%
NCF Debt Yield	9.5%	9.8%	9.7%	9.2%	8.9%

(1)	UW Gross Potential Rent reflects contractual rents as of March 1, 2018 and includes rent steps of $24,196 through January 1, 2019. The increase in UW Net Operating Income from 2017 Net Operating Income can also be attributed to recent lease signings. Two tenants leased space totaling 6,808 SF (2.6% of NRA and 3.6% of underwritten base rent) in 2018.

(2)	Staples (24,007 SF, 9.1% of NRA) is currently in occupancy at the Oak Summit Property, but is not paying rent and has not paid rent since November 30, 2016, pursuant to a lease amendment. Rent from such tenant was not underwritten. Ross has signed a letter of intent to lease the space currently occupied by Staples. Staples is required to vacate upon exercise of the WMC Portfolio Borrower’s termination option, which the WMC Portfolio Borrower has indicated it will exercise upon delivery of the space to Ross. There is no assurance that any such lease will be signed. Staples is included in the historical Occupancy % for 2014 through 2017, but is not included in underwritten Occupancy %.

(3)	Represents economic occupancy. Physical occupancy, excluding the Staples space, is 88.8% as of March 1, 2018.

Escrows and Reserves. In connection with the origination of the WMC Portfolio Mortgage Loan, the WMC Portfolio Borrower funded reserves of approximately (i) $192,988 for real estate taxes; (ii) $400,000 for future tenant improvements and leasing commissions obligations and (iii) $178,744 for outstanding tenant obligations, which includes $12,884 for free rent for one tenant and the remainder is for tenant improvement and leasing commissions obligations with respect to four tenants.

Additionally, on each due date, the WMC Portfolio Borrower is required to fund the following reserves with respect to the WMC Portfolio Properties: (i) a tax reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay taxes over the then succeeding 12-month period, initially $25,868, (ii) an insurance reserve in a monthly amount equal to one-twelfth of the amount that the lender estimates will be necessary to pay insurance premiums over the then succeeding 12-month period, provided that the monthly insurance reserve deposit is waived if the WMC Portfolio Borrower is maintaining blanket insurance policies in accordance with the WMC Portfolio Mortgage Loan documents, (iii) a replacement reserve for capital expenditures in a monthly amount equal to $6,476; and (iv) a tenant improvements and leasing commissions reserve in a monthly amount equal to $18,750; provided that, so long as no Cash Sweep Period (as defined below) is continuing, the WMC Portfolio Borrower is not required to make the monthly deposit to the tenant improvements and leasing commissions reserve if it would cause the amount then on deposit (inclusive of the $400,000 initial deposit) to exceed a cap of $850,000.

Lockbox and Cash Management. The WMC Portfolio Mortgage Loan is structured with a springing hard lockbox with springing cash management. Upon the first occurrence of a Cash Sweep Period, the WMC Portfolio Borrower is required to establish a lender-controlled lockbox account, and the lender has the right to establish a lender-controlled cash management account. The WMC Portfolio Mortgage Loan documents require the WMC Portfolio Borrower to direct tenants to pay rent directly to the lockbox account and require that all other money received by the WMC Portfolio Borrower or property manager with respect to the WMC Portfolio Properties be deposited into such lockbox account within two business days following receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account are required to be swept into the WMC Portfolio Borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept from the lockbox account into the lender-controlled cash management account and applied in accordance with the WMC Portfolio Mortgage Loan documents to make deposits into reserve funds, as described under “Escrows and Reserves” above, to pay debt service on the WMC Portfolio Mortgage Loan; provided no event of default is

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-111

BANK 2018-BNK11	WMC Portfolio

continuing, to pay operating expenses in accordance with the annual budget (which is required to be approved by the lender during the continuance of a Cash Sweep Period), and to deposit the remainder into a cash sweep account to be held as additional collateral for the WMC Portfolio Mortgage Loan during the continuance of such Cash Sweep Period.

A “Cash Sweep Period” means the period:

(i)	commencing upon the occurrence of an event of default under the WMC Portfolio Mortgage Loan and ending upon the acceptance by the lender to its sole satisfaction of a cure of such event of default; or

(ii)	commencing upon the debt service coverage ratio of the WMC Portfolio Mortgage Loan (based on principal and interest debt service payments) falling below 1.20x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls and ending upon the debt service coverage ratio (based on principal and interest debt service payments) being at least 1.20x for the immediately preceding six calendar months based on the trailing six months operating statements and rent rolls; or

(iii)	commencing upon a Shadow Anchor (as defined below) going dark or vacating its Shadow Anchor Premises (as defined below) and ending upon either (x) such Shadow Anchor being open for business and in occupancy of the entirety of its space, or (y) a Replacement Shadow Anchor (as defined below) being open for business and in occupancy of not less than 75% of the Shadow Anchor Premises and no bankruptcy or insolvency petition has been filed with respect to such Replacement Shadow Anchor or its parent company; or

(iv)	commencing upon a Shadow Anchor, or any parent company of a Shadow Anchor, filing (or giving notice of its intent to file) a voluntary bankruptcy or insolvency petition or being the subject of an involuntary bankruptcy or insolvency petition and ending upon a Replacement Shadow Anchor being open for business and in occupancy of not less than 75% of the Shadow Anchor Premises and no bankruptcy or insolvency petition has been filed with respect to such Replacement Shadow Anchor or its parent company.

A “Shadow Anchor” means Wal-Mart Stores, Inc. or any affiliate thereof (“Walmart”) or any Replacement Shadow Anchor with respect to any Shadow Anchor Premises occupied by Walmart as of the loan closing date.

"Replacement Shadow Anchor" means any national anchor that is rated not less than BBB- by Standard & Poor’s Ratings Group and not less than Baa3 by Moody's Investors Service, Inc.

"Shadow Anchor Premises" means any real property adjacent to any one of the WMC Portfolio Properties that is occupied by Walmart as of the loan closing date (i.e., any real property where Walmart is a "shadow anchor" with respect to such individual property as of the loan closing date).

Additional Secured Indebtedness (not including trade debts). Not permitted.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not Permitted.

Terrorism Insurance. The WMC Portfolio Borrower is required to obtain property insurance covering perils of terrorism and acts of terrorism in an amount equal to 100% of replacement cost, together with twelve months of business income insurance, to the extent such policies are commercially available. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Program Reauthorization Act of 2015 (or subsequent statute, extension or reauthorization thereof) (“TRIPRA”) is in effect and covers both domestic and foreign acts of terrorism, the lender is required to accept terrorism insurance which covers acts which are “certified” (within the meaning of TRIPRA). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-113

BANK 2018-BNK11	The Gateway

Mortgage Loan No. 10 – The Gateway

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-114

BANK 2018-BNK11	The Gateway

Mortgage Loan No. 10 – The Gateway

The Gateway
550/560 Battery Street, 440 Davis Court/100 Washington Street,
155 Jackson Street, 405 Davis Court, 200 Washington Street,
99 Jackson Street, 1-9 Boston Ship Plaza,
10-13 & 25-38 Hinckley Walk, 14-24
Whaleship Plaza and 39-58 Ironship Plaza
San Francisco, CA 94111
SAN FRANCISCO
San Francisco Bay
North Beach
Telegraph Hill
Chinatown
Financial District
Union Square
SoMa
South Beach
Chestnut St
Lombard St
Greenwich St
Filbert St
Union St
Green St
Vallejo St
Broadway
Pacific Ave
Jackson St
Washington St
Clay St
Sacramento St
California St
Pine St
Bush St
Sutter St
Post St
Geary St
O'Farrell St
Ellis St
Powell St
Stockton St
Grant Ave
Kearny St
Montgomery St
Sansome St
Battery St
Front St
Davis St
Drumm St
Columbus Ave
Embarcadero
Market St
Mission St
Howard St
Folsom St
Harrison St
Bryant St
Brannan St
Tehama St
Jessie St
Clementina St
Main St
Beale St
Spear St
Steuart St
Fremont St
1st St
2nd St
3rd St
4th St
5th St
Federal St
Delancey St
Embarcadero South
CENTRAL SUBWAY (Under Construction)
CABLE CAR LINE
MUNI METRO
BART
EMBARCADERO & SANSOME
EMBARCADERO & GREENWICH
EMBARCADERO & GREEN
EMBARCADERO & BROADWAY
DON CHEE WAY & STEUART
EMBARCADERO & FOLSOM
EMBARCADERO & HARRISON
EMBARCADERO & BRANNAN
EMBARCADERO
MONTGOMERY
POWELL
James R. Herman Cruise Terminal
Pioneer Park
Greenwich Steps
Coit Tower
Levi's Plaza
Washington Square Park
Public Library of Science
Williams-Sonoma Inc.
Nielsen
Exploratorium
Viscira
KRON 4
Esurance Corp. Office
Sydney G. Walton Square
The Gateway Theatre
Transamerica Bldg.
One Maritime Plaza
Portsmouth Square
EMBARCADERO CENTER
One Embarcadero
Two Embarcadero
Three Embarcadero
Four Embarcadero
Justin Herman Plaza
Ferry Building
Omni San Francisco
Wells Fargo Corp. Offices
Ritz Carlton
Bank of America Bldg.
Mandarin Oriental SF
101 California
One Market Plaza
Federal Reserve Bank of SF
Pacific Gas and Electric
100 Spear
201 Mission Street
200 Spear Street
50 Fremont Center
Millennium Tower
Grand Hyatt SF
Sir Francis Drake
Crocker Galleria
Oceanwide Center (Under Constr.)
Salesforce Tower
Park Tower at Transbay (Under Constr.)
Gap Inc. Corp. HQ
Google SF
Union Square
Macy's
Golden Gate University
TRANSBAY TRANSIT CENTER (Under Construction)
The Infinity Towers
Four Seasons Hotel SF
SF Marriott Marquis
Contemporary Jewish Museum
SF Museum of Modern Art
Academy of Art Univ.
Yerba Buena Center for the Arts
Yerba Buena Gardens
W San Francisco
Rackspace
UBM Tech
San Francisco Shopping Center
Metreon
Moscone North
MOSCONE CONVENTION CENTER
Moscone West
Moscone South
Children's Creativity Museum
Bit Torrent
Twilio
InterContinental
Comcast SportsNet
Hired.com
South Park
Dropbox
San Francisco-Oakland Bay Bridge
80
San Rafael
Richmond
Pinole
Martinez
Pittsburg
Concord
Mill Valley
Corte Madera
El Cerrito
Orinda
Walnut Creek
Tiburon
Berkeley
Lafayette
Sausalito
Emeryville
Moraga
Alamo
Piedmont
Danville
OAKLAND
SAN FRANCISCO
Alameda
San Ramon
Castro Valley
Dublin
Daly City
Brisbane
San Leandro
South San Francisco
Pleasanton
Pacifica
San Bruno
Hayward
Union City
Burlingame
Sunol
Pacific Ocean
San Mateo
Foster City
Fremont
Moss Beach
Redwood City
Newark
Belmont
Half Moon Bay
San Carlos
Menlo Park
Milpitas
Woodside
Palo Alto
Mtn. View
Santa Clara
Portola Valley
Sunnyvale
SAN JOSE

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-115

BANK 2018-BNK11	The Gateway

Mortgage Loan No. 10 – The Gateway

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	BANA	Single Asset/Portfolio:	Single Asset
Original Balance(1):	$27,500,000	Location:	San Francisco, CA 94111
Cut-off Date Balance(1):	$27,500,000	General Property Type(6):	Multifamily
% of Initial Pool Balance:	4.0%	Detailed Property Type(6):	High Rise
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsors(2):	Prime Property Fund II, L.P.; CM	Year Built/Renovated:	1965-1967/2010-2018
Golden Gate, Inc.; Oakhill Gateway	Size(6):	1,254 Units
Partners, L.P.	Cut-off Date Balance per Unit(1)(6):	$263,158
Mortgage Rate:	3.721818%	Maturity Date Balance per Unit(1)(6):	$263,158
Note Date:	3/16/2018	Property Manager:	Golden Management, Inc.
First Payment Date:	5/6/2018	(borrower-related)
Maturity Date:	4/6/2028	Underwriting and Financial Information
Original Term to Maturity:	120 months	UW NOI:	$37,654,905
Original Amortization Term:	0 months	UW NOI Debt Yield(1):	11.4%
IO Period:	120 months	UW NOI Debt Yield at Maturity(1):	11.4%
Seasoning:	0 months	UW NCF DSCR(1):	3.00x
Prepayment Provisions(3):	LO(11); YM1(13); DEF/YM1(89); O(7)	Most Recent NOI:	$37,344,275 (12/31/2017)
Lockbox/Cash Mgmt Status:	Soft/Springing	2nd Most Recent NOI:	$37,666,095 (12/31/2016)
Additional Debt Type(1)(4):	Pari Passu/Subordinate Debt	3rd Most Recent NOI:	$36,828,305 (12/31/2015)
Additional Debt Balance(1)(4):	$302,500,000/$220,000,000	Most Recent Occupancy(6):	96.7% (1/25/2018)
Future Debt Permitted (Type):	No (N/A)	2nd Most Recent Occupancy(6):	95.8% (12/31/2016)
Reserves(5)	3rd Most Recent Occupancy(6):	97.1% (12/31/2015)
Type	Initial	Monthly	Cap	Appraised Value (as of):	$868,800,000 (2/1/2018)
RE Tax:	$0	Springing	N/A	Cut-off Date LTV Ratio(1):	38.0%
Insurance:	$0	Springing	N/A	Maturity Date LTV Ratio(1):	38.0%
Recurring Replacements:	$0	Springing	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$550,000,000	100.0%	Loan Payoff:	$325,000,000	59.1%
			Return of Equity:	$208,395,272	37.9%
			Closing Costs:	$16,604,728	3.0%
Total Sources:	$550,000,000	100.0%	Total Uses:	$550,000,000	100.0%

(1)	The Gateway Mortgage Loan (as defined below) is part of The Gateway Whole Loan (as defined below), which is comprised of four pari passu senior promissory notes with an aggregate original principal balance of $330,000,000 (“The Gateway Senior Notes”) and six subordinate promissory notes (four pari passu B-Notes and two pari passu C-Notes) with an aggregate original principal balance of $220,000,000 (“The Gateway Subordinate Companion Loans”). The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the aggregate principal balance of the promissory notes comprising The Gateway Senior Notes, without regard to The Gateway Subordinate Companion Loans. The Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers based on The Gateway Whole Loan aggregate principal balance of $550,000,000 are $438,596, $438,596, 6.8%, 6.8%, 1.62x, 63.3% and 63.3%, respectively.

(2)	There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

(3)	Prior to the open prepayment date of October 6, 2027, The Gateway Whole Loan may be, (a) defeased in whole, but not in part, at any time after the earlier of (i) March 16, 2021, or (ii) two years from the closing date of the securitization that includes the last pari passu promissory note of The Gateway Senior Notes to be securitized (the assumed lockout period of 24 payments is based on the closing date of this transaction in April 2018) or (b) prepaid in whole, but not in part, on and after April 6, 2019 with payment of the greater of 1% of the amount prepaid or a yield maintenance premium.

(4)	See “The Mortgage Loan” and “Additional Secured Indebtedness (not including trade debts)” below for a discussion of additional debt.

(5)	See “Escrows and Reserves” below for further discussion of reserve requirements.

(6)	The Gateway Property (as defined below) also includes 61,989 SF of ground floor commercial space which is not included in the unit count or occupancy figures.

The Mortgage Loan. The tenth largest mortgage loan (“The Gateway Mortgage Loan”) is part of a whole loan (“The Gateway Whole Loan”) in the aggregate original principal amount of $550,000,000. The Gateway Whole Loan is secured by a first priority fee mortgage encumbering a residential community totaling 1,254 high-rise rent-controlled units, 58 low-rise townhouse rent-controlled units, 61,989 SF of commercial space, and 916 garage parking spaces located in San Francisco, California (“The Gateway Property”). The Gateway Whole Loan was co-originated by Deutsche Bank AG, New York Branch (“DBNY”) and Bank of America, N.A. (“BANA”). The Gateway Whole Loan is comprised of (i) four senior pari passu promissory notes with an original aggregate principal balance of $330,000,000 (Notes A-1-A, A-1-B, A-2-A and A-2-B, collectively, “The Gateway Senior Notes”), (ii) four subordinate pari passu B-Notes with an original aggregate principal balance of $105,000,000 (Notes B-1-A, B-1-B, B-2-A and B-2-B, collectively, “The Gateway B-Notes”) that are subordinate to The Gateway Senior Notes, and (iii) two subordinate pari passu C-Notes with an original aggregate principal balance of $115,000,000 (Notes C-1 and C-2, collectively, “The Gateway C-Notes”) that are subordinate to both The Gateway Senior Notes and The Gateway B-Notes (and together with The Gateway B-Notes, “The Gateway Subordinate Companion Loans”). Promissory Note A-2-A, which is being contributed by BANA in the original principal amount of $27,500,000, represents The Gateway Mortgage Loan and will be included in the BANK 2018-BNK11 securitization trust. The remaining Gateway Senior Notes, evidenced by Notes A-1-A, A-1-B and A-2-B (collectively, “The Gateway Pari Passu Senior Companion Loans”), are currently held by DBNY and BANA and are expected to be contributed to one or more future securitization trusts or otherwise sold. The Gateway Subordinate Companion loans have been sold as described in the table below. The Gateway Whole Loan will initially be

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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BANK 2018-BNK11	The Gateway

serviced pursuant to the pooling and servicing agreement for the BANK 2018-BNK11 securitization trust, and from and after the securitization of Note A-1-A will be serviced pursuant to the pooling and servicing agreement for the securitization trust to which Note A-1-A is contributed. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Pari Passu - A/B Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Proceeds from The Gateway Whole Loan were used to pay off the existing debt of $325,000,000 that was securitized in two deals by Freddie Mac in 2013, FREMF 2013-K33 and FREMF 2013-K34.

The Gateway Whole Loan Summary
Notes	Original Balance	Cut-off Date Balance	Note Holder	Control Notes(1)
Note A-1-A	$197,500,000	$197,500,000	DBNY	No(2)
Note A-1-B	$50,000,000	$50,000,000	DBNY	No
Note A-2-A	$27,500,000	$27,500,000	BANK 2018-BNK11	No
Note A-2-B	$55,000,000	$55,000,000	BANA	No
Note B-1-A	$39,375,000	$39,375,000	Prima Mortgage Investment Trust, LLC	No
Note B-1-B	$39,375,000	$39,375,000	New York State Teachers’ Retirement System	No
Note B-2-A	$13,125,000	$13,125,000	Prima Mortgage Investment Trust, LLC	No
Note B-2-B	$13,125,000	$13,125,000	New York State Teachers’ Retirement System	No
Note C-1	$86,250,000	$86,250,000	Teachers Insurance and Annuity Association of America	Yes
Note C-2	$28,750,000	$28,750,000	Teachers Insurance and Annuity Association of America	Yes
Total	$550,000,000	$550,000,000

(1)	The majority holder of The Gateway C Notes (by principal balance) will have certain control rights with respect to The Gateway Whole Loan and the right to appoint the special servicer with respect to The Gateway Whole Loan; provided that after a control appraisal period exists with respect to The Gateway C Notes, then the majority holder of The Gateway B Notes will have such rights and after a control appraisal period exists with respect to The Gateway B Notes, then the directing certificateholder with respect to the securitization trust holding the Note A-1-A will have such rights.

(2)	Note A-1-A is currently being held by DBNY and is expected to be contributed to a future securitization trust, at which time servicing of The Gateway Whole Loan will shift to such securitization trust.

The Borrower and Sponsors. The borrower is Golden Gateway Center SPE, LLC, a single purpose Delaware limited liability company with two independent directors (“The Gateway Borrower”). The Gateway Borrower is indirectly owned by three general partners: Prime Property Fund II, L.P., an entity of the Prime Group; CM Golden Gate, Inc., an entity of CM Capital Corporation; and Oakhill Gateway Partners, L.P., an entity of Oak Hill Investments, Inc., (together, The Gateway Mortgage Loan sponsors) each owning approximately 23.9% of The Gateway Borrower, and a group of limited partners with no individual limited partner owning more than 13.8%. There is no non-recourse carve-out guarantor for The Gateway Whole Loan and no environmental indemnitor other than The Gateway Borrower.

Prime Group is a real estate platform that owns and manages over $7 billion in assets nationwide. Its subsidiary, Prime Residential, is a large owner of, multifamily rental communities with more than 16,000 residential units in its portfolio. CM Capital Corporation is based in Palo Alto, California, and is an investor in real estate and alternative asset classes. Oak Hill Investments, Inc. acts as managing general partner and has served in this capacity since 1992, overseeing day-to-day operations of The Gateway Property.

The Property. The Gateway Property is a “Class A” rent-controlled residential community situated on over 7.7-acres and encompassing four full city blocks in San Francisco, California. The Gateway Property was constructed in two phases from 1965 to 1967 and contains 940,823 SF of rentable living area across 1,254 apartment units in four high-rise buildings and 58 townhouse units in 19 low-rise buildings. The high-rise buildings are comprised of two 22-story structures and two 25-story structures. The low-rise buildings are each two stories and are interspersed among outdoor plazas and pedestrian walkways. The Gateway Property includes subterranean parking garages providing 884 vehicle spaces and 32 motorcycle stalls (0.73 spaces per unit (including motorcycle parking)) and includes a dedicated 1.665-acre park parcel known as Sydney G. Walton Square, which connects to the main portion of The Gateway Property via a sky bridge. The park parcel is required to remain a green belt and is prohibited from any development.

The Gateway Property also features 61,989 SF of ground floor commercial space, which commercial component contributed approximately 4.0% of the 2017 effective gross income at The Gateway Property. As of January 25, 2018, the commercial space was 88.6% leased to 14 tenants at a weighted average base rent of $34.33 PSF. The commercial tenants include Safeway Stores, Inc., which is the San Francisco Financial District’s only full service grocery store, national tenants including Bank of America, Baskin Robbins and Starbucks, and a collection of smaller local tenants including a dentist’s office, cleaners and beauty salon as well as a fitness center operated by an affiliate of The Gateway Borrower.

The Gateway Property offers its tenants controlled access, on-site maintenance and property management, attended security desks in each lobby, video surveillance in common areas, a landscaped courtyard and sundeck, bike racks, storage and parking for rental, as well as discounted fees for access to the on-site fitness center, swim and tennis club. The high rise apartments feature laundry on each floor. The townhome units offer two to four bedroom units, each with a fireplace and raised skylight above the bathrooms. Every unit features a balcony or patio space and a majority of the units have unobstructed city or water views of the San Francisco Bay. Over the past six years, The Gateway Borrower has invested over $21.5 million ($15,000/unit) on exterior, common areas and interior unit renovations. Currently, the common area hallways of the tower buildings are in the process of being replaced, with two of the four towers completed to date.

The residential component at The Gateway Property was 96.7% occupied as of January 25, 2018. The Gateway Property has averaged a 97.0% occupancy rate over the last 15 years and has experienced revenue growth, averaging 4.3% during that same span, despite being subject to San Francisco’s rent control ordinance. The rent control ordinance does not limit the starting rent on any new lease, but limits any rental increase that a landlord can charge to 60.0% of the annual increase in the consumer price index. There are no low income units at The Gateway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-117

BANK 2018-BNK11	The Gateway

The table below shows the apartment unit mix at The Gateway Property:

The Gateway Apartment Unit Mix
Unit Type	Units	Occupied Units	% Occupied	Average Unit Size (SF)	Total Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly Asking Rent per Unit	Market Monthly Rent per Unit	Average Monthly In-Place Rent PSF	Average Monthly Asking Rent PSF	Market Monthly Rent PSF
Studio	391	380	97.2%	541	211,682	$2,477	$3,124	$3,000	$4.58	$5.77	$5.55
1BD/1BA	530	522	98.5%	718	380,654	$2,832	$3,475	$3,300	$3.94	$4.84	$4.60
2BD/1BA	159	152	95.6%	908	144,383	$3,501	$4,453	$4,250	$3.86	$4.90	$4.68
2BD/2BA	104	98	94.2%	972	101,060	$3,989	$5,011	$4,900	$4.10	$5.16	$5.04
2BD/2BA PH	4	4	100.0%	1,498	5,991	$6,132	$7,472	$7,500	$4.09	$4.99	$5.01
2BD/2.5BA TH	34	32	94.1%	1,396	47,470	$4,491	$5,789	$5,900	$3.22	$4.15	$4.23
3BD/2BA	4	4	100.0%	1,272	5,086	$4,386	$5,684	$5,700	$3.45	$4.47	$4.48
3BD/2BA PH	4	4	100.0%	1,701	6,803	$5,187	$5,728	$5,850	$3.05	$3.37	$3.44
3BD/2.5BA TH	20	20	100.0%	1,533	30,650	$7,552	$8,285	$8,450	$4.93	$5.40	$5.51
4BD/2.5BA TH	4	4	100.0%	1,761	7,044	$6,366	$6,698	$6,700	$3.62	$3.80	$3.80
Total/Wtd. Avg.	1,254	1,220	97.4%(1)	750	940,823	$3,023	$3,761	$3,652	$4.03	$5.01	$4.87

Source: Appraisal

(1)	The Gateway Property was 96.7% occupied as of January 25, 2018, based on the 1,254 available residential units.

The Market. The Gateway Property’s primary address is 460 Davis Court in San Francisco, California in the Northeast Waterfront area of the city, just southwest of The Embarcadero, north of the Downtown Financial District and east of the Jackson Square District. The Gateway Property is bound by Battery Street to the west, Drumm Street to the east, Jackson Street to the north and Washington Street to the south. The Gateway Property is accessible from San Francisco’s Bay Bridge, San Francisco International Airport, the Golden Gate Bridge and AT&T Park, home of the San Francisco Giants. There are many forms of public transportation within walking distance of The Gateway Property including the BART (Bay Area Rapid Transit), MUNI Metro, AC Transit and CalTrain.

San Francisco employers include various technology companies. In early 2016, Apple opened an office in the South Financial District with approximately 500 employees. At the end of 2016, the IBM Watson group opened a South Financial District office employing several hundred workers. Salesforce employs more than 6,600 workers in San Francisco, growing by 12% in 2016 to become the city’s second-largest employer behind Wells Fargo with approximately 8,200 in its San Francisco workforce. Uber has also been increasing its presence in the city increasing its employee base to 3,600 in January 2017, up from 2,000 a year earlier. San Francisco benefits from its proximity to higher learning institutions such as Stanford University (12,973 employees) and University of San Francisco (8,800 employees) approximately 36 miles and 4 miles, respectively, from The Gateway Property. The 2017 population within a one-, three- and five-mile radius of The Gateway Property was 63,096, 342,432 and 605,258, respectively. The 2017 estimated average household income within a one-, three- and five-mile radius of The Gateway Property was $117,355, $123,267 and $127,739, respectively.

The Gateway Property is located in the Russian Hill / Embarcadero submarket within the greater San Francisco multifamily market, located on the Northeast point of the San Francisco peninsula. The submarket is bound by California Street to the south, Polk Street to the west and extends to the San Francisco Bay in the north and east. According to the appraisal, the 9,853-unit submarket had a vacancy rate of 4.3% in the fourth quarter of 2017, with an average asking rent of $3,313 per unit, down 4.4% and up 0.2% from the third quarter 2017, respectively. The Gateway Property is also located in the San Francisco Downtown North Submarket within the greater San Francisco retail market. According to the appraisal, the 2,926,371 square foot retail submarket had a vacancy rate of 6.1% in the fourth quarter of 2017 with average asking rents of $55.83 per square foot (NNN) up from $55.33 in the third quarter of 2017.

The appraiser did not note any new supply recently completed or under construction that will be directly competitive with The Gateway Property.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-118

BANK 2018-BNK11	The Gateway

Comparable rental properties to The Gateway Property are shown in the table below:

Comparable Rental Properties
Property, Address	Year Built / Renovated	# Units	Occupancy	Average Unit Size (SF)	Average Monthly In-Place Rent per Unit	Average Monthly In-Place Rent PSF	Distance
The Gateway 460 Davis Court(1), San Francisco, CA	1965 – 1967 / 2010 – 2018	1,254	96.7%(2)	750	$3,023	$4.03	N/A
Filmore Center 1475 Filmore Street, San Francisco, CA	1989	1,114	97%	753	$3,123	$4.15	2.0 Mi W
Rincon Green Apartments 333 Harrison Street, San Francisco, CA	2013	326	97%	598	$3,459	$5.78	0.7 Mi S
Carmel Rincon 88 Howard Street, San Francisco, CA	1989	320	94%	711	$3,869	$5.44	0.3 Mi S
388 Beale Apartments 388 Beale Street, San Francisco, CA	2000	226	95%	1,111	$4,850	$4.36	0.7 Mi S
Bayside Village 580 Beal Street, San Francisco, CA	1988	862	97%	767	$3,357	$4.37	1.0 Mi S
Soma Square 1 St. Francis Place, San Francisco, CA	1985	410	97%	787	$3,834	$4.87	0.9 Mi S
The Paramount 680 Mission Street, San Francisco, CA	2001	486	97%	797	$4,450	$5.58	0.7 Mi S
NorthPoint 2211 Stockton Street, San Francisco, CA	1967	514	99%	672	$2,716	$4.04	1.0 Mi NW
Total/Wtd. Avg.(3)		4,258	97%	758	$3,515	$4.65

Source: Appraisal.

(1)	The address above represents The Gateway Property’s primary address. The full address for The Gateway Property is “550/560 Battery Street, 440 Davis Court/100 Washington Street, 155 Jackson Street, 405 Davis Court, 200 Washington Street, 99 Jackson Street, 1-9 Boston Ship Plaza, 10-13 & 25-38 Hinckley Walk, 14-24 Whaleship Plaza and 39-58 Ironship Plaza”.

(2)	The Gateway Property was 96.7% occupied as of January 25, 2018, based on the 1,254 available residential units.

(3)	Total/Wtd. Avg. statistics exclude The Gateway Property.

Operating History Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and Underwritten Net Cash Flow at The Gateway Property:

Cash Flow Analysis
	2013	2014	2015	2016	2017	UW	UW per Unit(1)
Base Rent	$37,937,500(2)	$41,175,884	$43,308,092	$44,970,891	$45,503,069	$45,888,155	$36,593
Commercial Income	$1,800,200	$1,871,377	$2,004,157	$2,023,910	$1,935,551	$1,935,551	$1,544
Parking	$1,964,400	$2,019,443	$2,038,759	$2,002,455	$1,898,201	$1,898,201	$1,514
Other Income(3)	$1,204,100	$1,254,913	$1,393,330	$1,376,571	$1,415,608	$1,415,608	$1,129
Less Vacancy & Credit Loss	$96,500(2)	$1,618,919	$1,524,918	$2,101,397	$2,524,821	$2,273,516	$1,813
Effective Gross Income	$42,809,700	$44,702,698	$47,219,420	$48,272,429	$48,227,609	$48,863,999	$38,967
Total Operating Expenses	$10,274,300	$10,237,030	$10,391,115	$10,606,334	$10,883,334	$11,209,094	$8,939
Net Operating Income	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,654,905	$30,028
Capital Expenditures	$0	$0	$0	$0	$0	$313,500	$250
Net Cash Flow	$32,535,400	$34,465,668	$36,828,305	$37,666,095	$37,344,275	$37,341,405	$29,778

Occupancy %(1)	97.4%	97.1%	97.1%	95.8%	96.7%(4)	95.4%
NOI DSCR(5)	2.61x	2.77x	2.96x	3.02x	3.00x	3.02x
NCF DSCR(5)	2.61x	2.77x	2.96x	3.02x	3.00x	3.00x
NOI Debt Yield(5)	9.9%	10.4%	11.2%	11.4%	11.3%	11.4%
NCF Debt Yield(5)	9.9%	10.4%	11.2%	11.4%	11.3%	11.3%

(1)	UW per Unit and Occupancy figures above are based on the 1,254 available residential units.

(2)	2013 Base Rent is shown net of vacancy. Vacancy in 2013 was 2.6%.

(3)	Other Income includes utility reimbursements.

(4)	Occupancy as of January 25, 2018.

(5)	Debt service coverage ratios and debt yield figures are based on The Gateway Senior Notes and exclude The Gateway Subordinate Companion Loans.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-119

BANK 2018-BNK11	The Gateway

Escrows and Reserves. During the occurrence and continuance of an event of default, The Gateway Borrower is required to deposit monthly (i) 1/12 of the annual real estate taxes, (ii) 1/12 of the annual capital expenditures and (iii) 1/12 of the estimated annual insurance premiums (unless an acceptable blanket policy is in place), as estimated by the lender.

Lockbox and Cash Management. The Gateway Whole Loan documents require a soft lockbox for rents received from residential tenants and a hard lockbox for rents received from non-residential tenants which amounts are required to be transferred daily to The Gateway Borrower’s operating account unless an event of default has occurred and is continuing. Upon an event of default until the cure of the event of default, transfers to The Gateway Borrower’s operating account are required to cease and sums on deposit in the lockbox account are required to be swept daily into a lender-controlled cash management account and applied to payment of all monthly amounts due under The Gateway Whole Loan documents.

Additional Secured Indebtedness (not including trade debts). The Gateway Property also secures The Gateway Pari Passu Senior Companion Loans, in the aggregate original principal amount of $302,500,000 and The Gateway Subordinate Companion Loans in the aggregate original principal amount of $220,000,000. The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans are coterminous with The Gateway Mortgage Loan. The Gateway Pari Passu Senior Companion Loans accrue interest at the same rate as the Gateway Mortgage Loan. The Gateway B Notes accrue interest at the rate of 4.5000% per annum, and The Gateway C Notes accrue interest at the rate of 4.9300% per annum. The Gateway Mortgage Loan along with The Gateway Pari Passu Senior Companion Loans are each pari passu in right of payment and together are senior in right of payment to The Gateway Subordinate Companion Loans. The holders of The Gateway Mortgage Loan, The Gateway Pari Passu Senior Companion Loans and The Gateway Subordinate Companion Loans have entered into a co-lender agreement which sets forth the allocation of collections on The Gateway Whole Loan. See “Description of the Mortgage Pool—The Whole Loans—The Gateway Pari Passu A/B Whole Loan” in the Preliminary Prospectus.

Mezzanine Loan and Preferred Equity. Not permitted.

Release of Property. Not permitted.

Substitution of Property. Not permitted.

Terrorism Insurance. The Gateway Borrower is required to maintain insurance coverage for perils and acts of terrorism in an amount equal to the full replacement cost of The Gateway Property (plus 24 months of rental loss and/or business interruption coverage plus an additional period of indemnity covering (i) the 12 months following restoration or (ii) the period of time until such income returns to the same level it was at prior to the loss, whichever occurs first), provided that the coverage is commercially available and if the Terrorism Risk Insurance Program Reauthorization Act of 2015 or extension thereof is not in effect, The Gateway Borrower will not be required to pay annual premiums in excess of two times the premium for a separate policy insuring The Gateway Property on a stand-alone basis. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

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T-121

BANK 2018-BNK11	One Lincoln Station

Mortgage Loan No. 11 – One Lincoln Station

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	WFB			Single Asset/Portfolio:	Single Asset
Original Balance:	$27,000,000			Location:	Lone Tree, CO 80124
Cut-off Date Balance:	$27,000,000			General Property Type:	Office
% of Initial Pool Balance:	3.9%			Detailed Property Type:	Suburban
Loan Purpose:	Acquisition			Title Vesting:	Fee/Leasehold(6)
Sponsor:	Brian E. Bergersen			Year Built/Renovated:	2008/N/A
Mortgage Rate:	4.8050%			Size:	147,184 SF
Note Date:	3/13/2018			Cut-off Date Balance per SF:	$183
First Payment Date:	5/11/2018			Maturity Date Balance per SF:	$183
Maturity Date:	4/11/2028			Property Manager:	Westfield Property Services, LLC
Original Term to Maturity:	120 months
Original Amortization Term:	0 months
IO Period:	120 months
Seasoning:	0 months			Underwriting and Financial Information
Prepayment Provisions:	LO (24); DEF (92); O (4)			UW NOI(7):	$2,726,127
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield:	10.1%
Additional Debt Type:	N/A			UW NOI Debt Yield at Maturity:	10.1%
Additional Debt Balance:	N/A			UW NCF DSCR:	1.94x
Future Debt Permitted (Type):	No (N/A)			Most Recent NOI (as of)(7):	$1,248,483 (12/31/2017)
Reserves				2nd Most Recent NOI (as of):	$1,053,938 (12/31/2016)
Type	Initial	Monthly	Cap	3rd Most Recent NOI(7):	N/A
RE Tax:	$95,672	$95,672	N/A	Most Recent Occupancy (as of)(8):	97.1% (1/1/2018)
Insurance:	$0	Springing(1)	N/A	2nd Most Recent Occupancy (as of)(8):	67.7% (12/31/2016)
Recurring Replacements:	$0	$2,453(2)	$143,000(2)	3rd Most Recent Occupancy (as of) :	64.8% (12/31/2015)
TI/LC:	$0	$12,265(3)	$425,000(3)	Appraised Value (as of):	$43,800,000 (1/4/2018)
Rent Concession:	$41,046(4)	$0	N/A	Cut-off Date LTV Ratio:	61.6%
Tenant Specific TI/LC:	$95,310(5)	$0	N/A	Maturity Date LTV Ratio:	61.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$27,000,000	60.3%	Acquisition Price:	$43,750,000	97.7%
Borrower Equity:	$17,788,092	39.7%	Closing Costs:	$806,064	1.8%
			Reserves:	$232,028	0.5%
Total Sources:	$44,788,092	100.0%	Total Uses:	$44,788,092	100.0%

(1)	The One Lincoln Station Mortgage Loan (as defined below) documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing; (ii) the One Lincoln Station Borrower (as defined below) provides the lender with evidence that the One Lincoln Station Property’s (as defined below) insurance coverage is included in a blanket policy and such policy is in full force and effect; and (iii) the One Lincoln Station Borrower pays all applicable insurance premiums and provides the lender with evidence of renewals.

(2)	Monthly impounds for ongoing recurring replacements are subject to cap of $143,000 so long as no event of default exists and the One Lincoln Station Property is adequately being maintained, as determined by the lender.

(3)	Monthly impounds for ongoing TI/LCs are subject to a cap of $425,000 so long as (i) no event of default exists; (ii) the One Lincoln Station Property maintains a minimum physical and economic occupancy of 90.0%; and (iii) the net cash flow debt yield is equal to or greater than 8.0%.

(4)	The rent concession reserve applies to existing leases related to the tenants Shea Homes, Cortland Partners and Upstream.

(5)	The tenant specific TI/LC applies to outstanding tenant improvements and leasing commissions related to the tenant Cortland Partners.

(6)	See “The Property” below. The One Lincoln Station Borrower’s interest in the parking structure adjacent to the office building is a ground leasehold interest.

(7)	See “Operating History and Underwritten Net Cash Flow” below for a discussion of the increase in UW NOI compared to Most Recent NOI. Historical financial information prior to 2016 is not available as the One Lincoln Station Borrower recently acquired the One Lincoln Station Property and such information was not provided by the seller.

(8)	The increase in occupancy from December 31, 2016 to January 1, 2018 was due to the following new tenants taking occupancy: Orbis Education (3,987 SF, 2.7% of NRA) took occupancy on May 1, 2017; Shea Homes (two spaces totaling 31,594 SF, 21.5% of NRA) took occupancy on August 25, 2017 and October 15, 2017; Cortland Partners (3,177 SF, 2.2% of NRA) took occupancy on October 1, 2017; and Upstream (4,538 SF, 3.1% of NRA) took occupancy on November 1, 2017.

The Mortgage Loan. The eleventh largest mortgage loan (the “One Lincoln Station Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $27,000,000 and secured by a first priority fee and leasehold mortgage encumbering a six-story, 147,184 SF Class A office building (the “One Lincoln Station Property”) located in Lone Tree, Colorado. The proceeds of the One Lincoln Station Mortgage Loan, together with approximately $17.8 million of borrower equity, were used to acquire the One Lincoln Station Property, fund reserves and pay closing costs.

The Borrowers and the Sponsor. The borrower comprises five tenants in common: OLS-Preston, LLC; OLS-Meadowstone, LLC; OLS-PPA, LLC; OLS-PPH, LLC; and OLS-1401, LLC (collectively the “One Lincoln Station Borrower”), each a single-purpose Delaware limited liability company. The borrower sponsor and non-recourse carve-out guarantor is Brian E. Bergersen, who has an ownership interest in the One Lincoln Station Borrower. Mr. Bergersen is the president and founder of Spectrum Properties, Ltd. (“Spectrum”). Since 1993, Spectrum has developed and managed over 345,000 SF of commercial, retail and office developments, 747 multifamily units and 570 independent senior living community units. In addition to the One Lincoln

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-122

BANK 2018-BNK11	One Lincoln Station

Station Property, Spectrum’s current commercial real estate portfolio includes three office properties in Illinois and Texas totaling 160,684 SF as well as three retail properties in Dallas, Texas.

The Property. The One Lincoln Station Property is a six-story, LEED certified Class A office building located in Lone Tree, Colorado, 17.0 miles southeast of the Denver central business district. Built in 2008 and situated on a 1.42-acre parcel, the One Lincoln Station Property contains amenities including conference rooms, a fitness center with locker rooms and showers, covered parking, 26 designated bicycle storage spaces and a large open outdoor plaza. The One Lincoln Station Property also features an energy efficient raised floor and underfloor air distribution system.

As of January 1, 2018, the One Lincoln Station Property was 97.1% occupied by eight tenants, including Nationwide Mutual Insurance Company (“Nationwide”; rated A1/A+ by Moody’s/S&P; 52.8% of NRA; 53.7% of underwritten rent). The One Lincoln Station Property was previously 100.0% occupied by Dex Media, which vacated the building in the first quarter of 2014 after filing for bankruptcy. In November 2014, Nationwide signed a lease and subsequently took occupancy in August 2015. Since Nationwide took occupancy at the One Lincoln Station Property, seven tenants totaling approximately 65,275 SF (44.3% of NRA, 46.3% of underwritten rent) have taken occupancy. The second largest tenant, Shea Homes, took occupancy at the One Lincoln Station Property in August 2017.

In total, the One Lincoln Station Property has access rights to 702 parking spaces, resulting in a parking ratio of 4.8 spaces per 1,000 SF of rentable area. The One Lincoln Station Borrower owns a 50% interest in the condominium regime of a parking structure known as the South Parking Structure (immediately south of the One Lincoln Station Property) in which the One Lincoln Station Property is allocated 195 parking spaces. In addition, the One Lincoln Station Property includes a 14.74% leasehold ownership interest in a parking garage known as the Lincoln Station RTD Parking Garage (immediately north of the One Lincoln Station Property), which is subject to a two-unit condominium regime in which the One Lincoln Station Borrower owns one unit, in which the One Lincoln Station Property is allocated 273 parking spaces. The lessor under the Lincoln Station RTD Parking Garage ground lease is Regional Transportation District, and the initial lease expiration is in March 2106. Additionally, there are 88 parking spaces below the One Lincoln Station Property and The One Lincoln Station Borrower licenses an additional 146 parking spaces within the Lincoln Station RTD Parking Garage. See “Risk Factors—Risks Relating to the Mortgage Loans—Condominium Ownership May Limit Use and Improvements” in the Preliminary Prospectus.

Major Tenants.

Nationwide (77,690 SF, 52.8% of NRA, 53.7% of underwritten rent, lease expires 1/31/2023). Nationwide (rated A1 and A+ by Moody’s and S&P, respectively) is an insurance and financial services company. Founded in 1926, Nationwide evolved from a regional auto insurer to a Fortune 100 company that offers a full range of insurance and financial services across the country and focuses on domestic property and casualty insurance, life insurance and retirement savings, asset management and strategic investments. As of December 31, 2016, Nationwide reported approximately $43.0 billion in total sales and $209.8 billion in total assets. The One Lincoln Station Property serves as a regional headquarters for Nationwide. Nationwide has over 450 employees at the One Lincoln Station Property.

Shea Homes (31,594 SF, 21.5% of NRA, 21.8% of underwritten rent, lease expires 8/24/2027). Founded in 1881, Shea Homes has built homes and master-planned communities for more than 105,000 families across the country. Shea Homes designs, builds and markets single-family detached and attached homes in various geographic markets in California, Arizona, Colorado, Washington, Nevada, Florida, Virginia, North Carolina and Texas. The One Lincoln Station Property serves as one of nine offices for Shea Homes in the country. As of December 31, 2017, Shea Homes had approximately 836 employees and, in 2017, Shea Homes delivered approximately 2,350 homes. Shea Homes has a lease contraction option in October 2019 for approximately 5,891 SF on the 5th floor. In addition, Shea Homes has a lease termination option in February 2025 for its space on both the 5th (5,891 SF) and 6th floor (25,703 SF). In order to exercise the 6th floor termination option, Shea Homes must provide the One Lincoln Station Borrower with 270 days’ notice and payment of a termination fee equal to unamortized leasing costs, abated base rent and three months of additional base rent. In order to exercise the 5th floor contraction or termination option, Shea Homes must provide the One Lincoln Station Borrower with 270 days’ notice and payment of a termination fee equal to unamortized leasing costs and abated base rent. Shea Homes has a total of $27,246 of free rent through July 11, 2018, which was reserved for at loan origination.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-123

BANK 2018-BNK11	One Lincoln Station

The following table presents certain information relating to the leases at the One Lincoln Station Property:

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent(3)	% of Total Annual UW Rent	Annual UW Rent PSF(3)	Lease Expiration
Major Tenant
Nationwide	NR/A1/A+	77,690	52.8%	$1,476,110(4)	53.7%	$19.00(4)	1/31/2023(5)
Shea Homes	NR/B1/B+	31,594	21.5%	$600,286	21.8%	$19.00	8/24/2027(6)(7)
Crestone Holdings	NR/NR/NR	13,710	9.3%	$278,998	10.1%	$20.35	2/28/2023(8)
Upstream	NR/NR/NR	4,538	3.1%	$86,222	3.1%	$19.00	4/30/2025(9)
Alta Trust	NR/NR/NR	4,323	2.9%	$88,621	3.2%	$20.50	12/31/2023(10)
Subtotal/Wtd. Avg.		131,855	89.6%	$2,530,238	92.0%	$19.19

Other Tenants		11,110	7.5%	$218,628	8.0%	$19.68
Vacant Space		4,219	2.9%	$0	0.0%	$0.00
Total/Wtd. Avg.		147,184	100.0%	$2,748,866	100.0%	$19.23

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Nationwide’s Annual UW Rent and Annual UW Rent PSF are based on the tenant’s average rental rate over the lease term. Nationwide currently pays rent of $18.00 PSF.

(5)	Nationwide has two, five-year extension options, with at least 12 months’ notice, at fair market rental rate as determined in the lease.

(6)	Shea Homes has a total of $27,246 of free rent through July 11, 2018, which was reserved for at loan origination (see “Escrows and Reserves” below). Shea Homes has two, five-year extension options, with at least nine months’ notice, at fair market rental rate as determined in the lease.

(7)	Shea Homes has a lease contraction option in October 2019 for approximately 5,891 SF on the 5th floor. In addition, Shea Homes has a lease termination option in February 2025 for its space on both the 5th (5,891 SF) and 6th floor (25,703 SF). In order to exercise either option, Shea Homes must, with respect to the 6th floor, provide 270 days’ notice and payment of a termination fee equal to unamortized leasing costs, abated base rent and three months of additional base rent and, with respect to the 5th floor, 270 days’ notice and payment of a termination fee equal to unamortized leasing costs and abated base rent.

(8)	Crestone Holdings has two, five-year extension options, with at least nine months’ notice, at fair market rental rate as determined in the lease. Crestone Holdings is in a free rent period for 3,854 square feet of their space until May 1, 2018.

(9)	Upstream has one, five-year extension option, with at least nine months’ notice, at fair market rental rate as determined in the lease.

(10)	Alta Trust has one, three-year extension option, with at least 12 months’ notice, at fair market rental rate as determined in the lease.

The following table presents certain information relating to the lease rollover schedule at the One Lincoln Station Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	UW Rent PSF Rolling(3)	% of Total SF Rolling	Cumulative % of SF Rolling	Total UW Rent Rolling	Approx. % of Total Rent Rolling	Approx. Cumulative % of Total Rent Rolling
MTM	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2018	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2019	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2020	0	0	$0.00	0.0%	0.0%	$0	0.0%	0.0%
2021	1	3,946	$19.75	2.7%	2.7%	$77,933	2.8%	2.8%
2022	1	3,987	$19.75	2.7%	5.4%	$78,743	2.9%	5.7%
2023	4	98,900	$19.27	67.2%	72.6%	$1,905,681	69.3%	75.0%
2024	0	0	$0.00	0.0%	72.6%	$0	0.0%	75.0%
2025	1	4,538	$19.00	3.1%	75.7%	$86,222	3.1%	78.2%
2026	0	0	$0.00	0.0%	75.7%	$0	0.0%	78.2%
2027	1	31,594	$19.00	21.5%	97.1%	$600,286	21.8%	100.0%
2028	0	0	$0.00	0.0%	97.1%	$0	0.0%	100.0%
2029 & Beyond	0	0	$0.00	0.0%	97.1%	$0	0.0%	100.0%
Vacant	0	4,219	$0.00	2.9%	100.0%	$0	0.0%	100.0%
Total/Weighted Average	8	147,184	$19.23	100.0%		$2,748,866	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the lease rollover schedule.

(3)	Total Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-124

BANK 2018-BNK11	One Lincoln Station

The Market. The One Lincoln Station Property is located in Lone Tree, Colorado, situated immediately adjacent to Interstate 25, approximately 1.5 miles northwest of US-87, approximately 2.7 miles south of the intersection of Interstates 25 and Colorado Highway 470 and approximately 17.0 miles southeast of the Denver central business district. The One Lincoln Station Property is immediately adjacent to the Lincoln Station RTD light rail station, which provides direct access to downtown Denver and Denver International Airport. The RTD rail system operates 365 days a year and services 53 stations with ten lines along Denver’s north, east, southeast, southwest and west rail corridors. The One Lincoln Station Property is proximate to over 9.0 million SF of retail, shopping, restaurants and entertainment options. The Park Meadows Mall, the second largest mall in Colorado with approximately 1.5 million SF, is located approximately 2.0 miles north of the One Lincoln Station Property and attracts over 9.0 million visitors each year. The City of Lone Tree has created the Lone Tree Link, which offers free shuttle rides during normal business hours to various destinations within the city, including Parkridge Corporate Center and Sky Ridge Medical Center. The One Lincoln Station Property is immediately adjacent to a shuttle stop. A separate program, Link on Demand offers free door-to-door on-demand rides within the city limits via the Uber app.

The One Lincoln Station Property is also situated approximately 3.0 miles southwest of the Vallagio at Inverness, one of Denver’s largest mixed-use transit oriented developments which features residences, shops, businesses and restaurants including Street Kitchen Asian Bistro, Marco’s Coal Fired Pizzeria, Russo’s Kitchen + Tavern and Amore Vino. According to the appraisal, the 2017 population within a one-, three- and five-mile radius of the One Lincoln Station Property was 7,578, 53,645 and 197,008, respectively. The 2017 average household income within the same radii was $137,275, $136,595 and $133,189, respectively.

According to a third party market research report, as of the fourth quarter of 2017, the Lone Tree Class A submarket reported a total inventory of approximately 2.3 million SF of office space with a 4.7% vacancy rate. The appraiser identified seven comparable office properties totaling approximately 2.4 million SF with an average occupancy rate of 96.6%, and concluded to an average market rent at the One Lincoln Station Property of $20.50 per square foot, triple net.

The following table presents recent leasing data at comparable office properties with respect to the One Lincoln Station Property:

Comparable Lease Summary
Property Name/Address	Year Built/ Renovated	Size (SF)	Tenant Name	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Rent/SF	Lease Type
One Lincoln Station Property 9380 Station Street Lone Tree, Colorado	2008/N/A	147,184	Nationwide	77,690	August 2015	7.3	$18.00	NNN
Village Center Station II 6370 South Fiddlers Green Circle Greenwood Village, Colorado	2018/N/A	324,185	Charter Communications	324,185	February 2018	10.0	$23.00	NNN
Panorama Corporate Center SWC of I-25 and East Dry Creek Road Englewood, Colorado	1996/2000	814,931	Various(1)	24,389 - 144,096	June 2016 – Nov. 2016	10.0 -12.0	$18.50 – $19.00	NNN
Park Ridge Four 10375 Park Meadows Drive Lone Tree, Colorado	2001/N/A	192,359	Quoted	N/A	N/A	N/A	$17.00-18.50	N/A
CH2M Global Headquarters 9189, 9191, 9193 South Jamaica St. Englewood, Colorado	2002/N/A	370,485	CH2M Hill, Inc.	370,485	January 2016	16.8	$19.75	NNN
INOVA 1 7250 South Havana Street Centennial, Colorado	2016/N/A	211,578	Comcast	211,578	March 2017	10.6	$20.00	NNN
CoBank Center 6340 S. Fiddlers Green Circle Greenwood Village, Colorado	2015/N/A	274,287	CoBank	274,287	December 2015	15.0	$21.72	NNN
The Arrow Building 9151 East Panorama Circle Englewood, Colorado	2017/N/A	223,177	Arrow Electronics	223,177	May 2017	15.0	$21.90	NNN

Source: Appraisal

(1)	The appraiser provided three comparable leases for the Panorama Corporate Center. The information shown represents the ranges of such leases.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-125

BANK 2018-BNK11	One Lincoln Station

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the One Lincoln Station Property:

Cash Flow Analysis(1)
	2016	2017	UW	UW PSF
Base Rent	$1,374,917	$1,694,702(2)	$2,748,866(3)	$18.68
Gross Up Vacant Space	$0	$0	$86,490	$0.59
Total Recoveries	$921,139	$1,516,517	$2,089,248	$14.19
Parking Income	$3,458	$21,407	$67,500	$0.46
Other Income	$73,969	$77,063	$75,000	$0.51
Less Vacancy & Credit Loss	$0	$0	($141,768)(4)	($0.96)
Effective Gross Income	$2,373,484	$3,309,690	$4,925,336	$33.46
Total Operating Expenses	$1,319,546	$2,061,207	$2,199,209	$14.94
Net Operating Income	$1,053,938	$1,248,483	$2,726,127	$18.52
Capital Expenditures	$0	$0	$29,437	$0.20
TI/LC	$0	$0	$147,184	$1.00
Net Cash Flow	$1,053,938	$1,248,483	$2,549,507	$17.32

Occupancy %	67.7%	97.1%	95.0%(4)
NOI DSCR	0.80x	0.95x	2.07x
NCF DSCR	0.80x	0.95x	1.94x
NOI Debt Yield	3.9%	4.6%	10.1%
NCF Debt Yield	3.9%	4.6%	9.4%

(1)	Historical financial information prior to 2016 is not available, as the One Lincoln Station Borrower recently acquired the One Lincoln Station Property and such information was not provided by the seller.

(2)	2017 Base Rent is higher than 2016 Base Rent due to the addition of the following tenants: Crestone Holdings (13,710 SF, 10.1% of UW Base Rent) with a rent commencement date in March 2016 and Alta Trust (4,323 SF, 3.2% of UW Base Rent) with a rent commencement date in January 2017.

(3)	UW Base Rent is higher than 2017 due to the inclusion of rent steps through March 2019 totaling approximately $108,059, in addition to three new tenants signing leases totaling 26.4% of UW Base Rent since August 2017. Additionally, Shea Homes (31,594 SF, 21.8% of UW Base Rent) commenced its lease on August 25, 2017 and October 15, 2017 and had free rent periods of six months on the 6th floor (25,703 SF) and nine months on the 5th floor (5,891 SF).

(4)	The underwritten economic vacancy is 5.0%. As of January 1, 2018, the One Lincoln Station Property was 97.1% physically occupied.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-126

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T-127

BANK 2018-BNK11	Shoppes of Benton

Mortgage Loan No. 12 – Shoppes of Benton

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$22,975,000			Location:	Benton, AR 72019
Cut-off Date Balance:	$22,975,000			General Property Type:	Retail
% of Initial Pool Balance:	3.3%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	George B. Tomlin			Year Built/Renovated:	2017/N/A
Mortgage Rate:	4.9250%			Size:	173,764 SF
Note Date:	3/20/2018			Cut-off Date Balance per SF:	$132
First Payment Date:	5/1/2018			Maturity Date Balance per SF:	$109
Maturity Date:	4/1/2028			Property Manager:	GBT Realty Corporation (borrower related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months			Underwriting and Financial Information
IO Period:	0 months			UW NOI:	$1,977,422
Seasoning:	0 months			UW NOI Debt Yield:	8.6%
Prepayment Provisions(1):	LO (24); DEF (91); O (5)			UW NOI Debt Yield at Maturity:	10.5%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NCF DSCR:	1.23x
Additional Debt Type:	N/A			Most Recent NOI:	N/A
Additional Debt Balance:	N/A			2nd Most Recent NOI:	N/A
Future Debt Permitted (Type):	No (N/A)			3rd Most Recent NOI:	N/A
Reserves				Most Recent Occupancy:	93.4% (3/1/2018)
Type	Initial	Monthly	Cap	2nd Most Recent Occupancy:	N/A
RE Tax:	$3,833	$3,833	N/A	3rd Most Recent Occupancy:	N/A
Insurance:	$0	Springing(2)	N/A	Appraised Value (as of):	$32,350,000 (1/4/2018)
Recurring Replacements:	$0	$2,172	N/A	Cut-off Date LTV Ratio:	71.0%
TILC:	$0	$10,859	N/A	Maturity Date LTV Ratio:	58.4%
Other(3):	$400,000	$0	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$22,975,000	100.0%	Loan Payoff:	$18,084,816	78.7%
			Return of Equity:	$4,039,318	17.6%
			Closing Costs:	$447,033	1.9%
			Reserves:	$403,833	1.8%
Total Sources:	$22,975,000	100.0%	Total Uses:	$22,975,000	100.0%

(1)	The Shoppes of Benton Mortgage Loan (as defined below) may also be prepaid from a $400,000 earnout reserve as set forth in footnote (3) below.

(2)	Insurance reserves are waived for so long as insurance is maintained under blanket policies in accordance with the terms of the loan documents. If such condition is not met, a monthly insurance reserve in an amount equal to 1/12 of the estimated annual insurance premiums is required.

(3)	Other Reserve consists of a $400,000 earnout which may be released to the Shoppes of Benton Borrower (as defined below) in up to two disbursements provided that, (i) no event of default is continuing; (ii) 3,200 SF of space (or such portion thereof as shall cause the following clauses (iii) to (v) to be true) having been leased to one or more tenants pursuant to one or more leases that meet the requirements of the loan documents; (iii) the loan to value ratio is not greater than 75.0%; (iv) the debt service coverage ratio is at least 1.25x; (v) the debt yield is at least 7.90%; and (vi) the Shoppes of Benton Borrower has delivered to the lender an officer's certificate confirming all of the above conditions have been satisfied. In the event these conditions are not satisfied prior to the 24 month anniversary of the note date, the lender may apply the earnout reserve to prepay the Shoppes of Benton Mortgage Loan on the next payment date, and the Shoppes of Benton Borrower will be required to pay a prepayment fee equal to the greater of (i) 1.00% of the amount prepaid and (ii) a yield maintenance premium. In the event that the lender does not elect to use the earnout to prepay the Shoppes of Benton Mortgage Loan on such payment date, the Shoppes of Benton Borrower will continue to have the right to receive release of the earnout upon fulfillment of the conditions above.

The Mortgage Loan. The twelfth largest mortgage loan (the “Shoppes of Benton Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $22,975,000 and secured by a first priority fee mortgage encumbering an anchored retail property in Benton, Arkansas (the “Shoppes of Benton Property”). Proceeds of the Shoppes of Benton Mortgage Loan were primarily used to refinance the previous loan secured by the Shoppes of Benton Property, fund upfront reserves, pay closing costs and return equity to the Shoppes of Benton Borrower.

The Borrower and the Sponsor. The borrower is Benton SC Investment Partners, LLC (the “Shoppes of Benton Borrower”), a single-purpose, newly formed Delaware limited liability company with one independent director. The borrower sponsor and non-recourse carveout guarantor is George B. Tomlin.

George B. Tomlin has over 35 years of experience in commercial real estate. In 1987 he formed GBT Realty Corporation, the property manager, with regional focus in office and retail investment management services with a diverse client base. In recent years, the real estate company has completed over 6 million SF of development totaling over $1 billion of project costs in 27 states through its shopping center, net lease and diversified development platforms.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-128

BANK 2018-BNK11	Shoppes of Benton

The Property. The Shoppes of Benton Property is a 173,764 SF anchored retail shopping center located in Benton, Arkansas approximately 20 miles southwest of Little Rock, Arkansas. The Shoppes of Benton Property is situated on an approximately 27.8-acre site and features 959 parking spaces (5.52 spaces per 1,000 SF).

The Shoppes of Benton Property consists of three one-story buildings built in 2017 and is anchored by Hobby Lobby, TJ Maxx, PetSmart and Tuesday Morning. As of March 1, 2018, the Shoppes of Benton Property was 93.4% leased by a mix of 4 anchor and 10 in-line tenants. The anchor tenants comprise 72.1% of the NRA and account for 63.9% of underwritten rent. Other than the anchor tenants, no tenant represents more than 5.7% of NRA or accounts for more than 9.5% of underwritten rent.

Major Tenants.

Hobby Lobby (55,000 SF, 31.7% of NRA, 22.4% of underwritten rent). Hobby Lobby leases 55,000 SF at the Shoppes of Benton Property. The lease began August 1, 2017, expires July 31, 2032 and has three, five-year extension options. Hobby Lobby is a large privately owned craft retailer operating more than 800 stores across the United States with more than 30,000 employees. Hobby Lobby sells various craft and home décor products including arts and crafts related supplies as well as home decorating accessories.

TJ Maxx (40,018 SF, 23.0% of NRA, 19.6% of underwritten rent). Best Buy leases 40,018 SF at the Shoppes of Benton Property. The original lease began September 1, 2017, expires August 31, 2027 and has four, five-year extension options. TJ Maxx is a leading off-price retailer of apparel and home fashions in the United States and worldwide, ranking No. 87 in the 2017 Fortune 500 listings. At the end of 2017, TJ Maxx had a reported over $33 billion in revenues, more than 3,800 stores in 9 countries, 3 e-commerce sites, and approximately 235,000 associates.

PetSmart (17,826 SF, 10.3% of NRA, 14.1% of underwritten rent). PetSmart leases 17,826 SF at the Shoppes of Benton Property. The original lease began June 1, 2017, expires May 31, 2027 and has four, five-year extension options. PetSmart is a specialty retailer of pet food and supplies, operates more than 1,430 stores in the United States, Canada, and Puerto Rico in addition to an e-commerce site and offers 11,000 products.

Tuesday Morning (12,412 SF, 7.1% of NRA, 7.7% of underwritten rent). Tuesday Morning leases 12,412 SF at the Shoppes of Benton Property. The original lease began August 1, 2017, expires January 31, 2027 and has two, five-year extension options. Tuesday Morning is a national retail chain established in 1974 specializing in both domestic and international closeouts of medium to high-end name brand gifts, luxury home textiles, home furnishings, housewares and seasonal décor.

Ulta (9,908 SF, 5.7% of NRA, 9.5% of underwritten rent). Ulta leases 9,908 SF at the Shoppes of Benton Property. The original lease began September 1, 2017, expires August 31, 2027 and has three, five-year extension options. Ulta offers more than 20,000 products from over 500 well-established and emerging beauty brands across all categories and price points, including ULTA Beauty's own private label. ULTA Beauty also offers a full-service salon in every store featuring hair, skin and brow services.

The following table presents a summary regarding the largest tenants at the Shoppes of Benton Property (of which certain tenants may have co-tenancy provisions):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody's/S&P)(2)	Tenant SF	Approximate % of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF	Lease Expiration
Hobby Lobby	NR/NR/NR	55,000	31.7%	$467,500	22.4%	$8.50	7/31/2032
TJ Maxx	NR/A2/A+	40,018	23.0%	$408,710	19.6%	$10.21	8/31/2027
PetSmart	NR/Caa1 /CCC+	17,826	10.3%	$294,129	14.1%	$16.50	5/31/2027
Tuesday Morning	NR/NR/NR	12,412	7.1%	$161,356	7.7%	$13.00	1/31/2027
Ulta	NR/NR/NR	9,908	5.7%	$197,665	9.5%	$19.95	8/31/2027
Subtotal/Wtd. Avg.		135,164	77.8%	$1,529,360	73.3%	$11.31

Other Tenants		27,100	15.6%	$555,800	26.7%	$20.51
Vacant Space		11,500	6.6%	$0	0.0%	$0.00
Total/Wtd. Avg.		173,764	100.0%	$2,085,160	100.0%	$12.85

(1)	Information is based on the underwritten rent roll.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-129

BANK 2018-BNK11	Shoppes of Benton

The following table presents certain information with respect to the lease rollover at the Shoppes of Benton Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Annual UW Rent Rolling	% of Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2018	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2019	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2020	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2021	0	0	0.0%	0.0%	$0.00	$0	0.0%	0.0%
2022	7	18,600	10.7%	10.7%	$20.66	$384,300	18.4%	18.4%
2023	0	0	0.0%	10.7%	$0.00	$0	0.0%	18.4%
2024	0	0	0.0%	10.7%	$0.00	$0	0.0%	18.4%
2025	0	0	0.0%	10.7%	$0.00	$0	0.0%	18.4%
2026	0	0	0.0%	10.7%	$0.00	$0	0.0%	18.4%
2027	6	88,664	51.0%	61.7%	$13.91	$1,233,360	59.1%	77.6%
2028	0	0	0.0%	61.7%	$0.00	$0	0.0%	77.6%
2029 & Beyond	1	55,000	31.7%	93.4%	$8.50	$467,500	22.4%	100.0%
Vacant	0	11,500	6.6%	100.0%	$0.00	0	0.0%	100.0%
Total/Wtd. Avg.	14	173,764	100.0%		$12.85	$2,085,160	100.0%

(1)	Information is based on the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF Rolling excludes vacant space.

The Market. The Shoppes of Benton Property is located in the Little Rock retail market and the Saline County retail submarket. According to an industry report, as of the fourth quarter of 2017, the Little Rock retail market had approximately 54.1 million SF of retail space inventory, overall vacancy in the market was approximately 5.4% and asking rent was $12.62 PSF. There are 7 buildings totaling 78,148 SF currently under construction in the market that are approximately 65.3% preleased and expected to be complete by second quarter of 2018. According to an industry report, as of the fourth quarter of 2017, the Saline County retail submarket had approximately 5.9 million SF of retail space inventory, overall vacancy in the submarket was approximately 3.3% and asking rent was $9.86 PSF. There are currently 3 buildings under construction totaling 35,000 SF that were projected to be complete in March of 2018.

The estimated 2017 population within a one-, three- and five-mile radius of the Shoppes of Benton Property is 3,901, 33,545 and 63,689, respectively. The annual population growth within the three-mile trade area was 1.80% between 2010 and 2017. The estimated median household income within a one-, three- and five-mile radius of the Shoppes of Benton Property is $54,443, $56,116 and $56,217, respectively.

The following table presents recent leasing data at comparable retail rental properties with respect to the Shoppes of Benton Property:

Comparable Retail Property Summary
Property Name / City. State	Built	GLA	Tenant Name	Lease Area (SF)	Lease Date	Lease Term (Mos/)	Rent PSF
Shoppes of Benton 20380 I-30 Frontage Road Benton, AR	2017	173,764	Various(1)	Various	Various	Various	$12.85(1)
Hurricane Creek Village 20770 I-30 Frontage Road Benton, AR	2015	206,157	Academy, Ltd.	62,751	Aug 2015	181	$9.60
Alcoa Exchange 7307 Alcoa Boulevard Bryant, AR	2006	127,500	Best Buy PetCo Shipley Donuts	32,625 11,475 1,400	Nov 2008 Nov 2008 May 2016	120 120 12.0	$14.25 $10.00 $24.00
Shackleford Crossing 2618 South Shackleford Little Rock, AR	2008	295,036	Haverty’s Jo-Ann Stores Scottrade	35,000 14,000 1,614	May 2009 Aug 2013 Mar 2013	120 126 67	$13.00 $10.50 $22.00
Grove Plaza-Outparcel 10800 Bass Pro Parkway Little Rock, AR	2016	9,621	Taziki’s Pie 5 Pizza Sprint	3,027 2,500 1,547	Jan 2017 Aug 2016 Jan 2017	120 120 120	$28.00 $28.50 $27.95

Source: Appraisal

(1)	Represents the total anchor and in-line tenants at the Shoppes of Benton Property. Rent PSF for the Shoppes at Benton Property represents weighted average rent PSF.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-130

BANK 2018-BNK11	Shoppes of Benton

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the Shoppes of Benton Property:

Cash Flow Analysis
	UW(1)	UW PSF
Base Rent(2)	$2,394,360	$13.78
Total Recoveries	$415,000	$2.39
Other Income	$0	$0.00
Less Vacancy & Credit Loss	($309,200)	($1.78)
Effective Gross Income	$2,500,160	$14.39
Total Expenses	$522,738	$3.01
Net Operating Income	$1,977,422	$11.38
Capital Expenditures	$25,196	$0.15
TI/LC	$144,224	$0.83
Net Cash Flow	$1,808,002	$10.40

Occupancy %(3)	87.1%
NOI DSCR	1.35x
NCF DSCR	1.23x
NOI Debt Yield	8.6%
NCF Debt Yield	7.9%

(1)	Historical cash flows are limited as the Shoppes of Benton Property was built in 2017.

(2)	UW Base Rent is based on the underwritten rent roll dated March 1, 2018 and includes $10,531 of straight-lined rent for TJ Maxx due to its investment grade rating.

(3)	UW Occupancy % represents economic occupancy. The Shoppes of Benton Property was 93.4% leased as of March 1, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-131

BANK 2018-BNK11	300 E. 85th Housing Corp.

Mortgage Loan No. 13 – 300 E. 85th Housing Corp.

Mortgage Loan Information	Property Information
Mortgage Loan Seller:	NCB	Single Asset/Portfolio:	Single Asset
Original Balance:	$15,300,000	Location:	New York, NY 10028
Cut-off Date Balance:	$15,289,439	General Property Type:	Multifamily
% of Initial Pool Balance:	2.2%	Detailed Property Type:	Cooperative
Loan Purpose:	Refinance	Title Vesting:	Fee
Sponsor(1):	N/A	Year Built/Renovated:	1985-1986/N/A
Mortgage Rate:	4.1900%	Size:	176 Units
Note Date:	2/27/2018	Cut-off Date Balance per Unit(2):	$86,872
First Payment Date:	4/1/2018	Maturity Date Balance per Unit(2):	$77,252
Maturity Date:	3/1/2028	Property Manager:	Rose-Terra Management LLC
Original Term to Maturity:	120 months	Underwriting and Financial Information
Original Amortization Term:	480 months	UW NOI(5):	$4,716,229
IO Period:	0 months	UW NOI Debt Yield(2):	30.8%
Seasoning:	1 month	UW NOI Debt Yield at Maturity(2):	34.7%
Prepayment Provisions:	YM1 (113); O (7)	UW NCF DSCR(2):	5.89x
Lockbox/Cash Mgmt Status:	None	Most Recent NOI(5):	N/A
Additional Debt Type(2):	Floating	2nd Most Recent NOI(5):	N/A
Additional Debt Balance(2):	$0	3rd Most Recent NOI(5):	N/A
Future Debt Permitted (Type)(3):	Yes (Secured)	Most Recent Occupancy(6):	N/A
Reserves	2nd Most Recent Occupancy(6):	N/A
Type	Initial	Monthly	Cap	3rd Most Recent Occupancy(6):	N/A
RE Tax:	$0	Springing(4)	N/A	Appraised Value (as of) (7):	$235,000,000 (1/8/2018)
Insurance:	$0	Springing(4)	N/A	Cut-off Date LTV Ratio(2)(7):	6.5%
Maturity Date LTV Ratio(2)(7):	5.8%
Coop-Rental Value(8):	$133,000,000
Coop-LTV as Rental(8)	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$15,300,000	100.0%	Loan Payoff:	$13,049,312	85.3%
			Proceeds to Borrower:	$1,606,109	10.5%
			Closing Costs:	$644,579	4.2%
Total Sources:	$15,300,000	100.0%	Total Uses:	$15,300,000	100.0%

(1)	The 300 E. 85th Housing Corp. Property (as defined below) is owned by the 300 E. 85th Housing Corp. Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the 300 E. 85th Housing Corp. Borrower) has recourse obligations with respect to the 300 E. 85th Housing Corp. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity.

(2)	The 300 E. 85th Housing Corp. Property also secures a subordinate second lien mortgage loan to the 300 E. 85th Housing Corp. Borrower in the amount of up to $500,000 (the “300 E. 85th Housing Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the 300 E. 85th Housing Corp. Subordinate Loan as of the cut-off date is $0. National Cooperative Bank, N.A is the holder of the 300 E. 85th Housing Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the 300 E. 85th Housing Corp. Subordinate Loan, see “Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the 300 E. 85th Housing Corp. Mortgage Loan (as defined below). As of the Cut-off Date, on an aggregate basis (i.e., aggregating both the 300 E. 85th Housing Corp. Mortgage Loan and the 300 E. 85th Housing Corp. Subordinate Loan), the Cut-off Date Balance per Unit, Maturity Date Balance per Unit, UW NOI Debt Yield, UW NOI Debt Yield at Maturity, UW NCF DSCR, Cut-off Date LTV Ratio and Maturity Date LTV Ratio are $89,713, $80,093, 29.9%, 33.5%, 5.72x, 6.7% and 6.0%, respectively, with such figures being calculated assuming (with respect to the 300 E. 85th Housing Corp. Subordinate Loan) (i) that interest is accruing pursuant to the applicable loan document (with the applicable interest rate determined using the Prime Rate in effect as of March 9, 2018 and giving effect to any applicable interest rate floor), (ii) that the loan has been fully advanced and requires payments of interest only and (iii) that the entire amount of the loan is outstanding as of the Maturity Date.

(3)	In addition to 300 E. 85th Housing Corp. Subordinate Loan as described in footnote (2) above, National Cooperative Bank, N.A., the applicable master servicer of the 300 E. 85th Housing Corp. Mortgage Loan, will be permitted to waive the enforcement of the “due-on-encumbrance” clause in the related mortgage instrument to permit subordinate debt secured by the 300 E. 85th Housing Corp. Property, subject to the satisfaction of various conditions and subject to certain parameters set forth in the Pooling and Servicing Agreement. . See ““Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(4)	The 300 E. 85th Housing Corp. Borrower is required to deposit, simultaneously with each monthly loan payment, 1/12 of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the 300 E. 85th Housing Corp. Borrower may be required to deposit, simultaneously with each monthly loan payment, 1/12 of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.

(5)	Most Recent NOI, 2nd Most Recent NOI and 3rd Most Recent NOI are “not available”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the 300 E. 85th Housing Corp. Property if it were operated as a multifamily rental property.

(6)	Most Recent Occupancy, 2nd Most Recent Occupancy and 3rd Most Recent Occupancy is not reported as all residential units are owned by tenant-shareholders.

(7)	For purposes of determining the Appraised Value, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the 300E.85th Housing Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.

(8)	The Coop-Rental Value and the Coop-LTV as Rental assumes the 300 E. 85th Housing Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool-Property Types-Multifamily Properties” in the Preliminary Prospectus.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-132

BANK 2018-BNK11	300 E. 85th Housing Corp.

The Mortgage Loan. The thirteenth largest mortgage loan (the “300 E. 85th Housing Corp. Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $15,300,000 secured by a first priority fee mortgage encumbering a 176-unit, high-rise cooperative apartment building with 1,734 SF of ground floor retail space, located in New York City, New York (the “300 E. 85th Housing Corp. Property”). The proceeds of the 300 E. 85th Housing Corp. Mortgage Loan were used to refinance existing debt secured by the 300 E. 85th Housing Corp. Property, fund reserves, and pay closing costs.

The Borrower. The borrower is 300 E. 85th Housing Corp., a cooperative housing corporation organized under the laws of the State of New York (the “300 E. 85th Housing Corp. Borrower”). The 300 E. 85th Housing Corp. Property is owned in fee simple by the 300 E. 85th Housing Corp. Borrower. No individual or entity (other than the 300 E. 85th Housing Corp. Borrower) has recourse obligations with respect to the 300 E. 85th Housing Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The 300 E. 85th Housing Corp. Property consists of 176 residential units in a 37-story plus basement residential cooperative apartment building located in New York, New York. The 300 E. 85th Housing Corp. Property was constructed between 1985 and 1986 and converted to cooperative ownership in 1986. The 300 E. 85th Housing Corp. Property is 100.0% owned by tenant-shareholders. Of the 176 residential units, 76 units have terraces. The 300 E. 85th Housing Corp. Property also contains one superintendent unit and two ground floor retail units without shares that are owned by the 300 E. 85th Housing Corp. Borrower. The retail units are 100.0% leased to Supercuts and Ivory Cleaners, Inc. The Ivory Cleaners, Inc. space is used only as a clothing pick-up and drop-off facility.

The 300 E. 85th Housing Corp. Property features an in-ground swimming pool with concrete deck, a fitness center, a common room and a party room, bike storage and locker rooms, and a paved courtyard. Parking is located in the basement and consists of 11 garage parking spaces. Floors 2 through 37 contain a commercial washer and a commercial dryer on each floor. Recent renovations at the 300 E. 85th Housing Corp. Property include façade pointing and brick replacement for over $1,000,000.

The table below shows the apartment unit mix at the 300 E. 85th Housing Corp. Property:

300 E. 85th Housing Corp. Unit Mix
Unit Type	Units	% of Total Units	Average SF per Unit	Total SF
Studio	23	13.1%	700	16,100
1 Bedroom	71	40.3%	826	58,675
1 Bedroom with Terrace	11	6.3%	848	9,325
2 Bedroom	6	3.4%	1,646	9,875
2 Bedroom with Terrace	51	29.0%	1,143	58,300
3 Bedroom with Terrace	13	7.4%	2,056	26,725
5 Bedroom with Terrace	1	0.6%	2,850	2,850
Total/Wtd. Avg.	176		1,033	181,850

Source: Information obtained from the appraisal.

The Market. The 300 E. 85th Housing Corp. Property is located on the southeast corner of Second Avenue and East 85th Street in the Yorkville neighborhood of the Upper East Side in Manhattan, New York.

According to the appraisal, the 300 E. 85th Housing Corp. Property is located within Manhattan’s District #8, which is bordered by East 96th Street at the north, by East 59th Street to the south, the East River to the east and Central Park along Fifth Avenue to the west. The district also encompasses the entirety of Roosevelt Island and Mill Rock. With a total land area of approximately 2.0 square miles, Manhattan Community District #8 comprises one of the most densely populated areas in the United States, with approximately 219,920 residents as of the 2010 United States census. The area has continued to grow with the replacement of older, low-rise apartment stock with high-rise residential structures.

In addition to Central Park, there are numerous smaller parks and playgrounds located throughout the district. East 86th Street from Lexington to First Avenues is a major regional shopping area with national chain stores such as Best Buy, and H&M. Barnes & Noble consolidated a number of neighborhood stores into a location on East 86th Street, east of Lexington Avenue. Bloomingdales is located at East 59th/60th Streets and Lexington/Third Avenues. The 300 E. 85th Housing Corp. Property has access to the major employment centers in New York City with the IRT Lexington Avenue Line (4, 5 and 6 trains) portion of the New York City subway system serving as the major north/south mode of transport for commuters to the Grand Central district and to lower Manhattan.

The district also contains several public elementary and high schools, as well as private and parochial schools to meet the educational needs of its younger residents. Post-secondary degree-granting institutions in the district include Hunter College (CUNY), Cornell University Medical Campus, Marymount Manhattan College, Rockefeller University and the Sackler School of Medicine. There are also several well-known hospitals within the district, including Beth Israel Medical Center-North Division, Lenox Hill Hospital, and Manhattan, Eye, Ear and Throat and New York Hospital.

The area has a high concentration of high-end apartments and townhouses as well as headquarters of foreign embassies and consulates, and a variety of specialty shops including boutiques, gourmet shops, bakeries, cheese shops and delicatessens. In addition, there are antique shops and decorator showrooms, numerous cafes, pubs and restaurants of every ethnic type. Many museums and art galleries in the area are recognized on a national and international level including the Metropolitan Museum of Art, the Neue Galerie New York, and the Guggenheim Museum, all located less than approximately 0.8 miles away from the 300 E. 85th Housing Corp. Property.

According to the appraisal, the 300 E. 85th Housing Corp. Property is located in the Upper East Side submarket. According to a third-party market research report, the Upper East Side submarket reported a 3.1% vacancy rate as of the third quarter of 2017.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-133

BANK 2018-BNK11	300 E. 85th Housing Corp.

Comparable rental properties to the 300 E. 85th Housing Corp. Property are shown in the table below:

Comparable Rental Properties (1)
Property	City/State	Distance	Year Built	# Units	Occupancy	Average SF per Unit	Average Rent per Unit	Average Rent PSF
The 300 E. 85th Housing Corp.	New York, NY	N/A	1985-1986	176	97.0% (2)	1,033	$4,604(3)	$4.46(3)
201 East 87th Street	New York, NY	0.3 mi	1978	419	99.5%	748	$4,032	$5.50
350 East 82nd Street	New York, NY	0.3 mi	1999	151	98.7%	593	$3,100	$5.23
171 East 84th Street	New York, NY	0.2 mi	1986	220	98.2%	977	$5,098	$5.20
305 East 86th Street	New York, NY	0.2 mi	1964	693	99.1%	1,083	$5,168	$4.74
340 East 80th Street	New York, NY	0.4 mi	1961	414	N/A	N/A	$4,500	N/A
175 East 96th Street	New York, NY	0.7 mi	1992	522	99.0%	N/A	$7,138	N/A
1591 Second Avenue	New York, NY	0.2 mi	1920	3	100.0%	N/A	$7,200	N/A
401 East 80th Street	New York, NY	0.4 mi	1980	311	98.4%	1,200	$6,050	$5.04

(1)	Information obtained from the appraisal and third party reports.

(2)	Occupancy reported as of January 8, 2018 reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 300 E. 85th Housing Corp. Property as a multifamily rental property (i.e., the Coop-Rental Value) as of the appraisal valuation date.

(3)	The average rent for the 300 E. 85th Housing Corp. Property is estimated market rents as determined by the appraisal.

Underwritten Net Cash Flow. The following table presents certain information relating to the Underwritten Net Cash Flow at the 300 E. 85th Housing Corp. Property:

Cash Flow Analysis(1)
	UW	UW per Unit
Base Rent	$9,723,000	$55,244
Commercial Income	$259,410	$1,474
Other Income(2)	$90,000	$511
Less Vacancy & Credit Loss(3)	($405,491)	($2,304)
Effective Gross Income	$9,666,919	$54,926
Total Operating Expenses	$4,950,690	$28,129
Net Operating Income	$4,716,229	$26,797
Capital Expenditures	$71,600	$407
Net Cash Flow	$4,644,629	$26,390

Occupancy %	97.0%(3)
NOI DSCR(4)	5.98x
NCF DSCR(4)	5.89x
NOI Debt Yield(4)	30.8%
NCF Debt Yield(4)	30.4%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The UW Net Operating Income and the UW Net Cash Flow for the 300 E. 85th Housing Corp. Property is the projected net operating income and projected net cash flow reflected in the appraisal. UW Net Operating Income, in general, equals projected operating income at the 300 E. 85th Housing Corp. Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses, a market-rate vacancy assumption– in each case as determined by the appraiser. UW Net Cash Flow equals the projected net operating income less projected replacement reserves – as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Other Income includes parking and laundry income.

(3)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 300 E. 85th Housing Corp. Property as a multifamily rental property.

(4)	Debt service coverage ratios and debt yields are based on the 300 E. 85th Housing Corp. Mortgage Loan only and exclude any subordinate debt that may be advanced under the 300 E. 85th Housing Corp. Subordinate Loan or otherwise.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-134

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T-135

BANK 2018-BNK11	Peninsula Ridge

Mortgage Loan No. 14 – Peninsula Ridge

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$13,000,000			Location:	Brownstown, MI 48134
Cut-off Date Balance:	$13,000,000			General Property Type:	Multifamily
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Low-Rise
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	David Conwill; Steven B. Kimmelman; Keith Ritz			Year Built/Renovated:	2017/N/A
				Size:	96 Units
Mortgage Rate:	4.6700%			Cut-off Date Balance per Unit:	$135,417
Note Date:	3/2/2018			Maturity Date Balance per Unit:	$119,226
First Payment Date:	5/1/2018			Property Manager:	Redwood Living, Inc. (borrower-related)
Maturity Date:	4/1/2028			Underwriting and Financial Information
Original Term to Maturity:	120 months			UW NOI:	$1,073,414
Original Amortization Term:	360 months			UW NOI Debt Yield:	8.3%
IO Period:	36 months			UW NOI Debt Yield at Maturity:	9.4%
Seasoning:	0 months			UW NCF DSCR:	1.70x (IO) 1.30x (P&I)
Prepayment Provisions:	LO (24); DEF (91); O (5)			Most Recent NOI:	$648,292 (1/31/2018 TTM)
Lockbox/Cash Mgmt Status:	Springing/Springing			2nd Most Recent NOI(2):	$579,425 (12/31/2017)
Additional Debt Type:	N/A			3rd Most Recent NOI(2):	N/A
Additional Debt Balance:	N/A			Most Recent Occupancy:	99.0% (2/23/2018)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent Occupancy(2):	86.6% (12/31/2017)
Reserves				3rd Most Recent Occupancy(2):	N/A
Type	Initial	Monthly	Cap	Appraised Value (as of):	$17,750,000 (1/4/2018)
RE Tax:	$25,851	$12,925	N/A	Cut-off Date LTV Ratio:	73.2%
Insurance:	$0	Springing(1)	N/A	Maturity Date LTV Ratio:	64.5%
Recurring Replacements:	$0	$2,000	N/A

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,000,000	100.0%	Loan Payoff:	$12,288,664	94.5%
			Closing Costs:	$489,610	3.8%
			Return of Equity:	$195,876	1.5%
			Reserves:	$25,851	0.2%
Total Sources:	$13,000,000	100.0%	Total Uses:	$13,000,000	100.0%

(1)	Monthly deposits for insurance are springing upon the Peninsula Ridge Borrower (as defined below) failing to maintain an approved blanket policy or an event of default under the loan documents.

(2)	Historical cash flow and occupancy figures are limited as the Peninsula Ridge Property (as defined below) was completed in June of 2017.

The Mortgage Loan. The fourteenth largest mortgage loan (the “Peninsula Ridge Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,000,000 secured by a first priority fee mortgage encumbering a 96-unit, low-rise apartment complex, located in Brownstown, Michigan (the “Peninsula Ridge Property”). The proceeds of the Peninsula Ridge Mortgage Loan were used to refinance existing debt secured by the Peninsula Ridge Property, fund reserves, pay closing costs and return equity to the Peninsula Ridge Borrower.

The Borrower and Sponsors. The borrower is Peninsula Ridge One SPE LLC, a single purpose Delaware limited liability company, which does not have an independent director (the “Peninsula Ridge Borrower”). The Peninsula Ridge Borrower is indirectly 10% owned by preferred members and 90% owned by common members. The sponsors and nonrecourse carve-out guarantors are David Conwill, Steven B. Kimmelman and Keith Ritz. David Conwill, Steven B. Kimmelman and Keith Ritz are the managers of the Peninsula Ridge Borrower and are common members, each of which indirectly controls a 17% interest in the Peninsula Ridge Borrower. No preferred member owns more than 1.53% of the Peninsula Ridge Borrower.

Steve B. Kimmelman is the Chief Executive Officer and an owner of Redwood Living, Inc., which he founded in 1991. David Conwill is the President and co-owner of Redwood Living, Inc. Keith Ritz previously served as Vice President of Redwood Living, Inc. and was responsible for various aspects of development, including equity syndication; he has since retired from that position and is currently President of Perrysburg Development Company, which specializes in the development and construction management of multifamily apartments. Redwood Living, Inc. is a development and management company, with communities in Ohio, Michigan, Indiana, Iowa, North Carolina and South Carolina.

The Property. The Peninsula Ridge Property consists of 18 one-story apartment buildings totaling 96 units on 11.9 acres in Brownstown, Michigan. The Peninsula Ridge Property was developed in 2017 and was 99.0% occupied as of February 23, 2018. All of the units at the Peninsula Ridge Property include two bedrooms, two bathrooms and an attached private one or two car parking garage, with additional parking in each unit’s driveway. Each unit is equipped with stainless steel appliances including a refrigerator, dishwasher, disposal and double sink. Additional unit amenities include walk-in closets and out-door patios.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-136

BANK 2018-BNK11	Peninsula Ridge

The table below shows the apartment unit mix at the Peninsula Ridge Property:

Peninsula Ridge Unit Mix
Unit Type	Average SF per Unit	Units	Occupied Units	% Occupied	Total SF	Monthly Average Rent per Unit	Monthly Market Rent per Unit
2 BR, 2 BA	1,123	34	34	100.0%	38,182	$1,252	$1,249
2 BR, 2 BA	1,294	40	40	100.0%	51,760	$1,439	$1,440
2 BR, 2 BA	1,327	19	19	100.0%	25,213	$1,529	$1,540
2 BR, 2 BA	1,620	3	2	66.7%	4,860	$1,725	$1,799
Total/Wtd. Avg.	1,250	96	95	99.0%	120,015	$1,396	$1,403

Source: Borrower rent roll dated February 23, 2018 and appraisal

The Market. The Peninsula Ridge Property is located on Redwood Boulevard in Brownstown, Michigan approximately 18 miles southwest of Detroit. The Peninsula Ridge Property is located in the Downriver South submarket of the Detroit multifamily market. According to the appraisal, as of the third quarter of 2017, the Downriver South multifamily submarket had approximately 10,955 units with a 3.8% vacancy rate and average rental rate of $770 per unit. As of the third quarter of 2017, the Detroit multifamily market had approximately 212,996 units with a 4.3% vacancy rate and average rental rate of $918 per unit. The average rental rate per unit in both the Detroit market and Downriver South submarket has increased every quarter since the fourth quarter of 2014. The 2017 estimated population within a 1-, 3- and 5-mile radius was 8,650, 44,988 and 115,615, respectively. The 2017 estimated average household income within a 1-, 3- and 5-mile radius was $83,545, $80,483 and $72,301, respectively.

According to the appraisal, the immediate area surrounding the Peninsula Ridge Property is primarily made up of single-family residential properties, multi-family properties, retail properties, office and institutional uses (churches, schools, parkland). The top employers in the Detroit metropolitan statistical area include Ford (44,600 employees), Fiat Chrysler Automobiles (33,650 employees), General Motors (32,350 employees) and the University of Michigan (30,850 employees).

The sponsors have indicated that they plan to construct a 42 unit multifamily property adjacent to the Peninsula Ridge Property (“Peninsula Ridge - Phase II”). Construction of Peninsula Ridge - Phase II is anticipated to begin in April of 2018 and finish in 2019. The sponsors also own multiple comparable multifamily properties in close proximity to the Peninsula Ridge Property. See Comparable Rental Properties table below.

Comparable rental properties to the Peninsula Ridge Property are shown in the table below:

Comparable Rental Properties
Property	City/State	Distance from Subject	Year Built	# Units	Occupancy	Unit Type	Average SF per Unit	Average Monthly Rent per Unit
Red Hawk Landing(1)	Brownstown, MI	3.9 Miles	2016	115	94.7%	2 BR, 2 BA 2 BR, 2 BA	1,294 1,327	$1,440 $1,540
Enclave at Brownstown(1)	Canton, MI	13.8 Miles	2015	93	97.8%	2 BR, 2 BA	1,294	$1,649
Enclave at Arbor Ridge Apartments	Ypsilanti, MI	21.4 Miles	2016	32	96.1%	2 BR, 2.5 BA 3 BR, 2.5 BA	1,200 1,450	$1,475 $1,721
Four Seasons(1)	Commerce, MI	32.9 Miles	2014	98	96.9%	2 BR, 2 BA	1,294	$1,649
Beechcrest Apartments Phase I(1)	Commerce, MI	31.5 Miles	2015	108	94.3%	2 BR, 2 BA 2 BR, 2 BA 2 BR, 2 BA 2 BR, 2 BA	1,294 1,327 1,343 1,427	$1,445 $1,495 $1,545 $1645
Stratford Place at Brownstown	Brownstown, MI	2.0 Miles	2004	180	98.3%	1 BR, 1 BA 2 BR, 2 BA 2 BR, 2 BA 2 BR, 2 BA 2 BR, 2 BA 3 BR, 2 BA 3 BR, 2 BA	775 1,042 1,047 1,115 1,137 1,182 1,280	$910 $1,055 $1,070 $1,075 $1,125 $1,350 $1,363

Source: Appraisal.

(1)	Owned by a borrower affiliate.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-137

BANK 2018-BNK11	Peninsula Ridge

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Peninsula Ridge Property:

Cash Flow Analysis(1)
	2017	1/31/2018 TTM	UW	UW per Unit
Base Rent	$936,984	$1,025,196	$1,613,224	$16,804
Other Income(2)	$98,303	$91,590	$139,181	$1,450
Less Vacancy & Credit Loss	$0	$0	($103,341)	($1,076)
Effective Gross Income	$1,035,287	$1,116,786	$1,649,064	$17,178
Total Operating Expenses	$455,862	$468,495	$575,650	$5,996
Net Operating Income	$579,425	$648,292	$1,073,414	$11,181
Capital Expenditures	$0	$0	$24,000	$250
Net Cash Flow	$579,425	$648,292	$1,049,414	$10,931

Occupancy %	86.6%	99.0%(3)	95.0%(3)
NOI DSCR (IO)	0.94x	1.05x	1.74x
NOI DSCR (P&I)	0.72x	0.80x	1.33x
NCF DSCR (IO)	0.94x	1.05x	1.70x
NCF DSCR (P&I)	0.72x	0.80x	1.30x
NOI Debt Yield	4.5%	5.0%	8.3%
NCF Debt Yield	4.5%	5.0%	8.1%

(1)	Historical cash flows are limited as the Peninsula Ridge Property was completed in June of 2017. The increase in UW Net Operating Income from 2017 and 1/31/2018 TTM Net Operating Income can be attributed to recent lease signings.

(2)	Other Income consists of property maintenance, reimbursements and miscellaneous fees.

(3)	The Peninsula Ridge Property was underwritten to an occupancy of 95.0%. 1/31/2018 TTM Occupancy represents occupancy as of February 23, 2018.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-138

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T-139

BANK 2018-BNK11	Warm Springs Promenade

Mortgage Loan No. 15 – Warm Springs Promenade

Mortgage Loan Information				Property Information
Mortgage Loan Seller:	MSMCH			Single Asset/Portfolio:	Single Asset
Original Balance:	$13,000,000			Location:	Henderson, NV 89014
Cut-off Date Balance:	$12,985,776			General Property Type:	Retail
% of Initial Pool Balance:	1.9%			Detailed Property Type:	Anchored
Loan Purpose:	Refinance			Title Vesting:	Fee
Sponsor:	3D Investments			Year Built/Renovated:	2003/N/A
Mortgage Rate:	4.8750%			Size:	176,081 SF
Note Date:	2/9/2018			Cut-off Date Balance per SF(1):	$74
First Payment Date:	4/1/2018			Maturity Date Balance per SF(1):	$61
Maturity Date:	3/1/2028			Property Manager:	North American Commercial (borrower-related)
Original Term to Maturity:	120 months
Original Amortization Term:	360 months
IO Period:	0 months			Underwriting and Financial Information
Seasoning:	1 month			UW NOI:	$1,557,454
Prepayment Provisions:	LO (25); DEF (90); O (5)			UW NOI Debt Yield:	12.0%
Lockbox/Cash Mgmt Status:	Springing/Springing			UW NOI Debt Yield at Maturity:	14.6%
Additional Debt Type:	N/A			UW NCF DSCR:	1.67x
Additional Debt Balance:	N/A			Most Recent NOI:	$1,710,319 (12/31/2017)
Future Debt Permitted (Type):	No (N/A)			2nd Most Recent NOI:	$1,293,946 (12/31/2016)
Reserves				3rd Most Recent NOI:	$1,117,611 (12/31/2015)
Type	Initial	Monthly	Cap	Most Recent Occupancy:	91.3% (1/1/2018)
RE Tax:	$21,374	$10,681	N/A	2nd Most Recent Occupancy(3):	NAV
Insurance:	$0	Springing(1)	N/A	3rd Most Recent Occupancy(3):	NAV
Recurring Replacements:	$0	$2,184	N/A	Appraised Value (as of):	$20,300,000 (12/15/2017)
TILC:	$275,000	$9,538	$400,000	Cut-off Date LTV Ratio:	64.0%
Other(2):	$170,373	$10,000	$300,000	Maturity Date LTV Ratio:	52.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount:	$13,000,000	100.0%	Loan Payoff:	$11,974,907	92.1%
			Reserves:	$466,747	3.6%
			Return of Equity:	$410,313	3.2%
			Closing Costs:	$148,033	1.1%
Total Sources:	$13,000,000	100.0%	Total Uses:	$13,000,000	100.0%

(1)	Monthly deposits for insurance are springing upon the Warm Springs Promenade Borrower (as defined below) failing to maintain an approved blanket policy.

(2)	Other reserves represent the Flip N’ Tag reserve ($20,373) and a Big Lots reserve ($150,000 upfront deposit, plus monthly deposits of $10,000, subject to $300,000 cap). The Flip N’ Tag reserve is required to be disbursed to the Warm Springs Promenade Borrower following the expiration of a free rent period in May 2018. The Big Lots reserve is required to be disbursed in full to the borrower upon any one of the following: (1) an estoppel that confirms co-tenancy currently tied to Sears and Levitz (which previously occupied the Flip N’ Tag space) is instead tied to both Sears (or a nationally recognized replacement tenant) and Flip N’ Tag (or any nationally recognized tenant occupying the former Levitz space), (2) a renewal of the Big Lots lease, Sears space has been relet to a nationally recognized tenant satisfying co-tenancy provisions, and tenant provides estoppel stating co-tenancy provisions with respect to Sears have been satisfied by the nationally recognized tenant, (3) an amendment to the Big Lots lease removing co-tenancy requirements tied to Sears, and (4) the Big Lots space has been relet to a replacement tenant on terms reasonably approved by the lender, with no co-tenancy requirements tied to Sears. In addition, if Big Lots vacates, the Warm Springs Promenade Borrower may be reimbursed for TI/LC costs for a replacement lease approved by the lender with no co-tenancy tied to Sears prior to full disbursement from the reserve.

(3)	The Warm Springs Promenade Property (as defined below) was purchased in November 2016 and historical occupancy rates were not provided.

The Mortgage Loan. The fifteenth largest mortgage loan (the “Warm Springs Promenade Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $13,000,000, and secured by a first priority fee mortgage encumbering a multi-tenant anchored retail property located in Henderson, Nevada (the “Warm Springs Promenade Property”). Proceeds of the Warm Springs Promenade Mortgage Loan were primarily used to refinance the previous loan secured by the Warm Springs Promenade Property, pay closing costs, fund upfront reserves and return equity to the Warm Springs Promenade Borrower.

The Borrower and the Sponsor. The borrower is Exeter 16290 NV LLC (the “Warm Springs Promenade Borrower”), a single-purpose, newly formed Nevada limited liability company, which does not have an independent director. The Warm Springs Promenade Borrower is 100.0% owned by View Equity, L.P., which is owned by George Daneshgar (33.0%), Joseph Daneshgar (33.0%) and Nader Daneshgar (33.0%) as trustees of their respective revocable trusts, and by its general partner, View Equity, LLC (1.0%), of which George Daneshgar is the manager. The borrower sponsor is 3D Investments and the non-recourse carve-out guarantor is George Daneshgar.

3D Investments is a privately held real estate partnership based in California and focused on investment, management, and development of commercial and residential properties. Founded in 1976, 3D Investments has acquired, sold, and/or managed over 105 properties. Since the formation of 3D Investments, George Daneshgar has been directly involved in and responsible for the financing and construction of numerous commercial and residential developments.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-140

BANK 2018-BNK11	Warm Springs Promenade

The Property. The Warm Springs Promenade Property is a 176,081 SF Class B anchored retail shopping center located in Henderson, Nevada approximately 12 miles southeast of the Las Vegas central business district. The Warm Springs Promenade Property is situated on an approximately 23.2-acre site and features 1,187 parking spaces (6.7 spaces per 1,000 SF). The Warm Springs Promenade Property features 7 total points of ingress and egress along Marks street and Warm Springs Street.

The Warm Springs Promenade Property includes five one-story buildings built in 2003 and is anchored by Flip N’ Tag, Big Lots and TVI, Inc. dba Savers (“Savers”) and shadow anchored by a 121,870 SF Sears store (which occupies its non-collateral space under a lease that expires in 2021). As of January 1, 2018, the Warm Springs Promenade Property was 91.3% leased. The anchor tenants comprise 54.4% of the NRA and account for 47.8% of underwritten rent. Other than the anchor tenants, no tenant represents more than 6.8% of NRA or accounts for more than 6.9% of underwritten rent.

Major Tenant.

Flip N’ Tag (40,745 SF, 23.1% of NRA, 15.1% of underwritten rent). The Flip N’ Tag lease at the Warm Springs Promenade Property commenced on May 27, 2016, expires November 30, 2026, and has two, five year renewal options. Flip N’ Tag is a locally owned indoor trampoline park with two locations in Las Vegas. In addition to trampolines, the subject location offers a zip line, rock climbing wall, laser tag, mechanical bull, arcade, and climbing jungle gym area.

Big Lots (30,000 SF, 17.0% of NRA, 17.8% of underwritten rent). The Big Lots lease at the Warm Springs Promenade Property commenced on February 27, 2006, expires January 31, 2021, and has three, five year renewal options remaining. Founded in 1967, Big Lots offers an assortment of items and products, including food, furniture, seasonal items, electronics and accessories, home décor, toys, and gifts. Big Lots employs over 35,000 associates across the United States and operates approximately 1,400 stores in 47 states.

Savers (25,000 SF, 14.2% of NRA, 14.9% of underwritten rent). The Savers lease at the Warm Springs Promenade Property commenced on February 10, 2006, expires December 31, 2021, and has three, five year renewal options. Savers is a for-profit thrift store chain which purchases, resells and recycles goods. The Savers chain purchases donated goods from more than 120 nonprofit organizations.

The following table presents a summary regarding the largest tenants at the Warm Springs Promenade Property (of which certain tenants may have co-tenancy provisions):

Tenant Summary(1)
Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx% of SF	Annual UW Rent	Annual UW Rent PSF(3)		Most Recent Sales(4)
						App. % of Total Annual UW Rent	$	PSF	Occ. Cost %(5)	Lease Expiration
Flip N' Tag	NR/NR/NR	40,745	23.1%	$251,264	$6.17	15.1%	$1,780,959	$44	14.1%	11/30/2026
Big Lots	NR/NR/BBB	30,000	17.0%	$297,000	$9.90	17.8%	NAV	NAV	NAV	1/31/2021
Savers	NR/NR/NR	25,000	14.2%	$247,500	$9.90	14.9%	NAV	NAV	NAV	12/31/2021
At Home Furniture	NR/NR/NR	12,000	6.8%	$72,000	$6.00	4.3%	NAV	NAV	NAV	12/31/2018
Lakeshore Learning Center	NR/NR/NR	8,640	4.9%	$114,048	$13.20	6.9%	$1,543,269	$179	7.4%	4/30/2021
Subtotal/Wtd. Avg.		116,385	66.1%	$981,812	$8.44	59.0%

Other Tenants		44,338	25.2%	$682,267	$15.39	41.0%
Vacant Space		15,358	8.7%	$0	$0.00	0.0%
Total/Wtd. Avg.		176,081	100.0%	$1,664,079	$10.35	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2018.

(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

(4)	Most Recent Sales determined as of January 1, 2018.

(5)	Occ. Cost % is based on the underwritten rent as of the January 1, 2018 underwritten rent roll divided by most recently reported sales.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-141

BANK 2018-BNK11	Warm Springs Promenade

The following table presents certain information with respect to the lease rollover at the Warm Springs Promenade Property:

Lease Rollover Schedule(1)(2)
Year	# of Leases Rolling	SF Rolling	% of Total SF Rolling	Cumulative % of SF Rolling	Annual UW Rent PSF Rolling(3)	Annual UW Rent Rolling	Annual UW Rent Rolling	Cumulative % of Annual UW Rent Rolling
MTM	1	3,000	1.7%	1.7%	$4.80	$14,400	0.9%	0.9%
2018	3	18,878	10.7%	12.4%	$8.32	$157,059	9.4%	10.3%
2019	4	12,421	7.1%	19.5%	$14.08	$174,944	10.5%	20.8%
2020	3	11,520	6.5%	26.0%	$12.70	$146,263	8.8%	29.6%
2021	4	65,040	36.9%	63.0%	$10.52	$684,377	41.1%	70.7%
2022	2	3,819	2.2%	65.1%	$17.44	$66,596	4.0%	74.7%
2023	1	5,300	3.0%	68.1%	$31.92	$169,176	10.2%	84.9%
2024	0	0	0.0%	68.1%	$0.00	$0	0.0%	84.9%
2025	0	0	0.0%	68.1%	$0.00	$0	0.0%	84.9%
2026	1	40,745	23.1%	91.3%	$6.17	$251,264	15.1%	100.0%
2027	0	0	0.0%	91.3%	$0.00	$0	0.0%	100.0%
2028	0	0	0.0%	91.3%	$0.00	$0	0.0%	100.0%
2029 & Beyond	0	0	0.0%	91.3%	$0.00	$0	0.0%	100.0%
Vacant	0	15,358	8.7%	100.0%	$0.00	0	0.0%	100.0%
Total/Wtd. Avg.(3)	19	176,081	100.0%		$10.35	$1,664,079	100.0%

(1)	Information is based on the underwritten rent roll as of January 1, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.

(3)	Total/Wtd. Avg. Annual UW Rent PSF excludes vacant space.

The Market. The Warm Springs Promenade Property is located in the Southeast submarket of the Las Vegas retail market. According to the appraisal, as of the third quarter of 2017, the Southeast submarket had approximately 14.8 million SF of retail space, an 8.7% vacancy rate and asking rent of $18.48 PSF.According to the appraisal, as of the third quarter of 2017, the Las Vegas retail market had approximately 64.4 million SF of retail space, a 9.2% vacancy rate and asking rent of $18.00 PSF. The estimated 2017 population within a one-, three- and five-mile radius of the Warm Springs Prom enade Property is 14,454, 123,779 and 291,778, respectively. The estimated median household income within a one-, three- and five-mile radius of the Warm Springs Promenade Property is $54,677, $53,067 and $53,916, respectively.

The following table reflects the competitive retail properties with respect to the Warm Springs Promenade Property:

Competitive Property Summary
Property Name	Address	Year Built	Occ.	GLA	Distance from Subject	Base Rent PSF(1)	Reimbursements
Stephanie Street Power Center	501-579 Stephanie Street Henderson, NV	1996	100%	378,972	0.5 Miles	$15.00	NNN
Sunmark Plaza	611-941 Marks Street Henderson, NV	2001	91%	278,498	0.7 Miles	$16.00	NNN
Eastgate Power Center	520 Marks Street Henderson, NV	2002	92%	311,589	0.4 Miles	$30.00	NNN
Galleria Commons	570 North Stephanie Street Henderson, NV	1997	100%	278,411	0.5 Miles	$27.00	NNN
Sunset Stephanie Retail	1321 West Sunset Road Henderson, NV	2003	100%	16,411	0.6 Miles	$36.00	NNN
Whitney Ranch Center	609 North Stephanie Street Henderson, NV	1992	93%	228,841	0.9 Miles	$27.00	NNN

Source: Appraisal

(1)	Represents asking rent.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-142

BANK 2018-BNK11	Warm Springs Promenade

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the Underwritten Net Cash Flow at the Warm Springs Promenade Property:

Cash Flow Analysis
	2015	2016	2017	UW	UW PSF
Gross Potential Rent(1)	$1,268,945	$1,419,385	$1,743,844	$1,909,807	$10.85
Total Recoveries	$240,805	$217,998	$387,446	$513,293	$2.92
Other Income	$30,287	$3,762	$4,475	$0	$0.00
Less Vacancy & Credit Loss	($15,400)	$0	$0	($311,299)	($1.77)
Effective Gross Income	$1,524,637	$1,641,145	$2,135,765	$2,111,801	$11.99
Total Expenses	$407,026	$347,199	$425,445	$554,347	$3.15
Net Operating Income	$1,117,611	$1,293,946	$1,710,319	$1,557,454	$8.85
Capital Expenditures	$0	$0	$0	$25,617	$0.15
TI/LC	$0	$0	$0	$153,863	$0.87
Net Cash Flow	$1,117,611	$1,293,946	$1,710,319	$1,377,973	$7.83

Occupancy %(3)	NAV	NAV	91.3%(2)	83.7%(2)
NOI DSCR	1.35x	1.57x	2.07x	1.89x
NCF DSCR	1.35x	1.57x	2.07x	1.67x
NOI Debt Yield	8.6%	10.0%	13.2%	12.0%
NCF Debt Yield	8.6%	10.0%	13.2%	10.6%

(1)	Gross Potential Rent is based on the underwritten rent roll dated January 1, 2018 and includes rent steps through February 1, 2019 totaling $17,344. UW Gross Potental Rent also includes grossed up rent for vacant space of $245,728.

(2)	UW Occupancy % represents economic occupancy. Physical occupancy as of January 1, 2018 was 91.3% and includes the MTM tenant, Best Floors, Ltd (1.7% of NRA).

(3)	The property was purchased in November 2016 and historical occupancy rates were not provided.

This is not a research report and was not prepared by any Underwriter’s research department. Please see additional important information and qualifications at the end of this Term Sheet.

T-143

BANK 2018-BNK11

This material was prepared by sales, trading, banking or other non-research personnel of one of the following: Morgan Stanley & Co. LLC, Morgan Stanley & Co. International Limited, Morgan Stanley Japan Limited and/or Morgan Stanley Dean Witter Asia Limited (together with their affiliates, hereinafter “Morgan Stanley”), Wells Fargo Securities, LLC (together with its affiliates, “Wells Fargo”), Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with its affiliates, “BofA Merrill Lynch”), Academy Securities, Inc. (together with its affiliates, “Academy”) and Drexel Hamilton, LLC (together with its affiliates, “Drexel” and collectively with Morgan Stanley, Wells Fargo, BofA Merrill Lynch and Academy, the “Underwriters”). This material was not produced by an Underwriter’s research analyst, although it may refer to an Underwriter’s research analyst or research report. Unless otherwise indicated, these views (if any) are the author’s and may differ from those of the fixed income or equity research departments of the Underwriters or others in those firms.

This material may have been prepared by or in conjunction with the respective trading desks of the Underwriters that may deal as principal in or own or act as market maker or liquidity provider for the securities/instruments (or related derivatives) mentioned herein. The trading desk may have accumulated a position in the subject securities/instruments based on the information contained herein. Trading desk materials are not independent of the proprietary interests of the Underwriters, which may conflict with your interests. Each of the Underwriters may also perform or seek to perform investment banking services for the issuers of the securities and instruments mentioned herein.

The information contained in this material is subject to change, completion or amendment from time to time, and the information in this material supersedes information in any other communication relating to the securities referred to in this material. This material is not a solicitation to participate in any trading strategy, and is not an offer to sell any security or instrument or a solicitation of an offer to buy or sell any security or instrument in any jurisdiction where an offer, solicitation or sale is not permitted. Unless otherwise set forth in this material, any securities referred to in this material may not have been registered under the U.S. Securities Act of 1933, as amended, and, if not, may not be offered or sold absent an exemption therefrom. Recipients are required to comply with any legal or contractual restrictions on their purchase, holding, sale, exercise of rights or performance of obligations under any securities/instruments transaction.

The securities/instruments discussed in this material may not be suitable for all investors. This material has been prepared and issued by the Underwriters for intended distribution to market professionals and institutional investor clients. Other recipients should seek independent investment advice prior to making any investment decision based on this material. This material does not provide individually tailored investment advice or offer tax, regulatory, accounting or legal advice. Prior to entering into any proposed transaction, recipients should determine, in consultation with their own investment, legal, tax, regulatory and accounting advisors, the economic risks and merits, as well as the legal, tax, regulatory and accounting characteristics and consequences, of the transaction. You should consider this material as only a single factor in making an investment decision.

The value of and income from investments may vary because of changes in interest rates, foreign exchange rates, default rates, prepayment rates, securities/instruments prices, market indexes, operational or financial conditions of companies or other factors. There may be time limitations on the exercise of options or other rights in securities/instruments transactions. Past performance is not necessarily a guide to future performance. Estimates of future performance are based on assumptions that may not be realized. Actual events may differ from those assumed and changes to any assumptions may have a material impact on any projections or estimates. Other events not taken into account may occur and may significantly affect the projections or estimates. Certain assumptions may have been made for modeling purposes only to simplify the presentation and/or calculation of any projections or estimates, and the Underwriters do not represent that any such assumptions will reflect actual future events. Accordingly, there can be no assurance that estimated returns or projections will be realized or that actual returns or performance results will not materially differ from those estimated herein. Some of the information contained in this document may be aggregated data of transactions in securities or other financial instruments executed by an Underwriter that has been compiled so as not to identify the underlying transactions of any particular customer.

Notwithstanding anything herein to the contrary, the Underwriters and each recipient hereof (and their employees, representatives, and other agents) may disclose to any and all persons, without limitation of any kind from the commencement of discussions, the U.S. federal and state income tax treatment and tax structure of the transaction and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to the tax treatment and tax structure (as such terms are defined in Treasury Regulation 1.6011-4). For this purpose, "tax structure" is limited to facts relevant to the U.S. federal and state income tax treatment of the transaction and does not include information relating to the identity of the parties, their affiliates, agents or advisors. This authorization of tax disclosure is retroactively effective to the commencement of discussions with prospective investors regarding the transactions contemplated herein.

THE DISTRIBUTION OF THIS MATERIAL (A) IF MADE BY A PERSON WHO IS NOT AN AUTHORIZED PERSON UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000 (“FSMA”), IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “FINANCIAL PROMOTION ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 49(2)(A) THROUGH (D) (HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.) OF THE FINANCIAL PROMOTION ORDER; AND (B) IF MADE BY A PERSON WHO IS AN AUTHORIZED PERSON UNDER THE FSMA, IS BEING MADE ONLY TO, OR DIRECTED ONLY AT, PERSONS WHO (I) ARE OUTSIDE THE UNITED KINGDOM, OR (II) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 14(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (PROMOTION OF COLLECTIVE INVESTMENT SCHEMES) (EXEMPTIONS) ORDER 2001 (THE “PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER”), OR (III) ARE PERSONS FALLING WITHIN ARTICLE 22(2)(A) THROUGH (D) (“HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, ETC.”) OF THE PROMOTION OF COLLECTIVE INVESTMENT SCHEMES EXEMPTIONS ORDER, OR (IV) ARE PERSONS TO WHOM THE ISSUING ENTITY MAY LAWFULLY BE PROMOTED IN ACCORDANCE WITH CHAPTER 4.12 OF THE UK FINANCIAL CONDUCT AUTHORITY’S CONDUCT OF BUSINESS SOURCEBOOK.

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